PROSPECTUS DATED MAY 1, 2002

                   FLEXIBLE PAYMENT DEFERRED COMBINATION FIXED
                         AND VARIABLE ANNUITY CONTRACTS
                                    ISSUED BY
                     THE SAGE VARIABLE ANNUITY ACCOUNT A AND
                      SAGE LIFE ASSURANCE OF AMERICA, INC.

Executive Office:
300 Atlantic Street
Stamford, CT 06901

     This Prospectus describes flexible payment deferred combination fixed and variable annuity contracts for individuals and groups offered by Sage Life Assurance of America, Inc. We designed the Contracts for use in your long-term financial and retirement planning. The Contracts provide a means for investing on a tax-deferred basis in our Variable Account and our Fixed Account. You purchased a Contract by making a minimum initial purchase payment. After purchase, you determine the amount and timing of any additional purchase payments. The Contract is no longer available for new sales. However, you can continue to make additional purchase payments to your Contract.

     You may allocate purchase payments and transfer Account Value to our Variable Account and/or our Fixed Account within certain limits. The Variable Account has available Sub-Accounts. Through our Fixed Account, you can choose to invest your money in one or more of 7 different Guarantee Periods.

     Each Variable Sub-Account invests in a corresponding Fund of the following Trusts (collectively, the "Trusts"):

     -    AIM Variable Insurance Funds
     -    The Alger American Fund
     -    INVESCO Variable Investment Funds, Inc.
     -    MFS(R)Variable Insurance TrustSM (Initial Class)
     -    The Universal Institutional Funds, Inc.
     -    Oppenheimer Variable Account Funds
     -    Sage Life Investment Trust
     - Liberty Variable Investment Trust (closed to additional purchase payments and transfers)
     - SteinRoe Variable Investment Trust (closed to additional purchase payments and transfers)
     - T. Rowe Price Equity Series, Inc. (closed to additional purchase payments and transfers)

     Your Account Value will vary daily with the investment performance of the Variable Sub-Accounts and any interest we credit under our Fixed Account. We do not guarantee any minimum Account Value for amounts you allocate to the Variable Account. We do guarantee principal and a minimum fixed rate of interest for specified periods of time on amounts you allocate to the Fixed Account. However, amounts you withdraw, surrender, transfer, or apply to an income plan from the Fixed Account before the end of an applicable Guarantee Period ordinarily will be subject to a Market Value Adjustment, which may increase or decrease these amounts.

     The Statement of Additional Information contains more information about the Contracts and the Variable Account, is dated the same as this Prospectus, and is incorporated herein by reference. The Table of Contents for the Statement of Additional Information is on the last page of this Prospectus. We filed it with the Securities and Exchange Commission. You may obtain a copy of the Statement of Additional Information free of charge by contacting our Customer Service Center, or by accessing the Securities and Exchange Commission's website at http://www.sec.gov.

     This Prospectus includes basic information about the Contracts that you should know before investing. Please read this Prospectus carefully and keep it for future reference. The Trust Prospectuses contain important information about the Funds. We will send you the Trust Prospectuses with your Contract. Your registered representative can provide these prospectuses to you before you invest.

     The Securities and Exchange Commission has not approved these Contracts or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         Variable annuity contracts are not deposits or obligations of, or endorsed or guaranteed by, any bank, nor are they federally insured or otherwise protected by the FDIC, the Federal Reserve Board, or any other agency; they are subject to investment risks, including possible loss of principal.


================================================================================
                                TABLE OF CONTENTS
================================================================================
INDEX OF TERMS ................................................................1

HIGHLIGHTS.....................................................................3

FEE TABLE......................................................................4

1.       WHAT ARE THE CONTRACTS?..............................................12
         Your Options.........................................................12
         Transfers............................................................12

2.       WHAT ARE MY INCOME PAYMENT OPTIONS?..................................13
         Your Choices.........................................................13
         Income Payment Amounts...............................................13
         Optional Guaranteed Minimum Income Benefit Rider.....................14

3.       PURCHASE PAYMENTS....................................................16
         Making Additional Purchase Payments..................................16
         When We May Cancel Your Contract.....................................16

4.       WHAT ARE MY INVESTMENT OPTIONS?......................................16
         Purchase Payment Allocations.........................................16
         Variable Sub-Account Investment Options..............................17
         Fixed Account Investment Options.....................................19
         Transfers............................................................22
         Transfer Programs....................................................23
         Values Under Your Contract...........................................24

5.       WHAT ARE THE EXPENSES UNDER A CONTRACT?..............................26
         Surrender Charge.....................................................27
         Annual Administration Charge.........................................28
         Transfer Charge......................................................28
         Asset-Based Charges..................................................28
         Purchase Payment Tax Charge..........................................29
         Optional Benefit Charges.............................................29
         Fund Annual Expenses.................................................29
         Additional Information...............................................29

6.       HOW WILL MY CONTRACT BE TAXED?.......................................29
         Introduction.........................................................29
         Taxation of Non-Qualified Contracts..................................30
         Taxation of a Qualified Contract.....................................31
         Transfers, Assignments, or Exchanges of a Contract...................33
         Possible Tax Law Changes.............................................33

7.       HOW DO I ACCESS MY MONEY?............................................33
         Withdrawals..........................................................33
         Requesting Payments..................................................34

8.       HOW IS CONTRACT PERFORMANCE PRESENTED?...............................35
         Yield................................................................35
         Total Return.........................................................35
         Performance/Comparisons..............................................36

9.       DOES THE CONTRACT HAVE A DEATH BENEFIT?..............................36
         Basic Death Benefit..................................................36
         Owner's Death Before the Income Date.................................37
         Owner's or Annuitant's Death After the Income Date...................37
         Accidental Death Benefit.............................................38
         Optional Enhanced Death Benefit Rider................................38
         Proof of Death.......................................................40

10.      WHAT OTHER INFORMATION SHOULD I KNOW?................................40
         Parties to the Contract..............................................40
         Separate Accounts....................................................40
         Modification.........................................................41
         Distribution of the Contracts........................................42
         Experts..............................................................42
         Legal Proceedings....................................................42
         Reports to Contract Owners...........................................42
         Authority to Make Agreements.........................................42
         Financial Statements.................................................42

11.      HOW CAN I MAKE INQUIRIES?............................................43

12.      ADDITIONAL INFORMATION ABOUT SAGE LIFE ASSURANCE OF AMERICA, INC.....43

FINANCIAL STATEMENTS OF SAGE LIFE ASSURANCE OF AMERICA, INC..................F-1

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION...............SAI-1

APPENDIX A - MORE INFORMATION ABOUT THE FUNDS................................A-1

APPENDIX B - MARKET VALUE ADJUSTMENT.........................................B-1

APPENDIX C - DOLLAR-COST AVERAGING PROGRAM...................................C-1

APPENDIX D - CONTRACTS ISSUED BEFORE A CERTAIN DATE..........................D-1

APPENDIX E - ACCUMULATION UNIT VALUE HISTORY.................................E-1

APPENDIX F - GUARANTEED MINIMUM INCOME BENEFIT...............................F-1

APPENDIX G - ENHANCED DEATH BENEFIT..........................................G-1

     This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.

===============================================================================
                                 INDEX OF TERMS
===============================================================================

     We tried to make this Prospectus as readable and understandable as possible. To help you to understand how the Contract works, we have used certain terms with special meanings. We define these terms below.

     Account Value -- The Account Value is the entire amount we hold under your Contract during the Accumulation Phase. It equals the sum of your Variable Account Value and Fixed Account Value and includes any Investment Credit and the earnings, if any, thereon.

     Accumulation Phase -- The Accumulation Phase is the period during which you accumulate savings under your Contract.

     Accumulation Unit -- An Accumulation Unit is the unit of measure we use before the Income Date to keep track of the value of each Variable Sub-Account.

     Annuitant -- The Annuitant is the natural person whose age determines the maximum Income Date and the amount and duration of income payments involving life contingencies. The Annuitant may also be the person to whom we will make any payment starting on the Income Date.

     Asset-Based Charges -- The Asset-Based Charges are charges for mortality and expense risks and for administrative costs assessed daily against the assets of the Variable Account.

     Beneficiary -- The Beneficiary is the person or persons to whom we pay a death benefit if any Owner dies before the Income Date.

     Business Day -- A Business Day is any day the New York Stock Exchange ("NYSE") is open for regular trading exclusive of (i) Federal holidays, (ii) any day on which an emergency exists making the disposal or fair valuation of assets in the Variable Account not reasonably practicable, and (iii) any day on which the Securities and Exchange Commission ("SEC") permits a delay in the disposal or valuation of assets in the Variable Account.

     Contracts -- The Contracts are flexible payment deferred combination fixed and variable annuity contracts. In some jurisdictions, we issue the Contracts directly to individuals. In most jurisdictions, however, the Contracts are only available as a group contract. We issue a group Contract to or on behalf of a group. Individuals who are part of a group to which we issue a Contract receive a certificate that recites substantially all of the provisions of the group Contract. Throughout this Prospectus and unless otherwise stated, the term "Contract" refers to individual Contracts, group Contracts, and certificates for group Contracts.

     Contract Anniversary -- A Contract Anniversary is each anniversary of the Contract Date.

     Contract Date -- The Contract Date is the date an individual Contract or a certificate for a group Contract is issued at our Customer Service Center.

     Contract Year -- Contract Year is each consecutive twelve-month period beginning on the Contract Date and the anniversaries thereof.

     Excess Withdrawal -- An Excess Withdrawal is a withdrawal of Account Value that exceeds the Free Withdrawal Amount.

     Expiration  Date -- The  Expiration  Date is the  last  day in a  Guarantee
Period.

     Fixed Account -- The Fixed Account is The Sage Fixed Interest Account A. It is a separate investment account of ours into which you may invest purchase payments or transfer Account Value. In certain states we refer to the Fixed Account as the Interest Account or Interest Separate Account.

     Free Withdrawal Amount -- A Free Withdrawal Amount is the maximum amount that you can withdraw within a Contract Year during the Accumulation Phase without being subject to a surrender charge.

     Fund -- A Fund is an investment portfolio in which a Variable Sub-Account invests.

     General Account -- An account that consists of all our assets other than those held in any separate investment accounts.

     Income Date -- The Income Date is the date you select for your regular income payments to begin.

     Income Phase -- The Income Phase starts on the Income Date and is the period during which you receive regular income payments.

     Income Unit -- An Income Unit is the unit of measure we use to calculate the amount of income payments under a variable income plan option.

     Investment Credit - An Investment Credit is a percentage of your purchase payment that we may add to your Account Value.

     Market Value Adjustment -- A Market Value Adjustment is a positive or negative adjustment that ordinarily applies to a surrender, withdrawal, or transfer, and to amounts applied to an income plan from a Fixed Sub-Account before the end of its Guarantee Period.

     Net Asset Value -- Net Asset Value is the price of one share of a Fund.

     Owner -- The Owner is the person or persons who owns (or own) a Contract. Provisions relating to action by the Owner mean, in the case of joint Owners, both Owners acting jointly. In the context of a Contract issued on a group basis, Owners refer to holders of certificates under the group Contract.

     Satisfactory Notice -- Satisfactory Notice is a notice or request you make or authorize, in a form satisfactory to us, received at our Customer Service Center (the telephone number and address are shown on the cover of this prospectus). Generally, a notice is satisfactory to us if it is written, telephonic, facsimile, or by electronic mail, depending on the type of transaction. Notice other than by telephone or electronic delivery can be delivered by U.S. Mail, courier service or hand delivered, depending on the type of transaction. Contact our Customer Service Center for more information.

     Surrender Value -- The Surrender Value is the amount we pay you upon surrender of your Contract before the Income Date. It reflects the calculation of any applicable charges, including the surrender charge and Market Value Adjustment.

     Valuation Period -- The Valuation Period is the period between one calculation of an Accumulation Unit value and the next calculation.

     Variable Account -- The Variable Account is The Sage Variable Annuity Account A. It is a separate investment account of ours into which you may invest purchase payments or transfer Account Value.

     "We", "Us", "Our", "Sage Life" or the "Company" is Sage Life Assurance of America, Inc.

     "You" or "Your" is the Owner of a Contract.

================================================================================
                                   HIGHLIGHTS
================================================================================

     The flexible payment deferred combination fixed and variable annuity contract is a contract between you, the Owner, and us, the insurance company. The Contract provides a means for investing on a tax-deferred basis in our Fixed Account and our Variable Sub-Accounts. The Contract is intended for financial and retirement planning or other long-term investment purposes. When you purchased the Contract you were given an opportunity to choose an enhanced death benefit and/or a guaranteed minimum income benefit. The Contract is no longer available for new sales. However, you can continue to make additional purchase payments to your Contract.

     The Contract, as in all deferred annuity contracts, has two phases: the Accumulation Phase and the Income Phase. During the Accumulation Phase, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. If you make a withdrawal during the Accumulation Phase, we may assess a Surrender Charge of up to 7%. The Income Phase occurs when you begin receiving income payments from your Contract.

     You can choose to receive income payments on a variable basis, a fixed basis, or a combination of both. If you choose variable income payments, the amount of the variable income payments will depend upon the investment performance of the Funds you select for the Income Phase. If you choose fixed income payments, the amount of the fixed income payments are level for the Income Phase.

     The earnings in your Contract are not taxed until you take money out of your Contract. If you take money out during the Accumulation Phase, for tax purposes any earnings are deemed to come out first. If you are younger than 591/2when you take money out, you may be charged a 10% federal tax penalty on those earnings. Payments during the Income Phase are considered partly a return of your original investment; that portion of the payment is not taxed.

     If you need further information about the Contracts, please contact an authorized registered representative or write or call us at our Customer Service Center. The address and telephone number of our Customer Service Center office are shown on the cover page of this prospectus.

===============================================================================
                                    FEE TABLE
===============================================================================

     The purpose of this Fee Table is to assist you in understanding the expenses that you will pay directly or indirectly when you invest in the Contract.

TRANSACTION EXPENSES

Sales Load Imposed on Purchases (as a percentage of purchase payments).....None

Surrender  Charge(1) (as  a  percentage  of  purchase   payments   withdrawn  or
surrendered)


                      APPLICABLE                        APPLICABLE SURRENDER
                     CONTRACT YEAR                        CHARGE PERCENTAGE
               -------------------------              ----------------------
                           1                                    7%
                           2                                    7%
                           3                                    6%
                           4                                    5%
                           5                                    4%
                           6                                    3%
                           7                                    1%
                   8 and thereafter                             0%

Maximum Transfer Charge(2)
         First 12 transfers in a Contract Year............................$ 0
         After 12th transfer in a Contract Year...........................$25

Annual Administration Charge
         Contract Years 1-7(3)............................................$40
         After Contract Year 7............................................$ 0

     In addition, we may deduct the amount of any state and local taxes on purchase payments from your Account Value when we incur such taxes. We reserve the right to defer collection of this charge and deduct it against your Account Value when you surrender your Contract, make an Excess Withdrawal, or apply your Account Value to provide income payments. We refer to this as the Purchase Payment Tax Charge.

VARIABLE ACCOUNT ANNUAL EXPENSES

Asset-Based Charges (deducted daily as percentage of the assets of the Variable Account) (4)


                                                     CONTRACT YEARS
                                         --------------------------------------
                                               1-7                       8+
                                           --------                   --------

Mortality and Expense Risk Charge            1.25%                     1.10%
Asset-Based Administrative Charge            0.15%                     0.15%
                                           --------                   --------
Asset-Based Charges - Total                  1.40%                     1.25%


OPTIONAL BENEFIT ANNUAL EXPENSES (deducted monthly as percentage of your Variable and Fixed Account Values)

         Guaranteed Minimum Income Benefit Charge......................0.20%
         Enhanced Death Benefit Charge*................................0.25%
                                                                     --------
         Total Optional Benefit Annual Charges.........................0.45%

*0.20% for Contracts purchased prior to May 1, 2001.

     (1) You may withdraw a portion of your Account Value without incurring a surrender charge. This amount is called the Free Withdrawal Amount and is equal to the greater of (i) 10% of your total purchase payments less all prior withdrawals (including any associated surrender charge and Market Value Adjustment incurred) in that Contract Year, or (ii) cumulative earnings (i.e., the excess of the Account Value on the date of withdrawal over unliquidated purchase payments).

          Because the Free Withdrawal Amount is not considered a liquidation of purchase payments, if you surrender your Contract during the same Contract Year you have taken advantage of the full Free Withdrawal Amount, you will pay the same surrender charges as if you had not taken advantage of the full Free Withdrawal Amount. See "What are the Expenses Under A Contract?"

     (2)  Currently, we do not assess a transfer charge.

     (3) In some states the charge is $30. We waive the Annual Administration Charge if the Account Value is at least $50,000 on the date of deduction.

     (4) If you bought your Contract before May 1, 2001, we deduct the Asset-Based Charges on a monthly basis during the Accumulation Phase (see Appendix D). See "What Are The Expenses Under A Contract?"

FUND CHARGES

     The fees and expenses for each of the Funds (as a percentage of net assets) for the year ended December 31, 2001 are shown in the following table. For more information on these fees and expenses, see the prospectuses for the Trusts. Certain figures shown are net of fee waivers or expense reimbursements. We cannot guarantee that these fee waivers or reimbursements will continue. The annual expenses of the Funds in the tables below and the Examples which follow them are based on data provided by the respective underlying Trusts. We have not independently verified such data.

FUND ANNUAL EXPENSES (as a percentage of average daily net assets of a Fund)


                                                                                                                        TOTAL
                                                                                                                  ANNUAL EXPENSES
                                                                                                                    (BEFORE FEE
                                                                                                                     WAIVERS AND
                                                                                                    TOTAL          REIMBURSEMENTS,
                                                         MANAGEMENT                            ANNUAL EXPENSES      AS APPLICABLE,
                                                            FEES             OTHER EXPENSES      (AFTER FEE         AND INCLUDING
                                                         (AFTER FEE              (AFTER          WAIVERS AND     MAXIMUM 12b-1 FEES
                                                           WAIVER,           REIMBURSEMENT,    REIMBURSEMENTS,     [NOT CURRENTLY
                    FUND                               AS APPLICABLE)        AS APPLICABLE)    AS APPLICABLE)         CHARGED])
                    ----                               --------------        --------------    --------------      --------------
AIM VARIABLE INSURANCE FUNDS:(1)
 (Series I Shares)
   AIM V.I. Government Securities Fund.......................0.50%                0.58%            1.08%                 1.08%
   AIM V.I. Core Equity Fund.................................0.61                 0.21             0.82                  0.82
   AIM V.I. International Growth Fund........................0.73                 0.32             1.05                  1.05
   AIM V.I. Premier Equity Fund..............................0.60                 0.25             0.85                  0.85
THE ALGER AMERICAN FUND:
   Alger American MidCap Growth Portfolio....................0.80                 0.08             0.88                  0.88
   Alger American Income & Growth Portfolio..................0.625                0.095            0.72                  0.72
   Alger American Small Capitalization Portfolio.............0.85                 0.07             0.92                  0.92
INVESCO VARIABLE INVESTMENT FUNDS, INC.:(2)
   INVESCO VIF - Growth Fund (3).............................0.85                 0.67(4)          1.52(4)               2.32
   INVESCO VIF - Financial Services Fund.....................0.75                 0.32             1.07                  1.07
   INVESCO VIF - Health Sciences Fund........................0.75                 0.31             1.06                  1.06
   INVESCO VIF - Technology Fund.............................0.75                 0.32             1.07                  1.07
MFS(R)VARIABLE INSURANCE TRUSTSM
 (Initial Class):
   MFS Investors Trust Series................................0.75                 0.15             0.90(6)               0.90
   MFS High Income Series....................................0.75                 0.16(5)          0.91(6)               1.01
   MFS Research Series.......................................0.75                 0.15             0.90(6)               0.90
   MFS Total Return Series...................................0.75                 0.14             0.89(6)               0.89
   MFS Capital Opportunities Series..........................0.75                 0.16(5)          0.91(6)               0.96
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
   Global Value Equity Portfolio.............................0.67                 0.48             1.15                  1.28(7)
   Mid Cap Value Portfolio...................................0.70                 0.35             1.05                  1.10(7)
   Value Portfolio...........................................0.47                 0.38             0.85                  0.93(7)


                                                                                                                        TOTAL
                                                                                                                  ANNUAL EXPENSES
                                                                                                                    (BEFORE FEE
                                                                                                                    WAIVERS AND
                                                                                                   TOTAL          REIMBURSEMENTS,
                                                            MANAGEMENT                         ANNUAL EXPENSES     AS APPLICABLE,
                                                               FEES          OTHER EXPENSES      (AFTER FEE         AND INCLUDING
                                                            (AFTER FEE           (AFTER          WAIVERS AND     MAXIMUM 12b-1 FEES
                                                              WAIVER,        REIMBURSEMENT,    REIMBURSEMENTS,     [NOT CURRENTLY
                    FUND                                  AS APPLICABLE)     AS APPLICABLE)    AS APPLICABLE)         CHARGED])
                    ----                                  --------------     --------------    --------------         ---------
OPPENHEIMER VARIABLE ACCOUNT FUNDS:
   Oppenheimer Bond Fund/VA.....................................0.72              0.05             0.77                  0.77
   Oppenheimer Capital Appreciation Fund/VA.....................0.64              0.04             0.68                  0.68
   Oppenheimer Main Street Small Cap Fund/VA....................0.75              0.30             1.05                  1.05
SAGE LIFE INVESTMENT TRUST:
   S&P 500 Equity Index Fund* (8)(9)............................0.38              0.17             0.55                  1.51
   Money Market Fund (9)........................................0.48              0.17             0.65                  1.30
   Nasdaq-100 Index(R)Fund** (8)(9).............................0.80              0.05             0.85                  1.66
   All-Cap Growth Fund (8)(9)...................................0.99              0.11             1.10                  2.03
T. ROWE PRICE EQUITY SERIES, INC.:
   T. Rowe Price Equity Income Portfolio........................0.85(10)          0.00(10)         0.85                  0.85
   T. Rowe Price Mid-Cap Growth Portfolio.......................0.85(10)          0.00(10)         0.85                  0.85
   T. Rowe Price Personal Strategy Balanced Portfolio...........0.90(10)          0.00(10)         0.90                  0.90
LIBERTY VARIABLE INVESTMENT TRUST:
   Colonial High Yield Securities Fund, Variable Series.........0.60              0.33             0.93                  0.93
   Colonial Small Cap Value Fund, Variable Series...............0.80              0.30             1.10                  1.32(11)
   Colonial Strategic Income Fund, Variable Series..............0.65              0.20             0.85                  0.85
   Colonial U.S. Growth and Income Fund, Variable Series........0.80              0.16             0.96                  0.96
   Liberty All-Star Equity Fund, Variable Series................0.80              0.20             1.00                  1.00
   Newport Tiger Fund, Variable Series..........................0.90              0.41             1.31                  1.31
   Stein Roe Global Utilities Fund, Variable Series.............0.65              0.28             0.93                  0.93
STEINROE VARIABLE INVESTMENT TRUST:
   Stein Roe Growth Stock Fund, Variable Series.................0.50              0.26             0.76                  0.76
   Stein Roe Balanced Fund, Variable Series.....................0.45              0.26             0.71                  0.71


(1) Effective May 1, 2002 the following Fund names will change: AIM V.I. Growth and Income Fund becomes AIM V.I.Core Equity Fund, AIM V.I. International Equity Fund becomes AIM V.I. International Growth Fund, and AIM V.I. Value Fund becomes AIM V.I. Premier Equity Fund.

(2) The Funds' actual Other Expenses and Total Annual Expenses are higher than the figures shown because their custodian fees were reduced under an expense offset arrangement.

(3)  INVESCO  VIF - Growth  Fund was  previously  INVESCO VIF - Blue Chip Growth
     Fund.

(4) Certain expenses of the Growth Fund were absorbed voluntarily by INVESCO pursuant to commitments between the Fund and INVESCO. This commitment may be changed at any time following consultation with the Board of Directors. After absorption, but excluding any offset arrangements, the Fund's other expenses and total annual expenses for the year ended December 31, 2001 would have been 1.47% and 2.32%, respectively of the Fund's average net assets.

(5) MFS has contractually agreed subject to reimbursement, to bear expenses for these series such that each such series' "Other Expenses" (after reimbursement, as applicable), do not exceed the following percentages of the average daily net assets of the series during the current fiscal year:
     Capital Opportunities - 0.15% and High Income - 0.15%. These contractual fee arrangements will continue until May 1, 2003 with the consent of the board of trustees which oversees the series. Without this reimbursement, the "Other Expenses" for these series would have been as follows: the Capital Opportunities Series - 0.21% and the High Income Series - 0.26%.

(6) Each MFS Fund has an expense offset arrangement which reduces the Fund's custodian fee based upon the amount of cash maintained by the Fund with its custodian and dividend disbursing agent. Each Fund may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the Funds' expenses. "Other Expenses" do not take into account these expense reductions and are therefore higher than the actual expenses of the Funds. Had these fee reductions been taken into account, "Total Expenses (after fee waivers and reimbursements, as applicable)" would be lower and would equal 0.89% for Investors Trust Series; 0.90% for the High Income Series; 0.89% for the Research Series; 0.88% for the Total Return Series and 0.90% for the Capital Opportunities Series.

(7) The adviser has voluntarily agreed to reduce its management fee and/or reimburse the Portfolios so that total annual operating expenses of the Portfolios will not exceed the percentage set forth in the table under "Total Annual Expenses (after fee waivers and/or reimbursements, as applicable)." Fee waivers and/or expense reimbursements are voluntary and the adviser reserves the right to terminate any waiver and/or reimbursement at any time without notice. Without such waivers and/or reimbursements, management fees, other expenses and total annual expenses would have been:
     0.80%, 0.48%, and 1.28% with respect to the Global Value Equity Portfolio; 0.75%, 0.35% and 1.10% with respect to the Mid Cap Value Portfolio; and 0.55%, 0.38% and 0.93% with respect to the Value Portfolio.

(8) A Rule 12b-1 Plan (the "Plan") has been adopted by each Sage Life Investment Trust Fund (except the Money Market Fund), pursuant to which up to 0.25% may be deducted from Fund assets. No Plan payments were made during 2001 and no payments will be made for the year ending December 31, 2002.

(9) Sage Advisors, Inc., the Funds' investment manager, has entered into an expense limitation contract with the Funds, under which it will limit expenses of the Funds, excluding interest, taxes, brokerage and extraordinary expenses through May 1, 2003. Fees waived and/or reimbursed by Sage may vary in order to achieve contractually obligated net fund operating expenses. Any waiver or reimbursement by Sage is subject to reimbursement within the first three (3) years of a Fund's operation, to the extent such reimbursements by the Fund would not cause total operating expenses to exceed any current net fund operating expenses. Rule 12b-1 fees, if any, waived by the distributor are not subject to reimbursement. Absent such expense limitations, management fees, maximum 12b-1 fees, other expenses and total annual expenses for the year ended December 31, 2001 would have been: 0.55%, 0.25%, 0.71% and 1.51% with respect to the S&P 500 Equity Index Fund; 0.65%, 0%, 0.65% and 1.30% with respect to the Money
     Market Fund; 0.85%, 0.25%, 0.56% and 1.66% with respect to the Nasdaq-100 Index(R) Fund; and 1.10%, 0.25%, 0.68% and 2.03% with respect to the All-Cap Growth Fund.

(10) The Fund pays an annual all-inclusive fee that includes investment management services and ordinary, recurring operating expenses.

(11) The Small Cap Value Fund's adviser has voluntarily agreed to reimburse all expenses including management fees so that total expenses of the Fund (excluding interest, taxes, brokerage and extraordinary expenses) do not exceed 1.10%. As a result, the actual other expenses for the 2001 fiscal year was 0.52%.

* S&P 500(R) is a trademark of the McGraw-Hill Companies, Inc. and has been licensed for use by Sage Advisors, Inc. The S&P 500 Equity Index Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's, and Standard & Poor's makes no representation regarding the advisability of investing in the Fund.

** The Nasdaq-100(R), Nasdaq-100 Index(R), and Nasdaq(R) are trade or service marks of The Nasdaq Stock Market, Inc. (which with its affiliates are the "Corporations"), and are licensed for use by Sage Advisors, Inc. The product has not been passed on by the Corporations as to its legality or suitability. The product is not issued, endorsed, sold, or promoted by the Corporations. The Corporations make no warranties and bear no liabilities.

EXAMPLES

     The purpose of the following examples is to demonstrate the expenses that you would pay on a $1,000 investment in the Variable Account. We calculate the examples based on the fees and charges shown in the tables above, and we assume that the fee waivers and reimbursements shown above will continue. For a more complete description of these expenses, see "What Are The Expenses Under A Contract?" and see the prospectuses for the Trusts. The examples assume that the initial purchase payment is $30,000, and that you have invested all your money in the Variable Account.

     You should not consider the examples a representation of past or future expenses. Actual expenses may be greater or less than those shown. In addition, we do not reflect Purchase Payment Tax Charges. These charges may apply depending on the state where the Contract is sold. You might also incur transfer fees if you make more than twelve transfers in a Contract Year, however, we currently do not assess the Transfer Charge. See "Transfer Charge."

     The assumed 5% annual rate of return is hypothetical. You should not consider it to be a representation of past or future annual returns; both may be greater or less than this assumed rate.

     You would pay the following expenses on a $1,000 initial purchase payment, assuming a 5% annual return on assets and the charges listed in the Fee Table above.

     The examples reflect the charges for the optional Guaranteed Minimum Income Benefit ("GMIB") and the optional Enhanced Death Benefit ("EDB"). (If you purchased the Contract prior to May 1, 2001, your expenses would be less than the expenses shown below if you selected the EDB.)

                                                                                      WITH GMIB AND EDB CHARGES
                                                           1. IF YOU SURRENDER YOUR CONTRACT      2. IF YOU DO NOT SURRENDER YOUR
                                                                  AT THE END OF EACH                   CONTRACT OR YOU ANNUITIZE
                                                                       TIME PERIOD                         YOUR CONTRACT AT
                                                                                                               THE END
                                                                                                        OF EACH TIME PERIOD
                                                          -----------------------------------     ----------------------------------
FUND                                                      1 YEAR   3 YEARS   5 YEARS  10 YEARS    1 YEAR  3 YEARS  5 YEARS  10 YEARS
                                                          ------   -------   -------  --------    ------  -------  -------- --------


AIM VARIABLE INSURANCE FUNDS:
AIM V.I. Government Securities Fund                         102    157        205       335         32        97     165      335
AIM V.I. Core Equity Fund                                    99    149        192       310         29        89     152      310
AIM V.I. International Growth Fund                          102    156        203       332         32        96     163      332
AIM V.I. Premier Equity Fund                                 99    150        193       313         29        90     153      313
THE ALGER AMERICAN FUND:
Alger American MidCap Growth Portfolio                      100    151        195       316         30        91     155      316
Alger American Income & Growth Portfolio                     98    146        187       300         28        86     147      300
Alger American Small Capitalization Portfolio               100    152        197       320         30        92     157      320
INVESCO VARIABLE INVESTMENT FUNDS, INC.:
INVESCO VIF - Growth Fund                                   106    171        227       377         36       111     187      377
INVESCO VIF - Financial Services Fund                       102    157        204       334         32        97     164      334
INVESCO VIF - Health Sciences Fund                          102    157        204       333         32        97     164      333
INVESCO VIF - Technology Fund                               102    157        204       334         32        97     164      334
MFS(R)VARIABLE INSURANCE TRUSTSM:
MFS Investors Trust Series                                  100    152        196       318         30        92     156      318
MFS High Income Series                                      100    152        196       319         30        92     156      319
MFS Research Series                                         100    152        196       318         30        92     156      318
MFS Total Return Series                                     100    151        195       317         30        91     155      317
MFS Capital Opportunities Series                            100    152        196       319         30        92     156      319
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
Global Value Equity Portfolio                               103    159        208       342         33        99     168      342
Mid Cap Value Portfolio                                     102    156        203       332         32        96     163      332
Value Portfolio                                              99    150        193       313         29        90     153      313
OPPENHEIMER VARIABLE ACCOUNT FUNDS:
Oppenheimer Bond Fund/VA                                     99    148        189       305         29        88     149      305
Oppenheimer Capital Appreciation Fund/VA                     98    145        185       296         28        85     145      296
Oppenheimer Main Street Small Cap Fund/VA                   102    156        203       332         32        96     163      332




                                                                                WITH GMIB AND EDB CHARGES
                                                          1. IF YOU SURRENDER YOUR CONTRACT      2. IF YOU DO NOT SURRENDER YOUR
                                                                 AT THE END OF EACH                  CONTRACT OR YOU ANNUITIZE
                                                                    TIME PERIOD                          YOUR CONTRACT AT
                                                                                                             THE END
                                                                                                       OF EACH TIME PERIOD
                                                          ----------------------------------     ----------------------------------
FUND                                                      1 YEAR  3 YEARS  5 YEARS  10 YEARS     1 YEAR  3 YEARS  5 YEARS  10 YEARS
----                                                      ------  -------  -------  --------     ------  -------  -------  --------

SAGE LIFE INVESTMENT TRUST:
S&P 500 Equity Index Fund                                    96     141       178       283       26        81       138     283
Money Market Fund                                            97     144       183       293       27        84       143     293
Nasdaq-100 Index(R)Fund                                      99     150       193       313       29        90       153     313
All-Cap Growth Fund                                         102     158       206       337       32        98       166     337
T. ROWE PRICE EQUITY SERIES, INC.:*
T. Rowe Price Equity Income Portfolio                        99     150       193       313       29        90       153     313
T. Rowe Price Mid-Cap Growth Portfolio                       99     150       193       313       29        90       153     313
T. Rowe Price Personal Strategy Balanced Portfolio          100     152       196       318       30        92       156     318
LIBERTY VARIABLE INVESTMENT TRUST:*
Colonial High Yield Securities Fund, Variable Series        100     153       197       321       30        93       157     321
Colonial Small Cap Value Fund, Variable Series              102     158       206       337       32        98       166     337
Colonial Strategic Income Fund, Variable Series              99     150       193       313       29        90       153     313
Colonial U.S. Growth and Income Fund, Variable Series       101     153       199       324       31        93       159     324
Liberty All-Star Equity Fund, Variable Series               101     155       201       328       31        95       161     328
Newport Tiger Fund, Variable Series                         104     164       216       357       34       104       176     357
Stein Roe Global Utilities Fund, Variable Series            100     153       197       321       30        93       157     321
STEINROE VARIABLE INVESTMENT TRUST:*
Stein Roe Growth Stock Fund, Variable Series                 99     147       189       304       29        87       149     304
Stein Roe Balanced Fund, Variable Series                     98     146       186       299       28        86       146     299

*    Closed for additional purchase payments and transfers.

There is an Accumulation Unit Value History (Condensed Financial Information) contained in Appendix E (see Appendix D if you purchased your Contract before May 1, 2001).

===============================================================================
1.       WHAT ARE THE CONTRACTS?
===============================================================================

     The Contracts are flexible payment deferred combination fixed and variable annuity Contracts. They are designed for use in your long-term financial and retirement planning and provide a means for investing amounts on a tax-deferred basis in our Variable Account and our Fixed Account.

     Under the terms of the Contract, we promise to pay you (or the Annuitant, if the Owner is other than an individual) regular income payments after the Income Date. Until the Income Date, you may make additional purchase payments under the Contract, and will ordinarily not be taxed on increases in the value of your Contract as long as you do not take distributions. When you use the Contract in connection with tax-qualified retirement plans, federal income taxes may be deferred on your purchase payments, as well as on increases in the value of your Contract. Your Contract may differ from the descriptions below because of the requirements of the state where we issued your Contract. If you purchased your Contract before May 1, 2001, please see Appendix D for certain provisions applicable to your Contract. Generally Contracts purchased on or after May 1, 2001 will have the provisions described in this Prospectus. However, in certain states the provisions described in Appendix D will continue to apply. Please contact our Customer Service Center to see if these provisions apply to your Contract.

YOUR OPTIONS

     When you make purchase payments, you can allocate those purchase payments to one or more of the subdivisions of the Variable Account, known as "Variable Sub-Accounts." We will invest purchase payments you allocate to a Variable Sub-Account solely in its corresponding Fund. Your Account Value in a Variable
Sub-Account will vary according to the investment performance of that Fund. Depending on market conditions, your value in each Variable Sub-Account could increase or decrease. We do not guarantee a minimum value. You bear the risk of investing in the Variable Account. We call the total of the values in the Variable Sub-Accounts the "Variable Account Value."

     You can also allocate purchase payments to our Fixed Account. See "Fixed Account Investment Option." The Fixed Account includes "Fixed Sub-Accounts" to which we credit fixed rates of interest for the Guarantee Periods you select. We call the total of the values in the Fixed Sub-Accounts, the "Fixed Account Value." We currently offer Guarantee Periods with durations of 1, 2, 3, 4, 5, 7 and 10 years. (The 1 and 2 year Guarantee Periods are not available for transfers or as renewal options.) If any amount allocated or transferred remains in a Guarantee Period until the Expiration Date, its value will equal the amount originally allocated or transferred, multiplied, on an annually compounded basis, by its guaranteed interest rate. We will ordinarily apply a Market Value Adjustment to any surrender, withdrawal, transfer, or amount applied to an income plan from a Fixed Sub-Account before its Expiration Date. The Market Value Adjustment may increase or decrease the value of the Fixed Sub-Account (or portion thereof) being surrendered, withdrawn, transferred, or applied to an Income Plan. See "Market Value Adjustment."

     We also offer you two optional benefits for an additional charge -- the GMIB and EDB. These riders can provide additional benefits that we discuss in "What Are My Income Payment Options?" and "Does the Contract Have A Death Benefit?"

TRANSFERS

     Subject to certain conditions, you can transfer Account Value three ways:

     -    From one Variable Sub-Account to another Variable Sub-Account;

     -    From a Fixed  Sub-Account to a Variable  Sub-Account;  or

     -    From a Variable Sub-Account to a Fixed Sub-Account.

     We may offer other variable annuity contracts that also invest in the same Funds offered under the Contracts. These contracts may have different charges and they may offer different benefits.

===============================================================================
2.       WHAT ARE MY INCOME PAYMENT OPTIONS?
===============================================================================

YOUR CHOICES

     You have several choices to make concerning your Income Payments. First, you choose the Income Date when you want regular income payments to begin. The Income Date you choose must be on or before the first calendar month following the Annuitant's 95th birthday. We reserve the right to require that your Income Date be at least two years after the Contract Date. Then, you select an income plan from the list below, and indicate whether you want your income payments to be fixed or variable or a combination of fixed and variable. You must give Satisfactory Notice of your choices at least 30 days before the Income Date, and you must have at least $5,000 of Account Value to apply to a variable or fixed income plan.

     On the Income Date, we will use the Account Value under the Contract (adjusted for any Market Value Adjustment, if applicable) to provide income payments. Unless you request otherwise, we will use any Variable Account Value to provide variable income payments, and we will use any Fixed Account Value to provide fixed income payments. If you have not chosen an income plan by the Income Date, a "life annuity with 10 years certain" (described below) will be used.

     The available income plans are:

     INCOME PLAN 1 -- Life Annuity - You will receive payments for your life. If you die after the first payment and before the second payment, we will only make one payment.

     INCOME PLAN 2 -- Life Annuity with 10 or 20 Years Certain - You will receive payments for your life. However, if you die before the end of the guaranteed certain period you select (10 or 20 years), your Beneficiary will receive the payments for the remainder of that period.

     INCOME PLAN 3 -- Joint and Last Survivor Life Annuity - We will make payments as long as either you or a second person you select (such as your spouse) is alive. If you and the second person die after the first payment and before the second payment, we will only make one payment.

     INCOME PLAN 4 -- Payments for a Specified Period Certain - You will receive payments for the number of years you select. However, if you die before the end of that period, your Beneficiary will receive the payments for the remainder of the guaranteed certain period.

     INCOME PLAN 5 -- Annuity Plan - You can use your Account Value to purchase any other income plan we offer at the time you want to begin receiving regular income payments for which you and the Annuitant are eligible.

INCOME PAYMENT AMOUNTS

     We will base your first income payment, whether fixed or variable, on the amount of proceeds applied under the income plan you have selected and on the monthly income rate per $1,000. These rates vary based on the Annuitant's age and sex, and if applicable upon the age and sex of a second person you designate. The monthly income rate per $1,000 we apply will never be lower than the rate shown in your Contract.

     If you told us you want fixed income payments, we guarantee the amount of each income payment, and it remains level throughout the period you selected.

     If you told us you want variable income payments, the amount of each payment will vary according to the investment performance of the Funds you selected.

     Variable Income Payments. To calculate your initial and future variable income payments, we need to make an assumption regarding the investment performance of the Funds you select. We call this your assumed investment rate. This rate is simply the total return, after expenses, you need to earn to keep your variable income payments level. Rather than building in our own estimate, we will allow you to tailor your variable income payments to meet your needs by giving you a choice of rates. Currently, you may select either 2.5% or 6%; if you do not select a rate, we will apply the 2.5% rate. (We may offer other rates in the future). The lower the rate, the lower your initial variable income payment, but the better your payments will keep pace with inflation (assuming positive investment performance). Conversely, the higher the rate, the higher your initial variable income payment, but the less likely your payments will keep pace with inflation (assuming net positive investment performance greater than the assumed investment rate.)

     For example, if you select 6%, this means that if the investment performance, after expenses, of your Funds is less than 6%, then the dollar amount of your variable income payment will decrease. Conversely, if the investment performance, after expenses, of your Funds is greater than 6%, then the dollar amount of your income payments will increase.

     Your income payments will be made monthly, unless you choose quarterly, semi-annual or annual payments by giving us Satisfactory Notice at least 30 days before the Income Date. Payments start on the Income Date. Each payment must be at least $100. If any payment would be less than $100, we may change the payment frequency to the next longer interval, but in no event less frequent than annual. Also, if on the Income Date, the Account Value is less than $5,000, we may pay the Surrender Value on that date in one sum.

OPTIONAL GUARANTEED MINIMUM INCOME BENEFIT RIDER

     The GMIB is an optional rider that ensures, if you satisfy the rider's conditions, the availability of guaranteed minimum lifetime income payments starting on the Income Date. Regardless of investment experience, this rider guarantees that you will never receive income payments that are less than the GMIB. For a particular Income Plan and frequency of payment, we determine the GMIB by multiplying (a) by (b) where:

     (a) is the greatest of: (i) 100% of the sum of all purchase payments made under the Contract, reduced proportionately by the amount that any prior withdrawal (including any associated surrender charge and Market Value Adjustment incurred) reduces Account Value, or (ii) the Account Value as of the Income Date, or (iii) the Highest Anniversary Value determined on the Income Date; and

     (b) is the applicable Monthly Income Payment rate per $1,000 shown in the Income Tables in your Contract Schedule.

     We then compare the GMIB to what we would pay you if you had not elected the GMIB rider. We determine this amount by applying your current Account Value to our then current monthly income rate per $1,000 (the current monthly income rates are generally more favorable than the monthly income rates per $1,000 shown in the Contract to calculate the GMIB). We will pay you the amount that results in higher income payments.

     The Highest Anniversary Value is the greatest anniversary value attained in the following manner. We will calculate an anniversary value for each Contract Anniversary before your Income Date, excluding, however, Contract Anniversaries that come after you attain age 80 or before the effective date of the GMIB rider. An anniversary value for a Contract Anniversary equals:

     -    the Account Value on that Contract Anniversary;

     - increased by the dollar amount of any purchase payments made since that Contract Anniversary; and

     -    reduced by the proportion  that any withdrawal   taken  since  that
          anniversary (including applicable surrender charges and Market Value Adjustments) reduced Account Value.

     We show an example of how the GMIB works in Appendix F.

     Contract Continuation Option. An Owner's surviving spouse who is eligible to continue the Contract under the Contract Continuation Option, may also be eligible to continue this rider. To do so, the surviving spouse must give our Customer Service Center notice within 30 days of the Business Day we receive proof of the Owner's death. If the spouse is eligible under our then existing rules, we will continue the rider and assess charges based on the spouse's attained age and our then current charges. The rider's effective date for purposes of reviewing Contract Anniversaries to determine the Highest Anniversary Value will be the Business Day the new Owner elects to continue the rider. All of the other terms and conditions of the rider will continue as before.

     When May You Elect the GMIB? You may take income payments using the GMIB on any Contract Anniversary, or the thirty-day period that follows, after (a) the Contract has been in effect for seven years, and (b) the Annuitant has attained age 60.

     Income Plans Available with the GMIB. You may elect to use the GMIB with the following Income Plans in your Contract:

     -    Income Plan 1. Fixed Life Annuity;
     -    Income Plan 2. Fixed Life Annuity with 10 or 20 Years Certain; and
     -    Income Plan 3. Fixed Joint and Last Survivor Annuity.

     You may also elect any other Income Plan we offer on the Income Date for which you and the Annuitant are then eligible and we then make available for use with the GMIB.

     Other GMIB Terms and Conditions.

     -    The GMIB must be purchased at time of application;

     - The Annuitant must be age 80 or younger at the time your Contract is issued;

     - The purchase of the GMIB as an optional benefit is irrevocable and charges for the GMIB will remain in force for as long as your Contract remains in force, or until your Income Date if sooner.

     Important Considerations Regarding the GMIB. While a GMIB does provide a guaranteed income, a GMIB MAY NOT BE APPROPRIATE FOR ALL INVESTORS. You should understand the GMIB completely and analyze it thoroughly before you purchase the GMIB.

     - A GMIB does not in any way guarantee the performance of any Fund, or any other investment option under your Contract.

     - Once purchased, the GMIB is irrevocable. This means that before the Income Date if current monthly income payment rates per $1,000 and the investment performance of the Funds are such as would result in higher income payments than would be the case under the GMIB using guaranteed monthly income payment rates, the GMIB charges will still be assessed.

     - The GMIB in no way restricts or limits your rights to take income payments at other times permitted under your Contract -- therefore, you should consider the GMIB as an income payment "floor."

     - Please take advantage of the guidance of a qualified financial adviser in evaluating the GMIB options, as well as all other aspects of your Contract.

     -    The GMIB may not be approved in all states.

===============================================================================
3.       PURCHASE PAYMENTS
===============================================================================

MAKING ADDITIONAL PURCHASE PAYMENTS

     You may make additional purchase payments of $250 or more (a lesser minimum amount may apply to Qualified Contracts; contact our Customer Service Center) at any time before the Income Date, subject to the following conditions. You may make additional purchase payments for as little as $100 under EFT (Electronic Funds Transfer).

     We will accept additional purchase payments as shown in the chart below:

=============     ==============================================================
CONTRACT TYPE     RESTRICTIONS ON ACCEPTANCE OF ADDITIONAL PURCHASE PAYMENTS
--------------    --------------------------------------------------------------

Non-Qualified     Accepted until the earlier of the year in which you attain age
Contract          90 or the year in which the  Annuitant attains age 90.

-------------     --------------------------------------------------------------
Qualified         Accepted until the year in which you attain age 90, except for annual contributions to a traditional IRA which are accepted until the year in which you attain age 70 1/2.
=============     ==============================================================

     We reserve the right to reject any additional purchase payments.

     You must obtain our prior approval before you make a purchase payment that causes the Account Value of all annuities that you maintain with us to exceed $1,000,000.

     We will credit any purchase payments received after the Contract Date to your Contract as of the Business Day on which we receive it at our Customer Service Center. We will deem purchase payments received on other than a Business Day as received on the next following Business Day.

WHEN WE MAY CANCEL YOUR CONTRACT

     If you have not made a purchase payment for more than two years and your Account Value is less than $2,000 on a Contract Anniversary, we may cancel your Contract and pay you the Surrender Value as though you had surrendered. We will give you written notice at your address of record. However, we will allow you 61 days from the date of that notice to submit an additional purchase payment in an amount sufficient to maintain your Account Value at $2,000 or more. If we have not received the required additional purchase payment by the end of this period, we may cancel your Contract.

==============================================================================
4.       WHAT ARE MY INVESTMENT OPTIONS?
==============================================================================

PURCHASE PAYMENT ALLOCATIONS

     When you applied for a Contract, you specified the percentage of your initial and additional purchase payments to be allocated to each Variable
Sub-Account and/or to each Fixed Sub-Account. You can change the allocation percentages at any time by sending Satisfactory Notice to our Customer Service Center. The change will apply to all purchase payments we receive on or after the date we receive your request. Purchase payment allocations must be in percentages totaling 100%, and each allocation percentage must be a whole number.

VARIABLE SUB-ACCOUNT INVESTMENT OPTIONS

     The Variable Account has 26 Sub-Accounts currently open to additional purchase payments and transfers. Each Sub-Account invests in a specific Fund. Each of the Funds is either an open-end diversified management investment company or a separate investment portfolio of such a company, and is managed by a registered investment adviser. Below is a list of the Funds available under the Contract. Appendix A contains more information about the Funds, including a brief description of their investment objectives and strategies and principal fund risks.

     More detailed information concerning the investment objectives, policies, and restrictions of the Funds, the expenses of the Funds, the risks attendant to investing in the Funds and other aspects of their operations is found in the current prospectus for each Trust. You should read the Trusts' prospectuses carefully. There is no assurance that these objectives will be met.

     Not every Fund may be available in every state or in every market. We will send you the Trust prospectuses with your Contract.

     The following Funds are currently available under the Contract:

AIM VARIABLE INSURANCE FUNDS (Series I Shares)

         AIM V.I. Government Securities Fund
         AIM V.I. Core Equity Fund (formerly, AIM V.I. Growth and Income Fund) AIM V.I. International Growth Fund (formerly, AIM V.I. International
          Equity Fund)
         AIM V.I. Premier Equity Fund (formerly, AIM V.I. Value Fund)

         Adviser: A I M Advisors, Inc..

THE ALGER AMERICAN FUND

         Alger American MidCap Growth Portfolio
         Alger American Income & Growth Portfolio
         Alger American Small Capitalization Portfolio

         Adviser: Fred Alger Management, Inc.

INVESCO VARIABLE INVESTMENT FUNDS, INC.

         INVESCO VIF - Growth Fund (formerly INVESCO VIF - Blue Chip Growth
           Fund)
         INVESCO VIF - Health Sciences Fund INVESCO VIF - Technology Fund INVESCO VIF - Financial Services Fund

         Adviser: INVESCO Funds Group, Inc.

MFS(R)VARIABLE INSURANCE TRUSTSM (Initial Class)

         MFS Investors Trust Series
         MFS High Income Series
         MFS Research Series
         MFS Total Return Series
         MFS Capital Opportunities Series

         Adviser: MFS Investment Management(R)

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

         Global Value Equity Portfolio (formerly, Global Equity Portfolio) Mid Cap Value Portfolio
         Value Portfolio

         Adviser: Morgan Stanley Investment Management, Inc. which does business in certain instances using the name Van Kampen.

OPPENHEIMER VARIABLE ACCOUNT FUNDS

         Oppenheimer Bond Fund/VA
         Oppenheimer Capital Appreciation Fund/VA
         Oppenheimer Main Street Small Cap Fund/VA

         Adviser: OppenheimerFunds, Inc.

SAGE LIFE INVESTMENT TRUST

         S&P 500(R) Equity Index Fund
         Money Market Fund
         Nasdaq - 100 Index(R) Fund
         All-Cap Growth Fund

         Adviser: Sage Advisors, Inc. State Street Global Advisors subadvises the S&P 500(R)Equity Index Fund and Nasdaq-100 Index(R)Fund. Conning Asset Management Company subadvises the Money Market Fund. Eagle Asset Management, Inc. subadvises the All-Cap Growth Fund.

     The following Funds have been closed to additional purchase payments and transfers (other than transfers as part of pre-existing dollar cost averaging and asset allocation programs begun before the Fund was closed).

LIBERTY VARIABLE INVESTMENT TRUST

         Colonial High Yield Securities Fund, Variable Series Colonial Small Cap Value Fund, Variable Series Colonial Strategic Income Fund, Variable Series Colonial U.S. Growth and Income Fund, Variable Series Liberty All-Star Equity Fund, Variable Series
         Newport Tiger Fund, Variable Series
         Stein Roe Global Utilities Fund, Variable Series

         Adviser: Liberty Advisory Services Corp.

STEINROE VARIABLE INVESTMENT TRUST

         Stein Roe Growth Stock Fund, Variable Series
         Stein Roe Balanced Fund, Variable Series

         Adviser: Stein Roe & Farnham Incorporated

T. ROWE PRICE EQUITY SERIES, INC.

         T. Rowe Price Equity Income Portfolio
         T. Rowe Price Mid-cap Growth Portfolio
         T. Rowe Price Personal Strategy Balanced Portfolio

         Adviser: T. ROWE Price Associates, Inc.

     The names, investment objectives, and policies of certain Funds may be similar to those of other retail mutual funds which can be purchased outside of a variable insurance product, and that are managed by the same investment adviser or manager. The investment results of the Funds, however, may be higher or lower than the results of such other retail mutual funds. There can be no assurance, and no representation is made, that the investment results of any of the Funds will be comparable to the investment results of any other retail mutual fund, even if the other retail mutual fund has the same investment adviser or manager.

     Shares of the Funds may be sold to separate accounts of insurance companies that are not affiliated with us or each other, a practice known as "shared funding." They also may be sold to separate accounts to serve as the underlying investment for both variable annuity contracts and variable life insurance contracts, a practice known as "mixed funding." As a result, there is a possibility that a material conflict may arise between the interests of Owners who allocate Account Values to the Variable Account, and owners of other contracts who allocate contract values to one or more other separate accounts investing in any of the Funds. Shares of some of the Funds may also be sold directly to certain qualified pension and retirement plans qualifying under
Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). As a result, there is a possibility that a material conflict may arise between the interest of Owners or owners of other contracts (including contracts issued by other companies), and such retirement plans or participants in such retirement plans. In the event of any material conflicts, we will consider what action may be appropriate, including removing a Fund from the Variable Account or replacing the Fund with another Fund. There are certain risks associated with mixed and shared funding and with the sale of shares to qualified pension and retirement plans, as disclosed in each Trust's prospectus.

     We have entered into agreements with either the investment adviser or distributor for each of the Funds in which the adviser or distributor pays us a fee for administrative services we provide. These percentages differ; some investment advisers or distributors pay us a greater percentage than other advisers or distributors. These agreements reflect administrative services we provide.

FIXED ACCOUNT INVESTMENT OPTIONS

     Each time you allocate purchase payments or transfer funds to the Fixed Account, we establish a Fixed Sub-Account. We guarantee an interest rate (the "Guaranteed Interest Rate") for each Fixed Sub-Account for a period of time (a "Guarantee Period"). When you make an allocation to the Fixed Sub-Account, we apply the Guaranteed Interest Rate then in effect. We may establish DCA Fixed Sub-Accounts for our Dollar-Cost Averaging Program.

     How We Determine the Guaranteed Interest Rate. We have no specific formula for establishing the Guaranteed Interest Rates for the different Guarantee Periods. Our determination will be influenced by, but not necessarily correspond to, interest rates available on fixed income investments that we may acquire with the amounts we receive as purchase payments or transfers of Account Value under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities including: securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc., Standard & Poor's Corporation, or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans, or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; other debt instruments; commercial paper; cash or cash equivalents. You will have no direct or indirect interest in these investments, and you do not share in the investment performance of the assets of the Fixed Account. We will also consider other factors in determining the Guaranteed Interest Rates, including regulatory and tax requirements, sales commissions, administrative expenses borne by us, general economic trends, and competitive factors. The Company's management will make the final determination of the Guaranteed Interest Rates it declares. We cannot predict or guarantee the level of future interest rates. However, our Guaranteed Interest Rates will be at least 3% per year. Guaranteed Interest Rates do not depend upon and do not reflect the performance of the Fixed Account.

     Guarantee Periods. We measure the length of a Guarantee Period from the end of the calendar month in which you allocated or transferred the amount to the Fixed Sub-Account. This means that the Expiration Date of any Guarantee Period will always be the last day of a calendar month. The currently available Guarantee Periods are 1, 2, 3, 4, 5, 7 and 10 years. We may offer different Guarantee Periods in the future. Not all Guarantee Periods may be available in all states. Any Guarantee Period you select cannot be longer than the number of full years remaining until your Income Date. The 1 and 2 year Guarantee Periods are not available for transfers or as renewal options.

     We may offer different Guarantee Periods with special Guaranteed Interest Rates for the DCA Fixed Sub-Accounts. In addition, we may offer special Guaranteed Interest Rates for new purchase payments allocated to the Fixed Sub-Accounts.

     We will notify you of your renewal options at least thirty days before each Expiration Date of your Fixed Sub-Accounts. Currently, your options are:

     - Take no action and we will transfer the value of the expiring Fixed Sub-Account to the Fixed Sub-Account with the same Guarantee Period, but not longer than five years or extending beyond the Income Date, as of the day the previous Fixed Sub-Account expires. If such Guarantee Period is not currently available, we will transfer your value to the next shortest Guarantee Period. If there is no shorter Guarantee Period, we will transfer your value to the Money Market Sub-Account.

     - Elect a new Guarantee Period(s) from among those we offer as of the day the previous Fixed Sub-Account expires.

     - Elect to transfer the value of the Fixed Sub-Account to one or more Variable Sub-Accounts.

     Any amounts surrendered, withdrawn, transferred or applied to an income plan other than during the thirty days before the Expiration Date of the Guarantee Period are subject to a Market Value Adjustment with the exception of the following transactions:

     - Transfers from DCA Fixed Sub-Accounts made automatically under our Dollar Cost Averaging Program, and

     - Withdrawals of earned interest made automatically under our Systematic Partial Withdrawal Program.

     We currently waive any Market Value Adjustment on withdrawals you take to satisfy IRS minimum distribution requirements.

     Market Value Adjustment. A Market Value Adjustment reflects the change in interest rates since we established a Fixed Sub-Account. It compares: (l) the current Index Rate for a period equal to the time remaining in the Guarantee Period, and (2) the Index Rate at the time we established the Fixed Sub-Account for a period equal to the Guarantee Period.

     Ordinarily:

     - If the current Index Rate for a period equal to the time remaining in the Guarantee Period is higher than the applicable Index Rate at the time we established the Fixed Sub-Account, the Market Value Adjustment will be negative.

     - If the current Index Rate for a period equal to the time remaining in the Guarantee Period is lower than the applicable Index Rate at the time we established the Fixed Sub-Account, the Market Value Adjustment will be positive.

     We will apply a Market Value Adjustment as follows:

     - For a surrender, withdrawal, transfer, or amount applied to an income plan, we will calculate the Market Value Adjustment on the total amount (including any applicable surrender charge) that must be surrendered, withdrawn, transferred or applied to an income plan to provide the amount requested.

     - If the Market Value Adjustment is negative, it reduces any remaining value in the Fixed Sub-Account, or amount of Surrender Value. Any remaining Market Value Adjustment then reduces the amount withdrawn, transferred, or applied to an income plan.

     - If the Market Value Adjustment is positive, it increases any remaining value in the Fixed Sub-Account. In the case of surrender, or if you withdraw, transfer or apply to an income plan, the full amount of the Fixed Sub-Account, the Market Value Adjustment increases the amount surrendered, withdrawn, transferred, or applied to an income plan.

     A Market Value Adjustment will not be applied to any amounts payable upon death or cancellation during the Free Look Period.

     We will compute the Market Value Adjustment by multiplying the factor below by the total amount (including any applicable surrender charge) that must be surrendered, withdrawn, transferred, or applied to an income plan from the Fixed Sub-Account to provide the amount you requested.

                  [(1+I)/(1+J+.0025)] N/365 - 1

Where:

     I is the Index Rate for a maturity equal to the Fixed Sub-Account's Guarantee Period at the time we established the Sub-Account;

     J is the Index Rate for a maturity equal to the time remaining (rounded up to the next full year) in the Fixed Sub-Account's Guarantee Period at the time of calculation; and

     N is the remaining number of days in the Guarantee Period at the time of calculation.

     We currently base the Index Rate for a calendar week on the reported rate for the preceding calendar week. We reserve the right to set it less frequently than weekly but in no event less often than monthly. If there is no Index Rate for the maturity needed to calculate I or J, we will use straight-line interpolation between the Index Rate for the next highest and next lowest maturities to determine that Index Rate. If the maturity is one year or less, we will use the Index Rate for a one-year maturity.

     In Maryland, state insurance law requires that the Market Value Adjustment be computed by multiplying the amount being surrendered, withdrawn, transferred, or applied to an income plan, by the greater of the factor above and the following factor: [(1.03)/(l+K)]((G-N)/365) - 1, where N is as defined above, K equals the Guaranteed Interest Rate for the Guarantee Period, and G equals the initial number of days in the Guarantee Period. In the state of Washington, we will not assess the Market Value Adjustment because of state insurance law requirements. Because of these requirements, not all Guarantee Periods are available. Contact our Customer Service Center for available Guarantee Periods.

     Examples of how the Market Value Adjustment works are shown in Appendix B.

TRANSFERS

     Before the Income Date and while the Annuitant is living, you may transfer Account Value from and among the Variable and Fixed Sub-Accounts at any time, subject to certain conditions. However, in certain states, your right to transfer Account Value is restricted until the Free Look Period ends. See "What Are My Investment Options?" The minimum amount of Account Value that you may transfer from a Sub-Account is $100, or, if less, the entire remaining Account Value held in that Sub-Account. If a transfer would reduce the Account Value remaining in a Sub-Account below $100, we may treat your transfer request as a request to transfer the entire amount.

     You must give us Satisfactory Notice of the Sub-Accounts from which and to which we are to make the transfers. Otherwise, we will not transfer your Account Value. A transfer from a Fixed Sub-Account ordinarily will be subject to a Market Value Adjustment. There is currently no limit on the number of transfers from and among the Sub-Accounts.

     A transfer ordinarily takes effect on the Business Day we receive Satisfactory Notice at our Customer Service Center. We will deem requests received on other than a Business Day as received on the next following Business Day. We may, however, defer transfers to, from, and among the Variable Sub-Accounts under the same conditions that we may delay paying proceeds.

     In addition, we reserve the right to restrict transfers:

     - if any of the Variable Sub-Accounts that would be affected by the transfer is unable to purchase or redeem shares of the Fund in which the Sub-Account invests; or

     - if the transfer results in more than one trade involving the same Sub-Account with a 30-day period; or

     - if the transfer would adversely affect Accumulation Unit Values (which may occur if the transfer would affect one percent or more of the relevant Fund's total assets).

     We reserve the right to impose a transfer charge of up to $25 on each transfer in a Contract Year in excess of twelve, and to limit, upon notice, the maximum number of transfers you may make per calendar month or per Contract Year. For purposes of assessing any transfer charge, we will consider each transfer request to be one transfer, regardless of the number of Sub-Accounts affected by the transfer.

     After the Income Date, you must have our prior consent to transfer value from the Fixed Account to the Variable Account or from the Variable Account to the Fixed Account. A Market Value Adjustment ordinarily will apply to transfers from the Fixed Account. We reserve the right to limit the number of transfers among the Variable Sub-Accounts to one transfer per Contract Year after the Income Date.

     Telephone  Transactions.  You  may  request  transfers  or  withdrawals  by telephone. (We reserve the right to discontinue permitting withdrawals by telephone.) We will not be liable for following instructions communicated by telephone that we reasonably believe to be genuine. To request transfers or withdrawals by telephone, you must elect the option on our authorization form. We will use reasonable procedures to confirm that instructions communicated by telephone are genuine. We may only be liable for any losses due to unauthorized or fraudulent instructions where we fail to follow our procedures properly. These procedures include: (a) asking you or your authorized representative to provide certain identifying information; (b) tape recording all such conversations; and (c) sending you a confirmation statement after all such telephone transactions.

     We also have a form to allow you to create a power of attorney by authorizing another person to give telephone instructions. Unless prohibited by state law, we will treat such power as a durable power of attorney. The Owner's subsequent incapacity, disability, or incompetency will not affect the power of attorney. We may cease to honor the power by sending written notice to you at your last known address. Neither we nor any person acting on our behalf shall be subject to liability for any act done in good faith reliance upon your power of attorney.

     Internet Transactions. In addition to telephone transactions, we permit transfers via the Internet. We will send Owners information about our website and transactions that may be made through it. We will use reasonable procedures to confirm that instructions communicated by the Internet are genuine. We may only be liable for any losses due to unauthorized or fraudulent instructions where we fail to follow our procedures. These procedures include: (a) asking for your social security number and personal identification number (generally provided at Contract delivery) when you access our website to make a transaction; (b) sending you a confirmation statement (by U.S. Mail or internet, according to instructions you provided to us) after all such transactions; and
(c) posting a Contract transaction history on our website which you may access at any time.

     Third Party Transfers. As a general rule and as a convenience to you, we allow you to name a third party to make transfers on your behalf. However, when the same third party has the authority to make transfers on behalf of many Owners, the result can be simultaneous transfers involving large amounts of Account Value. The results can be the same when a third party has the authority to make transfers on behalf of even one Owner whose Contract has large Account Values. Such transfers can disrupt the orderly management of the Funds, can result in higher costs to Owners, and are ordinarily not compatible with the long-range goals of purchasers of the Contracts. We believe that such simultaneous transfers made by third parties are not in the best interest of all shareholders of the Funds. The management of the Funds shares this position.

     Therefore, to the extent necessary to reduce the adverse effects of simultaneous transfers made by third parties (or individual Owners having large Account Values) holding the right to make transfers on behalf of multiple parties (or individual Owners having large Account Values), we may refuse to honor third party transfers and have instituted or will institute procedures to ensure that the transfer requests that we receive have, in fact, been made by the Owners in whose names they are submitted. In addition, we reserve the right to restrict the Funds that will be available to such third parties for making transfers; we will give you advance notice of any such restrictions. However, our procedures will not prevent you from making your own transfer requests.

TRANSFER PROGRAMS

     Dollar-Cost Averaging Program. Our optional dollar-cost averaging program permits you to systematically transfer (monthly, or as frequently as we allow), a set dollar amount from the Money Market Sub-Account to any combination of Variable Sub-Accounts. We also allow dollar-cost averaging from DCA Fixed Sub-Accounts.

     The dollar-cost averaging method of investment is designed to reduce the risk of making purchases only when the price of Accumulation Units is high. However, you should carefully consider your financial ability to continue the program over a long enough period of time to purchase units when their value is low as well as when high. Dollar-cost averaging does not assure a profit or protect against a loss. Because interest continues to be earned on the balance in the Money Market Sub-Account or a DCA Fixed Sub-Account, the amounts we transfer will vary slightly from month to month. An example of how our dollar-cost averaging program works is shown in Appendix C.

     You may elect to participate in the dollar-cost averaging program at any time before the Income Date by sending us Satisfactory Notice. The minimum transfer amount is $100 from the Money Market Sub-Account or from a DCA Fixed Sub-Account. We will make all dollar-cost averaging transfers on the day of each month that corresponds to your Contract Date or a date selected by you. If that date is not a Business Day, we will make the transfer on the next following Business Day. If you want to dollar-cost average from more than one DCA Fixed Sub-Account at the same time, restrictions may apply.

     Once elected, dollar-cost averaging remains in effect until:

     -    the Income Date;

     -    you surrender the Contract;

     - the value of the Sub-Account from which transfers are being made is depleted; or

     -    you cancel the program by written request.

     If you cancel dollar-cost averaging from a DCA Fixed Sub-Account before the end of the selected Guarantee Period, we reserve the right to treat this request as a transfer request and transfer any proceeds that remain to a Fixed Sub-Account that has the duration you originally requested, and we ordinarily will assess a Market Value Adjustment on the amount canceled. You can request changes by writing us at our Customer Service Center. There is no additional charge for dollar-cost averaging. A transfer under this program is not a transfer for purposes of assessing a transfer charge. We reserve the right to modify or discontinue offering this program at any time and for any reason, and we reserve the right to restrict dollar-cost averaging into the Money Market Sub-Account. Dollar-cost averaging is not available while you are participating in a systematic partial withdrawal program.

     We may also permit you to periodically transfer earnings from the Fixed Sub-Accounts to the Variable Sub-Accounts.

     Asset Allocation Program. An optional Asset Allocation Program is available if you do not wish to make your own investment decisions. This investment planning tool is designed to find an asset mix that attempts to achieve the highest expected return based upon your tolerance for risk, and consistent with your needs and objectives.

     If you participate in the asset allocation program, we will automatically allocate all initial and additional purchase payments among the Variable Sub-Accounts indicated by the model you select. The models do not include allocations to the Fixed Account. Although you may only use one model at a time, you may change your selection as your tolerance for risk, and/or your needs and objectives change. Bear in mind, the use of an asset allocation model does not guarantee investment results. You may use a questionnaire that is offered to determine the model that best meets your risk tolerance and time horizons.

     Because each Variable Sub-Account performs differently over time, your portfolio mix may vary from its initial allocations. We will automatically rebalance your Fund mix quarterly to bring your portfolio back to its original allocation percentages. From time to time the models are reviewed. It may be found that allocation percentages within a particular model, or even some of the Variable Sub-Accounts within a particular model, need to be changed.

     If you participate in the asset allocation program, the transfers made under the program are not taken into account in determining any transfer charge. There is no additional charge for this program, and you may discontinue your participation in this program by contacting our Customer Service Center. We reserve the right to modify or cancel the asset allocation program at any time and for any reason.

     Automatic Portfolio Rebalancing Program. Once you allocate your money among the Variable Sub-Accounts, the investment performance of each Variable Sub-Account may cause your allocation to shift. Before the Income Date, you may instruct us to automatically rebalance (on a calendar quarter, semi-annual or annual basis) Variable Account Value to return to your original allocation percentages. Your request will be effective on the Business Day on which we receive your request at our Customer Service Center. We will deem requests received on other than a Business Day as received on the next following Business Day. Your allocation percentages must be in whole percentages. You may start and stop automatic portfolio rebalancing at any time and make changes to your allocation percentages by written request. There is no additional charge for using this program. A transfer under this program is not a transfer for purposes of assessing any transfer charge. We reserve the right to modify or discontinue offering this program at any time and for any reason. We do not include any money allocated to the Fixed Account in the rebalancing. Automatic portfolio rebalancing is not available if you are participating in an asset allocation program.

VALUES UNDER YOUR CONTRACT

     Account Value. The Account Value is the entire amount we hold under your Contract for you. The Account Value serves as a starting point for calculating certain values under your Contract. It equals the sum of your Variable Account Value and your Fixed Account Value. We first determine your Account Value on the Contract Date, and after that, on each Business Day. The Account Value will vary to reflect:

     -    the performance of the Variable Sub-Accounts you have selected;

     -    interest credited on amounts you allocated to the Fixed Account;

     -    any additional purchase payments; and

     -    charges, transfers, withdrawals, and surrenders.

     Your Account Value may be more or less than purchase payments you made.

     Surrender Value. The Surrender Value on a Business Day before the Income Date is the Account Value, plus or minus any applicable Market Value Adjustment, reduced by any applicable surrender charge that would be deducted if your Contract were surrendered that day, less any applicable annual administration charge and any applicable Purchase Payment Tax Charge.

     Variable Account Value. On any Business Day, the Variable Account Value equals the sum of the values in each Variable Sub-Account. The value in each Variable Sub-Account equals the number of Accumulation Units attributable to that Variable Sub-Account multiplied by the Accumulation Unit value for that Variable Sub-Account on that Business Day. When you allocate a purchase payment or transfer Account Value to a Variable Sub-Account, we credit your Contract with Accumulation Units in that Variable Sub-Account. We determine the number of Accumulation Units by dividing the dollar amount allocated or transferred to the Variable Sub-Account by the Sub-Account's Accumulation Unit value for that Business Day. Similarly, when you transfer, withdraw, or surrender an amount from a Variable Sub-Account, we cancel Accumulation Units in that Variable Sub-Account. We determine the number of Accumulation Units canceled by dividing the dollar amount you transferred, withdrew, or surrendered by the Variable Sub-Account's Accumulation Unit value for that Business Day.

     Accumulation Unit Value. Accumulation Unit Value varies to reflect the investment experience of the underlying Fund, and may increase or decrease from one Business Day to the next. We arbitrarily set the Accumulation Unit value for each Variable Sub-Account at $10 when we established the Sub-Account. For each Valuation Period after the date of establishment, we determine the Accumulation Unit value by multiplying the Accumulation Unit value for a Sub-Account for the prior Valuation Period by the net investment factor for the Variable Sub-Account for the Valuation Period.

     Net Investment Factor. The net investment factor is an index we use to measure the investment performance of a Variable Sub-Account from one Valuation Period to the next during the Accumulation Phase. We determine the net investment factor for any Valuation Period by dividing (a) by (b) and subtracting (c) where:

     (a)  is the net result of:

          (1) the Net Asset Value of the Fund in which the Variable Sub-Account invests determined at the end of the current Valuation Period; plus

          (2) the per share amount of any dividend or capital gain distributions made by the Fund on shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

          (3) a per share charge or credit for any taxes reserved for, which we determine to have resulted from the operations of the Variable Sub-Account; and

     (b) is the Net Asset Value of the Fund in which the Variable Sub-Account invests determined at the end of the immediately preceding Valuation Period.

     (c)  is the daily Asset-Based Charges.

     The net investment factor may be more or less than, or equal to, one.

     If you purchased your Contract prior to May 1, 2001, see Appendix D for the Net Investment Factor applicable to your Contract.

     Fixed Account Value. The Fixed Account Value is the sum of the Fixed Account Value in each Fixed Sub-Account (including a DCA Fixed Sub-Account) on any particular day. The value in each Fixed Sub-Account equals:

     - the portion of the purchase payment(s) allocated or amount transferred to the Sub-Account; plus

     -    interest at the Guaranteed Interest Rate; minus

     -    any transfers from the Sub-Account; minus

     - any withdrawals (including any associated surrender charges) from the Sub-Account; and minus

     -    any charges allocated to the Sub-Account.

     We also adjust the Fixed Sub-Account Value for any Market Value Adjustment, the value of which could be positive or negative.

================================================================================
5.       WHAT ARE THE EXPENSES UNDER A CONTRACT?
================================================================================

     We deduct the charges described below. The charges are for the services and benefits we provide, costs and expenses we incur, and risks we assume under the Contracts.

     Services and Benefits We Provide Include:

     - the ability of Owners to make transfers, withdrawals and surrenders under the Contracts;

     -    the death benefit paid on the death of the Owner;

     -    the available  investment options,  including  dollar-cost  averaging,
          asset  allocation,   automatic  portfolio  rebalancing,   IRA  partial
          withdrawal programs, and systematic partial withdrawal programs;

     -    administration of the income plans available under the Contracts; and

     -    the distribution of various reports to Owners.

     Costs and Expenses We Incur Include:

     - those related to various overhead and other expenses associated with providing the services and benefits guaranteed by the Contracts;

     -    sales and marketing expenses; and

     -    other costs of doing business.

     Risks We Assume Include:

     - the risks that Annuitants may live longer than we estimated when we established the monthly income rates per $1,000 under the Contracts;

     - that the amount of the death benefit will be greater than Account Value; and

     - that the costs of providing the services and benefits under the Contracts will exceed the charges deducted.

     We may also deduct a charge for taxes. See "Fee Table."

     We may realize a profit or loss on one or more of the charges. We may use any such profits for any corporate purpose, including, among other things, the payment of sales expenses.

     Unless we otherwise specify, we will deduct charges proportionately from all Variable Sub-Accounts and Fixed Sub-Accounts in which you are invested.

     We may reduce or eliminate charges under the Contracts when sales result in savings, reduction of expenses and/or risks to the Company. Generally, we will make such reductions or eliminations based on the following factors:

     -    the size of the group;

     -    the total amount of purchase payments to be received from the group;

     -    the purposes for which the Contracts are purchased;

     -    the nature of the group for which the Contracts are purchased; and

     -    any other circumstances that could reduce Contract costs and expenses.

     We may also sell the Contracts with lower or no charges to a person who is an officer, director or employee of Sage Life or of certain affiliates, distributors, or service providers of ours, or to family members of any of these persons. Reductions or eliminations in Contract charges will not be unfairly discriminatory against any person. Please contact our Customer Service Center for more information about these cost reductions and eliminations.

SURRENDER CHARGE

     If you make an Excess Withdrawal or surrender your Contract during the first seven Contract Years, we may deduct a surrender charge calculated as a percentage of the amount of purchase payment(s) withdrawn or surrendered. The applicable percentage is 7% in the first Contract Year, and declines until it reaches 0% in the eighth Contract Year.

     If you surrender your Contract, we deduct the surrender charge from the Account Value in determining the Surrender Value. If you take an Excess Withdrawal, we deduct the surrender charge from your Account Value remaining after we pay you the amount requested. We include any surrender charge we assess in the calculation of any applicable Market Value Adjustment for withdrawals from the Fixed Account. Each year you may withdraw a "Free Withdrawal Amount" without incurring a surrender charge. For a table of surrender charges and a description of the Free Withdrawal Amount, see the "Fee Table." The amount you request from a Sub-Account may not exceed the value of that Sub-Account less any applicable surrender charge.

     Example of Calculation of Surrender Charge. Assume the applicable surrender charge is 7%, you have requested a withdrawal of $1,000, and no Market Value Adjustment is applicable. Your initial purchase payment was $5,000, your current Account Value is $5,250, and you made no prior withdrawals during that Contract Year. Your Free Withdrawal Amount is the greater of (a) or (b), where:

     (a) is the excess of 10% of the total purchase payments over 100% of all prior withdrawals (including any associated surrender charge and Market Value Adjustment incurred) in that Contract Year (10% x $5,000 = $500); and

     (b) is the excess of the Account Value on the date of withdrawal over the unliquidated purchase payments ($5,250 - $5,000 = $250).

     Therefore, the Free Withdrawal Amount is $500. A surrender charge will apply to the excess of $1,000 over $500. The surrender charge equals $35 (7% x $500).

     The Free Withdrawal Amount is not considered a liquidation of purchase payments. If you surrender your Contract during the same Contract Year that you have taken advantage of the full Free Withdrawal Amount, you will pay the same surrender charges as if you had not taken advantage of the full Free Withdrawal Amount.

     Waiver of Surrender Charge. We will not deduct a surrender charge if, at the time we receive your request for a withdrawal or a surrender, we have also received due proof that you (or the Annuitant, if the Owner is not an individual) have a "Qualifying Terminal Illness" or have been confined continuously to a "Qualifying Hospital or Nursing Care Facility" for at least 45 days in a 60 day period.

     We define "Qualifying Terminal Illness" and "Qualifying Hospital or Nursing Care Facility" in your rider to the Contract.

ANNUAL ADMINISTRATION CHARGE

     We will deduct an annual administration charge of $40 for the first seven Contract Years (i) on each Contract Anniversary, and (ii) on the day of any surrender if the surrender is not on the Contract Anniversary. We will waive this charge on and after the eighth Contract Anniversary, or if the Account Value is at least $50,000 when we would have otherwise deducted the annual administration charge. In some states, the charge is $30, and in some states it is deducted only from your Account Value in the Variable Sub-Accounts. We may, from time to time, eliminate this charge for the first Contract Year.

TRANSFER CHARGE

     We currently do not deduct this charge. However, we reserve the right to deduct a transfer charge of up to $25 for the 13th and each subsequent transfer during a Contract Year. The charge is at cost with no profit to us. For the purpose of assessing the transfer charge, we consider each written or telephone request to be one transfer, regardless of the number of Sub-Accounts affected by the transfer. In the event that the transfer charge becomes applicable, we will deduct it proportionately from the Sub-Accounts from which you made the transfer. Transfers made in connection with the dollar-cost averaging, asset allocation, and automatic portfolio rebalancing programs will not count as transfers for purposes of assessing this charge.

ASSET-BASED CHARGES

     We assess Asset-Based Charges against your Contract for assuming mortality and expense risks and administrative costs. We deduct Asset-Based Charges on a daily basis and calculate the charges as a percentage of the assets of the Variable Account on the date of deduction. We deduct the Asset-Based Charges from the Variable Sub-Accounts in which you are invested. If you bought your Contract prior to May 1, 2001, see Appendix D for information related to Asset-Based Charges. The maximum charges are:

                                                     COMBINED
                                               ASSET-BASED CHARGES
                                        -------------------------------

                                            ANNUAL             DAILY
                                            CHARGE             CHARGE
                                            ------            -------

         Contract Years 1-7                 1.40%            .0038626%
         Contract Years 8+                  1.25%            .0034462%

     These charges do not apply to any Fixed Account Value.

PURCHASE PAYMENT TAX CHARGE

     We will deduct any state or local premium tax that we incur from your Account Value. We reserve the right to defer the collection of this charge and deduct it against your Account Value when you surrender your Contract or begin receiving regular income payments. This tax charge currently ranges from 0% to 3.0% depending upon the state or locality.

OPTIONAL BENEFIT CHARGES

     Guaranteed Minimum Income Benefit. If you purchase the optional Guaranteed Minimum Income Benefit, we will deduct an additional charge equal on an annual basis to 0.20% of your Account Value on the date of deduction during the Accumulation Phase. We calculate this charge as a percentage of your Account Value on the date of deduction, and deduct it proportionately from the Fixed and Variable Sub-Accounts in which you are invested. Charges are deducted on your Contract Date and monthly thereafter. These charges will continue while your Contract is in force unless (a) you apply all of your Account Value to an Income Plan, (b) the death benefit is paid or has begun to be paid, or (c) the Covered Person dies and an eligible surviving spouse chooses not to continue this rider even though he or she continues the Contract.

     Enhanced Death Benefit. If you purchase the optional Enhanced Death Benefit, we will deduct an additional charge equal on an annual basis to .25% (0.20% for Contracts purchased prior to May 1, 2001) of your Account Value on the date of deduction during the Accumulation Phase. We deduct it proportionately from the Fixed and Variable Sub-Accounts in which you are invested. Charges are deducted on your Contract Date and monthly thereafter. These charges will continue while your Contract is in force unless (a) you apply the Account Value to an Income Plan, (b) the death benefit is paid or has begun to be paid, or (c) the Covered Person dies and an eligible surviving spouse chooses not to continue this rider even though he or she continues the Contract.

FUND ANNUAL EXPENSES

     Because the Variable Account purchases shares of the various Funds you choose, the net assets of the Variable Account will reflect the investment management fees and other operating expenses incurred by those Funds. A table of each Fund's management fees and other expenses can be found in the front of this Prospectus in the Fee Table. For a description of each Fund's expenses, management fees, and other expenses, see the Trusts' prospectuses.

ADDITIONAL INFORMATION

     The Contracts are sold by broker-dealers through registered representatives of such broker-dealers who are also appointed and licensed as insurance agents of Sage Life. See "Distribution of the Contracts." These broker-dealers receive commissions for selling Contracts calculated as a percentage of purchase payments (up to a maximum of 6.25%). Under certain circumstances, we may pay a lower amount on purchase payments with annual trail commissions based on Account Value and Contract Year. You do not pay these commissions directly. They are not a charge we deduct directly from your Contract. We pay the commissions to the broker-dealers. Broker-dealers who meet certain productivity and profitability standards may be eligible for additional compensation.

================================================================================
6.       HOW WILL MY CONTRACT BE TAXED?
================================================================================

     This discussion is not intended as tax advice. Please consult counsel or other competent tax advisers for more complete information. We have included an additional discussion regarding taxes in the statement of additional information.

INTRODUCTION

     The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax adviser. No attempt is made to consider any applicable state tax or other tax laws, or to address any federal estate, or state and local estate, inheritance, and other tax consequences of ownership or receipt of distributions under a Contract.

     When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money -- generally for retirement purposes. If you invest in a variable annuity as part of a pension plan or employer-sponsored retirement program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract.

TAXATION OF NON-QUALIFIED CONTRACTS

     Non-Natural Person. Under Section 72(u) of the Internal Revenue Code (the "Code"), the investment earnings on premiums for the Contracts will be taxed currently to the Owner if the Owner is a non-natural person, e.g., a corporation or certain other entities. Such Contracts generally will not be treated as annuities for federal income tax purposes. However, this treatment is not applied to a Contract held by a trust or other entity as an agent for a natural person nor to Contracts held by Qualified Plans. Purchasers should consult their own tax counsel or other tax adviser before purchasing a Contract to be owned by a non-natural person.

     Withdrawals and Surrenders. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the account value immediately before the distribution over the Owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable as ordinary income only to the extent it exceeds the Owner's investment in the Contract.

     Special Note on Withdrawals. Please read the following carefully and consult with your tax adviser on these and other possible tax consequences before making a withdrawal.

     - It is possible that a positive Market Value Adjustment at the time of a withdrawal may be treated as part of the Account Value immediately before the distribution.

     - We understand that it is the position of the Internal Revenue Service ("IRS") that when withdrawals (other than income payments) are taken from the cash value of an income payout option, such as that offered by this Prospectus under the term certain option (Income Plan 4. See "What Are My Income Payment Options?"), then all amounts received by the taxpayer are taxable at ordinary income rates as amounts "not received as an annuity." In addition, such amounts are taxable to the recipient without regard to the owner's investment in the contract or any investment gain which might be present in the current annuity value. For example, under this view, an Owner with a cash value of $100,000 seeking to obtain $20,000 of the cash value immediately after annuitization under a term certain payout, would pay income taxes on the entire $20,000 amount in that tax year. For some taxpayers, such as those under age 59 1/2, additional tax penalties may also apply. This adverse tax result means that Owners of Non-Qualified Contracts should consider carefully the tax implications of any withdrawal requests and their need for Contract funds prior to the exercise of this right.

     Penalty Tax on Certain Withdrawals. If you make a withdrawal from or surrender a Non-Qualified Contract, you may be subject to a federal tax penalty equal to ten percent of the amount treated as income. However, there usually is no penalty on distributions that are:

     -    made on or after the taxpayer reaches age 59 1/2;

     -    made on or after the death of an Owner;

     -    attributable to the taxpayer's becoming disabled; or

     - made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer;

     -    from  purchase payments made prior to August 14, 1982.

     Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions listed above. You should consult a tax adviser with regard to exceptions from the penalty tax.

     Income Payments. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each income payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.

     Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as annuity payments. Estate taxes may also apply.

     Certain death benefits may be purchased under your Contract. The IRS could take the position that some or all of the Contract charges for these death benefits should be treated as a partial withdrawal from the Contract. In such case, the amount of the partial withdrawal may be includable in taxable income and subject to the 10% tax penalty if the Owner is under age 59 1/2.

     Withholding. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

     Multiple Contracts. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such owner's income when a taxable distribution occurs.

     Further Information. We believe that the contracts will qualify as annuity contracts for federal income tax purposes and the above discussion is based on that assumption. Further details can be found in the Statement of Additional Information under the heading "Tax Status of the Contracts."

TAXATION OF A QUALIFIED CONTRACT

     Qualified Contracts are subject to some of the same tax rules as Non-Qualified Contracts, but there are a number of significant differences. Some of these differences and other important rules are highlighted here and in the Statement of Additional Information, but please keep in mind that this discussion provides only general information about the tax consequences of Qualified Contracts, and Owners, Annuitants, and Beneficiaries should consult their tax advisors for more specific information.

     Types  of  Qualified  Contracts.  A  Qualified  Contract  can  be  used  in
connection     with    the    following     types    of    retirement     plans:

     - Individual Retirement Annuity (IRA) -- permits eligible individuals to make non-deductible or deductible annual contributions. An IRA may be used as part of a Simplified Employee Pension ("SEP").

     - SIMPLE IRA -- permits certain small employers to establish a plan allowing employees to make annual pre-tax contributions with an employer contribution or match.

     -    Roth  IRA  --   allows   eligible   individuals   to  make   after-tax
          contributions with no tax on qualifying distributions.

     The form of the Qualified Contract and its IRA rider have been approved by the IRS for use as an IRA. IRS approval does not relate to the merits of the IRA as an investment.

     Contributions and Distributions. Annual contributions to Qualified Contracts are limited by tax rules and the terms of the retirement plans. For IRAs and SIMPLE IRAs, minimum distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the Owner reaches age 70 1/2. Roth IRAs do not require distributions while the Owner is alive. Upon the Owner's death, minimum distributions are required from IRAs, SIMPLE IRAs, and Roth IRAs.

     Distributions from Qualified Contracts generally are subject to withholding for the Owner's federal income tax liability. The Owner will be provided the opportunity to elect not to have tax withheld from distributions.

     Tax Penalty on Certain Withdrawals. The Code also provides that any amount received under a Qualified Contract which is included in income may be subject to a penalty. The amount of the penalty is equal to 10% of the amount that is includible in income. The penalty is increased to 25% for a distribution from a SIMPLE IRA during the first two years of participation in the plan. Some withdrawals will be exempt from the penalty. They include any amounts:

     (1)  paid on or after you reach age 59 1/2;

     (2)  paid after you die;

     (3) paid if you become totally disabled (as that term is defined in the Code);

     (4) paid in a series of substantially equal periodic payments made annually (or more frequently) for life or life expectancy;

     (5)  paid for certain allowable medical expenses (as defined in the Code);

     (6)  paid on account of an IRS levy upon the Qualified Contract;

     (7)  paid from an IRA for medical insurance (as defined in the Code);

     (8)  paid from an IRA for qualified higher education expenses; or

     (9) paid from an IRA for up to $10,000 for qualified first-time homebuyer expenses (as defined in the Code).

     We have provided a more complete discussion in the Statement of Additional Information.

     Terms of the Plan. Your rights under a Qualified Contract are also subject to the terms of the retirement plan itself, although we will not be bound by the terms of the plan if they contradict the Qualified Contract.

     Death Benefits. The death benefits offered under your Qualified Contract may be considered by the IRS as "incidental death benefits." The tax code imposes limits on the amount of incidental death benefits allowable for qualified contracts, and if your death benefits are considered to exceed such limits, the provision of such benefits could result in currently taxable income to the owners of the Qualified Contracts.

     Furthermore, federal tax law provides that the assets of an IRA (including Roth and SIMPLE IRAs) may not be invested in life insurance, but may provide in the case of death during the accumulation phase for a death benefit payment equal to the greater of purchase payments or Account Value. The Contract offers certain death benefits, including the basic Death Benefit as well as an optional rider death benefit, which may exceed the greater of purchase payments or Account Value. The IRS is currently examining whether these death benefits are appropriate for use with an IRA (including Roth and SIMPLE IRAs). If these death benefits are determined by the IRS as providing life insurance, the contract may not qualify as an IRA (including Roth and simple IRAs) which may result in the immediate taxation of amounts held in the Contract and the imposition of penalty taxes. You should consult your tax adviser regarding these features and benefits prior to purchasing a Contract.

TRANSFERS, ASSIGNMENTS, OR EXCHANGES OF A CONTRACT

     A transfer or assignment of ownership of a Contract, the designation of an annuitant, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed in this prospectus. An owner contemplating any such transfer, assignment or exchange, should consult a tax adviser as to the tax consequences.

POSSIBLE TAX LAW CHANGES

     Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract. We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive.

================================================================================
7.       HOW DO I ACCESS MY MONEY?
================================================================================

     You can partially withdraw from or surrender your Contract. When you surrender your Contract, you can take the proceeds in a single sum, or you can request that we pay the proceeds over a period of time under one of our income plans. See "What Are My Income Payment Options?"

WITHDRAWALS

     You may withdraw all or part of your Surrender Value at any time before the Income Date while the Annuitant is still living. (If you have elected the "payments for a specified period certain" income plan option, you may request a full or partial withdrawal after the Income Date; otherwise, no withdrawals are permitted after the Income Date.) There may be adverse tax consequences if you make a withdrawal from or surrender your Contract. Also, there may be adverse tax consequences if you make a partial withdrawal during the Income Phase. See "How Will My Contract Be Taxed?" You may make your withdrawal request in writing or by telephone. See "Requesting Payments." Any withdrawal must be at least $100. If a withdrawal request would reduce your Account Value remaining in a Sub-Account below $250, we may treat the withdrawal request as a request to withdraw the entire amount. We will pay you the withdrawal amount in one sum. Under certain circumstances, we may delay this payment. See "Requesting Payments."

     When you request a withdrawal, you can direct how we deduct the withdrawal from your Account Value. If you provide no directions, we will deduct the withdrawal from your Account Value in the Sub-Accounts on a pro-rata basis.

     A partial withdrawal will reduce your death benefit proportionately by the amount your withdrawal (including any applicable surrender charge and Market Value Adjustment) reduces Account Value and may be subject to federal income tax. See "What Are The Expenses Under A Contract?" "How Will My Contract Be Taxed?" and "Does The Contract Have A Death Benefit?"

     Please note that if your requested withdrawal would reduce your Account Value below $2,000, we reserve the right to treat the request as a withdrawal of only the excess over $2,000.

     Systematic Partial Withdrawal Program. The systematic partial withdrawal program provides automatic monthly, quarterly, semi-annual, or annual payments to you from the amounts you have accumulated in the Sub-Accounts. You select the day we take withdrawals. If you do not select a day, we will use the day of each month that corresponds to your Contract Date. If that date is not a Business Day, we will use the next following Business Day. The minimum payment is $100. You can elect to withdraw either earnings in a prior period (for example, prior month for monthly withdrawals or prior quarter for quarterly withdrawals) or a specified dollar amount.

     - If you elect earnings, we will deduct the withdrawals from the Sub-Accounts in which you are invested on a pro-rata basis.

     - If you elect a specified dollar amount, we will deduct the withdrawals from the Sub-Accounts in which you are invested on a pro-rata basis unless you tell us otherwise. Any amount in excess of the Free Withdrawal Amount may be subject to a surrender charge. See "Surrender Charge." Also, any amount in excess of interest earned on a Fixed Sub-Account in the prior period ordinarily will be subject to a Market Value Adjustment. See "Market Value Adjustment."

     You may participate in the systematic partial withdrawal program at any time before the Income Date by providing Satisfactory Notice. Once we receive your request, the program will begin and will remain in effect until your Account Value drops to zero. You may cancel or make changes in the program at any time by providing us with Satisfactory Notice. We do not deduct any other charges for this program. We reserve the right to modify or discontinue the systematic partial withdrawal program at any time and for any reason. Systematic partial withdrawals are not available while you are participating in the dollar-cost averaging program.

     IRA Partial Withdrawal Program. If your Contract is an IRA Contract (other than a Roth IRA Contract) and you will attain age 70 1/2 in the current calendar year, distributions may be made to satisfy requirements imposed by federal tax law. An IRA partial withdrawal provides payout of amounts required to be distributed by the IRS rules governing mandatory distributions under qualified plans. We will send a notice before distributions must commence, and you may elect this program at that time, or at a later date. You are, however, ultimately responsible for determining that IRA distributions comply with applicable tax code rules.

     The Internal Revenue Service has issued new proposed regulations regarding required minimum distributions from qualified plans. These new rules are effective January 1, 2002. If you are required to take distributions from your qualified plan, you should consult with your qualified plan sponsor and tax adviser to determine that your distributions comply with these rules.

     You may not elect the IRA Partial Withdrawal program while you are participating in the systematic partial withdrawal program. You may take IRA partial withdrawals on a monthly, quarterly, semi-annual, or annual basis. We require a minimum withdrawal of $100. You select the day we make the withdrawals. If you do not elect a day, we will use the day of each month that corresponds to your Contract Date.

REQUESTING PAYMENTS

     You must provide us with Satisfactory Notice of your request for payment. We will ordinarily pay any death benefit, withdrawal, or surrender proceeds within seven days after receipt at our Customer Service Center of all the requirements for payment. We will determine the amount as of the Business Day our Customer Service Center receives all requirements.

     We may delay making a payment, applying Account Value to an income plan, or processing a transfer request if:

     - disposal or valuation of the Variable Account's assets is not reasonably practicable because the New York Stock Exchange is closed for other than a regular holiday or weekend, trading is restricted by the SEC, or the SEC declares that an emergency exists; or

     - the SEC, by order, permits postponement of payment to protect our Owners.

     We also may defer making payments attributable to a check that has not cleared (which may take up to 15 days), and we may defer payment of proceeds from the Fixed Account for a withdrawal, surrender, or transfer request for up to six months from the date we receive the request, if permitted by state law.

     If we defer payment 30 days or more, the amount deferred will earn interest at a rate not less than the minimum required in the jurisdiction in which we delivered the Contract.

================================================================================
8.       HOW IS CONTRACT PERFORMANCE PRESENTED?
================================================================================

     We may advertise or include in sales literature yields, effective yields, and total returns for the Variable Sub-Accounts. Effective yields and total returns for the Variable Sub-Accounts are based on the investment performance of the corresponding Funds. We base these figures on historical performance, and they do not indicate or project future results. We may also advertise or include in sales literature a Variable Sub-Account's performance compared to certain performance rankings and indexes compiled by independent organizations, and we may present performance rankings and indexes without such a comparison.

YIELD

     The yield of the Money Market Sub-Account refers to the annualized income generated by an investment in the Sub-Account over a specified seven-day period. We calculate the yield by assuming that the income generated for that seven-day period is generated each seven-day period over a 52-week period. We calculate the effective yield similarly but, when annualized, the income earned by an investment in the Money Market Sub-Account is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment.

     The yield of a Variable Sub-Account (except the Money Market Sub-Account) refers to the annualized income generated by an investment in the Variable Sub-Account over a specified 30-day or one-month period. We calculate the yield by assuming that the income generated by the investment during that 30-day or one-month period is generated over a 12-month period.

TOTAL RETURN

     The total return of a Variable Sub-Account refers to return quotations assuming an investment under a Contract has been held in the Variable Sub-Account for the stated times. Average annual total return of a Variable Sub-Account tells you the return you would have experienced if you allocated a $1,000 purchase payment to a Variable Sub-Account for the specified period. Standard average annual total return reflects all historical investment results for the Variable Sub-Account, less all charges and deductions applied against the Variable Sub-Account, including any surrender charge that would apply if you surrendered your Contract at the end of each period indicated, but excluding any deductions for purchase payment tax charges. Standard total return may be quoted for various periods including 1 year, 5 years, and 10 years, or from inception of the Variable Sub-Account if any of those periods are not available. We show standard performance that reflects no charges for the optional benefits. As described under "What Are the Expenses Under a Contract? - Asset-Based Charges," and Appendix D, as of May 1, 2001, we changed the way we calculate Asset- Based Charges, which is a component of performance calculations. We calculate performance information for all periods as if the methodology used beginning May 1, 2001 for calculating Asset-Based Charges had in been in effect from inception.

     "Non-Standard" average annual total return information may be presented, computed on the same basis as described above, except that deductions will not include any Contract charges. In addition, we may from time to time disclose average annual total return for non-standard periods and cumulative total return for a Variable Sub-Account.

     In addition, performance may be shown for the periods commencing from the inception date of the Fund, which date may precede the date the Variable Sub-Account first invested in the Fund. These figures should not be interpreted to reflect actual historical performance of the Variable Sub-Account.

     We may advertise the performance of various asset allocation models. Performance shown will be based on the historical performance of the portfolios used in the models and calculated as described above. These figures should not be interpreted to reflect actual historical performance of the Variable Account. In addition, future performance of the portfolios used in the models, and therefore of the models themselves, will vary and the results shown are not necessarily representative of future results.

PERFORMANCE/COMPARISONS

     We may, from time to time, also disclose yield, standard total returns, and non-standard total returns for the Funds. We may also disclose yield, standard total returns, and non-standard total returns of funds or other accounts managed by the Adviser or Subadviser with investment objectives similar to those of the Funds, and Variable Sub-Account performance based on that performance data. We will accompany non-standard performance with standard performance.

     In advertising and sales literature, we may compare the performance of each Variable Sub-Account to the performance of other variable annuity issuers in general or to the performance of particular types of variable annuities investing in mutual funds, or investment series of mutual funds with investment objectives similar to each of the Variable Sub-Accounts. Advertising and sales literature may also compare the performance of a Variable Sub-Account to the S&P 500 Composite Stock Price Index, a widely used measure of stock performance. This unmanaged index assumes the reinvestment of dividends but does not reflect any deduction for the expense of operating or managing an investment portfolio. Other independent ranking services and indexes may also be used as a source of performance comparison. We may also report other information, including the effect of tax-deferred compounding on a Variable Sub-Account's investment returns, or returns in general, which may be illustrated by tables, graphs, or charts. We may also report hypothetical performance illustrations.

================================================================================
9.       DOES THE CONTRACT HAVE A DEATH BENEFIT?
================================================================================

     Your Contract provides two different types of death benefits for your Beneficiary if you die before the Income Date. There is the basic death benefit and the accidental death benefit.

BASIC DEATH BENEFIT

     If any Owner dies before the Income Date, we will pay the Beneficiary (or the surviving joint Owner in the case of joint Owners) the greatest of:

     - the Account Value determined as of the Business Day we receive proof of death (if proof of death is received on other than a Business Day, we will deem the proof as received on the next following Business
          Day);

     - 100% of the sum of all purchase payments made under the Contract, reduced proportionately by the amount that any prior withdrawal (including any associated surrender charge and Market Value Adjustment incurred) reduced Account Value; or

     -    the highest anniversary value (the "Highest Anniversary Value").

     The Highest Anniversary Value is the greatest anniversary value attained in the following manner. When we receive proof of death, we will calculate an anniversary value for each Contract Anniversary prior to the date of the Owner's death, but not beyond the Owner's attained age 80. An anniversary value for a Contract Anniversary equals:

     (1)  the Account Value on that Contract Anniversary;

     (2) increased by the dollar amount of any purchase payments made since the Contract Anniversary; and

     (3) reduced proportionately by any withdrawals (including any associated surrender charge and Market Value Adjustment incurred) taken since that Contract Anniversary. (By proportionately, we take the percentage by which the withdrawal decreases the Account Value and we reduce the sum of (1) and (2) by that percentage.)

     If there are multiple Owners, we will use the age of the oldest Owner to determine the applicable death benefit. If there is an Owner who is not a natural person (that is, an individual), we will treat the Annuitant as an Owner for the purpose of determining when an Owner dies and the Annuitant's age will determine the death benefit payable to the Beneficiary in the event of such Annuitant's death. We will consider any rider benefits payable upon death of an Owner (or Annuitant, if no natural Owner) part of the death benefit.

OWNER'S DEATH BEFORE THE INCOME DATE

     If an Owner dies before the Income Date, the Beneficiary has up to five years from the Owner's date of death to request that the death benefit be paid in one lump sum. If the Beneficiary elects the lump sum and we pay it, the Contract will terminate, and we will have no further obligations under the Contract. Alternatively, the Beneficiary may provide us with Satisfactory Notice and request that the Contract continue, in which case we will continue the Contract subject to the following conditions:

     (1) If there are joint Owners, the surviving Owner becomes the new Owner. Otherwise, the Beneficiary becomes the new Owner.

     (2) Unless the new Owner otherwise tells us, we will allocate any excess of the Death Benefit over the Account Value to and among the Variable and Fixed Accounts in proportion to their values as of the date on which we determine the death benefit. We will establish a new Fixed Sub-Account for any allocation to the Fixed Account based on the Guarantee Period the new Owner then elects.

     However, certain distribution rules will apply to the continued Contract. If the sole new Owner is not the deceased Owner's spouse, we must distribute the entire interest in the Contract either: (i) over the life of the new Owner, but not extending beyond the life expectancy of the new Owner, with distributions beginning within one year of the prior Owner's death; or (ii) within five years of the deceased Owner's death. These distributions, if from the Fixed Account, are subject to our Market Value Adjustment rules. In addition, no additional purchase payments may be applied to the Contract.

     Alternatively, if the sole new Owner is the deceased Owner's spouse, the Contract will continue with the surviving spouse as the new Owner. The Account Value will be the Death Benefit that otherwise would be paid in a lump sum as of the Business Day we receive proof of death, and the surviving spouse may make additional purchase payments under the Contract. The surviving spouse may name a new Beneficiary. If no Beneficiary is named, the surviving spouse's estate will be the Beneficiary. Upon the death of the surviving spouse, the death benefit will equal the Account Value as of the Business Day we receive proof of the spouse's death. We will distribute the entire interest in the Contract to the new Beneficiary in accordance with the provisions that apply in the case when the new Owner is not the surviving spouse.

     If there is more than one Beneficiary, the distribution provisions will apply independently to each Beneficiary.

     If no Owner of the Contract is an individual, we will treat the death of any Annuitant or the change of any Annuitant under the Contract as the death of an Owner.

     In all events, for Non-Qualified Contracts we will make death benefit distributions in accordance with section 72(s) of the Code, or any applicable successor provision. Other rules may apply to a Qualified Contract.

OWNER'S OR ANNUITANT'S DEATH AFTER THE INCOME DATE

     If any Owner dies on or after the Income Date, but before the time we have distributed the entire interest in the Contract, we will distribute the remaining portion at least as rapidly as under the method of distribution being used as of the date of the Owner's death.

     If the Annuitant dies on or after the Income Date and income payments are based on a plan providing for payments for a guaranteed period, we will make the remaining guaranteed payments to the Beneficiary. We will make any remaining payments as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant or the Beneficiary.

ACCIDENTAL DEATH BENEFIT

     Under certain circumstances, if the Owner dies before the Income Date, we will provide an additional death benefit called the accidental death benefit. This additional benefit will equal:

     -    the purchase payments made; minus

     - any withdrawals (including any associated surrender charge and Market Value Adjustment incurred).

     Each value is determined as of the date of the Owner's death (or the next Business Day if the Owner dies on other than a Business Day). The maximum benefit is $250,000.

     To qualify for this benefit, the Owner's death must occur:

     (1)  before the first Contract  Anniversary after the Owner attains age 80;
          and

     (2) as a direct result of accidental bodily injury, independent of all other causes within 90 days after the injury.

     If there is no Owner who is a natural person (that is, an individual), we will treat the Annuitant as Owner and use the Annuitant's age for purposes of determining whether the accidental death benefit is payable.

     Further, all the terms and conditions described in the Contract and accidental death benefit rider must be satisfied, including the requirement that we receive satisfactory proof of accidental death at our Customer Service Center within 30 days after an accidental death or as soon thereafter as reasonably possible. We will pay the accidental death benefit to the Beneficiary or the person entitled to receive the death benefit under the Contract, after receipt of satisfactory proof of accidental death. The deceased Owner's spouse may continue the Contact (and this benefit) according to the terms set forth in the Contract and accidental death benefit rider.

     We terminate the accidental death benefit provision:

     -    when we pay the benefit after the death of the surviving spouse;

     - when you surrender the Contract or apply the entire Account Value to an income plan;

     - when we distribute the interest in the Contract due to the death of an Owner; or

     -    when you request termination of the benefit.

     See the Accidental Death Benefit rider for the specific terms and conditions of this benefit.

OPTIONAL ENHANCED DEATH BENEFIT RIDER

     You may enhance the Contract's basic death benefit by purchasing the optional Enhanced Death Benefit rider (referred to in marketing materials as "Protection Plus"). The Enhanced Death Benefit rider may provide an additional death benefit if the Owner dies before the Income Date (or the Annuitant, if the Owner is not a natural person). We determine the Enhanced Death Benefit on the Business Day we receive proof of death by subtracting (b) from (a), and then multiplying by (c), where:

     (a)  is your Account Value on the date of calculation;

     (b)  is the Net Purchase Amount; and

     (c) is the Benefit Rate (40.0% for issue ages 69 and under, and 25.0% for issue ages 70 through 79).

     On the Contract Date, the Net Purchase Amount is equal to your Initial Purchase Payment. Thereafter, the Net Purchase Amount is increased by any additional purchase payments you make; and is reduced in proportion to the reduction in Account Value that results from withdrawals you make.

     The Enhanced Death Benefit will not exceed the Maximum Benefit Amount which is your Net Purchase Amount times the benefit rate times 250% for issue ages 0-69, and 100% for issue ages 70-79.

     We will pay the Enhanced Death Benefit to your Beneficiary or surviving joint Owner upon receipt of written proof of death. The deceased Owner's spouse may continue the Contract (and this benefit) according to the terms set forth in the Contract and enhanced death benefit rider. Please note that if your account value at death has declined such that it is equal to or less than the net purchase amount, no Enhanced Death Benefit will be payable.

     We show examples of the Enhanced Death Benefit in Appendix G.

     See the Enhanced Death Benefit rider for the specific terms and conditions of this benefit.

     Contract Continuation Option. An Owner's surviving spouse who is eligible to continue the Contract under the Contract Continuation Option, may also be eligible to continue this rider. To do so, the surviving spouse must give our Customer Service Center notice within 30 days of the Business Day we receive proof of the Owner's death. If the spouse is eligible under our then existing rules, we will continue the rider based on our then current charges for the new Owner's attained age. The rider's effective date for purposes of calculating the Net Purchase Amount will be the Business Day the new Owner elects to continue the rider. On this date the Net Purchase Amount will be equal to the Account Value. After that, the Net Purchase Amount will be increased by any additional purchase payments the new Owner makes, and will be reduced in proportion to the reduction in Account Value that results from withdrawals the new Owner makes. All of the other terms and conditions of the rider will continue as before.

     Other Enhanced Death Benefit Terms and Conditions.

     -    You  can  only  purchase  the  Enhanced   Death  Benefit  at  time  of
          application;

     -    You must be age 79 or younger at the time the Contract is issued;

     - If you purchase the Enhanced Death Benefit as an optional benefit it is irrevocable and charges for it will remain in force during the Accumulation Phase (unless not renewed by a surviving spouse who continues the Contract under the Contract Continuation Option).

     Important Considerations Regarding the Enhanced Death Benefit Option.

     - The Enhanced Death Benefit rider does not guarantee that any amounts under the rider will become payable upon death. Market declines resulting in your Account Value at death being equal to or less than the Net Purchase Amount will result in no Enhanced Death Benefit being payable.

     - Once purchased, the Enhanced Death Benefit is irrevocable. This means that even if the investment performance of the Funds are such as would result in a basic death benefit that is sufficient for your needs, the Enhanced Death Benefit charges will still be assessed.

     - Please take advantage of the guidance of a qualified financial adviser in evaluating the Enhanced Death Benefit option, as well as all other aspects of the Contract.

     - The Enhanced Death Benefit option is not available for IRA and Roth IRA contracts.

     -    The Enhanced Death Benefit may not be available in all states.

PROOF OF DEATH

     We must receive satisfactory proof of death at our Customer Service Center before we will pay any death benefit. We will accept one of the following items:

     (1)  An original certified copy of an official death certificate; or

     (2) An original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

     (3)  Any other proof satisfactory to us.

================================================================================
10.      WHAT OTHER INFORMATION SHOULD I KNOW?
================================================================================

PARTIES TO THE CONTRACT

     The Owner. You are the Owner of the Contract. You have the rights and options described in the Contract, including but not limited to the right to receive the income payments beginning on the Income Date. One or more people may own the Contract as joint Owners.

     The Annuitant. Unless another Annuitant is named, you are also the Annuitant. You may name a Contingent Annuitant to become the Annuitant should the Annuitant die before the Income Date. You will be the Contingent Annuitant unless you name someone else. If there are joint Owners, we will treat the youngest Owner as the Contingent Annuitant, unless you elect otherwise. If you are not the Annuitant and the Annuitant dies before the Income Date, the Contingent Annuitant becomes the Annuitant. If the Annuitant dies and no Contingent Annuitant has been named, we will allow you sixty days to designate someone other than yourself as Annuitant.

     The Beneficiary. We pay the death benefit to the primary Beneficiary (unless there are joint Owners in which case proceeds are payable to the surviving Owner). If the primary Beneficiary dies before the Owner, the death benefit is paid to the Contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the death benefit to the Owner's estate.

     One or more persons may be named as primary Beneficiary or Contingent Beneficiary. We will assume any death benefit is to be paid in equal shares to the multiple surviving Beneficiaries unless you specify otherwise.

     You have the right to change Beneficiaries. However, if you designate the primary Beneficiary as irrevocable, you may need the consent of that irrevocable Beneficiary to exercise the rights and options under the Contract.

     Change of Owner, Benficiary or Annuitant. During your lifetime and while the Contract is in force you can transfer ownership of the Contract, or change the Beneficiary, or change the Annuitant. (However, the Annuitant cannot be changed if no Owner is an individual and cannot be changed after the Income Date.) To make any of these changes, you must send us Satisfactory Notice. If accepted, any change in Owner, Beneficiary or Annuitant takes effect on the date you signed the notice. Any of these changes will not affect any payment made or action taken by us before our acceptance. A change of Owner may be a taxable event and may also affect the amount of death benefit payable under the Contract.

SEPARATE ACCOUNTS

     The Sage Variable Annuity Account A. We established the Variable Account as a separate investment account under Delaware law on December 3, 1997. The Variable Account may invest in mutual funds, unit investment trusts, and other investment portfolios. We own the assets in the Variable Account and are obligated to pay all benefits under the Contracts. We use the Variable Account to support the Contracts as well as for other purposes permitted by law. We registered the Variable Account with the SEC as a unit investment trust under the 1940 Act and it qualifies as a "separate account" within the meaning of the federal securities laws. Such registration does not involve any supervision by the SEC of the management of the Variable Account or Sage Life.

     We divided the Variable Account into Variable Sub-Accounts, each of which currently invests in shares of a specific Fund. Variable Sub-Accounts buy and redeem Fund shares at net asset value without any sales charge. We reinvest any dividends from net investment income and distributions from realized gains from security transactions of a Fund at net asset value in shares of the same Fund. Income, gains and losses, realized or unrealized, of the Variable Account are credited to or charged against the Variable Account without regard to any other income, gains or losses of Sage Life. Assets equal to the reserves and other Contract liabilities with respect to the Variable Account are not chargeable with liabilities arising out of any other business or account of Sage Life. If the assets exceed the required reserves and other liabilities, we may transfer the excess to our General Account.

     Voting of Fund Shares. We are the legal owner of shares held by the Variable Sub-Accounts and as such, have the right to vote on all matters submitted to shareholders of the Funds. However, as required by law, we will vote shares held in the Variable Sub-Accounts at regular and special meetings of shareholders of the Funds according to instructions received from Owners with Account Value in the Variable Sub-Accounts. To obtain your voting instructions before a Fund shareholder meeting, we will send you voting instruction materials, a voting instruction form, and any other related material. We will vote shares held by a Variable Sub-Account for which we received no timely instructions in the same proportion as those shares for which we received voting instructions. Should the applicable federal securities laws, regulations, or interpretations thereof change so as to permit us to vote shares of the Funds in our own right, we may elect to do so.

     The Sage Fixed Interest Account A. The Fixed Account is a separate investment account under state insurance law. We maintain it separate from our General Account and separate from any other separate account that we may have. We own the assets in the Fixed Account, and may offer the Fixed Account in our variable life insurance products. Assets equal to the reserves and other liabilities of the Fixed Account will not be charged with liabilities that arise from any other business that we conduct. Thus, the Fixed Account represents pools of assets that provide an additional measure of assurance that Owners will receive full payment of benefits under the Contracts. We may transfer to our General Account assets that exceed the reserves and other liabilities of the Fixed Account. However, our obligations under (and values and benefits under) the Fixed Account do not vary as a function of the investment performance of the Fixed Account. Owners and Beneficiaries with rights under the Contracts do not participate in the investment gains or losses of the assets of the Fixed Account. These gains or losses accrue solely to us. We retain the risk that the value of the assets in the Fixed Account may fall below the reserves and other liabilities that we must maintain in connection with our obligations under the Fixed Account. In such an event, we will transfer assets from our General Account to the Fixed Account to make up the difference. We are not required to register the Fixed Account as an investment company under the 1940 Act.

MODIFICATION

     When permitted by applicable law, we may modify the Contracts as follows:

     -    deregister the Variable Account under the 1940 Act;

     - operate the Variable Account as a management company under the 1940 Act if it is operating as a unit investment trust;

     - operate the Variable Account as a unit investment trust under the 1940 Act if it is operating as a managed separate account;

     - restrict or eliminate any voting rights of Owners, or other persons who have voting rights as to the Variable Account;

     -    combine the Variable Account with other separate accounts; and

     -    combine a Variable Sub-Account with another Variable Sub-Account.

     We also reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions of shares of a Fund that are held by the Variable Account (the shares of the new Fund may have higher fees and charges than the Fund it replaced, and not all Funds may be available to all classes of Contracts); and to establish additional Variable Sub-Accounts or eliminate Variable Sub-Accounts, if marketing, tax, or investment conditions so warrant. Subject to any required regulatory approvals, we reserve the right to transfer assets of a Variable Sub-Account that we determine to be associated with the class of Contracts to which the Contract belongs, to another separate account or to another separate account sub-account.

     If the actions we take result in a material change in the underlying investments of a Variable Sub-Account in which you are invested, we will notify you of the change. You may then make a new choice of Variable Sub-Accounts.

DISTRIBUTION OF THE CONTRACTS

     Sage Distributors, Inc., 300 Atlantic Street, Stamford, CT 06901 ("Sage Distributors") acts as the distributor (principal underwriter) of the Contracts. Sage Distributors is a Delaware corporation, is registered as a broker-dealer under the Securities Exchange Act of 1934, and is a member of the National Association of Securities Dealers, Inc. (the "NASD"). Sage Distributors is a wholly owned subsidiary of Sage Insurance Group Inc. We compensate Sage Distributors for acting as principal underwriter under a distribution agreement. We offer the Contracts on a continuous basis, and do not anticipate discontinuing their sale. The Contracts may not be available in all states.

EXPERTS

     The consolidated financial statements of Sage Life Assurance of America, Inc. at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, and the financial statements of The Sage Variable Annuity Account A at December 31, 2001 and for each of the two years in the period then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

     Sage Life and its subsidiary, as of the date of this Prospectus, are not involved in any lawsuits.

REPORTS TO CONTRACT OWNERS

     We maintain records and accounts of all transactions involving the Contracts, the Variable Account, and the Fixed Account at our Customer Service Center. Each year, or more often if required by law, we will send you a report showing information about your Contract for the period covered by the report. We will also send you an annual and a semi-annual report for each Fund underlying a Variable Sub-Account in which you are invested as required by the 1940 Act. In addition, when you make purchase payments, or if you make transfers or withdrawals, we will send you a confirmation of these transactions.

AUTHORITY TO MAKE AGREEMENTS

     One of our officers must sign all agreements we make. No other person, including an insurance agent or registered representative, can change the terms of your Contract or make changes to it without our consent.

FINANCIAL STATEMENTS

     Audited Financial statements are presented in the Statement of Additional Information for the Variable Account as of December 31, 2001.

     We included the audited consolidated financial statements for Sage Life Assurance of America, Inc. as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001. You should consider these financial statements only as bearing on the ability of Sage Life Assurance of America, Inc. to meet its obligations under the Contracts. You should not consider them as bearing on the investment performance of the assets held in the Variable Account.

================================================================================
11.      HOW CAN I MAKE INQUIRIES?
================================================================================

     You may make inquiries about your Contract by contacting one of our authorized registered representatives or by writing or calling us at our Customer Service Center.

================================================================================
12.      ADDITIONAL INFORMATION ABOUT SAGE LIFE ASSURANCE OF AMERICA, INC.
================================================================================

History and Business

General

     Sage Life Assurance of America, Inc. ("Sage Life" or "the Company" or "We") is a stock life insurance company incorporated in Delaware in 1981 with its principal offices in Stamford, Connecticut. We have licenses to conduct an insurance business in 49 states and the District of Columbia. The Company is authorized to write variable annuity contracts in all jurisdictions in which it is licensed, and is authorized to write variable life insurance in all but three states. Although the Company is not licensed in New York, its wholly-owned subsidiary, Sage Life Assurance Company of New York ("Sage New York") has applied to the New York Insurance Department for an insurance license.

     We are a wholly-owned subsidiary of Sage Life Holdings of America, Inc. ("Sage Life Holdings"). Sage Insurance Group Inc. ("SIGI") owns 90.1% of the common stock of Sage Life Holdings. Swiss Re Life and Health America, Inc. ("Swiss Re", formerly Life Reassurance Corporation of America), owns the remaining 9.9% of the common stock of Sage Life Holdings. Before acquiring Sage Life Holdings' common stock, Swiss Re invested $12,500,000 in non-voting non-redeemable cumulative preferred stock of Sage Life Holdings. During 2000, Swiss Re exchanged a portion of the preferred stock it acquired for the common stock. Swiss Re's ultimate parent is Swiss Reinsurance Company, Switzerland, one of the world's largest life and health reinsurance groups.

     SIGI is a wholly-owned, indirect subsidiary of Sage Group Limited ("Sage Group"), a South African corporation quoted on the Johannesburg Stock Exchange. Sage Group is a holding company with a thirty-six year history of extensive operating experience in mutual funds, life assurance and investment management. Sage Group has directly and indirectly engaged in insurance marketing activities in the United States since 1977. In addition to its U.S. and South African activities, Sage Group also provides insurance products to non-U.S. citizens through its indirect subsidiary, Sage Life (Bermuda), Ltd.

     Effective December 31, 1996, SIGI purchased all of the outstanding stock of Sage Life, then named Fidelity Standard Life Insurance Company ("Fidelity Standard"), from Security First Life Insurance Company ("SFLIC"). Prior to the purchase and effective October 31, 1996, Fidelity Standard entered into a modified coinsurance arrangement to cede all of its separate account liabilities to its then parent, SFLIC. Assets equal to the total reserves and related liabilities were transferred to SFLIC. The remaining general account liabilities were ceded under a 100% coinsurance arrangement with SFLIC. In connection with the purchase of Fidelity Standard, the Company entered into a service agreement with SFLIC to provide all necessary administrative services for all ceded business. Effective September 30, 1998, all of the in-force business of the Company was novated to SFLIC.

Segment Information

     We operate in one business segment, the variable insurance product market. Products we currently offer include combination fixed and variable deferred annuities and combination fixed and variable life insurance products. We may introduce additional variable products in the future including combination fixed and variable immediate annuities.

Products and Distribution

     Our ongoing business strategy is to focus on the development, underwriting, and marketing of variable annuity and variable life insurance products (the "Contracts"). Our obligations under these Contracts are supported by (1) variable accounts -- determined by the value of investments held in separate accounts, and (2) fixed accounts -- backed by investments held in separate accounts. The assets in these separate accounts supporting the Contracts to which they relate are not chargeable with liabilities arising out of any other business we may conduct.

     Our initial marketing focus has been to distribute our products through banks and financial planning companies and regional broker-dealers. We anticipate that, over the long-term, our distribution channels will expand to include wirehouses.

Rating Agencies

     The Company's financial ratings are important in its ability to accumulate and retain assets. The Company is rated "A" (Excellent) by A.M. Best and "AA"- (Very Strong) by Fitch Ratings. Rating agencies periodically review the ratings they issue for any required changes. These ratings reflect the opinion of the rating agency as to the relative financial strength of the Company and its ability to meet its contractual obligations to its contract owners. Many financial institutions and broker-dealers focus on these ratings in determining whether to market an insurer's variable products. If any of our ratings were downgraded from their current levels, sales of our products and our relationships with distributors could be adversely affected.

Competition

     We are engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies as well as other entities marketing insurance products comparable to our products. There are approximately 1,500 stock, mutual and other types of insurers in the life insurance business in the United States, a substantial number of which are significantly larger than us. We are unique in that we are one of the few life insurers confining activities to the marketing of separate account variable insurance products.

Employees

     At December 31, 2001, we had 65 salaried employees. Many of these employees also perform duties for affiliated companies.

Selected Financial Data

     The following table summarizes information with respect to our operations. The selected financial data should be read in conjunction with the financial statements and the notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations. All amounts presented in the following table were derived from our financial statements for the periods indicated and certain amounts have been reclassified to conform to the 2001 presentation.

                                                                     2001           2000          1999          1998          1997
                                                                 =========      =========      =========      ========    ========
    Statement of Operations Data:
    Revenues:
       Net investment income                                   $ 2,108,497    $ 1,888,172   $ 1,290,196    $ 1,243,522    $ 989,494
       Realized capital gains                                       14,088              _             _              _            _
       Administrative service fees                                  39,260         49,940        37,671              _            _
       Contract charges and fees                                   108,986          3,979           861              _            _
                                                              ============   ============  ============   ============  ===========
           Total revenues                                        2,270,831      1,942,091     1,328,728      1,243,522      989,494

    Benefits and expenses:
        Contract owner benefits                                  1,078,918        490,964             _              _            _
        Acquisition expenses                                      (50,182)              _             _              _            _
        Goodwill amortization expense                              217,378        234,468       234,468        548,818      325,406
        General and administrative expenses                      8,303,361      5,969,108     5,521,186      1,263,678    1,015,874
                                                              ============   ============   ============  ============  ===========
           Total benefits and expenses                           9,549,475      6,694,540     5,755,654      1,812,496    1,341,280
                                                              ============   ============   ============  ============  ===========
    Loss before cumulative effect                              (7,278,644)    (4,752,449)   (4,426,926)      (568,974)    (351,786)
    adjustment

    Cumulative effect adjustment for
       Change                                                            _              _   (4,269,488)              _            _
       in accounting for development
       costs                                                 ============   ============   ============  =============   ==========
            Net loss                                         $ (7,278,644)  $ (4,752,449)  $(8,696,414)    $ (568,974)  $  (351,786)
                                                               (4,752,449)
                                                             ============   ============   ============  =============  ===========
    Written Premiums  (1)
           Gross                                               $68,900,272  $  21,109,921      $ 79,942    $         _  $         _
                                                              ============   ============   ============  ============  ===========
           Net                                                 $28,930,652  $   7,003,766      $ 75,742    $         _  $         _
                                                              ============   ============   ============  ============ ============
    Balance Sheet Data:
    Total Assets                                              $114,237,585   $ 54,726,227   $31,736,580    $36,542,531 $ 36,688,739
                                                              ============   ============   ============  ============ ============
    Total Liabilities                                         $ 82,330,012  $  22,209,130   $   233,435   $     70,474 $  3,486,311
                                                              ============   ============   ============  ============ ============
    Total Stockholder's Equity                                $ 31,907,573   $ 32,517,097   $31,503,145    $36,472,057 $ 33,202,428
                                                              ============   ============   ============  ============ ============

(1) Under accounting principles generally accepted in the United States, premiums are not reported as revenue.


Management's Discussion and Analysis of Financial Condition and Results of Operations

     Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the accompanying financial statements and notes thereto and Selected Financial Data.

Results of Operations

     Contract owners pay us contract charges and fees, while the fund managers pay us administrative fees. These administrative fees, and most of the charges received from contract owners, are based on underlying variable and fixed account values. Therefore, these fees and charges vary with the amount of premiums we have received and investment performance of the funds. Annual contract charges we receive from contract owners are flat fees assessed on each contract's anniversary date. Accordingly, they vary according to the number of contracts in force during the course of the year.

     Net investment income includes interest earned on separate account assets allocated to options in the fixed account by contract owners. The increases in net investment income and contract owner benefits reflect the increase in total separate account assets supporting the options in the fixed account.

     Before June 30, 2000, we sold a limited number of contracts as we focused most of our efforts on obtaining ratings from rating agencies and developing the staff, systems and other elements necessary for us to begin our underwriting and marketing activities. Although premiums continue to show significant growth, they are still well below levels needed to generate significant charges based on variable and fixed account assets. Accordingly, net investment income continues to represent most of our revenues. We expect net investment income will continue to represent the majority of our revenues for the next several years as our sales and related variable and fixed account assets grow.

     The trend of increasing general and administrative expenses reflects our progress in implementing our business strategy and putting in place the necessary staff, systems and other elements needed to support our planned growth. The increase in general and administrative expenses is in large part due to an increase in the number of employees (including several senior positions), which was 65 at December 31, 2001 as compared to 38 at December 31, 2000, and 24 at December 31, 1999.

     We do not currently reflect the benefits of deferred federal income taxes in our results.

Liquidity and Capital Resources

     Since the beginning of 1997, our primary cash needs have been for the development of our insurance products and related infrastructure and the funding of our daily operations. Our cash needs have been met primarily through capital contributions from Sage Life Holdings, as well as through interest income on the invested assets of the general account.

     We expect that our cash needs will continue in order to support our underwriting and marketing activities. Our ultimate parent, Sage Group, a publicly traded South African financial services group, has stated that our operations are of key strategic importance to Sage Group's business plans and that they intend to take the actions necessary to meet our liquidity needs. Sage Group is currently prohibited under South African currency controls from utilizing funds raised in South Africa for our cash needs other than through capital issues in foreign currency. Sage Group's current ability to issue stock outside of South Africa has been hindered by a recent devaluation of the South African rand relative to the United States dollar and a decrease in their stock price reflective of a general decline of financial services stocks in South Africa. Sage Group is actively exploring a variety of alternatives for providing for our current and future cash needs, including by issuing new capital to strategic investors of Sage Life Holdings and/or its affiliates or through the issuance of new Sage Group capital in the international markets. Sage Group and its affiliates are currently engaging in discussions with potential strategic investors and providers of such capital. However, there can be no assurance that Sage Group will be successful in these efforts, as Sage Group has not yet finalized negotiations with any strategic investor.

     Our future marketing efforts and results of operations could be adversely affected if Sage Life Holdings and/or its affiliates are unable to raise additional funding for us. Based on our business expansion plans, Sage Life Holdings and/or its affiliates will require outside financing towards the end of the first quarter of 2003 to enable us to maintain the minimum $25,000,000 capital and surplus requirements stipulated in the terms of the Preferred Stock Agreement with Swiss Re. Under the Preferred Stock Purchase Agreement, as amended, we are required to maintain statutory-basis capital and surplus of at least $25,000,000. Should our statutory-basis capital and surplus fall below $25,000,000, and remain uncured for 60 days, the Preferred Stock Purchase Agreement provides that, subject to obtaining regulatory approval, each share of preferred stock shall be entitled to a number of votes sufficient to provide preferred shareholders 51% of the voting interest in Sage Life Holdings, our direct parent. Should this occur, there can be no assurance that our current business strategy will be maintained. In addition, we have made a commitment to the Michigan Insurance Department to maintain statutory capital and surplus of at least $25,000,000.

     With regard to contract owners, our obligation under their contracts are supported by (1) variable accounts - determined by the value of investments held in separate accounts, and (2) fixed accounts - backed by investments held in separate accounts. The assets in these separate accounts, supporting the contracts to which they relate, are not chargeable with any of our other liabilities.

Reinsurance

     In 2000, we entered into a modified coinsurance agreement (the "Modco Agreement") with Swiss Re. Under the Modco Agreement we cede a significant portion of our variable business to Swiss Re. This arrangement provides us with additional capacity for growth of the variable insurance business.

     In addition, we have entered into reinsurance arrangements that reinsure certain mortality risks associated with the death benefit and accidental death benefit features of the contracts, as well as other contract guarantees. We use only highly rated reinsurance companies to reinsure these risks

     Reinsurance does not relieve us from our obligations to contract owners. We remain primarily liable to the contract owners to the extent that any reinsurer does not meet its obligations under the reinsurance agreements.

Reserves

     The insurance laws and regulations under which we operate obligate us to record, as liabilities, actuarially determined reserves to meet our obligations on outstanding contracts. We base our reserves involving life contingencies on mortality tables in general use in the United States. Where applicable, we compute our reserves to equal amounts which, together with interest on such reserves computed annually at certain assumed rates, will be sufficient to meet our contract obligations at their maturities or in the event of the covered person's death.

Critical Accounting Policies

     We amortize deferred acquisition costs ("DAC"), deferred gain on modified coinsurance agreement, and unearned revenue over the life of our contracts in relation to estimated gross profits ("EGPs"). Both the deferred amounts and the EGPs are net of reinsurance. EGPs are based on assumptions about future contract experience including, persistency, growth rate of elected investment options, and the level of expense required to maintain the contracts. At each balance sheet date, EGPs are replaced with actual gross profits. Future EGPs are also recast taking into account the volume and mix of the contracts actually in force and warranted changes in assumptions about future experience. Finally, amortization is derived based on the combination of actual gross profits to date and the recast EGPs. For 2001, we have replaced EGPs with actual gross profits and EGPs have been recast taking into consideration the volume and mix of contracts in force. Assumptions about future experience have not been revised.

Investments

     Our cash and invested assets are comprised entirely of investment grade securities, money market funds and equity securities representing seed money in two funds sponsored by Sage Life Investment Trust, a registered investment company offering a series of mutual funds to investors in the Company.

Dividend Restrictions

     We are subject to state regulatory restrictions that limit the maximum amount of dividends payable. Subject to certain net income carryforward provisions as described below, we must obtain approval of the Insurance Commissioner of the State of Delaware in order to pay, in any 12-month period, "extraordinary" dividends which are defined as those in excess of the greater of 10% of surplus as regards contract owners as of the prior year-end and statutory net income less realized capital gains for such prior year. We may pay dividends only out of earned surplus. In addition, we must provide notice to the Insurance Commissioner of the State of Delaware of all dividends and other distributions to Sage Life Holdings, within five business days after declaration and at least ten days prior to payment. At December 31, 2001, we could not pay a dividend to Sage Life Holdings without prior approval from state regulatory authorities as we currently do not have earned surplus. Additionally, we have paid no dividends since the commencement of our operations.

State Regulation

     We are subject to the laws of the State of Delaware governing insurance companies and to the regulations of its Department of Insurance (the "Insurance Department"). Annually, we file a detailed financial statement in the prescribed form (the "Statement") with the Insurance Department covering our operations for the preceding year and our financial condition as of the end of that year. Regulation by the Insurance Department means that it may examine our books and records to determine, among other things, whether reported contract liabilities and reserves are computed in accordance with statutory accounting practices prescribed or permitted by the Insurance Department. The Insurance Department, under the auspices of the National Association of Insurance Commissioners ("NAIC"), periodically conducts a full examination of the Company's operations.

     In addition, we are subject to regulation under the insurance laws of all jurisdictions in which we operate. These laws establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements, and regulating the types and amounts of investments permitted. We must file the Statement with supervisory agencies in each of the jurisdictions in which we operate, and our operations and accounts are subject to examination by these agencies at regular intervals.

     Our statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the Delaware Insurance Department. Prior to January 1, 2001, "prescribed" statutory accounting practices were interspersed throughout state insurance laws and regulations, the NAIC's Accounting Practices and Procedures Manual and a variety of NAIC publications. "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future.

     Effective January 1, 2001, the NAIC has revised the Accounting Practices and Procedures Manual in a process referred to as Codification. Delaware has adopted the provisions of the revised manual. The revised manual has changed, to some extent, prescribed statutory accounting practices used to prepare statutory-basis financial statements. However, the effect of these changes did not result in a reduction in our statutory-basis capital and surplus upon adoption January 1, 2001.

     On an annual basis, the NAIC requires insurance companies to report information regarding minimum Risk Based Capital ("RBC") requirements. These requirements are intended to allow insurance regulators to identify companies that may need regulatory attention. The RBC Model Law requires that insurance companies apply various factors to asset, premium and reserve items, all of which have inherent risks. The formula includes components for asset risk, insurance risk, interest risk and business risk. At December 31, 2001, our total adjusted capital exceeded RBC requirements.

     Further, many states regulate affiliated groups of insurers like us and our affiliates, under insurance holding company legislation. Under such laws, intercompany transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of the transfers and payments in relation to the financial positions of the companies involved.

     Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for contract owner losses incurred when other insurance companies have become insolvent. Most of these laws provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

     Although the federal government ordinarily does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Our insurance products are subject to various federal securities laws and regulations. In addition, current and proposed federal measures that may significantly affect the insurance business include: 1) regulation of insurance; 2) company solvency; 3) employee benefit regulation; 4) tax law changes affecting the taxation of insurance companies; 5) tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles; and 6) privacy protection initiatives.


Directors and Executive Officers of Sage Life

The following are the Directors and Executive Officers of the Company:



                           Position with Sage, Year of
     Name, Age                      Election                     Other Principal Positions for Past Five Years


Ronald S. Scowby, 63       Director, January 1997            Chairman and Trustee, Sage Life Investment Trust, July 1998
                           to December 2001; Chairman,       to September 2001; President, Chief Executive Officer, Sage
                           February 1998 to December         Life Assurance of America Inc., January 1997 to February
                           2001                              1998; Director, President, Chief Executive Officer, Sage Management
                                                             Services (USA), Inc., June 1996 to December 1999;Owner, Sheldon Scowby
                                                             Resources July 1995 to June 1996

Robin I. Marsden, 36       Director, January 1997 to         President and Trustee, Sage Life Investment Trust, July 1998
                           present; President and Chief      to present; Director, Sage Distributors, Inc., January 1998
                           Executive Officer, February       to August 2001 and February 2002 to present; President, Sage
                           1998 to present                   Distributors, Inc. February 2002 to present; Director,
                                                             January 1997 to present, President and Chief Executive Officer,
                                                             February 1998 to present, Sage Insurance Group, Inc.; Chief Investment
                                                             Officer and Chief Financial Officer, Sage Life Holdings, Ltd., November
                                                             1994 to January 1998

H. Louis Shill, 71         Director, January 1997            Chairman, Sage Life Assurance of America, Inc. January 1997
                           to present; Chairman              to February 1998; Chairman, Sage Insurance Group, Inc.,
                           December 2001 to present          January 1997 to present; Founder, Chairman, Sage Group Limited, 1965 to present

Paul C. Meyer, 49          Director, January 1997 to         Partner, Clifford Chance Rogers & Wells, 1986 to present
                           present

Richard D. Starr, 57       Director, January 1997 to         Chairman and Chief Executive Officer, Financial Institutions
                           Present                           Group, Inc., October 1978 to present; Vice Chairman and
                                                             Director, ABN Amro Financial Services, Inc.

Dr. Meyer Feldberg, 60     Director, January 2000 to         Dean/Professor, Columbia University Graduate School of
                           Present                           Business, July 1989 to present; Chairman and Director, Sage
                                                             Life Assurance Company of New York; Director of Revlon,
                                                             Inc., Federated Department Stores, Primedia, and Paine-Webber
                                                             Mutual Funds

John A. Benning, 67        Director, April 2000 to           Senior Vice President and General Counsel, Liberty Financial
                           Present                           Companies, 1986 to 2000; Director of ICI Mutual Insurance
                                                             Company and T.T. International U.S.A. Feeder Trust

Mitchell R. Katcher, 48    Director, December 1997 to        Vice President, Sage Life Investment Trust, July 1998 to
                           Present; Senior Executive         present; Director, Sage Distributors, Inc., January 1998 to
                           Vice President and Chief          August 2001; Treasurer, July 1997 to present, Senior
                           Actuary May 1997 to present;      Executive Vice President, December 1997 to present, Sage
                           Chief Financial Officer, May      Insurance Group, Inc.
                           1997 to October 2000

Lincoln B. Yersin, 38      Executive Vice President          President, Sage Distributors, September 2000 to present;
                           Marketing, National Sales         Executive Vice President, Sage Insurance Group, Inc. January
                           Manager, May 1999 to              2001 to February 2002; President, AmSouth Investment
                           February 2002                     Services, Inc., June 1993 to May 1999; Senior Vice President,
                                                             AmSouth Bancorporation, June 1993 to May 1999

Jeffrey C. Gordon, 40      Senior Vice President and         Senior Vice President and Chief Financial Officer, Sage
                           Chief Financial Officer,          Insurance Group Inc., October 2000 to present; Chief
                           October 2000 to present           Financial Officer and Treasurer, Sage Distributors, Inc.,
                                                             February 2002 to present; Controller, Frontier Insurance
                                                             Group, Inc., January 1999 to September 2000; Senior Manager,
                                                             Ernst & Young LLP, January 1988 to December 1998

Nancy F. Brunetti, 40      Executive Vice President and      Executive Vice President and Chief Administrative Officer,
                           Chief Administrative              Sage Insurance Group Inc., January 2001 to present;
                           Officer, January 2001 to          Consultant, NFB Consulting, January 2000 to December2000;
                           Present                           Executive Vice President and Chief Operating Officer, January
                                                             1998 to December 1999 and Senior Vice President January 1996
                                                             to December 1997, American Skandia Life Assurance Corporation


All entities with "Sage" in their name are affiliates of Sage Life. The executive officers of Sage Life hold various other offices and directorships with affiliates not named above. None of these, however, are considered to be principal positions.

Executive Compensation

The following table summarizes the compensation paid to the Chief Executive Officer and certain other Executive Officers of the Company:

                                                                                                  Other Annual            Other
Name and Principal Position                      Year             Salary            Bonus        Compensation(1)     Compensation(2)
========================================      ===========      =============    =============   ================    ================

Robin I. Marsden                                  2001          $390,750          $108,800           $ 17,850           $ 132,179
 (Chief Executive Officer)                        2000           354,750           100,000             17,850             119,399
                                                  1999           322,500           150,000             16,800              38,018

 Ronald S. Scowby (3)                             2001            $    _            $    _              $   _                $  _
 (Former Chairman, President                      2000                 _            75,000                  _              56,538
  and CEO)                                        1999           354,167           200,000             16,800              42,484

 Mitchell R. Katcher                              2001          $318,750          $150,000           $ 17,850           $  20,535
 (Senior Executive Vice                           2000           293,750           137,500             17,850              17,824
  President and Chief Actuary)                    1999           268,750           150,000             16,800              30,456

 Lincoln Yersin(4)                                2001          $199,750          $150,000           $ 17,850            $  3,124
 (Former Executive Vice President                 2000           186,250           150,000             13,300              47,191
   Marketing and National Sales
   Manager)                                       1999           116,667           100,000                  _             124,692

 Jeffrey C. Gordon                                2001         $ 205,250          $ 40,000            $ 4,525           $ 100,229
 (Senior Vice President and
   Chief Financial Officer)

 Nancy F. Brunetti                                2001         $ 279,500         $  34,375                  _           $  31,000
 (Executive Vice President and
   Chief Administrative Officer)



(1) Represents amounts credited to executives under a SIGI sponsored defined contribution plan.

(2) All Other Compensation consists of the following for the executive officers: Mr. Marsden: 2001, $23,179 - contribution to non-qualified retirement plan, $109,000 - deferral of partial 2000-2001 fiscal year earned bonus; 2000, $19,399 - contribution to non-qualified retirement plan, $100,000 - deferral of partial 1999-2000 fiscal year earned bonus; 1999, $17,062 - contribution to non-qualified retirement plan, $20,956 - contribution to annuity contract issued by the Company.

     Mr. Scowby: 2000, $56,538 - cash-out of earned leave accrued during status as executive; 1999, $20,387 - contribution to non-qualified retirement plan, $22,097 - contribution to annuity contract issued by the Company.

     Mr. Katcher: 2001, $20,535 - contribution to non-qualified retirement plan; 2000, $12,994 - contribution to non-qualified retirement plan, $4,830 - contribution to non-qualified plan in lieu of employee benefit; 1999, $11,419 - contribution to non-qualified retirement plan, $19,037 - contribution to annuity contract issued by the Company.

     Mr. Yersin: 2001, $3,124 - contribution to non-qualified retirement plan; 2000, $47,191 - moving expenses; 1999, $65,116 - recruitment bonus, $59,576
     - moving expenses.

     Mr. Gordon: 2001, $43,750 - recruitment bonus, $4,528 - contribution to non-qualified retirement plan; $51,951 - moving expenses.

     Ms. Brunetti: 2001, $25,000 - recruitment bonus, $6,000 - commuter allowance.

(3) Mr. Scowby retired as an executive officer effective December 31, 1999. Bonus compensation shown for 2000 is in connection with his former executive status, and was paid in 2000.

(4)  Mr. Yersin's employment with the Company terminated February 27, 2002.

Employment Contracts.

     Mr. Marsden and the Company are parties to an Employment Agreement effective April 1, 2000. The agreement provides for Mr. Marsden's title and duties with the Company, and establishes certain restrictive covenants. It sets forth his annual remuneration for the year from April 1, 2000, to March 31, 2001, and provides that such remuneration will be reviewed annually thereafter. Further, the agreement provides that Mr. Marsden is eligible to participate in the Company's short-term incentive bonus plan for executive employees, and in a long-term capital incentive plan to be established by SIGI. The agreement also provides that if his employment is terminated (except for a "with cause" termination) (i) he shall continue to be paid 24 months of then-current base salary with a proportionate bonus under the Company's short-term incentive plan for the months of service since the last bonus payment; (ii) that his employee welfare benefits will be continued for 24 months; (iii) that unvested pension contributions would immediately vest; and (iv) that unvested allocations or options under the long-term capital incentive plan would be treated in the same manner as a retirement under the rules of the plan. In addition, if the Company is no longer controlled by Sage Group and its effective place of business is relocated by its new owners, Mr. Marsden may, in lieu of relocating and being reimbursed thereof, elect to terminate his employment and receive the benefits he would otherwise have received if terminated without cause.

     Mr. Katcher and the Company are parties to an Employment Agreement effective February 1, 1997. The agreement provides for Mr. Katcher's title and duties with the Company, sets forth his remuneration through March 31, 1999, and provides that such remuneration will be reviewed annually thereafter. The agreement also provides that Mr. Katcher is eligible to participate in the Company's short-term incentive bonus plan for executive employees, and provides that bonuses payable on certain dates ending April 1, 1999, will not be less than indicated amounts. The agreement also provides that Mr. Katcher may participate in a long-term capital incentive plan to be established by SIGI. The agreement also provides that if his employment is terminated (except for a "with cause" termination) (i) his monthly compensation and employee welfare benefits shall be continued for a period of time as determined by a formula; (ii) that allocations or options under the long-term capital incentive plan and unvested employer contributions attributable to Mr. Katcher under any pension plan would be accelerated and deemed to immediately vest. In addition, pursuant to a "change of control" provision, Mr. Katcher may elect to terminate his employment and receive the benefits he would otherwise have received if terminated without cause.

     Mr. Yersin resigned February 27, 2002. Prior to his resignation, Mr. Yersin and the Company were parties to an employment agreement with an effective date of May 3, 1999. The agreement provided for Mr. Yersin's title and duties with the Company, and set forth his base salary and other compensation based on sales ("override"), with stated minimums on the override for the first two years. It also provided for compensation to Mr. Yersin in recognition of long-term incentives he forfeited with his former employer. Half of the value was advanced in cash and vested pro rata over the next two years. The other half was credited to Mr. Yersin's participation in a long-term capital incentive plan to be established by SIGI.

     Mr. Gordon and SIGI are parties to an agreement dated September 11, 2000. The agreement provides for Mr. Gordon's title and duties with SIGI and the Company, sets forth his initial annual remuneration, and provides that such remuneration will be reviewed on an annual basis. The agreement also provides that Mr. Gordon is eligible to participate in the Company's short-term incentive bonus plan for employees. The agreement also provides that he is eligible to participate in a long-term capital incentive plan to be established by SIGI. In addition, the agreement provides that for the first year of employment, SIGI will make a special fully vested monthly contribution of 4% of base salary to an Executive Non-Qualified Deferred Compensation Plan ("Rabbi Trust"). The agreement provides for bridge financing payable over three years should stock loan obligations to Mr. Gordon's former employer materialize. Under this provision, during 2001, the Company provided Mr. Gordon with a $15,000 non-interest bearing loan payable December 31, 2002. In addition, in the event of a "change of control," if Mr. Gordon is terminated, or if he elects to terminate his employment, he will be entitled to receive his basic salary and benefits for a further twelve months, and will be entitled to a pro-rata bonus for the period up to such termination based on his prior year's bonus. Ordinary vesting under any benefit or incentive plan arising in this twelve-month period will also continue. The agreement provides for indemnification of personal liability arising in the ordinary course of business.

     Ms. Brunetti and SIGI are parties to an agreement dated December 21, 2000. The agreement provides for Ms. Brunetti's title and duties with SIGI and the Company, sets forth her initial annual remuneration and other incidental allowances, and provides that such remuneration will be reviewed on an annual basis. The agreement also provides that Ms. Brunetti is eligible to participate in the Company's short-term incentive bonus plan for employees, and that for the period through March 31, 2002, such bonus will be guaranteed at 50% of base gross salary. The agreement also provides that she is eligible to participate in a long-term capital incentive plan to be established by SIGI, and an Executive Non-Qualified Deferred Compensation Plan ("Rabbi Trust"). The agreement provides for indemnification of personal liability arising in the ordinary course of business.

     Directors' Compensation. Messrs. Marsden, Katcher and Shill are also officers-employees of Sage Life and/or its affiliates and parent companies, and are not therefore separately compensated for serving on the Board. Compensation for the other directors is inclusive of their services as directors for any of our affiliates. Messrs. Meyer, Starr and Benning are paid an annual retainer of $12,000, and $2,000 per meeting attended. Dr. Feldberg, who is also chairman of our subsidiary, Sage Life Assurance Company of New York, is paid an annual retainer of $30,000, and $8,000 per meeting attended. Messrs. Meyer, Starr, Benning, and Feldberg do not receive retirement benefits. Mr. Benning, as chairman of the audit committee, receives an annual retainer of $3,000, and $500 per meeting attended.

     Effective December 5, 2001, Mr. Scowby resigned as director and chairman of Sage Life and prior to resigning was paid $12,833 per month for these services. In addition, he was paid a stipend to cover the cost of certain insurance coverages formerly provided to him as an executive; the amount of the stipend in 2001 was $27,093. He was also provided with certain retirement benefits and was eligible to participate in a long-term incentive plan to be established by SIGI.

Certain Relationships and Related Transactions

     Paul C. Meyer, a director of the Company, is a partner with the law firm Clifford Chance Rogers & Wells. Since 1997, the Company has retained Clifford Chance Rogers & Wells, and its predecessor firm, Rogers & Wells, to provide legal counseling to the Company.


                          AUDITED FINANCIAL STATEMENTS
                      SAGE LIFE ASSURANCE OF AMERICA, INC.

SAGE LIFE ASSURANCE OF AMERICA, INC.
FINANCIAL STATEMENTS

REPORT OF INDEPENDENT AUDITORS

Board of Directors
Sage Life Assurance of America, Inc.

We have audited the accompanying consolidated balance sheets of Sage Life Assurance of America, Inc. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sage Life Assurance of America, Inc. and subsidiary at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

                                               /s/ ERNST & YOUNG LLP

New York, NY
March 15, 2002

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER 31
                                                              ----------------------------
                                                                  2001            2000
                                                              ------------    ------------
ASSETS

Investments:

  Fixed maturity securities available for sale..............  $ 13,652,254    $ 14,660,769

  Equity securities available for sale......................     1,097,000              --
                                                              ------------    ------------

Total investments...........................................    14,749,254      14,660,769

Cash and cash equivalents...................................     9,383,386       9,949,167

Accrued investment income...................................       272,954         243,111

Receivable from affiliates..................................     1,081,710       1,700,014

Deferred federal income taxes...............................            --         146,530

Reinsurance receivables.....................................       746,661         290,302

Deferred acquisition costs..................................     2,569,876         327,720

Goodwill....................................................     5,776,300       5,993,678

Other assets................................................       774,863         103,761

Separate account assets.....................................    78,882,581      21,311,175
                                                              ------------    ------------

Total assets................................................  $114,237,585    $ 54,726,227
                                                              ============    ============

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:

  Deferred gain from modified coinsurance agreement.........  $  1,283,790    $    318,028

  Unearned revenue..........................................         6,024             901

  Deferred federal income taxes.............................        60,807              --

  Accrued expenses and other liabilities....................     2,096,810         579,026

  Separate account liabilities..............................    78,882,581      21,311,175
                                                              ------------    ------------

Total liabilities...........................................    82,330,012      22,209,130

Stockholder's equity:

  Common stock, $2,500 par value, 1,000 shares authorized,
     issued and outstanding.................................     2,500,000       2,500,000

  Additional paid-in capital................................    50,937,804      44,671,161

  Deficit...................................................   (21,648,267)    (14,369,623)

  Accumulated other comprehensive gain (loss)...............       118,036        (284,441)
                                                              ------------    ------------

Total stockholder's equity..................................    31,907,573      32,517,097
                                                              ------------    ------------

Total liabilities and stockholder's equity..................  $114,237,585    $ 54,726,227
                                                              ============    ============

          See accompanying notes to consolidated financial statements.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       YEAR ENDED DECEMBER 31
                                                              -----------------------------------------
                                                                 2001           2000           1999
                                                              -----------    -----------    -----------
REVENUES
  Net investment income.....................................  $ 2,108,497    $ 1,888,172    $ 1,290,196
  Realized capital gains....................................       14,088             --             --
  Administrative service fees...............................       39,260         49,940         37,671
  Contract charges and fees.................................      108,986          3,979            861
                                                              -----------    -----------    -----------
       Total revenues.......................................    2,270,831      1,942,091      1,328,728
BENEFITS AND EXPENSES
  Contract owner benefits...................................    1,078,918        490,964             --
  Acquisition expenses......................................      (50,182)            --             --
  Goodwill amortization expense.............................      217,378        234,468        234,468
  General and administrative expenses.......................    8,303,361      5,969,108      5,521,186
                                                              -----------    -----------    -----------
       Total benefits and expenses..........................    9,549,475      6,694,540      5,755,654
Loss before cumulative effect adjustment....................   (7,278,644)    (4,752,449)    (4,426,926)
Cumulative effect adjustment for change in accounting for
  development costs.........................................           --             --     (4,269,488)
                                                              -----------    -----------    -----------
       Net loss.............................................  $(7,278,644)   $(4,752,449)   $(8,696,414)
                                                              ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                                   ACCUMULATED
                                                                                      OTHER
                                                ADDITIONAL PAID-                  COMPREHENSIVE
                                 COMMON STOCK      IN CAPITAL        DEFICIT      INCOME (LOSS)      TOTAL
                                 ------------   ----------------   ------------   -------------   -----------
Balances at December 31,
  1998.........................   $2,500,000      $34,875,727      $   (920,760)    $  17,090     $36,472,057
  Net loss.....................           --               --        (8,696,414)           --      (8,696,414)
  Change in unrealized gain on
     investments, net of
     federal income taxes......           --               --                --      (747,867)       (747,867)
                                                                                                  -----------
  Comprehensive loss...........                                                                    (9,444,281)
  Purchase price adjustment....           --         (102,518)               --            --        (102,518)
  Additional capital
     contributions.............           --        4,577,887                --            --       4,577,887
                                  ----------      -----------      ------------     ---------     -----------
Balances at December 31,
  1999.........................    2,500,000       39,351,096        (9,617,174)     (730,777)     31,503,145
  Net loss.....................           --               --        (4,752,449)           --      (4,752,449)
  Change in unrealized loss on
     investments, net of
     federal income taxes......           --               --                --       446,336         446,336
                                                                                                  -----------
  Comprehensive loss...........           --               --                --            --      (4,306,113)
  Additional capital
     contributions.............           --        5,320,065                --            --       5,320,065
                                  ----------      -----------      ------------     ---------     -----------
Balances at December 31,
  2000.........................    2,500,000       44,671,161       (14,369,623)     (284,441)    $32,517,097
  Net loss.....................           --               --        (7,278,644)           --      (7,278,644)
  Change in unrealized loss on
     investments, net of
     federal income taxes......           --               --                --       402,477         402,477
                                                                                                  -----------
  Comprehensive loss...........           --               --                --            --      (6,876,167)
  Additional capital
     contributions.............           --        6,266,643                --            --       6,266,643
                                  ----------      -----------      ------------     ---------     -----------
Balances at December 31,
  2001.........................   $2,500,000      $50,937,804      $(21,648,267)    $ 118,036     $31,907,573
                                  ==========      ===========      ============     =========     ===========

          See accompanying notes to consolidated financial statements.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED DECEMBER 31
                                                              -----------------------------------------
                                                                 2001           2000           1999
                                                              -----------    -----------    -----------
OPERATING ACTIVITIES
  Net loss..................................................  $(7,278,644)   $(4,752,449)   $(8,696,414)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Goodwill amortization expense..........................      217,378        234,468        234,468
     Amortization of bond discount/premium..................      109,529        114,223        124,842
     Cumulative effect adjustment for change in accounting
       for development costs................................           --             --      4,269,488
     Realized capital gains.................................      (14,088)            --             --
     Changes in:
       Accrued investment income............................      (29,843)       (16,877)       (22,809)
       Receivable from affiliates...........................      618,304     (1,028,744)      (671,270)
       Unearned revenue.....................................        5,123            901             --
       Reinsurance receivables..............................     (456,359)      (290,302)            --
       Deferred acquisition costs...........................   (2,242,156)      (327,720)            --
       Deferred gain from modified coinsurance agreement....      965,762        318,028             --
       Accrued expenses and other liabilities...............    1,525,082        438,600         78,756
       Other assets.........................................     (680,297)       (94,530)        (4,231)
                                                              -----------    -----------    -----------
Net cash used in operating activities.......................   (7,260,209)    (5,404,402)    (4,687,170)
INVESTING ACTIVITIES
  Purchases of fixed maturity securities....................           --       (453,975)    (4,444,806)
  Proceeds from sales, maturities and repayments of fixed
     maturity securities....................................    1,509,785      2,535,000             --
                                                              -----------    -----------    -----------
Net cash (used in) provided by investing activities.........    1,509,785      2,081,025     (4,444,806)
FINANCING ACTIVITIES
Capital contributions from parent...........................    5,184,643      5,320,065      4,577,887
                                                              -----------    -----------    -----------
Net cash provided by financing activities...................    5,184,643      5,320,065      4,577,887
                                                              -----------    -----------    -----------
(Decrease) increase in cash and cash equivalents............     (565,781)     1,996,688     (4,554,089)
Cash and cash equivalents at beginning of year..............    9,949,167      7,952,479     12,506,568
                                                              -----------    -----------    -----------
Cash and cash equivalents at end of year....................  $ 9,383,386    $ 9,949,167    $ 7,952,479
                                                              ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2001

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OPERATION

Sage Life Assurance of America, Inc. (the "Company") is domiciled in Delaware and is a wholly-owned subsidiary of Sage Life Holdings of America, Inc. ("SLHA"). SLHA is owned 9.9% by Swiss Re Life and Health America, Inc. ("Swiss Re", formerly Life Reassurance Corporation of America), and 90.9% owned by Sage Insurance Group, Inc. ("SIGI"), a wholly-owned indirect subsidiary of Sage Group Limited, a South African company ("Sage Group").

The Company is licensed to write business in all states with the exception of New York. In 1998 the Company formed Sage Life Assurance Company of New York ("Sage New York") as a wholly-owned subsidiary. Sage New York is in the process of obtaining its license in the State of New York.

DESCRIPTION OF BUSINESS

The Company develops and markets variable annuity and variable life insurance products. Sales of these products to the retail public are made by registered representatives of unaffiliated broker-dealers that have entered into selling agreements with the principal underwriter for the product, Sage Distributors, Inc., an affiliate of the Company.

Significant sales activity began in the third quarter of 2000. Gross sales for 2001 and 2000 were approximately $68,900,000 and $21,110,000, respectively. Approximately 40% of the gross sales for 2001 and 35% of the separate account assets under management at December 31, 2001 were produced through two broker-dealers. A significant amount of the gross sales for 2000 were produced through one broker-dealer that was subsequently purchased by an unaffiliated company and is no longer covered under a selling agreement with the Company.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States and reflect the consolidated accounts of the Company and its wholly-owned subsidiary. All intercompany balances and transactions have been eliminated.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions relate to the amortization of deferred acquisition costs and deferred gain from the modified coinsurance agreement. These involve surrenders, investment return, growth in allocations to variable funds options by contract owners, and maintenance expenses. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with a maturity of three months or less from the date of purchase to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates fair value.

INVESTMENTS

The Company has classified all of its fixed maturity investments as available-for-sale. Those investments are carried at fair value and changes in unrealized gains and losses are reported as a component of stockholder's equity, net of applicable deferred federal income taxes. Fair values are determined by quoted market prices.

Equity securities, consisting of seed money investments, are carried at fair value based on quoted market prices.

Realized gains on the disposal of investments are determined by the specific identification method.

Deferred Acquisition Costs and Sales Inducements

The costs of acquiring new business, which vary with and are primarily related to the production of new business, are being deferred net of reinsurance. These costs include commissions, costs of contract issuance, and certain selling expenses. These costs are being amortized in proportion to expected gross profits from interest, expense, mortality and surrender margins. This amortization is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. During 2001 and 2000, the Company capitalized,

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


$2,192,000 and $328,000, net of reinsurance ceded. During 2001, the Company recorded, net of reinsurance ceded, amortization and interest accretion of $45,000 and $95,000, respectively.

The Company also offers sales inducements that enhance the investment yield on the amount allocated to the fixed option by contract owners. Such inducements are deferred and amortized in a manner similar to deferred acquisition costs. At December 31, 2001 and 2000 deferred sales inducements were $604,000 and $16,000, respectively, and are included in other assets in the accompanying balance sheets.

REINSURANCE

During 2000, the Company entered into a modified coinsurance agreement (the "Modco Agreement") with Swiss Re. Under the Modco Agreement, the Company cedes a quota share of the premiums related to the majority of its variable business to Swiss Re. The Modco Agreement provides the Company with additional capacity for growth in supporting the cash strain from the Company's variable business.

In addition, the Company has entered into reinsurance arrangements that reinsure certain morality risks associated with the death benefit and accidental death benefit features of the contracts as well as other contract guarantees.

Reinsurance contracts are accounted for in a manner consistent with the underlying contracts.

Deferred acquisition costs in the accompanying balance sheets are net of quota share ceded under the Modco Agreement. The deferred gain from the Modco Agreement in the accompanying balance sheets represents the commission received by the Company in excess of the quota share percentage. Contract liabilities and associated assets are reported on a gross basis.

Reinsurance premiums ceded for the guarantees in the contracts and the corresponding reinsurance recoveries on benefits and claims incurred are included in contract owner benefits.

Reinsurance does not relieve the Company from its obligations to contract owners. The Company remains primarily liable to the contract owners to the extent that any reinsurer does not meet its obligations under the reinsurance agreements.

SEPARATE ACCOUNTS

The separate account assets and liabilities reported in the accompanying balance sheets represent funds that are separately administered, principally for the benefit of certain contract owners who bear the investment risk. The separate account assets and liabilities are carried at fair value based on quoted market prices. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account contract owners, are excluded from the amounts reported in the accompanying statements of operations.

Separate account assets consist of mutual funds, bonds, short-term investments, transfers due from the general account and cash and cash equivalents. The Company provides return guarantees determined periodically by management that vary based on the length of the guarantee period ranging from one to ten years subject to a minimum guaranteed return of 3% of the average investment balance to contract owners selecting any of the fixed options. Withdrawals from fixed options prior to the end of the guarantee period are subject to a market value adjustment based on interest rate levels at the time of the withdrawal.

For contract owners that do not select the fixed option, there are no minimum guarantees and the investment risk associated with market value changes are borne entirely by the contract owner.

At December 31, 2001 and 2000 the separate account liabilities included approximately $28,521,000 and $17,780,000, respectively, relating to annuity contracts for which the contract owner is guaranteed a fixed rate of return.

CONTRACT LIABILITIES
The Company has no contract liabilities in its general account at December 31, 2001 and 2000. All contract liabilities are in the separate account and are comprised of all payments received adjusted for investment experience, contract owner charges, assessments and withdrawals related to the underlying contracts.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


RECOGNITION OF REVENUE AND CONTRACT BENEFITS

Revenues for variable annuity contracts consist of charges against contract owner account values for mortality and expense risks, administration fees, surrender charges and annual maintenance fees. Revenues for variable life insurance contracts consist of charges against contract owner account values for mortality and expense risks, administration fees, cost of insurance fees, surrender charges and annual maintenance fees.

Contract owner benefits include first year bonus credits and the amount of guaranteed investment income credited to the fixed account.

Benefit reserves for variable annuity and variable life insurance contracts represent the account values of the contracts and are included in the separate account liabilities.

The Company defers the non-level portions of mortality and expense risk fees and annual maintenance fees as unearned revenue. Such revenue is recognized generally in proportion to expected gross profits on the underlying business.

GOODWILL

On December 31, 1996 the Company was purchased by SIGI from Security First Life Insurance Company. The amount paid in excess of the acquired assets was recorded as goodwill and is being amortized on a straight-line basis over thirty years. The carrying value of goodwill is regularly reviewed for indications of impairment in value. The Company utilizes sales forecasts to project future distributable earnings as a basis for an indication of impairment of goodwill. These current projections support the value of goodwill. Accumulated amortization at December 31, 2001 and 2000 was approximately $1,155,000 and $938,000, respectively.

DEVELOPMENT EXPENSES

Prior to January 1, 1999, costs incurred in the development of the Company's products, systems and distribution channels were classified as development expenses. These development costs were capitalized and amortized on a straight-line basis over fifteen years. Pursuant to the adoption of Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities", the Company is required to charge to expense all development costs incurred. In addition, the Company was required to write-off any unamortized capitalized development costs on January 1, 1999. The one time write-off of the unamortized capitalized development expenses was $4,270,000.

FEDERAL INCOME TAXES

Federal income taxes are accounted for using the liability method. Using this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

NEW ACCOUNTING STANDARD

In July 2001, the Financial Accounting Standards Board issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), that changes how companies must account for goodwill and other intangible assets. With the adoption of SFAS No. 142, goodwill is no longer subject to periodic amortization over its estimated useful life, but rather will be subject to at least an annual assessment for impairment by applying a fair-value based test. Acquired intangible assets must be recognized and amortized over their useful lives. Acquired intangible assets with indefinite lives are not subject to periodic amortization under the new rules but would be subject to periodic assessment for impairment The provisions of SFAS No. 142 are effective January 1, 2002 for goodwill and other intangible assets acquired before July 1, 2001.

The Company will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. Application of the nonamortization provisions of SAFS No. 142 is expected to result in a reduction of expenses of approximately $235,000 per year. During 2002, the Company will perform the first of the required impairment tests of goodwill as of January 1, 2002 and has not yet determined what the effect of these tests will be on the earnings and financial position of the Company.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


RECLASSIFICATIONS

Certain reclassifications have been made to prior years' financial statement amounts to conform to the 2001 presentation.

2. INVESTMENTS

Investments in fixed maturity securities at December 31 consist of the following:

                                                               GROSS         GROSS
                                               AMORTIZED     UNREALIZED    UNREALIZED       FAIR
                                                 COST          GAINS         LOSSES         VALUE
                                              -----------    ----------    ----------    -----------
2001
U.S. Government obligations.................  $ 6,988,499     $ 90,183      $  4,822     $ 7,073,860
Corporate obligations.......................    6,498,015      143,914        63,535       6,578,394
                                              -----------     --------      --------     -----------
                                              $13,486,514     $234,097      $ 68,357     $13,652,254
                                              ===========     ========      ========     ===========
2000
U.S. Government obligations.................  $ 7,075,997     $ 17,991      $159,070     $ 6,934,918
Corporate obligations.......................    8,015,742        9,093       298,984       7,725,851
                                              -----------     --------      --------     -----------
                                              $15,091,739     $ 27,084      $458,054     $14,660,769
                                              ===========     ========      ========     ===========

At December 31, 2001 securities with an amortized cost and fair value of approximately $5,441,000 and $5,492,000, respectively, were held by trustees in various amounts in accordance with the statutory requirements of certain states in which the Company is licensed to conduct business.

The amortized cost and fair value of fixed maturity securities by contractual maturity at December 31, 2001 are summarized below. Actual maturities will differ from contractual maturities because certain borrowers have the right to call or prepay obligations.

                                                               AMORTIZED        FAIR
                                                                 COST           VALUE
                                                              -----------    -----------
Due in one year or less.....................................  $   401,030    $   408,562
Due after one year through five years.......................    7,760,333      7,968,515
Due after five years through ten years......................    5,325,151      5,275,177
                                                              -----------    -----------
Total.......................................................  $13,486,514    $13,652,254
                                                              ===========    ===========

During 2001, the Company's parent contributed equity securities with a fair value of $1,082,000 to the Company. Such equity securities represent seed money in two funds sponsored by Sage Life Investment Trust. At December 31, 2001, the fair value of such securities was $1,097,000.

Investment income by major category of investment is summarized as follows:

                                                                2001          2000          1999
                                                             ----------    ----------    ----------
Fixed maturity securities..................................  $1,874,721    $1,397,699    $  907,068
Cash and cash equivalents..................................     370,075       572,086       461,367
                                                             ----------    ----------    ----------
Total investment income....................................   2,244,796     1,969,785     1,368,435
Investment expenses........................................    (136,299)      (81,613)      (78,239)
                                                             ----------    ----------    ----------
Net investment income......................................  $2,108,497    $1,888,172    $1,290,196
                                                             ==========    ==========    ==========

Proceeds from the sale of fixed maturity securities were $1,510,000 during 2001 resulting in gross realized gains of $14,000.

3. MODIFIED COINSURANCE AGREEMENT

Under the Modco Agreement, the Company cedes a quota share of the premiums related to the majority of its variable business to Swiss Re. During 2001 and 2000 the Company ceded premiums of approximately $39,970,000 and $14,106,000,

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

3. MODIFIED COINSURANCE AGREEMENT (CONTINUED)


respectively. Contract charges and fees for 2001 and 2000 are net of approximately $230,000 and $8,000, respectively, ceded to Swiss Re. Contract owner benefits are net of $123,000 and $30,000 ceded to Swiss Re in 2001 and 2000, respectively.

4. FEDERAL INCOME TAXES

The Company files a separate life insurance company federal income tax return. Beginning in 2002, the Company may be included in the consolidated federal income tax return of Sage Holdings (U.S.A.), Inc. and its subsidiaries.

The provision for federal income taxes varies from the amount which would be computed using the Federal statutory income tax rate as follows:

                                                              2001           2000           1999
                                                           -----------    -----------    -----------
Pre-tax loss.............................................  $(7,278,644)   $(4,752,449)   $(8,696,414)
Application of the federal statutory tax rate - 34%......   (2,474,739)    (1,615,833)    (2,956,781)
Change in valuation allowance............................    2,551,734      1,614,188      2,907,523
Other....................................................      (76,995)         1,645         49,258
                                                           -----------    -----------    -----------
Total income tax provision...............................  $        --    $        --    $        --
                                                           ===========    ===========    ===========

The Company's deferred tax assets and liabilities are comprised of the following at December 31:

                                                                 2001          2000
                                                              ----------    ----------
Deferred tax assets:
  Net operating loss carryforwards..........................  $7,682,789    $5,132,087
  Unrealized loss on depreciation of investments............          --       146,530
  Reserves..................................................     282,527        37,732
  Deferred gain from Modco Agreement........................     436,489       108,130
  Unearned revenue..........................................      82,944        32,447
  Other.....................................................      37,718         7,808
                                                              ----------    ----------
  Total deferred tax assets.................................   8,522,467     5,464,734
Deferred tax liabilities:
  Goodwill..................................................    (378,729)     (304,214)
  Deferred policy acquisition costs.........................    (712,167)     (116,926)
  Unrealized gain on appreciation of investments............     (60,807)           --
  Other.....................................................     (13,093)      (30,319)
                                                              ----------    ----------
Total deferred tax liabilities..............................  (1,164,796)     (451,459)
Valuation allowance for deferred tax assets.................  (7,418,478)   (4,866,745)
                                                              ----------    ----------
Net deferred tax asset (liability)..........................  $  (60,807)   $  146,530
                                                              ==========    ==========

Based upon the lack of historical operating earnings and the uncertainty of operating earnings in the future, management has determined that it is not more likely than not that the deferred tax assets will be fully recognized. Accordingly, a valuation allowance has been recorded.

The Company has separate company net operating loss carryforwards of approximately $22,596,000 at December 31, 2001, which expire between 2012 and 2016.

5. STATUTORY INFORMATION AND DIVIDEND RESTRICTIONS

Statutory-basis net loss and capital and surplus of the Company are as follows:

                                                              2001           2000           1999
                                                           -----------    -----------    -----------
Net loss.................................................  $(7,661,509)   $(1,948,877)   $  (389,023)
Capital and surplus......................................   25,367,701     26,505,917     25,973,744

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

5. STATUTORY INFORMATION AND DIVIDEND RESTRICTIONS (CONTINUED)


The National Association of Insurance Commissioners ("NAIC") requires insurance companies to report information regarding minimum Risk Based Capital ("RBC") requirements. These requirements are intended to allow insurance regulators to identify companies that may need regulatory attention. The RBC Model Law requires that insurance companies apply various factors to asset, premium and reserve items, all of which have inherent risks. The formula includes components for asset risk, insurance risk, interest risk and business risk. At December 31, 2001, the Company's total adjusted capital exceeded RBC requirements.

We are subject to state regulatory restrictions that limit the maximum amount of dividends payable. Subject to certain net income carryforward provisions as described below, we must obtain approval of the Insurance Commissioner of the State of Delaware in order to pay, in any 12-month period, "extraordinary" dividends which are defined as those in excess of the greater of 10% of surplus as regards contract owners as of the prior year-end and statutory net income less realized capital gains for such prior year. We may pay dividends only out of earned surplus. In addition, we must provide notice to the Insurance Commissioner of the State of Delaware of all dividends and other distributions to Sage Life Holdings, within five business days after declaration and at least ten days prior to payment. At December 31, 2001, we could not pay a dividend to Sage Life Holdings without prior approval from state regulatory authorities as we currently do not have earned surplus. Additionally, we have paid no dividends since the commencement of our operations.

We are subject to the laws of the State of Delaware governing insurance companies and to the regulations of its Department of Insurance (the "Insurance Department"). Annually, we file a detailed financial statement in the prescribed form (the "Statement") with the Insurance Department covering our operations for the preceding year and our financial condition as of the end of that year. Regulation by the Insurance Department means that it may examine our books and records to determine, among other things, whether reported contract liabilities and reserves are computed in accordance with statutory accounting practices prescribed or permitted by the Insurance Department. The Insurance Department, under the auspices of the NAIC, periodically conducts a full examination of the Company's operations.

In addition, we are subject to regulation under the insurance laws of all jurisdictions in which we operate. These laws establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements, and regulating the types and amounts of investments permitted. We must file the Statement with supervisory agencies in each of the jurisdictions in which we operate, and our operations and accounts are subject to examination by these agencies at regular intervals.

Our statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the Delaware Insurance Department. Prior to January 1, 2001, "prescribed" statutory accounting practices are interspersed throughout state insurance laws and regulations, the NAIC's Accounting Practices and Procedures Manual and a variety of NAIC publications. "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future.

Effective January 1, 2001, the NAIC has revised the Accounting Practices and Procedures Manual in a process referred to as Codification. The revised manual has changed, to some extent, prescribed statutory accounting practices used to prepare statutory-basis financial statements. However, the effect of these changes did not result in a reduction in our statutory-basis capital and surplus.

6. RELATED PARTY TRANSACTIONS

The Company has a cost sharing agreement with SIGI whereby the entities share personnel costs, office rent and equipment costs. These costs are allocated between the companies based upon the estimated time worked, square footage of space utilized and upon estimated usage of equipment, respectively. At December 31, 2001 and 2000 amounts due from SIGI under this agreement were approximately $1,081,000 and $989,000, respectively.

The Company receives administrative fees for investments held under management by Sage Advisors, Inc. ("Sage Advisors"), an affiliated company. Sage Advisors is the investment advisor for the Sage Life Investment Trust (the "Trust"). The Trust is comprised of four investment funds that are available to variable contract owners of the Company.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

6. RELATED PARTY TRANSACTIONS (CONTINUED)


Income received from Sage Advisors was approximately $29,000 and $50,000 in 2001 and 2000, respectively. At December 31, 2000, approximately $4,000 was due from Sage Advisors.

During 2001, the Company paid wholesaling allowances of approximately $413,000 to Sage Distributors. These costs were capitalized and are being amortized as acquisition costs.

7. COMMITMENTS

The Company has made a commitment to the Michigan Department of Insurance to maintain statutory-basis capital and surplus at an amount not less than $25,000,000 in order to remain a licensed insurer in that state. Subsequent to that commitment, SLHA entered into a Preferred Stock Purchase Agreement with Swiss Re whereby the Company is also required to maintain statutory-basis capital and surplus of not less than $25,000,000. Should the Company's statutory-basis capital and surplus fall below $25,000,000 and remain uncured for 60 days, the Preferred Stock Purchase Agreement provides that, subject to obtaining regulatory approval each share of preferred stock shall be entitled to a number of votes sufficient to provide preferred shareholders 51% of the voting interest in SLHA.

Based on the Company's business plans, SLHA and/or its affiliates will require outside financing towards the end of the first quarter of 2002 to continue to provide for the Company's cash needs in order to maintain statutory-basis capital and surplus at $25,000,000.

8. EMPLOYEE BENEFITS

After completion of one year of service with the Company, all employees participate in a defined contribution pension plan (the "Plan") sponsored by SIGI. Under the Plan, benefits are based on a percentage of base annual salary and are vested 100% after three years of service with the Company. All contributions to the plan are directly expensed at the time of contribution and amounted to approximately $86,000, $78,000 and $70,000 in 2001, 2000 and 1999,
respectively.

9. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                                                              THREE MONTHS ENDED
                                              --------------------------------------------------
                                              MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31
                                              --------    -------    ------------    -----------
                                                                (in thousands)
2001
Net investment income.......................  $   608     $  652       $   502         $   346
Total revenues..............................      626        680           536             429
Total benefits and expenses.................    1,999      2,593         2,458           2,499
Net loss....................................   (1,373)    (1,914)       (1,921)         (2,071)
2000
Net investment income.......................  $   349     $  352       $   489         $   698
Total revenues..............................      364        651           159             768
Total benefits and expenses.................    1,878      1,021         2,389           1,405
Net loss....................................   (1,514)      (370)       (2,230)           (638)

Certain quarterly amounts presented in the table above have been reclassified to conform to the financial statement presentation included in the accompanying statements of operations.

                      TABLE OF CONTENTS OF THE STATEMENT OF
                             ADDITIONAL INFORMATION

Additional information about the Contracts and The Sage Variable Annuity Account A is contained in the Statement of Additional Information. You can obtain a free copy of the Statement of Additional Information by writing to us at the address shown on the front cover or by calling (877) 835-7243 (Toll Free). The following is the Table of Contents for the Statement of Additional Information.

                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS

Assignment

Change of Owner, Beneficiary or Annuitant

Misstatement and Proof of Age, Sex or Survival

Incontestability

Participation

Beneficiary Designation

Tax Status of the Contracts
         Diversification Requirements
         Owner Control
         Required Distributions from Non-Qualified Contracts
         Multiple Contracts
         Partial 1035 Exchanges
         Contracts Owned by Other Than Natural Persons
         Tax Treatment of Assignments or Transfer of Ownership
         Gifting a Contract
         Withdrawals - Investment Adviser Fees
         Income Tax Withholding
         Taxation of Death Benefit Proceeds
         Taxation of Withdrawals - Non-Qualified Contracts
         Delayed Annuity Payments
         Qualified Contracts
         Qualified Plans Tax Treatment of Withdrawals - Qualified Contracts Required Distributions

Calculation of Historical Performance Data
         Money Market Sub-Account Yields
         Other Variable Sub-Account Yields
         Average Annual Total Returns
         Other Total Returns
         Effect of the Annual Administration Charge on Performance Data Use of Indexes
         Other Information

Income Payment Provisions
         Amount of Fixed Income Payments
         Amount of Variable Income Payments
         Income Units
         Income Unit Value
         Exchange of Income Units

Safekeeping of Account Assets

Legal Matters

Other Information

Financial Statements

================================================================================
                  APPENDIX A - MORE INFORMATION ABOUT THE FUNDS
================================================================================

1.   Investment Objectives and Strategies:

     Below are the investment objectives and strategies of each of the Funds available under the Contract. There is no assurance that these objectives will be met. Not every Fund may be available in every state or in every market.

     The Fund prospectuses contain more complete information including a description of the investment objectives, policies, restrictions and risks of each Fund.

AIM VARIABLE INSURANCE FUNDS (Series I Shares)

A I M Advisors, Inc. advises the AIM Variable Insurance Funds.

AIM V.I. GOVERNMENT SECURITIES FUND. This Fund seeks to achieve a high level of current income consistent with reasonable concern for safety of principal. The Fund normally invests at least 80% of its net assets in debt securities issued, guaranteed or otherwise backed by the U.S. Government.

AIM V.I.  CORE EQUITY FUND  (formerly  AIM V.I.  Growth and Income  Fund).  This
Fund's primary objective is growth of capital with a secondary objective of current income. It seeks to meet its objectives by normally investing at least 80% of its net assets in equity securities, including convertible securities of established companies that have long-term above-average growth in earnings and dividends, and potential for above-average growth in earnings and dividends.

AIM V.I.  INTERNATIONAL  GROWTH FUND  (formerly  AIM V.I.  International  Equity
Fund). This Fund's investment objective is to provide long-term growth of capital. It seeks to meet its objective by investing in a diversified portfolio of international equity securities whose issuers are considered to have strong earnings momentum.

AIM V.I. PREMIER EQUITY FUND (formerly AIM V.I. Value Fund). This Fund's primary objective is to achieve long-term growth of capital with income as a secondary objective. The Fund normally invests at least 80% of its net assets in equity securities.

THE ALGER AMERICAN FUND

Fred Alger Management, Inc. advises The Alger American Fund.

ALGER AMERICAN MIDCAP GROWTH PORTFOLIO. This Fund seeks long-term capital appreciation. It focuses on midsize companies with promising growth potential. Under normal circumstances, the portfolio invests primarily in the equity securities of companies having a market capitalization within the range of companies in the S&P MidCap 400 Index.

ALGER AMERICAN INCOME & GROWTH PORTFOLIO. This Fund primarily seeks to provide a high level of dividend income; its secondary goal is to provide capital appreciation. The Portfolio invests in dividend paying equity securities, such as common or preferred stocks, preferably those which the Manager believes also offer opportunities for capital appreciation.

ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO. This Fund seeks long-term capital appreciation. It focuses on small, fast-growing companies that offer innovative products, services or technologies to a rapidly expanding marketplace. Under normal circumstances, the portfolio invests primarily in the equity securities of small capitalization companies. A small capitalization company is one that has a market capitalization within the range of the Russell 2000 Growth Index or the S&P SmallCap 600 Index.

INVESCO VARIABLE INVESTMENT FUNDS, INC.

INVESCO Funds Group, Inc. is the investment adviser for the Funds.

INVESCO VIF - GROWTH FUND (formerly INVESCO VIF Blue Chip Growth Fund). This Fund seeks long-term capital growth. It also seeks current income. The Fund normally invests at least 65% of its assets in common stocks of large companies. We define large companies as companies that are included in the Russell 1000 Growth Index at the time of purchase, or if not included in that Index, have market capitalizations of at least $5 billion at the time of purchase. INVESCO tries to identify companies that have - or are expected to have - growing earnings, revenues and strong cash flows. INVESCO also examines a variety of industries and businesses, and seeks to purchase the securities of companies that we believe are best situated to grow in their industry categories. The Fund may invest in preferred stocks, as well as in securities of foreign companies.

INVESCO VIF - HEALTH SCIENCES FUND. This Fund seeks capital appreciation. The Portfolio normally invests at least 80% of its assets in the equity securities of companies that develop, produce or distribute products or services related to health care. These companies include, but are not limited to, medical equipment or supplies, pharmaceuticals, biotechnology and healthcare providers and service companies. The investment advisor attempts to blend well-established healthcare firms with faster-growing, more dynamic health care companies. Well-established health care companies typically provide liquidity and earnings visibility for the Portfolio and represent core holdings in the Fund.

INVESCO VIF - TECHNOLOGY FUND. This Fund seeks capital growth and normally invests at least 80% of its assets in equity securities and equity-related instruments of companies engaged in technology-related industries. These include, but are not limited to, applied technology, biotechnology, communications, computers, electronics, Internet IT services and consulting, software, telecommunication equipment and services, IT infrastructure and networking companies. Many of these products and services are subject to rapid obsolescence, which may lower the market value of the securities of the companies in this sector. While the Fund's investments are diversified across the technology sector, the Fund's investments are not as diversified as most mutual funds, and far less diversified than the broad securities markets because the Fund's portfolio is limited to a comparatively narrow segment of the economy. This means that the Fund tends to be more volatile than other mutual funds, and the value of its portfolio investments tends to go up and down more rapidly. As a result, the value of a Fund shares may rise or fall rapidly.

INVESCO VIF - FINANCIAL SERVICES FUND. This fund seeks capital appreciation. The Portfolio normally invests at least 80% of its assets in the equity securities of companies involved in the financial services sector. These companies include, but are not limited to, banks (regional and money-centers), insurance companies (life, property and casualty, and multiline), investment and miscellaneous industries (asset managers, brokerage firms, and government-sponsored agencies) and suppliers to financial services companies. The investment advisor seeks companies which it believes can grow their revenues and earnings in a variety of interest rate environments - although securities prices of financial services companies generally are interest rate sensitive.

MFSR VARIABLE INSURANCE TRUSTSM (Initial Class)

MFS Investment ManagementR advises the MFSR Variable Insurance TrustSM.

MFS INVESTORS TRUST SERIES (formerly, MFS Growth With Income Series). This Fund seeks mainly to provide long-term growth of capital and secondarily to provide reasonable current income. The Fund invests, under normal market conditions, at least 65% of its total assets in common stocks and related securities, such as preferred stocks, convertible securities and depository receipts for those securities. The Fund will also seek to generate gross income equal to approximately 90% of the dividend yield of the Standard & Poor's 500 Composite Index.

MFS HIGH INCOME SERIES. This Fund seeks high current income by investing primarily in a professionally managed diversified portfolio of fixed income securities, some of which may involve equity features. The Fund invests, under normal market conditions, at least 80% of its net assets in high yield fixed income securities. Fixed income securities offering the high current income sought by the series generally are lower rated bonds (junk bonds).

MFS RESEARCH SERIES. This Fund seeks to provide long-term growth of capital and future income. The Fund invests, under normal market conditions, at least 80% of its total assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts. The Fund focuses on companies that the Fund's adviser believes have favorable prospects for long-term growth, attractive valuations based on current and expected earnings or cash flow, dominant or growing market share and superior management.

MFS TOTAL RETURN SERIES. This Fund primarily seeks to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with prudent employment of capital; its secondary objective is to take advantage of opportunities for growth of capital and income since many securities offering a better than average yield may also possess growth potential. The Fund is a "balanced fund," and invests in a combination of equity and fixed income securities. Under normal market conditions, the Fund invests
(i) at least 40%, but not more than 75%, of its net assets in common stocks and related securities (referred to as equity securities), such as preferred stocks, bonds, warrants or rights convertible into stock, and depositary receipts for those securities; and (ii) at least 25% of its net assets in non-convertible fixed income securities.

MFS CAPITAL OPPORTUNITIES SERIES. This Fund seeks capital appreciation. The Fund invests, under normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts for those securities. The Fund focuses on companies which the Fund's adviser believes have favorable growth prospects and attractive valuations based on current and expected earnings or cash flow.

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

Morgan Stanley Investment Management Inc. which does business in certain instances using the name Van Kampen, advises the Global Value Equity Portfolio, the Value Portfolio and the Mid Cap Value Portfolio.

GLOBAL VALUE EQUITY PORTFOLIO. This Fund seeks long-term capital appreciation by investing primarily in equity securities of issuers throughout the world, including U.S. issuers. The Fund's investment adviser seeks to maintain a diversified portfolio of global equity securities based on individual stock selection and emphasizes a bottom-up approach to investing that seeks to identify securities of issuers which it believes are undervalued.

MID CAP VALUE PORTFOLIO. This Fund seeks above-average total return over a market cycle of three to five years by investing primarily in common stocks of companies with equity capitalizations generally in the range of companies included in the S&P MidCap 400 Index. The Fund may purchase stocks that typically do not pay dividends.

VALUE PORTFOLIO. This Fund seeks above-average total return over a market cycle of three to five years by investing primarily in common stocks of companies with equity capitalizations greater than $2.5 billion. The Fund focuses on stocks that it believes are undervalued in comparison with the stock market as a whole, as measured by the S&P 500 Index. The Fund may purchase stocks that typically do not pay dividends. The Fund may invest, to a limited extent, in foreign equity securities.

OPPENHEIMER VARIABLE ACCOUNT FUNDS

OppenheimerFunds, Inc. manages Oppenheimer Variable Account Funds.

OPPENHEIMER BOND FUND/VA. This Fund seeks a high level of current income. Secondarily, this Fund seeks capital growth when consistent with its primary objective. The Fund will, under normal market conditions, invest at least 65% of its total assets in investment grade debt securities.

OPPENHEIMER CAPITAL APPRECIATION FUND/VA. This Fund seeks to achieve capital appreciation by investing in securities of well-known, established companies.

OPPENHEIMER MAIN STREET SMALL CAP FUND/VA. This Fund seeks capital appreciation. In seeking its investment objective, the Fund invests mainly in securities of "growth type" companies with market capitalizations of less than $2.5 billion.

SAGE LIFE INVESTMENT TRUST

Sage Advisors, Inc. is the investment manager to the Sage Life Investment Trust. SSGA Funds Management, Inc. subadvises the S&P 500(R) Equity Index Fund and Nasdaq-100 IndexR Fund. Conning Asset Management Company subadvises the Money Market Fund. Eagle Asset Management, Inc. subadvises the All-Cap Growth Fund.

S&P 500(R) EQUITY INDEX FUND. This Fund seeks to replicate as closely as possible the performance of the S&P 500 Composite Stock Price Index before the deduction of Fund expenses by investing at least 80% of its assets in the stocks of companies included in the S&P 500. These stocks are selected on the basis of computer-generated statistical data. The S&P 500 emphasizes stocks of large U.S. companies.

MONEY MARKET FUND. This Fund seeks to provide high current income consistent with the preservation of capital and liquidity through investment in short-term money market instruments. Although the Fund seeks to maintain a constant net asset value of $1.00 per share, there can be no assurance that the Fund can do so on a continuous basis. An investment in the Money Market Fund is not guaranteed. After charges are deducted from the Contract, it is possible, particularly in a lower short-term interest rate environment, that an investment in the Money Market Fund may result in a negative investment return.

NASDAQ-100 INDEXR FUND. This Fund seeks to provide investment returns that correspond to the performance of the Nasdaq-100 IndexR before the deduction of Fund expenses by investing at least 80% of its assets in the stocks of companies included in the Nasdaq 100. These stocks are selected on the basis of computer-generated statistical data. The Nasdaq-100 IndexR is a modified capitalization-weighted index composed of 100 of the largest non-financial domestic and international companies listed on the National Market tier of the Nasdaq Stock MarketSM.

ALL-CAP GROWTH FUND. This Fund seeks long-term capital appreciation by investing primarily in a diversified portfolio of common stocks. The investment adviser of the Fund will implement this strategy by investing at least 80% of its assets in the common stock of U.S. companies which have one or more of the following characteristics: projected earnings growth and return on equity greater than those of the S&P 500 average; dominance in their industries or market niches; the ability to create and sustain a competitive advantage; superior management teams; and high profit margins.

Below are the investment objectives and strategies of certain other Funds. THESE FUNDS ARE NO LONGER AVAILABLE FOR NEW SALES, ADDITIONAL PURCHASE PAYMENTS, OR TRANSFERS OF ACCOUNT VALUE (OTHER THAN TRANSFERS AS PART OF PRE-EXISTING DOLLAR-COST AVERAGING AND ASSET ALLOCATION PROGRAMS BEGUN BEFORE THE FUND WAS CLOSED).

T. ROWE PRICE EQUITY SERIES, INC.

T. Rowe Price Associates, Inc. provides investment management to the T. Rowe Price Equity Series, Inc.

T. ROWE PRICE EQUITY INCOME PORTFOLIO. This Fund seeks to provide substantial dividend income as well as long-term growth of capital through investments in the common stocks of established companies.

T. ROWE PRICE MID-CAP GROWTH PORTFOLIO. This Fund seeks to provide long-term capital appreciation by investing in mid-cap stocks with potential for above-average earnings. Mid-cap companies are defined as those whose market capitalization falls within the range of companies in the S&P MidCap 400 Index or the Russell Mid-Cap Growth Index. T. ROWE PRICE PERSONAL STRATEGY BALANCED PORTFOLIO. The Fund seeks to provide the highest total return over time, consistent with an emphasis on both capital appreciation and income. The Personal Strategy Balanced Portfolio invests in a diversified portfolio consisting approximately of 60% stocks, 30% bonds, and 10% money market securities.

LIBERTY VARIABLE INVESTMENT TRUST.

Liberty Advisory Services Corp. provides investment management and advisory services to the funds in the Liberty Variable Investment Trust. Colonial Management Associates, Inc. sub-advises the High Yield Securities Fund, the U.S. Growth and Income Fund, the Small Cap Value Fund, and the Strategic Income Fund. Stein Roe & Farnham Incorporated sub-advises the Global Utilities Fund. Newport Fund Management, Inc. sub-advises the Tiger Fund. Liberty Asset Management Company sub-advises the All-Star Equity Fund.

COLONIAL HIGH YIELD SECURITIES FUND, VARIABLE SERIES. This Fund seeks current income and total return by investing primarily in lower-rated corporate debt securities (commonly referred to as "junk bonds").

COLONIAL SMALL CAP VALUE FUND, VARIABLE SERIES. This Fund seeks long-term growth by investing primarily in smaller capitalization stocks of U.S. companies.

COLONIAL STRATEGIC INCOME FUND, VARIABLE SERIES. This Fund seeks current income, as is consistent with prudent risk and maximizing total return, by diversifying investments primarily in U.S. and foreign government and lower rated corporate debt securities.

COLONIAL U.S. GROWTH & INCOME FUND, VARIABLE SERIES. This Fund seeks long-term growth and income by investing primarily in large capitalization stocks. Up to 10% of its assets may be invested in debt securities. The Fund is generally managed in accordance with Morningstar, Inc. guidelines for a "Large-Cap Value" fund.

LIBERTY ALL-STAR EQUITY FUND, VARIABLE SERIES. This Fund seeks total investment return, comprised of long-term capital appreciation and current income, through investment primarily in a diversified portfolio of equity securities.

NEWPORT TIGER FUND, VARIABLE SERIES. This Fund seeks long-term capital appreciation by investing primarily in stocks of companies located in the ten Tiger countries of Asia (Hong, Kong, Singapore, South Korea, Taiwan, Malaysia, Thailand, India, Indonesia, The People's Republic of China and the Philippines).

STEIN ROE GLOBAL UTILITIES FUND, VARIABLE SERIES. This Fund seeks current income and long-term growth of capital and income by investing primarily in U.S. and foreign securities of utility companies.

STEINROE VARIABLE INVESTMENT TRUST

Stein Roe & Farnham Incorporated advises the Funds in the SteinRoe Variable Investment Trust. Nordea Investment Management North America, Inc. sub-advises a portion of the Balanced Fund's foreign securities.

STEIN ROE GROWTH STOCK FUND, VARIABLE SERIES. This Fund seeks long-term growth of capital through investment primarily in common stocks of large-cap companies. The Fund may invest up to 25% of its assets in foreign stocks. The Fund is generally managed in accordance with the Morningstar, Inc. guidelines for a "Large Growth" fund.

STEIN ROE BALANCED FUND, VARIABLE SERIES. This Fund seeks high total investment return through a changing mix of common stocks, bonds, and cash. The Fund invests primarily in well-established large-cap companies. The Fund is generally managed in accordance with the Morningstar, Inc. guidelines for a "Domestic Hybrid" fund.

2.   Additional Fund Information:

     The  following  information,   among  other  things,  may  be  included  in
advertisements and marketing materials relating to this product in order to illustrate how the portfolio managers seek to achieve the above investment objectives and strategies.

..    The portfolio manager's approach to investment management which may include portfolio selection and timing of purchases.

..    The name, education and experience of the portfolio manager.

..    Investment  adviser  information  which  may  include,  size,  assets,  and location.

..    Portfolio holdings.

..    Statistics -- which may include portfolio  statistics such as size, assets, and average duration and maturity of the portfolio.

..    Geographic allocation of portfolios.

..    Portfolio quality ratings.

..    Information relating to a relevant benchmark.

..    Identification  of  portfolios  by  the  investment  categories,  portfolio sectors or industry groups in which they fall.

3.   Principal Fund Investment Risks:

     Government Securities: A portfolio that invests in government securities is subject to credit risk and interest rate fluctuations. Interest rate increases can cause the price of a debt security to decrease. The longer a debt security's duration, the more sensitive it is to this risk. Further, some of the securities purchased by the fund are not guaranteed by the U.S. government. The agency or instrumentality issuing the security may default or otherwise be unable to honor a financial obligation.

     Growth and Income: A portfolio that invests primarily in equity securities is subject to the risk that the price of a security held by the portfolio will fall due to changing economic, political or market conditions or disappointing earnings results. Because the Portfolio focuses on growth- style stocks, the Portfolio's performance may at times be better or worse than the performance of stock funds that focus on other types of stocks, or that have a broader investment style. Additionally, interest rate increases can cause the price of a debt security to decrease.

     International: A portfolio that invests in foreign securities involves above-average risk. Many international markets are much less liquid and much more changeable than the U.S. Market. Foreign investments may be subject to volatility from political or economic factors or from changing currency values.

     Value: A portfolio that invests primarily in equity securities is subject to the risk that the price of a security held by the portfolio will fall due to changing economic, political or market conditions or disappointing earnings results. Additionally, the portfolio manager's judgment that a particular security is undervalued in relation to the company's fundamental economic values may prove incorrect. Stocks of undervalued companies may never achieve their potential value.

     Mid Cap: A portfolio that invests in medium-sized companies is subject to increased risk that may result from such factors as inexperienced management and limited financial resources.

     Small Cap: A portfolio that invests in smaller, less seasoned companies is subject to the risks that the companies' shares may be less liquid as well as such factors as inexperienced management and limited financial resources.

     High Yield: A portfolio that primarily invests in low-grade corporate bonds may have a higher default risk, less liquidity and greater sensitivity to changes in the economy than investment-grade securities.

     Sector: A portfolio that primarily invests in securities that are concentrated in a specific sector of the market is subject to the risk that changes in the specific sector will have a significant effect on the portfolio's net asset value. Balanced: A portfolio that allocates its investments between equity and fixed income securities is subject to the risk that the portfolio could miss attractive investment opportunities by underweighting markets where there are significant returns and could lose value by overweighting markets where there are significant declines.

     Bond: A portfolio that invests in debt securities is subject to credit risk. Credit risk relates to the ability of the issuer of a security to make interest and principal payments on the security as they become due. Securities that are below investment grade are subject to greater risk in that the issuers of those securities might not meet their debt obligations.

     Equity Index: A portfolio that invests in securities which seek to match a stock market index, is subject to market risk. Market risk is the risk that the price of a security held by the portfolio will fall due to changing market, economic or political conditions.

     Money Market: A portfolio that invests in money market securities seeks to maintain a stable net asset value of $1.00. This investment option is neither insured nor guaranteed by the U.S. Government and there can be no assurance that it will be able to maintain a stable net asset value of $1 per share.

     Global Utilities: A portfolio that primarily invests in U.S. and foreign securities of utility companies is subject to the risk that the price of a security held by the portfolio will fall due to changing market, economic or political conditions. Further, these securities are especially affected by changes in interest rates, as well as by general competitive and market forces in the industry. In addition, utility companies are affected by changes in government regulation. Foreign investments may be subject to volatility from political or economic factors or from changing currency values.

     Capital Appreciation: A portfolio that invests in equity securities is subject to the risk that the price of a security held by the portfolio will fall due to changing economic, political, or market conditions or disappointing earnings results.

     Equity Income: A portfolio that primarily invests in equity securities is subject to the risk that the price of a security held by the portfolio will fall due to changing economic, political or market conditions or disappointing earnings results.

================================================================================
                      APPENDIX B - MARKET VALUE ADJUSTMENT
================================================================================

     We will apply a Market Value Adjustment to amounts surrendered, withdrawn, transferred or applied to an Income Plan when taken from a Fixed Sub-Account more than 30 days before its Expiration Date. We apply a Market Value Adjustment separately to each Fixed Sub-Account. Surrender charges also may apply.

     For a surrender, withdrawal, transfer, borrowed amount or amount applied to a Settlement Option we will calculate the Market Value Adjustment by applying the factor below to the total amount (including any applicable surrender charge) that must be surrendered, withdrawn, transferred, borrowed or applied to an income plan in order to provide the amount requested.

     [(1 + I) / (1 + J + .0025)] to the power of N divided by the 365th  power -
     1

Where:

     . I is the Index Rate for a maturity equal to the Fixed Sub-Account's Guarantee Period at the time that we established the Sub-Account;

     .    J is the  Index  Rate  for a  maturity  equal  to the  time  remaining
          (rounded up to the next full year) in the Fixed Sub-Account's Guarantee Period, at the time of surrender, withdrawal, transfer, loan, or application to a Settlement Option; and

     . N is the remaining number of days in the Guarantee Period at the time of calculation.

We will apply Market Value Adjustments as follows:

     If the Market Value Adjustment is negative, we first deduct it from any remaining value in the Fixed Sub-Account. We then deduct any remaining negative Market Value Adjustment from the amount you surrender, withdraw, transfer, borrow, or apply to a Settlement Option.

     If the Market Value Adjustment is positive, we add it to any remaining value in the Fixed Sub-Account or the amount you surrender. If you withdraw, transfer, borrow, or apply to a Settlement Option the full amount of the Fixed Sub-Account, we add the Market Value Adjustment to the amount you withdraw, transfer, borrow, or apply to a Settlement Option.

                                  MVA EXAMPLES

     Example #1: Surrender -- Example of a Negative Market Value Adjustment

     Assume you invest $100,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 3.00% and an Index Rate ("I") of 2.50% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a surrender three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 3.50% at the time of the surrender, no prior transfers or withdrawals affecting this Fixed Sub-Account have been made, and no surrender charge is applicable.

CALCULATE THE MARKET VALUE ADJUSTMENT

1. The Account Value of the Fixed Sub-Account on the date of surrender is $109,273 ($100,000 x 1.03 ^(3))

2.   N = 2,555 (365 x 7)

3.   Market Value Adjustment = $109,273 x {[(1.025)/(1.0375)]^  (2555/365) -1) =
     - $8,889

Therefore, the amount paid on full surrender is $100,384 ($109,273 - $8,889).

     Example #2: Surrender -- Example of a Positive Market Value Adjustment

     Assume you invest $100,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 3.00% and an Index Rate ("I") of 2.50% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a surrender three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 1.50% at the time of the surrender, no prior transfers or withdrawals affecting this Fixed Sub-Account have been made, and no surrender charge is applicable.

CALCULATE THE MARKET VALUE ADJUSTMENT

1. The Account Value of the Fixed Sub-Account on the date of surrender is $109,273 ($100,000 x 1.03 ^ (3))

2.   N = 2,555 (365 x 7)

3.   Market Value Adjustment = $109,273 x {[(1.025)/(1.0175)]^(2555/365) -1) = +
     $5,764

Therefore, the amount paid on full surrender is $115,037 ($109,273 + $5,764).

     Example #3: Withdrawal -- Example of a Negative Market Value Adjustment

     Assume you invest $200,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 3.00% and an Index Rate ("I") of 2.50% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a withdrawal of $100,000 three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 3.50% at the time of withdrawal, no prior transfers or withdrawals affecting this Fixed Sub-Account have been made and no surrender charge is applicable.

CALCULATE THE MARKET VALUE ADJUSTMENT

1. The Account Value of the Fixed Sub-Account on the date of withdrawal is $218,545 ($200,000 x 1.03 ^(3)).

2.   N = 2,555 (365 x 7)

3.   Market Value Adjustment = $100,000 x {[(1.025)/(1.0375)] ^ (2555/365) -1) =
     - $8,135

     Therefore, the amount of the withdrawal paid is $100,000, as requested. The Fixed Sub-Account will be reduced by the amount of the withdrawal paid ($100,000) and by the Market Value Adjustment ($8,135), for a total reduction in the Fixed Sub-Account of $108,135.

     Example #4: Withdrawal - Example of a Positive Market Value Adjustment

     Assume you invest $200,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 3.00% and an initial Index Rate ("I") of 2.50% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a withdrawal of $100,000 three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 1.50% at the time of the withdrawal, no prior transfers or withdrawals affecting this Fixed Sub-Account have been made, and no surrender charge is applicable.

CALCULATE THE MARKET VALUE ADJUSTMENT

1. The Account Value of the Fixed Sub-Account on the date of withdrawal is $218,545 ($200,000 x 1.03 ^(3))

2.   N = 2,555 (365 x 7)

3.   Market Value Adjustment = $100,000 x  {[(1.025)/(1.0175)] ^ (2555/365) - 1)
     = + $5,275

     Therefore, the amount of the withdrawal paid is $100,000, as requested. The Fixed Sub-Account will be reduced by the amount of the withdrawal paid ($100,000) and increased by the amount of the Market Value Adjustment ($5,275), for a total reduction of $94,725.

================================================================================
                   APPENDIX C - DOLLAR-COST AVERAGING PROGRAM
================================================================================

     Below is an example of how the Dollar-Cost Averaging Program works. The example is hypothetical and is for illustrative purposes only.

     Assume that the Dollar-Cost Averaging Program has been elected and that $24,000 is invested in a DCA Fixed Sub-Account with a Guarantee Period of two years and an annual Guaranteed Interest Rate of 3.00%.

                     (1)                   (2)                  (3)               (4)                    (5)
                  Beginning
Beginning         of Month             Dollar Cost         Amount Dollar   Interest Credited        End of Month
of Month        Account Value        Monthly Factor       Cost Averaged        For Month            Account Value
------------ ------------------    ------------------   -------------------------------------    ------------------

      1            24,000                      --                   --               59                 24,059
      2            24,059                  1 / 24                1,002               57                 23,114
      3            23,114                  1 / 23                1,005               55                 22,163
      4            22,163                  1 / 22                1,007               52                 21,208
      5            21,208                  1 / 21                1,010               50                 20,248
      6            20,248                  1 / 20                1,012               47                 19,283
      7            19,283                  1 / 19                1,015               45                 18,313
      8            18,313                  1 / 18                1,017               43                 17,338
      9            17,338                  1 / 17                1,020               40                 16,359
     10            16,359                  1 / 16                1,022               38                 15,374
     11            15,374                  1 / 15                1,025               35                 14,385
     12            14,385                  1 / 14                1,027               33                 13,390
     13            13,390                  1 / 13                1,030               30                 12,390
     14            12,390                  1 / 12                1,033               28                 11,386
     15            11,386                  1 / 11                1,035               26                 10,376
     16            10,376                  1 / 10                1,038               23                  9,362
     17             9,362                   1 / 9                1,040               21                  8,342
     18             8,342                   1 / 8                1,043               18                  7,317
     19             7,317                   1 / 7                1,045               15                  6,287
     20             6,287                   1 / 6                1,048               13                  5,252
     21             5,252                   1 / 5                1,050               10                  4,212
     22             4,212                   1 / 4                1,053                8                  3,167
     23             3,167                   1 / 3                1,056                5                  2,117
     24             2,117                   1 / 2                1,058                3                  1,061
     25             1,061                   1 / 1                1,061               --                     --

NOTE:    Column (3) = Column (1) x Column (2)
         Column (5) = Column (1)- Column (3) + Column (4)


================================================================================
               APPENDIX D - CONTRACTS ISSUED BEFORE A CERTAIN DATE
================================================================================

     The purpose of this Appendix is to show certain benefits for Contracts issued before certain dates. Generally, Contracts purchased after May 1, 2001, will have the provisions described in the Prospectus. However, in certain states the provisions described in this Appendix will continue to apply. Please contact our Customer Service Center to see if these provisions apply to your Contract.

CONTRACTS ISSUED BEFORE MAY 1, 2001

ASSET-BASED CHARGES

     We assess Asset-Based Charges against your Contract for assuming mortality and expense risks and administrative costs we assume. Before the Income Date, we deduct Asset-Based Charges monthly and calculate the charges as a percentage of the Variable Account Value on the date of deduction. On the Contract Date and monthly thereafter, we deduct the Asset-Based Charges proportionately from the Variable Sub-Accounts in which your are invested. On and after the Income Date, however, these charges are called Variable Sub- Account Charges and we deduct them daily from the assets in each Variable Sub-Account supporting variable income payments. The maximum charges are:


                                                                     COMBINED
                                                                ASSET-BASED CHARGES
                                      ----------------------------------------------------------------------
                                            ANNUAL                   MONTHLY              DAILY
                                            CHARGE                   CHARGE               CHARGE
                                            -------------            ---------------      -------------

Contract Years 1-7                          1.40%                    .116667%             .0038626%
Contract Years 8+                           1.25%                    .104167%             .0034462%

     We reserve the right to deduct Asset-Based Charges on the effective date of any transfer from the Fixed Account, or allocation of purchase payments to the Variable Account, based on the amount transferred or allocated and based on the number of days remaining until the next date of deduction. These charges do not apply to any Fixed Account Value.

ACCUMULATION UNIT VALUE - NET INVESTMENT FACTOR

     NET INVESTMENT FACTOR. The net investment factor is an index we use to measure the investment performance of a Variable Sub-Account from one Valuation Period to the next during the Accumulation Phase. We determine the net investment factor for any Valuation Period by dividing (a) by (b) where:

     (a)  is the net result of:

          (1) the Net Asset Value of the Fund in which the Variable Sub-Account invests determined at the end of the current Valuation Period; plus

          (2) the per share amount of any dividend or capital gain distributions made by the Fund on shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

          (3) a per share charge or credit for any taxes reserved for, which we determine to have resulted from the operations of the Variable Sub-Account; and

     (b) is the Net Asset Value of the Fund in which the Variable Sub-Account invests determined at the end of the immediately preceding Valuation Period.

          The net investment factor may be more or less than, or equal to, one.

CONDENSED FINANCIAL INFORMATION

     The Sage Variable Annuity A began operations in February, 1999. For Contracts purchased before May 1, 2001, the Accumulation Unit Values and the number of accumulation units outstanding for each Variable Sub-Account for the periods shown are as follows:

                                                              Year or Period       Year or Period      Year or Period
                                                              Ended 12/31/01       Ended 12/31/00      Ended 12/31/99
                                                              --------------       --------------      --------------

AIM VARIABLE INSURANCE FUNDS:
AIM V.I. Government Securities Fund
Accumulation unit value at beginning of period                       $11.02               $9.94              $10.00
Accumulation unit value at end of period                             $11.65              $11.02               $9.94
No. of accumulation units outstanding at end of period               42,839               3,976                   0

AIM V.I. Growth and Income Fund
Accumulation unit value at beginning of period                        $9.05              $11.21              $10.00
Accumulation unit value at end of period                              $7.39               $9.05              $11.21
No. of accumulation units outstanding at end of period               66,255               1,429                   0

AIM V.I. International Equity Fund
Accumulation unit value at beginning of period                       $11.63              $16.01              $10.00
Accumulation unit value at end of period                              $9.01              $11.63              $16.01
No. of accumulation units outstanding at end of period               57,592               4,051                   0

AIM V.I. Value Fund
Accumulation unit value at beginning of period                       $10.12              $12.27              $10.00
Accumulation unit value at end of period                              $9.15              $10.12              $12.27
No. of accumulation units outstanding at end of period               53,206              11,950                   0

THE ALGER AMERICAN FUND:

Alger American MidCap Growth Portfolio
Accumulation unit value at beginning of period                       $13.04              $12.65              $10.00
Accumulation unit value at end of period                             $12.91              $13.04              $12.65
No. of accumulation units outstanding at end of period               48,723              10,223                   0

Alger American Income & Growth Portfolio
Accumulation unit value at beginning of period                       $13.26              $13.90              $10.00
Accumulation unit value at end of period                             $11.75              $13.26              $13.90
No. of accumulation units outstanding at end of period               41,434                   0                   0

Alger American Small Capitalization Portfolio
Accumulation unit value at beginning of period                        $7.88              $11.86              $10.00
Accumulation unit value at end of period                              $6.09               $7.88              $11.86
No. of accumulation units outstanding at end of period               28,845               3,847                   0

MFS(R)VARIABLE INSURANCE TRUST:

MFS Investors Trust Series
Accumulation unit value at beginning of period                       $10.18              $10.48              $10.00
Accumulation unit value at end of period                              $8.80              $10.18              $10.48
No. of accumulation units outstanding at end of period               27,657               4,961                   0

MFS High Income Series
Accumulation unit value at beginning of period                        $9.48              $10.15              $10.00
Accumulation unit value at end of period                              $9.67               $9.48              $10.15
No. of accumulation units outstanding at end of period                4,548                  70                   0

MFS Research Series
Accumulation unit value at beginning of period                        $9.93              $10.93              $10.00
Accumulation unit value at end of period                              $8.19               $9.93              $10.93
No. of accumulation units outstanding at end of period               35,045               1,757                   0

MFS Total Return Series
Accumulation unit value at beginning of period                       $11.36               $9.84              $10.00
Accumulation unit value at end of period                             $11.44              $11.36               $9.84
No. of accumulation units outstanding at end of period              104,013                 870                   0

MFS Capital Opportunities
Accumulation unit value at beginning of period                       $10.38              $11.30              $10.00
Accumulation unit value at end of period                              $8.33              $10.38              $11.30
No. of accumulation units outstanding at end of period                7,889               1,158                   0

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:

Global Value Equity Portfolio
Accumulation unit value at beginning of period                       $12.04              $10.86              $10.00
Accumulation unit value at end of period                             $11.25              $12.04              $10.86
No. of accumulation units outstanding at end of period               26,960                   0                   0

Mid Cap Value Portfolio
Accumulation unit value at beginning of period                       $13.36              $12.58              $10.00
Accumulation unit value at end of period                             $13.49              $13.36              $12.58
No. of accumulation units outstanding at end of period                9,621                   0                   0

Value Portfolio
Accumulation unit value at beginning of period                       $12.06               $9.86              $10.00
Accumulation unit value at end of period                             $12.60              $12.06               $9.86
No. of accumulation units outstanding at end of period                3,229                   0                   0

OPPENHEIMER VARIABLE ACCOUNT FUNDS:

Oppenheimer Bond Fund/VA
Accumulation unit value at beginning of period                       $10.55               $9.86              $10.00
Accumulation unit value at end of period                             $11.28              $10.55               $9.86
No. of accumulation units outstanding at end of period               34,347               2,163                   0

Oppenheimer Capital Appreciation Fund/VA
Accumulation unit value at beginning of period                       $13.30              $13.79              $10.00
Accumulation unit value at end of period                             $12.03              $13.30              $13.79
No. of accumulation units outstanding at end of period               31,524               3,057                   0

Oppenheimer Main Street Small Cap Fund/VA
Accumulation unit value at beginning of period                       $12.12              $15.93              $10.00
Accumulation unit value at end of period                             $12.97              $12.12              $15.93
No. of accumulation units outstanding at end of period                9,732               1,627                   0

SAGE LIFE INVESTMENT TRUST:

S&P 500(R) Equity Index Fund
Accumulation unit value at beginning of period                       $10.45              $11.78              $10.00
Accumulation unit value at end of period                              $9.43              $10.45              $11.78
No. of accumulation units outstanding at end of period               61,684               1,441                   0

Money Market Fund
Accumulation unit value at beginning of period                       $11.02              $10.40              $10.00
Accumulation unit value at end of period                             $11.39              $11.02              $10.40
No. of accumulation units outstanding at end of period               75,121              33,177                   0

Nasdaq - 100 Index(R)Fund*
Accumulation unit value at beginning of period                        $5.95              $10.00                 n/a
Accumulation unit value at end of period                              $4.39               $5.95                 n/a
No. of accumulation units outstanding at end of period               46,646               1,413                 n/a

All-Cap Growth Fund*
Accumulation unit value at beginning of period                        $7.37              $10.00                 n/a
Accumulation unit value at end of period                              $6.58               $7.37                 n/a
No. of accumulation units outstanding at end of period               36,065                   0                 n/a

T. ROWE PRICE EQUITY SERIES, INC.:

T. Rowe Price Equity Income Portfolio.
Accumulation unit value at beginning of period                       $11.65              $10.36              $10.00
Accumulation unit value at end of period                             $11.89              $11.65              $10.36
No. of accumulation units outstanding at end of period                7,346                   0                   0

T. Rowe Price Mid-Cap Growth Portfolio
Accumulation unit value at beginning of period                       $12.79              $12.59              $10.00
Accumulation unit value at end of period                             $13.40              $12.79              $12.59
No. of accumulation units outstanding at end of period               11,181               2,415                   0

T. Rowe Price Personal Strategy Balanced Portfolio
Accumulation unit value at beginning of period                       $10.70              $10.25              $10.00
Accumulation unit value at end of period                             $10.54              $10.70              $10.25
No. of accumulation units outstanding at end of period               22,181                   0                   0

LIBERTY VARIABLE INVESTMENT TRUST:

Colonial High Yield Securities Fund, Variable Series
Accumulation unit value at beginning of period                        $9.45               $9.82              $10.00
Accumulation unit value at end of period                              $9.18               $9.45               $9.82
No. of accumulation units outstanding at end of period                2,065                 620                   0

Colonial Small Cap Value Fund, Variable Series
Accumulation unit value at beginning of period                       $14.14              $12.34              $10.00
Accumulation unit value at end of period                             $16.04              $14.14              $12.34
No. of accumulation units outstanding at end of period                7,052                 762                   0

Colonial Strategic Income Fund, Variable Series
Accumulation unit value at beginning of period                       $10.14              $10.09              $10.00
Accumulation unit value at end of period                             $10.48              $10.14              $10.09
No. of accumulation units outstanding at end of period                  283                 356                   0

Colonial U.S. Growth and Income Fund, Variable Series
Accumulation unit value at beginning of period                       $11.22              $10.89              $10.00
Accumulation unit value at end of period                             $11.22              $11.22              $10.89
No. of accumulation units outstanding at end of period                8,166               4,100                   0

Liberty All-Star Equity Fund, Variable Series
Accumulation unit value at beginning of period                       $11.18              $10.86              $10.00
Accumulation unit value at end of period                             $10.06              $11.18              $10.86
No. of accumulation units outstanding at end of period                  591                   0                   0

Newport Tiger Fund, Variable Series
Accumulation unit value at beginning of period                       $10.24              $12.31              $10.00
Accumulation unit value at end of period                              $8.47              $10.24              $12.31
No. of accumulation units outstanding at end of period                  108                 512                   0

Stein Roe Global Utilities Fund, Variable Series
Accumulation unit value at beginning of period                        $9.54              $11.30              $10.00
Accumulation unit value at end of period                              $8.44               $9.54              $11.30
No. of accumulation units outstanding at end of period                3,114                   0                   0

STEINROE VARIABLE INVESTMENT TRUST:
Stein Roe Growth Stock Fund, Variable Series
Accumulation unit value at beginning of period                        $9.37              $11.20              $10.00
Accumulation unit value at end of period                              $7.43               $9.37              $11.20
No. of accumulation units outstanding at end of period                9,383               7,220                   0

Stein Roe Balanced Fund, Variable Series
Accumulation unit value at beginning of period                       $10.18              $12.20              $10.00
Accumulation unit value at end of period                              $9.38              $10.18              $12.20
No. of accumulation units outstanding at end of period                2,226                   0                   0

INVESCO VARIABLE INVESTMENT FUNDS, INC.:

INVESCO VIF - Growth Fund
Accumulation unit value at beginning of period                       $10.14                 n/a                 n/a
Accumulation unit value at end of period                              $7.05                 n/a                 n/a
No. of accumulation units outstanding at end of period                   27                 n/a                 n/a

INVESCO VIF - Financial Services Fund
Accumulation unit value at beginning of period                       $10.40                 n/a                 n/a
Accumulation unit value at end of period                              $9.71                 n/a                 n/a
No. of accumulation units outstanding at end of period                   24                 n/a                 n/a

INVESCO VIF - Health Sciences Fund
Accumulation unit value at beginning of period                       $10.33                 n/a                 n/a
Accumulation unit value at end of period                             $10.27                 n/a                 n/a
No. of accumulation units outstanding at end of period                   23                 n/a                 n/a

INVESCO VIF - Technology Fund
Accumulation unit value at beginning of period                       $10.07                 n/a                 n/a
Accumulation unit value at end of period                              $7.13                 n/a                 n/a
No. of accumulation units outstanding at end of period                   26                 n/a                 n/a

*These Variable Sub-Accounts commenced operations on September 15, 2000.

CONTRACTS ISSUED BEFORE MAY 1, 2000

VARIABLE INCOME BENEFITS

     To calculate your initial and future variable income payments, we need to make an assumption regarding the investment performance of the Funds you select. We call this your assumed investment rate. We currently allow assumed investment rates of 3% and 6%. If you do not specify an assumed investment rate, we will apply the 3.0% rate.

TRANSFER RESTRICTIONS

     We may defer transfers to, from and among the Variable Sub-Accounts under the same conditions that we delay paying proceeds. The additional transfer restrictions relating to the affected Variable Sub-Accounts' ability to purchase and redeem shares of a Fund, transfers involving the same Sub-Account, and transfers that adversely affect Accumulation Unit Values do not apply to your Contract.

WITHDRAWALS

     A partial withdrawal will reduce your death benefit and may be subject to federal income tax and a Market Value Adjustment. See "What Are The Expenses Under A Contract?" "How Will My Contact Be Taxed?" and "Does The Contract Have A Death Benefit?"

DEATH BENEFIT

     If any Owner dies before the Income Date, we will pay the Beneficiary the greatest of the following:

     -    the Account Value  determined as of the day we receive proof of death;
          or

     - 100% of the sum of all purchase payments made under the Contract, reduced by any prior withdrawals (including any associated surrender charge or Market Value Adjustment incurred); or

     -    the Highest Anniversary Value.

     The Highest Anniversary Value is the greatest anniversary value attained in the following manner. When we receive proof of death, we will calculate an anniversary value for each Contract Anniversary prior to the date of the Owner's death, but not beyond the Owner's attained age 80. An anniversary value for a Contract Anniversary equals:

     (1)  the Account Value on that Contract Anniversary;

     (2) increased by the dollar amount of any purchase payments made since the Contract Anniversary; and

     (3) reduced proportionately by any withdrawals (including any associated surrender charge or Market Value Adjustment incurred) taken since that Contract Anniversary. (By proportionately, we take the percentage by which the withdrawal decrease the Account Value and we reduce the sum of (1) and (2) by that percentage.)

================================================================================
                      APPENDIX E - ACCUMULATION UNIT VALUES
================================================================================

     The following Table includes Accumulation Unit values for the period indicated. This data has been extracted from the Variable Sub-Account's financial statements. This information should be read in conjunction with the Variable Sub-Account's financial statements and related notes which are included in the Statement of Additional Information.


                                                                                                   Year or Period
                                                                                                   Ended 12/31/01
                                                                                              -------------------

AIM VARIABLE INSURANCE FUNDS:
AIM V.I. Government Securities Fund
Accumulation unit value at beginning of period 5/1/2001....................................................$11.13
Accumulation unit value at end of period ..................................................................$11.54
No. of accumulation units outstanding at end of period ...................................................189,076

AIM V.I. Growth and Income Fund
Accumulation unit value at beginning of period 5/1/2001.....................................................$8.61
Accumulation unit value at end of period ...................................................................$7.31
No. of accumulation units outstanding at end of period .................................................. 104,458

AIM V.I. International Equity Fund
Accumulation unit value at beginning of period 5/1/2001................................................... $10.61
Accumulation unit value at end of period ...................................................................$9.03
No. of accumulation units outstanding at end of period .................................................. 160,412

AIM V.I. Value Fund
Accumulation unit value at beginning of period 5/1/2001................................................... $10.20
Accumulation unit value at end of period ...................................................................$9.03
No. of accumulation units outstanding at end of period .................................................. 101,476

THE ALGER AMERICAN FUND:

Alger American MidCap Growth Portfolio
Accumulation unit value at beginning of period 5/1/2001................................................... $13.88
Accumulation unit value at end of period ..................................................................$13.32
No. of accumulation units outstanding at end of period ...................................................108,328

Alger American Income & Growth Portfolio
Accumulation unit value at beginning of period 5/1/2001................................................... $12.84
Accumulation unit value at end of period ..................................................................$11.67
No. of accumulation units outstanding at end of period ................................................... 59,555

Alger American Small Capitalization Portfolio
Accumulation unit value at beginning of period 5/1/2001.................................................... $7.07
Accumulation unit value at end of period .................................................................. $6.11
No. of accumulation units outstanding at end of period ................................................... 12,065

MFS(R) VARIABLE INSURANCE TRUST:

MFS Investors Trust Series
Accumulation unit value at beginning of period 5/1/2001.................................................... $9.81
Accumulation unit value at end of period ...................................................................$8.68
No. of accumulation units outstanding at end of period ................................................... 24,696

MFS High Income Series
Accumulation unit value at beginning of period 5/1/2001.................................................... $9.89
Accumulation unit value at end of period ...................................................................$9.61
No. of accumulation units outstanding at end of period ................................................... 27,904

MFS Research Series
Accumulation unit value at beginning of period 5/1/2001.................................................... $9.58
Accumulation unit value at end of period ...................................................................$8.10
No. of accumulation units outstanding at end of period ................................................... 48,459

MFS Total Return Series
Accumulation unit value at beginning of period 5/1/2001................................................... $11.55
Accumulation unit value at end of period ..................................................................$11.31
No. of accumulation units outstanding at end of period .................................................. 188,678

MFS Capital Opportunities
Accumulation unit value at beginning of period 5/1/2001................................................... $10.38
Accumulation unit value at end of period ...................................................................$8.35
No. of accumulation units outstanding at end of period ................................................... 57,681

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:

Global Value Equity Portfolio
Accumulation unit value at beginning of period 5/1/2001................................................... $11.91
Accumulation unit value at end of period ..................................................................$11.06
No. of accumulation units outstanding at end of period ................................................... 89,946

Mid Cap Value Portfolio
Accumulation unit value at beginning of period 5/1/2001................................................... $14.19
Accumulation unit value at end of period ..................................................................$13.60
No. of accumulation units outstanding at end of period ................................................... 47,925

Value Portfolio
Accumulation unit value at beginning of period 5/1/2001................................................... $12.88
Accumulation unit value at end of period ..................................................................$12.38
No. of accumulation units outstanding at end of period ................................................... 18,988

OPPENHEIMER VARIABLE ACCOUNT FUNDS:
Oppenheimer Bond Fund/VA
Accumulation unit value at beginning of period 5/1/2001................................................... $10.84
Accumulation unit value at end of period ..................................................................$11.14
No. of accumulation units outstanding at end of period .................................................. 144,667

Oppenheimer Capital Appreciation Fund/VA
Accumulation unit value at beginning of period 5/1/2001................................................... $13.94
Accumulation unit value at end of period ..................................................................$12.11
No. of accumulation units outstanding at end of period ................................................... 86,470

Oppenheimer Main Street Small Cap Fund/VA
Accumulation unit value at beginning of period 5/1/2001................................................... $12.36
Accumulation unit value at end of period ..................................................................$13.22
No. of accumulation units outstanding at end of period ................................................... 12,259

SAGE LIFE INVESTMENT TRUST:

S&P 500(R) Equity Index Fund
Accumulation unit value at beginning of period 5/1/2001................................................... $10.23
Accumulation unit value at end of period ...................................................................$9.27
No. of accumulation units outstanding at end of period .................................................. 190,121

Money Market Fund
Accumulation unit value at beginning of period 5/1/2001................................................... $11.19
Accumulation unit value at end of period ..................................................................$11.28
No. of accumulation units outstanding at end of period .................................................. 201,936

Nasdaq - 100 Index (R) Fund*
Accumulation unit value at beginning of period 5/1/2001 ....................................................$5.29
Accumulation unit value at end of period ...................................................................$4.29
No. of accumulation units outstanding at end of period ................................................... 55,328

All-Cap Growth Fund*
Accumulation unit value at beginning of period 5/1/2001.................................................... $7.46
Accumulation unit value at end of period ...................................................................$6.58
No. of accumulation units outstanding at end of period ................................................... 36,459

T. ROWE PRICE EQUITY SERIES, INC.:

T. Rowe Price Equity Income Portfolio.
Accumulation unit value at beginning of period 5/1/2001................................................... $11.83
Accumulation unit value at end of period ................................................................. $11.66
No. of accumulation units outstanding at end of period ................................................... 68,172

T. Rowe Price Mid-Cap Growth Portfolio
Accumulation unit value at beginning of period 5/1/2001................................................... $13.76
Accumulation unit value at end of period ................................................................. $13.59
No. of accumulation units outstanding at end of period ................................................... 26,919

T. Rowe Price Personal Strategy Balanced Portfolio
Accumulation unit value at beginning of period 5/1/2001................................................... $10.72
Accumulation unit value at end of period ..................................................................$10.45
No. of accumulation units outstanding at end of period ................................................... 21,903

INVESCO VARIABLE INVESTMENT FUNDS, INC.:

INVESCO VIF - Growth Fund
Accumulation unit value at beginning of period 5/1/2001................................................... $10.39
Accumulation unit value at end of period .................................................................. $7.24
No. of accumulation units outstanding at end of period ................................................... 50,430

INVESCO VIF - Financial Services Fund
Accumulation unit value at beginning of period 5/1/2001................................................... $10.08
Accumulation unit value at end of period .................................................................. $9.69
No. of accumulation units outstanding at end of period ................................................... 18,994

INVESCO VIF - Health Sciences Fund
Accumulation unit value at beginning of period 5/1/2001................................................... $10.05
Accumulation unit value at end of period ................................................................. $10.23
No. of accumulation units outstanding at end of period ................................................... 33,630

INVESCO VIF - Technology Fund
Accumulation unit value at beginning of period 5/1/2001................................................... $10.25
Accumulation unit value at end of period .................................................................. $7.24
No. of accumulation units outstanding at end of period ................................................... 23,331



================================================================================
                 APPENDIX F - GUARANTEED MINIMUM INCOME BENEFIT
================================================================================

     Below is an example of how the GMIB will work. The examples are purely hypothetical and are for illustrative purposes only. The example assumes the following:

     -    you are a male whose age last birthday is 55;

     -    you purchase a Contract with the GMIB rider;

     -    you do not make any additional purchase payments nor any withdrawals;

     - you elect to receive income from the Contract 10 years later, at attained age 65; and

     - you elect a Life Annuity with 10 Year Certain, which is an eligible Income Plan under the GMIB rider.

     Assume your total purchase payments are $150,000, your Account Value is $200,000 and that your Highest Anniversary Value ("HAV") is $250,000.

Calculate the GMIB:

     (1) Your guaranteed Monthly Income Payment rate per $1,000 (as shown in your Contract Schedule) is $5.42.

     (2) Apply your HAV of $250,000 (because it is higher than total purchase payments and Account Value).

     (3)  The GMIB $1,355 [$5.42 x $250,000 / $1,000].

     Therefore, under this Income Plan, we guarantee that your monthly income payment will not be less than $1,355.00.

     Different guaranteed minimum Monthly Income Payment rates per $1,000 will apply for females, for males who begin income payments at ages other than the age shown above, or for income payments under different Income Plans. In these cases, the GMIB will be different.



================================================================================
                       APPENDIX G - ENHANCED DEATH BENEFIT
================================================================================


     Below are examples of how the Enhanced Death Benefit will work. The examples are purely hypothetical and are for illustrative purposes only. All examples assume the following:

     -    The Owner's age last birthday is 55;

     -    The Owner purchases a Contract with the Enhanced Death Benefit rider;

     -    The Owner makes an initial purchase payment of $150,000; and

     - The Owner does not make any additional purchase payments nor any withdrawals.

Example 1.

     Assume the Account Value is $200,000, the Highest Anniversary Value ("HAV") is $175,000 and the Owner dies of natural causes.

Calculate the basic Death Benefit:

     (1) The Account Value determined as of the Business Day we receive proof of the Owner's death is $200,000.

     (2)  The sum of all purchase payments made is $150,000.

     (3)  The HAV is $175,000.

     (4)  The basic Death  Benefit is  $200,000  [the  greatest of (1),  (2) and
          (3)].

Calculate the Enhanced Death Benefit:

     (5)  The Benefit Rate for an issue age of 55 is 40.0%.

     (6)  The Net Purchase Amount is $150,000.

     (7)  The Maximum Benefit Amount is $150,000 (($150,000 x 2.5) x .40).

     (8)  The Enhanced  Death  Benefit is $20,000  ([.40 x [$200,000 - $150,000]
          $20,000, but not in excess of $150,000).

     We will pay the Owner's Beneficiary the basic Death Benefit of $200,000 and the Enhanced Death Benefit of $20,000, for a total payment of $220,000.

Example 2.

     Assume the Account Value is $500,000, the HAV is $300,000 and the Owner dies of natural causes.

Calculate the basic Death Benefit:

     (1) The Account Value determined as of the Business Day we receive proof of the Owner's death is $600,000.

     (2)  The sum of all purchase payments made is $150,000.

     (3)  The HAV is $300,000.

     (4)  The basic Death  Benefit is  $600,000  [the  greatest of (1),  (2) and
          (3)].

Calculate the Enhanced Death Benefit:

     (5)  The Benefit Rate for an issue age of 55 is 40.0%.

     (6)  The Net Purchase Amount is $150,000.

     (7)  The Maximum Benefit Amount is $150,000 (($150,000 x 2.5) x .40).

     (8)  The Enhanced  Death Benefit is $150,000  ([.40 x [$600,000 - $150,000]
          $180,000, but not in excess of $150,000).

     We will pay the Owner's Beneficiary the basic Death Benefit of $600,000 and the Enhanced Death Benefit of $150,000, for a total payment of $750,000.

Example 3.

     Assume the Account Value is $100,000, the HAV is $175,000 and the Owner dies of natural causes.

Calculate the basic Death Benefit:

     (1) The Account Value determined as of the Business Day we receive proof of the Owner's death is $100,000.

     (2)  The sum of all purchase payments made is $150,000.

     (3)  The HAV is $175,000.

     (4)  The basic Death  Benefit is  $175,000  [the  greatest of (1),  (2) and
          (3)].

Calculate the Enhanced Death Benefit:

     (5)  The Benefit Rate for an issue age of 55 is 40.0%.

     (6)  The Net Purchase Amount is $150,000.

     (7)  The Maximum Benefit Amount is $150,000 (($150,000 x 2.5) x .40).

     (8)  The Enhanced Death Benefit is $0 ([.40 x [$100,000 - $150,000] $0, but
          not in excess of $150,000).

     We will pay the Owner's Beneficiary the basic Death Benefit of $175,000 and the Enhanced Death Benefit of $0, for a total payment of $175,000.

     To obtain a Statement of Additional Information for this Prospectus, please complete the form below and mail to:

Sage Life Assurance of America, Inc.
Customer Service Center
300 Atlantic Street
Stamford, CT 06901


Please send a Statement of Additional Information to me at the following address:

---------------------------------------------------------
Name

---------------------------------------------------------
Address

---------------------------------------------------------
City/State                          Zip Code


                          PROSPECTUS DATED MAY 1, 2002

                   FLEXIBLE PAYMENT DEFERRED COMBINATION FIXED
                         AND VARIABLE ANNUITY CONTRACTS
                                    ISSUED BY
                     THE SAGE VARIABLE ANNUITY ACCOUNT A AND
                      SAGE LIFE ASSURANCE OF AMERICA, INC.


Executive Office:
300 Atlantic Street
Stamford, CT 06901

     This Prospectus describes flexible payment deferred combination fixed and variable annuity Contracts for individuals and groups offered by Sage Life Assurance of America, Inc. We designed the Contracts for use in your long-term financial and retirement planning. The Contracts provide a means for investing on a tax-deferred basis in our Variable Account and our Fixed Account. You purchased a Contract by making a minimum initial purchase payment. After purchase, you determine the amount and timing of any additional purchase payments. The Contract is no longer available for new sales. However, you can continue to make additional purchase payments to your Contract.

     You may allocate purchase payments and transfer Account Value to our Variable Account and/or our Fixed Account within certain limits. The Variable Account has available Sub-Accounts. Through our Fixed Account, you can choose to invest your money in one or more of 3 different Guarantee Periods.

     Each Variable Sub-Account invests in a corresponding Fund of the following Trusts (collectively, the "Trusts"):

     -    AIM Variable Insurance Funds

     -    The Alger American Fund

     -    INVESCO Variable Investment Funds, Inc.

     -    MFS(R)Variable Insurance TrustSM (Initial Class)

     -    The Universal Institutional Funds, Inc.

     -    Oppenheimer Variable Account Funds

     -    Sage Life Investment Trust

     - Liberty Variable Investment Trust (closed to additional purchase payments and transfers)

     - Stein Roe Variable Investment Trust (closed to additional purchase payments and transfers)

     - T. Rowe Price Equity Series, Inc. (closed to additional purchase payments and transfers)

     Your Account Value will vary daily with the investment performance of the Variable Sub-Accounts and any interest we credit under our Fixed Account. We do not guarantee any minimum Account Value for amounts you allocate to the Variable Account. We do guarantee principal and a minimum fixed rate of interest for specified periods of time on amounts you allocate to the Fixed Account. However, amounts you withdraw, surrender, transfer, or apply to an income plan from the Fixed Account before the end of an applicable Guarantee Period ordinarily will be subject to a Market Value Adjustment, which may increase or decrease these amounts.

     The Statement of Additional Information contains more information about the Contracts and the Variable Account, is dated the same as this Prospectus, and is incorporated herein by reference. The Table of Contents for the Statement of Additional Information is on the last page of this Prospectus. We filed it with the Securities and Exchange Commission. You may obtain a copy of the Statement of Additional Information free of charge by contacting our Customer Service Center, or by accessing the Securities and Exchange Commission's website at http://www.sec.gov.

     This Prospectus includes basic information about the Contracts that you should know before investing. Please read this Prospectus carefully and keep it for future reference. The Trust prospectuses contain important information about the Funds. We will send you the Trust prospectuses with your Contract. Your registered representative can provide these prospectuses to you before you invest.

     The Securities and Exchange Commission has not approved these Contracts or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     Variable annuity contracts are not deposits or obligations of, or endorsed or guaranteed by, any bank, nor are they federally insured or otherwise protected by the FDIC, the Federal Reserve Board, or any other agency; they are subject to investment risks, including possible loss of principal.


================================================================================
                                TABLE OF CONTENTS
================================================================================

INDEX OF TERMS..................................................................................................1

HIGHLIGHTS .....................................................................................................3

FEE TABLE.......................................................................................................4

1.       WHAT ARE THE CONTRACTS?...............................................................................11
         Your Options..........................................................................................11
         Transfers.............................................................................................11

2.       WHAT ARE MY INCOME PAYMENT OPTIONS?...................................................................12
         Your Choices..........................................................................................12
         Income Payment Amounts................................................................................12
         Optional Guaranteed Minimum Income Benefit Rider......................................................13

3.       PURCHASE PAYMENTS.....................................................................................15
         Making Additional Purchase Payments...................................................................15
         When We May Cancel Your Contract......................................................................15

4.       WHAT ARE MY INVESTMENT OPTIONS?.......................................................................15
         Purchase Payment Allocations..........................................................................15
         Variable Sub-Account Investment Options...............................................................16
         Fixed Account Investment Options......................................................................18
         Transfers.............................................................................................21
         Transfer Programs.....................................................................................22
         Values Under Your Contract............................................................................23

5.       WHAT ARE THE EXPENSES UNDER A CONTRACT?...............................................................25
         Surrender Charge......................................................................................26
         Annual Administration Charge..........................................................................26
         Transfer Charge.......................................................................................26
         Asset-Based Charges...................................................................................27
         Purchase Payment Tax Charge...........................................................................27
         Optional Benefit Charges..............................................................................27
         Fund Annual Expenses..................................................................................27
         Additional Information................................................................................28

6.       HOW WILL MY CONTRACT BE TAXED?........................................................................28
         Introduction..........................................................................................28
         Taxation of Non-Qualified Contracts...................................................................28
         Taxation of a Qualified Contract......................................................................30
         Transfers, Assignments, or Exchanges of a Contract....................................................31
         Possible Tax Law Changes..............................................................................31

7.       HOW DO I ACCESS MY MONEY?.............................................................................31
         Withdrawals...........................................................................................31
         Requesting Payments...................................................................................32

8.       HOW IS CONTRACT PERFORMANCE PRESENTED?................................................................33
         Yield.................................................................................................33
         Total Return..........................................................................................33
         Performance/Comparisons...............................................................................34
9.       DOES THE CONTRACT HAVE A DEATH BENEFIT?...............................................................34
         Owner's Death Before the Income Date..................................................................35
         Owner's or Annuitant's Death After the Income Date....................................................36
         Optional Enhanced Death Benefit Rider.................................................................36
         Proof of Death........................................................................................37

10.      WHAT OTHER INFORMATION SHOULD I KNOW?.................................................................37
         Parties to the Contract...............................................................................37
         Separate Accounts.....................................................................................38
         Modification..........................................................................................39
         Distribution of the Contracts.........................................................................39
         Experts...............................................................................................39
         Legal Proceedings.....................................................................................40
         Reports to Contract Owners............................................................................40
         Authority to Make Agreements..........................................................................40
         Financial Statements..................................................................................40

11.      HOW CAN I MAKE INQUIRIES?.............................................................................40

12.      ADDITIONAL INFORMATION ABOUT SAGE LIFE ASSURANCE OF AMERICA, INC......................................40

FINANCIAL STATEMENTS OF SAGE LIFE ASSURANCE OF AMERICA, INC...................................................F-1

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION................................................SAI-1

APPENDIX A - MORE INFORMATION ABOUT THE FUNDS.................................................................A-1

APPENDIX B - MARKET VALUE ADJUSTMENT..........................................................................B-1

APPENDIX C - DOLLAR-COST AVERAGING PROGRAM....................................................................C-1

APPENDIX D - CONTRACTS ISSUED BEFORE A CERTAIN DATE...........................................................D-1

APPENDIX E - ACCUMULATION UNIT VALUE HISTORY..................................................................E-1

APPENDIX F - GUARANTEED MINIMUM INCOME BENEFIT................................................................F-1

APPENDIX G - ENHANCED DEATH BENEFIT...........................................................................G-1


     This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.


================================================================================
                                 INDEX OF TERMS
================================================================================

     We tried to make this Prospectus as readable and understandable as possible. To help you to understand how the Contract works, we have used certain terms with special meanings. We define the terms below.

     Account Value -- The Account Value is the entire amount we hold under your Contract during the Accumulation Phase. It equals the sum of your Variable Account Value and Fixed Account Value.

     Accumulation Phase -- The Accumulation Phase is the period during which you accumulate savings under your Contract.

     Accumulation Unit -- An Accumulation Unit is the unit of measure we use before the Income Date to keep track of the value of each Variable Sub-Account.

     Annuitant -- The Annuitant is the natural person whose age determines the maximum Income Date and the amount and duration of income payments involving life contingencies. The Annuitant may also be the person to whom we will make any payment starting on the Income Date.

     Asset-Based Charges -- The Asset-Based Charges are charges for mortality and expense risks and for administrative costs assessed daily against the assets of the Variable Account.

     Beneficiary -- The Beneficiary is the person or persons to whom we pay a death benefit if any Owner dies before the Income Date.

     Business Day -- A Business Day is any day the New York Stock Exchange ("NYSE") is open for regular trading, exclusive of (i) Federal holidays, (ii) any day on which an emergency exists making the disposal or fair valuation of assets in the Variable Account not reasonably practicable, and (iii) any day on which the Securities and Exchange Commission ("SEC") permits a delay in the disposal or valuation of assets in the Variable Account.

     Contracts -- The Contracts are flexible payment deferred combination fixed and variable annuity Contracts. In some jurisdictions, we issue the Contracts directly to individuals. In most jurisdictions, however, the Contracts are only available as a group Contract. We issue a group Contract to or on behalf of a group. Individuals who are part of a group to which we issue a Contract receive a certificate that recites substantially all of the provisions of the group Contract. Throughout this Prospectus and unless otherwise stated, the term "Contract" refers to individual Contracts, group Contracts, and certificates for group Contracts.

     Contract Anniversary -- A Contract Anniversary is each anniversary of the Contract Date.

     Contract Date -- The Contract Date is the date an individual Contract or a certificate for a group Contract is issued at our Customer Service Center.

     Contract Year -- A Contract Year is each consecutive twelve-month period beginning on the Contract Date and the anniversaries thereof.

     Expiration  Date -- The  Expiration  Date is the  last  day in a  Guarantee
Period.

     Fixed Account -- The Fixed Account is The Sage Fixed Interest Account A. It is a separate investment account of ours into which you may invest purchase payments or transfer Account Value. In certain states we refer to the Fixed Account as the Interest Account or Interest Separate Account.

     Fund -- A Fund is an investment portfolio in which a Variable Sub-Account invests.

     General Account -- An account that consists of all our assets other than those held in any separate investment accounts.

     Income Date -- The Income Date is the date you select for your regular income payments to begin.

     Income Phase -- The Income Phase starts on the Income Date and is the period during which you receive regular income payments.

     Income Unit -- An Income Unit is the unit of measure we use to calculate the amount of income payments under a variable income plan option.

     Market Value Adjustment -- A Market Value Adjustment is a positive or negative adjustment that ordinarily applies to a surrender, withdrawal, or transfer, and to amounts applied to an income plan from a Fixed Sub-Account before the end of its Guarantee Period.

     Net Asset Value -- Net Asset Value is the price of one share of a Fund.

     Owner -- The Owner is the person or persons who owns (or own) a Contract. Provisions relating to action by the Owner mean, in the case of joint Owners, both Owners acting jointly. In the context of a Contract issued on a group basis, Owners refer to holders of certificates under the group Contract.

     Satisfactory Notice -- Satisfactory Notice is notice or request you make or authorize, in a form satisfactory to us, received at our Customer Service Center (the telephone number and address are shown on the cover of this prospectus). Generally, a notice is satisfactory to us if it is written, telephonic, facsimile, or by electronic mail, depending on the type of transaction. Notice other than by telephone or by electronic delivery can be delivered by U.S. mail, courier service or hand delivered, depending on the type of transaction. Contact our Customer Service Center for more information.

     Surrender Value -- The Surrender Value is the amount we pay you upon surrender of your Contract before the Income Date. It reflects the calculation of any applicable charge, including the Market Value Adjustment.

     Valuation Period -- The Valuation Period is the period between one calculation of an Accumulation Unit value and the next calculation.

     Variable Account -- The Variable Account is The Sage Variable Annuity Account A. It is a separate investment account of ours into which you may invest purchase payments or transfer Account Value.

     "We", "Us", "Our", "Sage Life" or the "Company" is Sage Life Assurance of America, Inc.

     "You" or "Your" is the Owner of a Contract.


================================================================================
                                   HIGHLIGHTS
================================================================================

     The flexible payment deferred combination fixed and variable annuity Contract is a Contract between you, the Owner, and us, the insurance company. The Contract provides a means for investing on a tax-deferred basis in our Fixed Account and our Variable Sub-Accounts. The Contract is intended for financial and retirement planning or other long-term investment purposes. When you purchased the Contract you were given an opportunity to choose an enhanced death benefit and/or a guaranteed minimum income benefit. The Contract is no longer available for new sales. However, you can continue to make additional purchase payments to your Contract.

     The Contract, as in all deferred annuity Contracts, has two phases: the Accumulation Phase and the Income Phase. During the Accumulation Phase, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The Income Phase occurs when you begin receiving regular income payments from your Contract.

     You can choose to receive income payments on a variable basis, a fixed basis, or a combination of both. If you choose variable income payments, the amount of the variable income payments will depend upon the investment performance of the Funds you select for the Income Phase. If you choose fixed income payments, the amount of the fixed income payments are level for the Income Phase.

     The earnings in your Contract are not taxed until you take money out of your Contract. If you take money out during the Accumulation Phase, for tax purposes any earnings are deemed to come out first. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on those earnings. Payments during the Income Phase are considered partly a return of your original investment; that portion of the payment is not taxed.

     If you need further information about the Contracts, please contact an authorized registered representative or write or call us at our Customer Service Center. The address and telephone number of our Customer Service Center office are shown on the cover page of this Prospectus.

================================================================================
                                    FEE TABLE
================================================================================

     The purpose of this Fee Table is to assist you in understanding the expenses that you will pay directly or indirectly when you invest in the Contract.

TRANSACTION EXPENSES

Sales Load Imposed on Purchases (as a percentage of purchase payments)...None

Surrender Charge.........................................................None

Maximum Transfer Charge(1)
         First 12 transfers in a Contract Year............................$ 0
         After 12th transfer in a Contract Year...........................$25

Annual Administration Charge
         Contract Years 1-7(2)............................................$40
         After Contract Year 7............................................$ 0

     In addition, we may deduct the amount of any state and local taxes on purchase payments from your Account Value when we incur such taxes. We reserve the right to defer collection of this charge and deduct it against your Account Value when you surrender your Contract or apply your Account Value to provide income payments. We refer to this as the Purchase Payment Tax Charge.

VARIABLE ACCOUNT ANNUAL EXPENSES

     Asset-Based Charges (deducted daily as a percentage of the assets of the Variable Account) (3)

                                                        CONTRACT YEARS
                                                  --------------------------
                                                     1-7          8+
                                                    ----        -----

         Mortality and Expense Risk Charge           1.25%        1.10%
         Asset-Based Administrative Charge           0.15%        0.15%
                                                   -------       --------
         Asset-Based Charges - Total                 1.40%        1.25%

     OPTIONAL BENEFIT ANNUAL EXPENSES (deducted monthly as a percentage of your Variable and Fixed Account Values)

         Guaranteed Minimum Income Benefit Charge..........0.20%
         Enhanced Death Benefit Charge*....................0.25%
                                                          ------
         Total Optional Annual Benefit Charges.............0.45%

*  0.20% for Contracts purchased prior to May 1, 2001.

          (1)  Currently, we do not assess a transfer charge.

          (2)  In  some   states  the  charge  is  $30.   We  waive  the  Annual
               Administration Charge if the Account Value is at least $50,000 on the date of deduction.

          (3) If you bought your Contract before May 1, 2001, we deduct the Asset-Based Charges on a monthly basis during the Accumulation Phase (see Appendix D). See "What Are The Expenses Under A Contract?"

FUND CHARGES

     The fees and expenses for each of the Funds (as a percentage of net assets) for the year ended December 31, 2001 are shown in the following table. For more information on these fees and expenses, see the prospectuses for the Trusts. Certain figures shown are net of fee waivers or expense reimbursements. We cannot guarantee that these fee waivers or reimbursements will continue. The annual expenses of the funds in the tables below and the Expenses which follow them are based on data provided by the respective underlying Trusts. We have not independently verified such data.

FUND ANNUAL EXPENSES (as a percentage of average daily net assets of a Fund)

                                                                                                                      TOTAL
                                                                                                                 ANNUAL EXPENSES
                                                                                                                   (BEFORE FEE
                                                                                                                   WAIVERS AND
                                                                                                    TOTAL         REIMBURSEMENTS,
                                                                  MANAGEMENT                   ANNUAL EXPENSES    AS APPLICABLE,
                                                                     FEES      OTHER EXPENSES    (AFTER FEE        AND INCLUDING
                                                                  (AFTER FEE        (AFTER       WAIVERS AND    MAXIMUM 12b-1 FEES
                                                                    WAIVER,    REIMBURSEMENT,  REIMBURSEMENTS,    [NOT CURRENTLY
                                  FUND                          AS APPLICABLE) AS APPLICABLE)  AS APPLICABLE)        CHARGED])
                                  ----                          -------------- --------------  --------------   -----------------

AIM VARIABLE INSURANCE FUNDS:(1) (Series I Shares)
  AIM V.I. Government Securities Fund.................................0.50%          0.58%          1.08%              1.08%
  AIM V.I. Core Equity Fund...........................................0.61           0.21           0.82               0.82
  AIM V.I. International Growth Fund..................................0.73           0.32           1.05               1.05
  AIM V.I. Premier Equity Fund........................................0.60           0.25           0.85               0.85
THE ALGER AMERICAN FUND:
  Alger American MidCap Growth Portfolio..............................0.80           0.08           0.88               0.88
  Alger American Income & Growth Portfolio............................0.625          0.095          0.72               0.72
  Alger American Small Capitalization Portfolio.......................0.85           0.07           0.92               0.92
INVESCO VARIABLE INVESTMENT FUNDS, INC.:(2)
  INVESCO VIF - Growth Fund (3).......................................0.85           0.67(4)        1.52(4)            2.32
  INVESCO VIF - Financial Services Fund...............................0.75           0.32           1.07               1.07
  INVESCO VIF - Health Sciences Fund..................................0.75           0.31           1.06               1.06
  INVESCO VIF - Technology Fund.......................................0.75           0.32           1.07               1.07
MFS(R)VARIABLE INSURANCE TRUSTSM (Initial Class):
  MFS Investors Trust Series..........................................0.75           0.15           0.90(6)            0.90
  MFS High Income Series..............................................0.75           0.16(5)        0.91(6)            1.01
  MFS Research Series.................................................0.75           0.15           0.90(6)            0.90
  MFS Total Return Series.............................................0.75           0.14           0.89(6)            0.89
  MFS Capital Opportunities Series....................................0.75           0.16(5)        0.91(6)            0.96
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
  Global Value Equity Portfolio.......................................0.67           0.48           1.15               1.28(7)
  Mid Cap Value Portfolio.............................................0.70           0.35           1.05               1.10(7)
  Value Portfolio.....................................................0.47           0.38           0.85               0.93(7)




                                                                                                                         TOTAL
                                                                                                                    ANNUAL EXPENSES
                                                                                                                     (BEFORE FEE
                                                                                                                     WAIVERS AND
                                                                                                    TOTAL          REIMBURSEMENTS,
                                                                  MANAGEMENT                    ANNUAL EXPENSES     AS APPLICABLE,
                                                                     FEES       OTHER EXPENSES    (AFTER FEE         AND INCLUDING
                                                                  (AFTER FEE         (AFTER       WAIVERS AND     MAXIMUM 12b-1 FEES
                                                                    WAIVER,     REIMBURSEMENT,  REIMBURSEMENTS,     [NOT CURRENTLY
                                  FUND                          AS APPLICABLE)  AS APPLICABLE)  AS APPLICABLE)         CHARGED])
                                  ----                          --------------  --------------  --------------     ----------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS:
  Oppenheimer Bond Fund/VA............................................0.72            0.05           0.77                 0.77
  Oppenheimer Capital Appreciation Fund/VA............................0.64            0.04           0.68                 0.68
  Oppenheimer Main Street Small Cap Fund/VA...........................0.75            0.30           1.05                 1.05
SAGE LIFE INVESTMENT TRUST:
  S&P 500(R)Equity Index Fund* (8)(9).................................0.38            0.17           0.55                 1.51
  Money Market Fund (9)...............................................0.48            0.17           0.65                 1.30
  Nasdaq-100 Index(R)Fund** (8)(9)....................................0.80            0.05           0.85                 1.66
  All-Cap Growth Fund (8)(9)..........................................0.99            0.11           1.10                 2.03
T. ROWE PRICE EQUITY SERIES, INC.:
  T. Rowe Price Equity Income Portfolio...............................0.85(10)        0.00(10)       0.85                 0.85
  T. Rowe Price Mid-Cap Growth Portfolio..............................0.85(10)        0.00(10)       0.85                 0.85
  T. Rowe Price Personal Strategy Balanced Portfolio..................0.90(10)        0.00(10)       0.90                 0.90
LIBERTY VARIABLE INVESTMENT TRUST:
  Colonial High Yield Securities Fund, Variable Series................0.60            0.33           0.93                 0.93
  Colonial Small Cap Value Fund, Variable Series......................0.80            0.30           1.10                 1.32(11)
  Colonial Strategic Income Fund, Variable Series.....................0.65            0.20           0.85                 0.85
  Colonial U.S. Growth and Income Fund, Variable Series...............0.80            0.16           0.96                 0.96
  Liberty All-Star Equity Fund, Variable Series.......................0.80            0.20           1.00                 1.00
  Newport Tiger Fund, Variable Series.................................0.90            0.41           1.31                 1.31
  Stein Roe Global Utilities Fund, Variable Series....................0.65            0.28           0.93                 0.93
STEINROE VARIABLE INVESTMENT TRUST:
  Stein Roe Growth Stock Fund, Variable Series........................0.50            0.26           0.76                 0.76
  Stein Roe Balanced Fund, Variable Series............................0.45            0.26           0.71                 0.71


(1) Effective May 1, 2002 the following Fund names will change: AIM V.I. Growth and Income Fund becomes AIM V.I. Core Equity Fund, AIM V.I. International Equity Fund becomes AIM V.I. International Growth Fund, and AIM V.I. Value Fund becomes AIM V.I. Premier Equity Fund.

(2) The Funds' actual Other Expenses and Total Annual Expenses are higher than the figures shown because their custodian fees were reduced under an expense offset arrangement.

(3)  INVESCO  VIF - Growth  Fund was  previously  INVESCO VIF - Blue Chip Growth
     Fund.

(4) Certain expenses of the Growth Fund were absorbed voluntarily by INVESCO pursuant to commitments between the Fund and INVESCO. This commitment may be changed at any time following consultation with the Board of Directors. After absorption, but excluding any offset arrangements, the Fund's other expenses and total annual expenses for the year ended December 31, 2001 would have been 1.47% and 2.32%, respectively of the Fund's average net assets.

(5) MFS has contractually agreed subject to reimbursement, to bear expenses for these series such that each such series' "Other Expenses" (after reimbursement, as applicable), do not exceed the following percentages of the average daily net assets of the series during the current fiscal year:
     Capital Opportunities - 0.15% and High Income - 0.15%. These contractual fee arrangements will continue until May 1, 2003 with the consent of the board of trustees which oversees the series. Without this reimbursement, the "Other Expenses" for these series would have been as follows: the Capital Opportunities Series - 0.21% and the High Income Series - 0.26%.

(6) Each MFS Fund has an expense offset arrangement which reduces the Fund's custodian fee based upon the amount of cash maintained by the Fund with its custodian and dividend disbursing agent. Each Fund may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the Funds' expenses. "Other Expenses" do not take into account these expense reductions and are therefore higher than the actual expenses of the Funds. Had these fee reductions been taken into account, "Total Expenses (after fee waivers and reimbursements, as applicable)" would be lower and would equal 0.89% for Investors Trust Series; 0.90% for the High Income Series; 0.89% for the Research Series; 0.88% for the Total Return Series and 0.90% for the Capital Opportunities Series.

(7) The adviser has voluntarily agreed to reduce its management fee and/or reimburse the Portfolios so that total annual operating expenses of the Portfolios will not exceed the percentage set forth in the table under "Total Annual Expenses (after fee waivers and/or reimbursements, as applicable)." Fee waivers and/or expense reimbursements are voluntary and the adviser reserves the right to terminate any waiver and/or reimbursement at any time without notice. Without such waivers and/or reimbursements, management fees, other expenses and total annual expenses would have been:
     0.80%, 0.48%, and 1.28% with respect to the Global Value Equity Portfolio; 0.75%, 0.35% and 1.10% with respect to the Mid Cap Value Portfolio; and 0.55%, 0.38% and 0.93% with respect to the Value Portfolio.

(8) A Rule 12b-1 Plan (the "Plan") has been adopted by each Sage Life Investment Trust Fund (except the Money Market Fund), pursuant to which up to 0.25% may be deducted from Fund assets. No Plan payments were made during 2001 and no payments will be made for the year ending December 31, 2002.

(9) Sage Advisors, Inc., the Funds' investment manager, has entered into an expense limitation contract with the Funds, under which it will limit expenses of the Funds, excluding interest, taxes, brokerage and extraordinary expenses through May 1, 2003. Fees waived and/or reimbursed by Sage may vary in order to achieve contractually obligated net fund operating expenses. Any waiver or reimbursement by Sage is subject to reimbursement within the first three (3) years of a Fund's operation, to the extent such reimbursements by the Fund would not cause total operating expenses to exceed any current net fund operating expenses. Rule 12b-1 fees, if any, waived by the distributor are not subject to reimbursement. Absent such expense limitations, management fees, maximum 12b-1 fees, other expenses and total annual expenses for the year ended December 31, 2001 would have been: 0.55%, 0.25%, 0.71% and 1.51% with respect to the S&P 500(R) Equity Index Fund; 0.65%, 0%, 0.65% and 1.30% with respect to the Money Market Fund; 0.85%, 0.25%, 0.56% and 1.66% with respect to the Nasdaq-100 Index(R) Fund; and 1.10%, 0.25%, 0.68% and 2.03% with respect to the All-Cap Growth Fund.

(10) The Fund pays an annual all inclusive fee that includes investment management services and ordinary, recurring operating expenses.

(11) The Small Cap Value Fund's adviser has voluntarily agreed to reimburse all expenses including management fees so that total expenses of the Fund (excluding interest, taxes, brokerage and extraordinary expenses) do not exceed 1.10%. As a result, the actual other expenses for the 2001 fiscal year was 0.52%.

* S&P 500(R) is a trademark of the McGraw Hill Companies, Inc. and has been licensed for use by Sage Advisors, Inc. The S&P 500 Equity Index Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's, and Standard & Poor's makes no representation regarding the advisability of investing in the Fund.

** The Nasdaq-100(R), Nasdaq-100 Index(R), and Nasdaq(R) are trade or service marks of The Nasdaq Stock Market, Inc. (which with its affiliates are the "Corporations"), and are licensed for use by Sage Advisors, Inc. The product has not been passed on by the Corporations as to its legality or suitability. The product is not issued, endorsed, sold, or promoted by the Corporations. The Corporations make no warranties and bear no liabilities.

EXAMPLES

     The purpose of the following examples is to demonstrate the expenses that you would pay on a $1,000 investment in the Variable Account. We calculate the examples based on the fees and charges shown in the tables above, and we assume that the fee waivers and reimbursements shown above will continue. For a more complete description of these expenses, see "What Are The Expenses Under A Contract?" and see the prospectuses for the Trusts. The examples assume that the initial purchase payment is $30,000, and that you have invested all your money in the Variable Account.

     You should not consider the examples a representation of past or future expenses. Actual expenses may be greater or less than those shown. In addition, we do not reflect Purchase Payment Tax Charges. These charges may apply depending on the state where the Contract is sold. You might also incur transfer fees if you make more than twelve transfers in a Contract Year, however, we currently do not assess the Transfer Charge. See "Transfer Charge."

     The assumed 5% annual rate of return is hypothetical. You should not consider it to be a representation of past or future annual returns; both may be greater or less than this assumed rate.

     You would pay the following expenses on a $1,000 initial purchase payment, assuming a 5% annual return on assets and the charges listed in the Fee Table above.

     The examples reflect the charges for the optional Guaranteed Minimum Income Benefit ("GMIB") and the optional Enhanced Death Benefit ("EDB"). (If you purchased the Contract prior to May 1, 2001, your expenses would be less than the expenses shown below if you selected the EDB.)


                                                                            WITH GMIB AND EDB CHARGES
                                                                         IF YOU REMAIN IN YOUR CONTRACT
                                                                         OR YOU ANNUITIZE AT THE END OF
                                                                                EACH TIME PERIOD
                                                                      ------------------------------------
FUND                                                              1 YEAR     3 YEARS    5 YEARS    10 YEARS
----                                                              ------     -------    -------    --------

AIM VARIABLE INSURANCE FUNDS:
AIM V.I. Government Securities Fund                                   $32         $97       $165        $335
AIM V.I. Core Equity Fund                                              29          89        152         310
AIM V.I. International Growth Fund                                     32          96        163         332
AIM V.I. Premier Equity Fund                                           29          90        153         313
THE ALGER AMERICAN FUND:
Alger American MidCap Growth Portfolio                                 30          91        155         316
Alger American Income & Growth Portfolio                               28          86        147         300
Alger American Small Capitalization Portfolio                          30          92        157         320
INVESCO VARIABLE INVESTMENT FUNDS, INC.:
INVESCO VIF - Growth Fund                                              36         111        187         377
INVESCO VIF - Financial Services Fund                                  32          97        164         334
INVESCO VIF - Health Sciences Fund                                     32          97        164         333
INVESCO VIF - Technology Fund                                          32          97        164         334
MFS(R)VARIABLE INSURANCE TRUSTSM:
MFS Investors Trust Series                                             30          92        156         318
MFS High Income Series                                                 30          92        156         319
MFS Research Series                                                    30          92        156         318
MFS Total Return Series                                                30          91        155         317
MFS Capital Opportunities Series                                       30          92        156         319
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
Global Value Equity Portfolio                                          33          99        168         342
Mid Cap Value Portfolio                                                32          96        163         332
Value Portfolio                                                        29          90        153         313
OPPENHEIMER VARIABLE ACCOUNT FUNDS:
Oppenheimer Bond Fund/VA                                               29          88        149         305
Oppenheimer Capital Appreciation Fund/VA                               28          85        145         296
Oppenheimer Main Street Small Cap Fund/VA                              32          96        163         332
SAGE LIFE INVESTMENT TRUST:
S&P 500(R)Equity Index Fund                                            26          81        138         283
Money Market Fund                                                      27          84        143         293
Nasdaq-100 Index(R)Fund                                                29          90        153         313
All-Cap Growth Fund                                                    32          98        166         337
T. ROWE PRICE EQUITY SERIES, INC.:*
T. Rowe Price Equity Income Portfolio                                  29          90        153         313
T. Rowe Price Mid-Cap Growth Portfolio                                 29          90        153         313
T. Rowe Price Personal Strategy Balanced Portfolio                     30          92        156         318
LIBERTY VARIABLE INVESTMENT TRUST:*
Colonial High Yield Securities Fund, Variable Series                   30          93        157         321
Colonial Small Cap Value Fund, Variable Series                         32          98        166         337
Colonial Strategic Income Fund, Variable Series                        29          90        153         313
Colonial U.S. Growth and Income Fund, Variable Series                  31          93        159         324
Liberty All-Star Equity Fund, Variable Series                          31          95        161         328
Newport Tiger Fund, Variable Series                                    34         104        176         357
Stein Roe Global Utilities Fund, Variable Series                       30          93        157         321
STEINROE VARIABLE INVESTMENT TRUST:*
Stein Roe Growth Stock Fund, Variable Series                           29          87        149         304
Stein Roe Balanced Fund, Variable Series                               28          86        146         299


*    Closed for additional purchase payments and transfers.

     There  is  an  Accumulation   Unit  Value  History   (Condensed   Financial
Information) contained in Appendix E (see Appendix D if you purchased your Contract before May 1, 2001).



================================================================================
1.       WHAT ARE THE CONTRACTS?
================================================================================

     The Contracts are flexible payment deferred combination fixed and variable annuity Contracts. They are designed for use in your long-term financial and retirement planning; and provide a means for investing amounts on a tax-deferred basis in our Variable Account and our Fixed Account.

     Under the terms of the Contract, we promise to pay you (or the Annuitant, if the Owner is other than an individual) regular income payments after the Income Date. Until the Income Date, you may make additional purchase payments under the Contract, and will ordinarily not be taxed on increases in the value of your Contract as long as you do not take distributions. When you use the Contract in connection with tax-qualified retirement plans, federal income taxes may be deferred on your purchase payments, as well as on increases in the value of your Contract. Your Contract may differ from the descriptions below because of the requirements of the state where we issued your Contract. If you purchased your Contract before May 1, 2001, please see Appendix D for certain provisions applicable to your Contract. Generally Contracts purchased on or after May 1, 2001 will have the provisions described in this Prospectus. However, in certain states, the provisions described in Appendix D will apply. Please contact our Customer Service Center to see if these provisions apply to your Contract.

YOUR OPTIONS

     When you make purchase payments, you can allocate those purchase payments to one or more of the subdivisions of the Variable Account, known as "Variable Sub-Accounts." We will invest purchase payments you allocate to a Variable Sub-Account solely in its corresponding Fund. Your Account Value in a Variable
Sub-Account will vary according to the investment performance of that Fund. Depending on market conditions, your value in each Variable Sub-Account could increase or decrease. We do not guarantee a minimum value. You bear the risk of investing in the Variable Account. We call the total of the values in the Variable Sub-Accounts the "Variable Account Value."

     You can also allocate purchase payments to our Fixed Account. See "Fixed Account Investment Option." The Fixed Account includes "Fixed Sub-Accounts" to which we credit fixed rates of interest for the Guarantee Periods you select. We call the total of the values in the Fixed Sub-Accounts, the "Fixed Account Value." We currently offer Guarantee Periods with durations of 5, 7, and 10 years. If any amount allocated or transferred remains in a Guarantee Period until the Expiration Date, its value will equal the amount originally allocated or transferred, multiplied, on an annually compounded basis, by its guaranteed interest rate. We will ordinarily apply a Market Value Adjustment to any surrender, withdrawal, transfer, or amount applied to an Income Plan from a Fixed Sub-Account before its Expiration Date. The Market Value Adjustment may increase or decrease the value of the Fixed Sub-Account (or portion thereof) being surrendered, withdrawn, transferred, or applied to an Income Plan. See "Market Value Adjustment."

     We also offer you two optional benefits for an additional charge - the GMIB and EDB. These riders can provide additional benefits that we discuss in "What Are My Income Payment Options?" and "Does the Contract Have A Death Benefit?"

TRANSFERS

     Subject to certain conditions, you can transfer Account Value three ways:

     -    From one Variable Sub-Account to another Variable Sub-Account;

     -    From a Fixed Sub-Account to a Variable Sub-Account; or

     -    From a Variable Sub-Account to a Fixed Sub-Account.

     We may offer other variable annuity Contracts that also invest in the same Funds offered under the Contracts. These Contracts may have different charges and they may offer different benefits.

================================================================================
2.       WHAT ARE MY INCOME PAYMENT OPTIONS?
================================================================================

YOUR CHOICES

     You have several choices to make concerning your Income Payments. First, you choose the Income Date when you want regular income payments to begin. The Income Date you choose must be on or before the first calendar month following the Annuitant's 95th birthday. We reserve the right to require that your Income Date be at least two years after the Contract Date. Then, you select an income plan from the list below, and indicate whether you want your income payments to be fixed or variable or a combination of fixed and variable. You must give Satisfactory Notice of your choices at least 30 days before the Income Date, and you must have at least $5,000 of Account Value to apply to a variable or fixed income plan.

     On the Income Date, we will use the Account Value under the Contract (adjusted for any Market Value Adjustment, if applicable) to provide income payments. Unless you request otherwise, we will use any Variable Account Value to provide variable income payments, and we will use any Fixed Account Value to provide fixed income payments. If you have not chosen an income plan by the Income Date, a "life annuity with 10 years certain" (described below) will be used.

     The available income plans are:

     INCOME PLAN 1 -- Life Annuity - You will receive payments for your life. If you die after the first payment and before the second payment, we will only make one payment.

     INCOME PLAN 2 -- Life Annuity with 10 or 20 Years Certain - You will receive payments for your life. However, if you die before the end of the guaranteed certain period you select (10 or 20 years), your Beneficiary will receive the payments for the remainder of that period.

     INCOME PLAN 3 -- Joint and Last Survivor Life Annuity - We will make payments as long as either you or a second person you select (such as your spouse) is alive. If you and the second person die after the first payment and before the second payment, we will only make one payment.

     INCOME PLAN 4 -- Payments for a Specified Period Certain - You will receive payments for the number of years you select. However, if you die before the end of that period, your Beneficiary will receive the payments for the remainder of the guaranteed certain period.

     INCOME PLAN 5 -- Annuity Plan - You can use your Account Value to purchase any other income plan we offer at the time you want to begin receiving regular income payments for which you and the Annuitant are eligible.

     If you told us that you want a life annuity, it is possible that you could only receive one payment.

INCOME PAYMENT AMOUNTS

     We will base your first income payment, whether fixed or variable, on the amount of proceeds applied under the income plan you have selected and on the monthly income rate per $1,000. These rates vary based on the Annuitant's age and sex, and if applicable, upon the age and sex of a second person you designate. The monthly income rate per $1,000 we apply will never be lower than the rate shown in your Contract.

     If you told us you want fixed income payments, we guarantee the amount of each income payment, and it remains level throughout the period you selected.

     If you told us you want variable income payments, the amount of each payment will vary according to the investment performance of the Funds you selected.

     Variable Income Payments. To calculate your initial and future variable income payments, we need to make an assumption regarding the investment performance of the Funds you select. We call this your assumed investment rate. This rate is simply the total return, after expenses, you need to earn to keep your variable income payments level. Rather than building in our own estimate, we will allow you to tailor your variable income payments to meet your needs by giving you a choice of rates. Currently, you may select either 2.5% or 6%; if you do not select a rate, we will apply the 2.5% rate. (We may offer other rates in the future). The lower the rate, the lower your initial variable income payment, but the better your payments will keep pace with inflation (assuming positive investment performance). Conversely, the higher the rate, the higher your initial variable income payment, but the less likely your payments will keep pace with inflation (assuming net positive investment performance greater than the assumed investment rate).

     For example, if you select 6%, this means that if the investment performance, after expenses, of your Funds is less than 6%, then the dollar amount of your variable income payment will decrease. Conversely, if the investment performance, after expenses, of your Funds is greater than 6%, then the dollar amount of your income payments will increase.

     Your income payments will be made monthly, unless you choose quarterly, semi-annual or annual payments by giving us Satisfactory Notice at least 30 days before the Income Date. Payments start on the Income Date. Each payment must be at least $100. If any payment would be less than $100, we may change the payment frequency to the next longer interval, but in no event less frequent than annual. Also, if on the Income Date, the Account Value is less than $5,000, we may pay the Surrender Value on that date in one sum.

OPTIONAL GUARANTEED MINIMUM INCOME BENEFIT RIDER.

     The GMIB is an optional rider that ensures, if you satisfy the rider's conditions, the availability of guaranteed minimum lifetime income payments starting on the Income Date. Regardless of investment experience, this rider guarantees that you will never receive income payments that are less than the GMIB. For a particular Income Plan and frequency of payment, we determine the GMIB by multiplying (a) by (b) where:

     (a) is the greatest of: (i) 100% of the sum of all purchase payments made under the Contract, reduced proportionately by the amount that any prior withdrawal (including Market Value Adjustment incurred) reduces Account Value, or (ii) the Account Value as of the Income Date, or
          (iii) the Highest Anniversary Value determined on the Income Date; and

     (b) is the applicable Monthly Income Payment rate per $1,000 shown in the Income Tables in your Contract Schedule.

     We then compare the GMIB to what we would pay you if you had not elected the GMIB rider. We determine this amount by applying your current Account Value to our then current monthly income rate per $1,000 (the current monthly income rates are generally favorable than the monthly income rates per $1,000 shown in the Contract to calculate the GMIB). We will pay you the amount that results in higher income payments.

     The Highest Anniversary Value is the greatest anniversary value attained in the following manner. We will calculate an anniversary value for each Contract Anniversary before your Income Date, excluding, however, Contract Anniversaries that come after you attain age 80 or before the effective date of the GMIB rider. An anniversary value for a Contract Anniversary equals:

     -    the Account Value on that Contract Anniversary;

     - increased by the dollar amount of any purchase payments made since that Contract Anniversary; and

     - reduced by the proportion that any withdrawal taken since that anniversary (including applicable surrender charges and Market Value Adjustment) reduced Account Value.

     We show an example of how the GMIB works in Appendix F.

     Contract Continuation Option. An Owner's surviving spouse who is eligible to continue the Contract under the Contract Continuation Option, may also be eligible to continue this rider. To do so, the surviving spouse must give our Customer Service Center notice within 30 days of the Business Day we receive proof of the Owner's death. If the spouse is eligible under our then existing rules, we will continue the rider and assess charges based on the spouse's attained age and our then current charges. The rider's effective date for purposes of reviewing Contract Anniversaries to determine the Highest Anniversary Value will be the Business Day the new Owner elects to continue the rider. All of the other terms and conditions of the rider will continue as before.

     When May You Elect the GMIB? You may take income payments using the GMIB on any Contract Anniversary, or the thirty-day period that follows, after (a) the Contract has been in effect for seven years, and (b) the Annuitant has attained age 60.

     Income Plans Available With the GMIB.

     You may  elect to use the  GMIB  with the  following  Income  Plans in your
Contract:

     -    Income Plan 1. Fixed Life Annuity;

     -    Income Plan 2. Fixed Life Annuity with 10 or 20 Years Certain; and

     -    Income Plan 3. Fixed Joint and Last Survivor Annuity.

     You may also elect any other Income Plan we offer on the Income Date for which you and the Annuitant are then eligible and we then make available for use with the GMIB.

     Other GMIB Terms and Conditions.

     -    The GMIB must be purchased at time of application;

     - The Annuitant must be age 80 or younger at the time your Contract is issued;

     - The purchase of the GMIB as an optional benefit is irrevocable and charges for the GMIB will remain in force for as long as your Contract remains in force, or until your Income Date if sooner.

     Important Considerations Regarding the GMIB. While a GMIB does provide a guaranteed income, a GMIB MAY NOT BE APPROPRIATE FOR ALL INVESTORS. You should understand the GMIB completely and analyze it thoroughly before you purchase the GMIB.

     - A GMIB does not in any way guarantee the performance of any Fund, or any other investment option under your Contract.

     - Once purchased, the GMIB is irrevocable. This means that before the Income Date if current monthly income payment rates per $1,000 and the investment performance of the Funds are such as would result in higher income payments than would be the case under the GMIB using guaranteed monthly income payment rates, the GMIB charges will still be assessed.

     - The GMIB in no way restricts or limits your rights to take income payments at other times permitted under your Contract -- therefore, you should consider the GMIB as an income payment "floor."

     - Please take advantage of the guidance of a qualified financial adviser in evaluating the GMIB options, as well as all other aspects of your Contract.

     -    The GMIB may not be approved in all states.

================================================================================
3.       PURCHASE PAYMENTS
================================================================================

MAKING ADDITIONAL PURCHASE PAYMENTS

     You may make additional purchase payments of $1,000 or more (a lesser minimum amount may apply to Qualified Contracts; contact our Customer Service Center) at any time before the Income Date, subject to the following conditions. We will accept additional purchase payments as shown in the chart below:

================================================================================
                                    RESTRICTIONS ON ACCEPTANCE OF ADDITIONAL
CONTRACT TYPE                       PURCHASE PAYMENTS
--------------------------------------------------------------------------------

Non-Qualified                       Accepted until the earlier of the year in
Contract                            which you attain age 90 or the year in which
                                    the Annuitant attains age 90.
--------------------------------------------------------------------------------
Qualified                           Accepted until the year in whichyou attain
Contract                            90, except for annual contributions to a
                                    traditional IRA which are accepted until the
                                    year in which you attain age 70 1/2.
================================================================================

     We reserve the right to reject any additional purchase payments.

     You must obtain our prior approval before you make a purchase payment that causes the Account Value of all annuities that you maintain with us to exceed $1,000,000.

     We will credit any purchase payments received after the Contract Date to your Contract as of the Business Day on which we receive it at our Customer Service Center. We will deem purchase payments received on other than a Business Day as received on the next following Business Day.

WHEN WE MAY CANCEL YOUR CONTRACT

     If you have not made a purchase payment for more than two years and your Account Value is less than $2,000 on a Contract Anniversary, we may cancel your Contract and pay you the Surrender Value as though you had surrendered. We will give you written notice at your address of record. However, we will allow you 61 days from the date of that notice to submit an additional purchase payment in an amount sufficient to maintain your Account Value at $2,000 or more. If we have not received the required additional purchase payment by the end of this period, we may cancel your Contract.

================================================================================
4.       WHAT ARE MY INVESTMENT OPTIONS?
================================================================================

PURCHASE PAYMENT ALLOCATIONS

     When you applied for a Contract, you specified the percentage of your initial and additional purchase payments to be allocated to each Variable
Sub-Account and/or to each Fixed Sub-Account. You can change the allocation percentages at any time by sending Satisfactory Notice to our Customer Service Center. The change will apply to all purchase payments we receive on or after the date we receive your request. Purchase payment allocations must be in percentages totaling 100%, and each allocation percentage must be a whole number.

VARIABLE SUB-ACCOUNT INVESTMENT OPTIONS

     The Variable Account has 26 available Sub-Accounts currently open to additional purchase payments and transfers. Each Sub-Account invests in a specific Fund. Each of the Funds is either an open-end diversified management investment company or a separate investment portfolio of such a company, and is managed by a registered investment adviser. Below is a list of the Funds available under the Contract. Appendix A contains more information about the Funds, including a brief description of their investment objectives and strategies and principal fund risks. More detailed information concerning the investment objectives, policies, and restrictions of the Funds, the expenses of the Funds, the risks attendant to investing in the Funds and other aspects of their operations is found in the current prospectus for each Trust. You should read the Trusts' prospectuses carefully. There is no assurance that these objectives will be met.

     Not every Fund may be available in every state or in every market. We will send you the Trust prospectuses with your Contract.

     The following Funds are currently available under the Contract:

AIM VARIABLE INSURANCE FUNDS (Series I Shares)

         AIM V.I. Government Securities Fund
         AIM V.I. Core Equity Fund (formerly, AIM V.I. Growth and Income Fund) AIM V.I. International Growth Fund (formerly, AIM V.I. International
            Equity Fund)
         AIM V.I. Premier Equity Fund (formerly, AIM V.I. Value Fund)

         Adviser: A I M Advisors, Inc.

THE ALGER AMERICAN FUND

         Alger American MidCap Growth Portfolio
         Alger American Income & Growth Portfolio
         Alger American Small Capitalization Portfolio

         Adviser: Fred Alger Management, Inc.

INVESCO VARIABLE INVESTMENT FUNDS, INC.

         INVESCO VIF - Growth Fund (formerly INVESCO VIF - Blue Chip Growth
           Fund)
         INVESCO VIF - Health Sciences Fund
         INVESCO VIF - Technology Fund
         INVESCO VIF - Financial Services Fund

         Adviser: INVESCO Funds Group, Inc.

MFS(R)VARIABLE INSURANCE TRUSTSM (Initial Class)

         MFS Investors Trust Series
         MFS High Income Series
         MFS Research Series
         MFS Total Return Series
         MFS Capital Opportunities Series

         Adviser: MFS Investment Management(R)

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

         Global Value Equity Portfolio (formerly, Global Equity Portfolio) Mid Cap Value Portfolio
         Value Portfolio

         Adviser: Morgan Stanley Investment Management, Inc. which does business in certain instances using the name Van Kampen.

OPPENHEIMER VARIABLE ACCOUNT FUNDS

         Oppenheimer Bond Fund/VA
         Oppenheimer Capital Appreciation Fund/VA
         Oppenheimer Main Street Small Cap Fund/VA

         Adviser: OppenheimerFunds, Inc.

SAGE LIFE INVESTMENT TRUST

         S&P 500(R) Equity Index Fund
         Money Market Fund
         Nasdaq - 100 Index(R) Fund
         All-Cap Growth Fund

          Adviser: Sage Advisors, Inc. State Street Global Advisors subadvises the S&P 500(R)Equity Index Fund and Nasdaq-100 Index(R) Fund. Conning Asset Management Company subadvises the Money Market Fund. Eagle Asset Management, Inc. subadvises the All-Cap Growth Fund.

     The following Funds have been closed to additional purchase payments and transfers (other than transfers as part of pre-existing dollar cost averaging and asset allocation programs begun before the Fund was closed).

LIBERTY VARIABLE INVESTMENT TRUST

         Colonial High Yield Securities Fund, Variable Series Colonial Small Cap Value Fund, Variable Series Colonial Strategic Income Fund, Variable Series Colonial U.S. Growth and Income Fund, Variable Series Liberty All-Star Equity Fund, Variable Series Newport Tiger Fund, Variable Series
         Stein Roe Global Utilities Fund, Variable Series

         Adviser: Liberty Advisory Services Corp.

STEINROE VARIABLE INVESTMENT TRUST

         Stein Roe Growth Stock Fund, Variable Series
         Stein Roe Balanced Fund, Variable Series

         Adviser: Stein Roe & Farnham Incorporated

T. ROWE PRICE EQUITY SERIES, INC.

         T. Rowe Price Equity Income Portfolio
         T. Rowe Price Mid-cap Growth Portfolio
         T. Rowe Price Personal Strategy Balanced Portfolio

         Adviser: T. ROWE Price Associates, Inc.

     The names, investment objectives, and policies of certain Funds may be similar to those of other retail mutual funds which can be purchased outside of a variable insurance product, and that are managed by the same investment adviser or manager. The investment results of the Funds, however, may be higher or lower than the results of such other retail mutual funds. There can be no assurance, and no representation is made, that the investment results of any of the Funds will be comparable to the investment results of any other retail mutual fund, even if the other retail mutual fund has the same investment adviser or manager.

     Shares of the Funds may be sold to separate accounts of insurance companies that are not affiliated with us or each other, a practice known as "shared funding." They also may be sold to separate accounts to serve as the underlying investment for both variable annuity Contracts and variable life insurance Contracts, a practice known as "mixed funding." As a result, there is a possibility that a material conflict may arise between the interests of Owners who allocate Account Values to the Variable Account, and owners of other Contracts who allocate Contract values to one or more other separate accounts investing in any of the Funds. Shares of some of the Funds may also be sold directly to certain qualified pension and retirement plans qualifying under
Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). As a result, there is a possibility that a material conflict may arise between the interest of Owners or owners of other Contracts (including Contracts issued by other companies), and such retirement plans or participants in such retirement plans. In the event of any material conflicts, we will consider what action may be appropriate, including removing a Fund from the Variable Account or replacing the Fund with another Fund. There are certain risks associated with mixed and shared funding and with the sale of shares to qualified pension and retirement plans, as disclosed in each Trust's prospectus.

     We have entered into agreements with either the investment adviser or distributor for each of the Funds in which the adviser or distributor pays us a fee for administrative services we provide. These percentages differ; some investment advisers or distributors pay us a greater percentage than other advisers or distributors. These agreements reflect administrative services we provide.

FIXED ACCOUNT INVESTMENT OPTIONS

     Each time you allocate purchase payments or transfer funds to the Fixed Account, we establish a Fixed Sub-Account. We guarantee an interest rate (the "Guaranteed Interest Rate") for each Fixed Sub-Account for a period of time (a "Guarantee Period"). When you make an allocation to the Fixed Sub-Account, we apply the Guaranteed Interest Rate then in effect. We may establish DCA Fixed Sub-Accounts for our Dollar-Cost Averaging Program.

     How We Determine the Guaranteed Interest Rate. We have no specific formula for establishing the Guaranteed Interest Rates for the different Guarantee Periods. Our determination will be influenced by, but not necessarily correspond to, interest rates available on fixed income investments that we may acquire with the amounts we receive as purchase payments or transfers of Account Value under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities including: securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc., Standard & Poor's Corporation, or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans, or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; other debt instruments; commercial paper; cash or cash equivalents. You will have no direct or indirect interest in these investments, and you do not share in the investment performance of the assets of the Fixed Account. We will also consider other factors in determining the Guaranteed Interest Rates, including regulatory and tax requirements, sales commissions, administrative expenses borne by us, general economic trends, and competitive factors. The Company's management will make the final determination of the Guaranteed Interest Rates it declares. We cannot predict or guarantee the level of future interest rates. However, our Guaranteed Interest Rates will be at least 3% per year. Guaranteed Interest Rates do not depend upon and do not reflect the performance of the Fixed Account.

     Guarantee Periods. We measure the length of a Guarantee Period from the end of the calendar month in which you allocated or transferred the amount to the Fixed Sub-Account. This means that the Expiration Date of any Guarantee Period will always be the last day of a calendar month. The currently available
Guarantee Periods are 5, 7, and 10 years. We may offer different Guarantee Periods in the future. Not all Guarantee Periods may be available in all states. Any Guarantee Period you select cannot be longer than the number of full years remaining until your Income Date.

     We may offer different Guarantee Periods with special Guaranteed Interest Rates for the DCA Fixed Sub-Accounts. In addition, we may offer special Guaranteed Interest Rates for new purchase payments allocated to the Fixed Sub-Accounts.

     We will notify you of your renewal options at least thirty days before each Expiration Date of your Fixed Sub-Accounts. Currently, your options are:

     - Take no action and we will transfer the value of the expiring Fixed Sub-Account to the Fixed Sub-Account with the same Guarantee Period, but not longer than five years or extending beyond the Income Date, as of the day the previous Fixed Sub-Account expires. If such Guarantee Period is not currently available, we will transfer your value to the next shortest Guarantee Period. If there is no shorter Guarantee Period, we will transfer your value to the Money Market Sub-Account.

     - Elect a new Guarantee Period(s) from among those we offer as of the day the previous Fixed Sub-Account expires.

     - Elect to transfer the value of the Fixed Sub-Account to one or more Variable Sub-Accounts.

     Any amounts surrendered, withdrawn, transferred or applied to an income plan other than during the thirty days before the Expiration Date of the Guarantee Period are subject to a Market Value Adjustment with the exception of the following transactions:

     - Transfers from DCA Fixed Sub-Accounts made automatically under our Dollar Cost Averaging Program, and

     - Withdrawals of earned interest made automatically under our Systematic Partial Withdrawal Program.

     We currently waive any Market Value Adjustment on withdrawals you take to satisfy IRS minimum distribution requirements.

     Market Value Adjustment. A Market Value Adjustment reflects the change in interest rates since we established a Fixed Sub-Account. It compares: (l) the current Index Rate for a period equal to the time remaining in the Guarantee Period, and (2) the Index Rate at the time we established the Fixed Sub-Account for a period equal to the Guarantee Period.

     Ordinarily:

     - If the current Index Rate for a period equal to the time remaining in the Guarantee Period is higher than the applicable Index Rate at the time we established the Fixed Sub-Account, the Market Value Adjustment will be negative.

     - If the current Index Rate for a period equal to the time remaining in the Guarantee Period is lower than the applicable Index Rate at the time we established the Fixed Sub-Account, the Market Value Adjustment will be positive.

     We will apply a Market Value Adjustment as follows:

     - For a surrender, withdrawal, transfer, or amount applied to an income plan, we will calculate the Market Value Adjustment on the total amount that must be surrendered, withdrawn, transferred or applied to an income plan to provide the amount requested.

     - If the Market Value Adjustment is negative, it reduces any remaining value in the Fixed Sub-Account, or amount of Surrender Value. Any remaining Market Value Adjustment then reduces the amount withdrawn, transferred, or applied to an income plan.

     - If the Market Value Adjustment is positive, it increases any remaining value in the Fixed Sub-Account. In the case of surrender, or if you withdraw, transfer or apply to an income plan, the full amount of the Fixed Sub-Account, the Market Value Adjustment increases the amount surrendered, withdrawn, transferred, or applied to an income plan.

     A Market Value Adjustment will not be applied to any amounts payable upon death or cancellation during the free-look period.

     We will compute the Market Value Adjustment by multiplying the factor below by the total amount that must be surrendered, withdrawn, transferred, or applied to an income plan from the Fixed Sub-Account to provide the amount you requested.

                  [(1+I)/(1+J+.0025)] N/365 - 1
Where:

     I is the Index Rate for a maturity equal to the Fixed Sub-Account's Guarantee Period at the time we established the Sub-Account;

     J is the Index Rate for a maturity equal to the time remaining (rounded up to the next full year) in the Fixed Sub-Account's Guarantee Period at the time of calculation; and

     N is the remaining number of days in the Guarantee Period at the time of calculation.

     We currently base the Index Rate for a calendar week on the reported rate for the preceding calendar week. We reserve the right to set it less frequently than weekly but in no event less often than monthly. If there is no Index Rate for the maturity needed to calculate I or J, we will use straight-line interpolation between the Index Rate for the next highest and next lowest maturities to determine that Index Rate. If the maturity is one year or less, we will use the Index Rate for a one-year maturity.

     In Maryland, state insurance law requires that the Market Value Adjustment be computed by multiplying the amount being surrendered, withdrawn, transferred, or applied to an income plan, by the greater of the factor above and the following factor: [(1.03)/(l+K)] ((G-N)/365) - 1, where N is as defined above, K equals the Guaranteed Interest Rate for the Guarantee Period, and G equals the initial number of days in the Guarantee Period. In the state of Washington, we will not assess the Market Value Adjustment because of state insurance law requirements. Because of these requirements, not all Guarantee Periods are available. Contact our Customer Service Center for available Guarantee Periods.

     Examples of how the Market Value Adjustment works are shown in Appendix B.

TRANSFERS

     Before the Income Date and while the Annuitant is living, you may transfer Account Value from and among the Variable and Fixed Sub-Accounts at any time, subject to certain conditions. However, in certain states, your right to transfer Account Value is restricted until the Free Look Period ends. See "What Are My Investment Options?" The minimum amount of Account Value that you may transfer from a Sub-Account is $100, or, if less, the entire remaining Account Value held in that Sub-Account. If a transfer would reduce the Account Value remaining in a Sub-Account below $100, we may treat your transfer request as a request to transfer the entire amount.

     You must give us Satisfactory Notice of the Sub-Accounts from which and to which we are to make the transfers. Otherwise, we will not transfer your Account Value. A transfer from a Fixed Sub-Account ordinarily will be subject to a Market Value Adjustment. There is currently no limit on the number of transfers from and among the Sub-Accounts.

     A transfer ordinarily takes effect on the Business Day we receive Satisfactory Notice at our Customer Service Center. We will deem requests received on other than a Business Day as received on the next following Business Day. We may, however, defer transfers to, from, and among the Variable Sub-Accounts under the same conditions that we may delay paying proceeds.

     In addition, we reserve the right to restrict transfers:

     - if any of the Variable Sub-Accounts that would be affected by the transfer is unable to purchase or redeem shares of the Fund in which the Sub-Account invests; or

     - if the transfer results in more than one trade involving the same Sub-Account within a 30-day period; or

     - if the transfer would adversely affect Accumulation Unit Values (which may occur if the transfer would affect one percent or more of the relevant Fund's total assets).

     We reserve the right to impose a transfer charge of up to $25 on each transfer in a Contract Year in excess of twelve, and to limit, upon notice, the maximum number of transfers you may make per calendar month or per Contract Year. For purposes of assessing any transfer charge, we will consider each transfer request to be one transfer, regardless of the number of Sub-Accounts affected by the transfer.

     After the Income Date, you must have our prior consent to transfer value from the Fixed Account to the Variable Account or from the Variable Account to the Fixed Account. A Market Value Adjustment ordinarily will apply to transfers from the Fixed Account. We reserve the right to limit the number of transfers among the Variable Sub-Accounts to one transfer per Contract Year after the Income Date.

     Telephone  Transactions.  You  may  request  transfers  or  withdrawals  by telephone. (We reserve the right to discontinue permitting withdrawals by telephone.) We will not be liable for following instructions communicated by telephone that we reasonably believe to be genuine. To request transfers or withdrawals by telephone, you must elect the option on our authorization form. We will use reasonable procedures to confirm that instructions communicated by telephone are genuine. We may only be liable for any losses due to unauthorized or fraudulent instructions where we fail to follow our procedures properly. These procedures include: (a) asking you or your authorized representative to provide certain identifying information; (b) tape recording all such conversations; and (c) sending you a confirmation statement after all such telephone transactions.

     We also have a form to allow you to create a power of attorney by authorizing another person to give telephone instructions. Unless prohibited by state law, we will treat such power as a durable power of attorney. The Owner's subsequent incapacity, disability, or incompetency will not affect the power of attorney. We may cease to honor the power by sending written notice to you at your last known address. Neither we nor any person acting on our behalf shall be subject to liability for any act done in good faith reliance upon your power of attorney.

     Internet Transactions. We permit transfers via the internet. We will send you information about our website and transactions that may be made through it. We will use reasonable procedures to confirm that instructions communicated by the internet are genuine. We may only be liable for any losses due to unauthorized or fraudulent instructions where we fail to follow our procedures. These procedures include: (a) asking for your social security number and personal identification number (generally provided at Contract delivery) when you access our website to make a transaction; (b) sending you a confirmation statement (by U.S. Mail or internet, according to instructions you provided to us) after all such transactions; and (c) posting a Contract transaction history on our website which you may access at any time.

     Third Party Transfers. As a general rule and as a convenience to you, we allow you to name a third party to make transfers on your behalf. However, when the same third party has the authority to make transfers on behalf of many Owners, the result can be simultaneous transfers involving large amounts of Account Value. The results can be the same when a third party has the authority to make transfers on behalf of even one Owner whose Contract has large Account Values. Such transfers can disrupt the orderly management of the Funds, can result in higher costs to Owners, and are ordinarily not compatible with the long-range goals of purchasers of the Contracts. We believe that such simultaneous transfers made by third parties are not in the best interest of all shareholders of the Funds. The management of the Funds shares this position.

     Therefore, to the extent necessary to reduce the adverse effects of simultaneous transfers made by third parties (or individual Owners having large Account Values) holding the right to make transfers on behalf of multiple parties (or individual Owners having large Account Values), we may refuse to honor third party transfers and have instituted or will institute procedures to ensure that the transfer requests that we receive have, in fact, been made by the Owners in whose names they are submitted. In addition, we reserve the right to restrict the Funds that will be available to such third parties for making transfers; we will give you advance notice of any such restrictions. However, our procedures will not prevent you from making your own transfer requests.

TRANSFER PROGRAMS

     Dollar-Cost Averaging Program. Our optional Dollar-Cost Averaging program permits you to systematically transfer (monthly, or as frequently as we allow), a set dollar amount from the Money Market Sub-Account to any combination of Variable Sub-Accounts. We also allow Dollar-Cost Averaging from DCA Fixed Sub-Accounts.

     The Dollar-Cost Averaging method of investment is designed to reduce the risk of making purchases only when the price of Accumulation Units is high. However, you should carefully consider your financial ability to continue the program over a long enough period of time to purchase units when their value is low as well as when high. Dollar-Cost Averaging does not assure a profit or protect against a loss. Because interest continues to be earned on the balance in the Money Market Sub-Account or a DCA Fixed Sub-Account, the amounts we transfer will vary slightly from month to month. An example of how our Dollar-Cost Averaging program works is shown in Appendix C.

     You may elect to participate in the Dollar-Cost Averaging program at any time before the Income Date by sending us Satisfactory Notice. The minimum transfer amount is $100 from the Money Market Sub-Account or from a DCA Fixed Sub-Account. We will make all Dollar-Cost Averaging transfers on the day of each month that corresponds to your Contract Date or a date selected by you. If that date is not a Business Day, we will make the transfer on the next following Business Day. If you want to dollar-cost average from more than one DCA Fixed Sub-Account at the same time, restrictions may apply.

     Once elected, Dollar-Cost Averaging remains in effect until:

     -    the Income Date;

     -    you surrender the Contract;

     - the value of the Sub-Account from which transfers are being made is depleted; or

     -    you cancel the program by written request.

     If you cancel Dollar-Cost Averaging from a DCA Fixed Sub-Account before the end of the selected Guarantee Period, we reserve the right to treat this request as a transfer request and transfer any proceeds that remain to a Fixed Sub-Account that has the duration you originally requested, and we ordinarily will assess a Market Value Adjustment on the amount canceled. You can request changes by writing us at our Customer Service Center. There is no additional charge for Dollar-Cost Averaging. A transfer under this program is not a transfer for purposes of assessing a transfer charge. We reserve the right to modify or discontinue offering this program at any time and for any reason, and we reserve the right to restrict transfers into the Money Market Subaccount. Dollar-Cost Averaging is not available while you are participating in a systematic partial withdrawal program.

     We may also permit you to periodically transfer earnings from the Fixed Sub-Accounts to the Variable Sub-Accounts.

     Asset Allocation Program. An optional Asset Allocation Program is available if you do not wish to make your own investment decisions. This investment planning tool is designed to find an asset mix that attempts to achieve the highest expected return based upon your tolerance for risk, and consistent with your needs and objectives.

     If you participate in the Asset Allocation Program, we will automatically allocate all initial and additional purchase payments among the Variable Sub-Accounts indicated by the model you select. The models do not include allocations to the Fixed Account. Although you may only use one model at a time, you may elect to change your selection as your tolerance for risk, and/or your needs and objectives change. Bear in mind, the use of an asset allocation model does not guarantee investment results. You may use a questionnaire that is offered to determine the model that best meets your risk tolerance and time horizons.

     Because each Variable Sub-Account performs differently over time, your portfolio mix may vary from its initial allocations. We will automatically rebalance your Fund mix quarterly to bring your portfolio back to its original allocation percentages. From time to time the models are reviewed. It may be found that allocation percentages within a particular model, or even some of the Variable Sub-Accounts within a particular model, need to be changed.

     If you participate in the Asset Allocation Program, the transfers made under the program are not taken into account in determining any transfer charge. There is no additional charge for this program, and you may discontinue your participation in this program by contacting our Customer Service Center. We reserve the right to modify or cancel the Asset Allocation Program at any time and for any reason.

     Automatic Portfolio Rebalancing Program. Once you allocate your money among the Variable Sub-Accounts, the investment performance of each Variable Sub-Account may cause your allocation to shift. Before the Income Date, you may instruct us to automatically rebalance (on a calendar quarter, semi-annual or annual basis) Variable Account Value to return to your original allocation percentages. Your request will be effective on the Business Day on which we receive your request at our Customer Service Center. We will deem requests received on other than a Business Day as received on the next following Business Day. Your allocation percentages must be in whole percentages. You may start and stop Automatic Portfolio Rebalancing at any time and make changes to your allocation percentages by written request. There is no additional charge for using this program. A transfer under this program is not a transfer for purposes of assessing any transfer charge. We reserve the right to modify or discontinue offering this program at any time and for any reason. We do not include any money allocated to the Fixed Account in the rebalancing. Automatic Portfolio Rebalancing is not available if you are participating in an Asset Allocation Program.

VALUES UNDER YOUR CONTRACT

     Account Value. The Account Value is the entire amount we hold under your Contract for you. The Account Value serves as a starting point for calculating certain values under your Contract. It equals the sum of your Variable Account Value and your Fixed Account Value. We first determine your Account Value on the Contract Date, and after that, on each Business Day. The Account Value will vary to reflect:

     -    the performance of the Variable Sub-Accounts you have selected;

     -    interest credited on amounts you allocated to the Fixed Account;

     -    any additional purchase payments; and

     -    charges, transfers, withdrawals, and surrenders.

     Your Account Value may be more or less than purchase payments you made.

     Surrender Value. The Surrender Value on a Business Day before the Income Date is the Account Value, plus or minus any applicable Market Value Adjustment, less any applicable annual administration charge and any applicable Purchase Payment Tax Charge.

     Variable Account Value. On any Business Day, the Variable Account Value equals the sum of the values in each Variable Sub-Account. The value in each Variable Sub-Account equals the number of Accumulation Units attributable to that Variable Sub-Account multiplied by the Accumulation Unit value for that Variable Sub-Account on that Business Day. When you allocate a purchase payment or transfer Account Value to a Variable Sub-Account, we credit your Contract with Accumulation Units in that Variable Sub-Account. We determine the number of Accumulation Units by dividing the dollar amount allocated or transferred to the Variable Sub-Account by the Sub-Account's Accumulation Unit value for that Business Day. Similarly, when you transfer, withdraw, or surrender an amount from a Variable Sub-Account, we cancel Accumulation Units in that Variable Sub-Account. We determine the number of Accumulation Units canceled by dividing the dollar amount you transferred, withdrew, or surrendered by the Variable Sub-Account's Accumulation Unit value for that Business Day.

     Accumulation Unit Value. An Accumulation Unit value varies to reflect the investment experience of the underlying Fund, and may increase or decrease from one Business Day to the next. We arbitrarily set the Accumulation Unit value for each Variable Sub-Account at $10 when we established the Sub-Account. For each Valuation Period after the date of establishment, we determine the Accumulation Unit value by multiplying the Accumulation Unit value for a Sub-Account for the prior Valuation Period by the net investment factor for the Variable Sub-Account for the Valuation Period.

     Net Investment Factor. The net investment factor is an index we use to measure the investment performance of a Variable Sub-Account from one Valuation Period to the next during the Accumulation Phase. We determine the net investment factor for any Valuation Period by dividing (a) by (b) and subtracting (c) where:

     (a)  is the net result of:

          (1) the Net Asset Value of the Fund in which the Variable Sub-Account invests determined at the end of the current Valuation Period; plus

          (2) the per share amount of any dividend or capital gain distributions made by the Fund on shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

          (3) a per share charge or credit for any taxes reserved for, which we determine to have resulted from the operations of the Variable Sub-Account; and

     (b) is the Net Asset Value of the Fund in which the Variable Sub-Account invests determined at the end of the immediately preceding Valuation Period.

     (c)  is the daily Asset-Based Charges.

     The net investment factor may be more or less than, or equal to, one.

     If you purchased your Contract prior to May 1, 2001, see Appendix D for the Net Investment Factor applicable to your Contract.

     Fixed Account Value. The Fixed Account Value is the sum of the Fixed Account Value in each Fixed Sub-Account (including a DCA Fixed Sub-Account) on any particular day. The value in each Fixed Sub-Account equals:

     - the portion of the purchase payment(s) allocated or amount transferred to the Sub-Account; plus

     -    interest at the Guaranteed Interest Rate; minus

     -    any transfers from the Sub-Account; minus

     - any withdrawals (including any associated surrender charges) from the Sub-Account; and minus

     -    any charges allocated to the Sub-Account.

     We also adjust the Fixed Sub-Account Value for any Market Value Adjustment, the value of which could be positive or negative.

================================================================================
5.       WHAT ARE THE EXPENSES UNDER A CONTRACT?
================================================================================

     We deduct the charges described below. The charges are for the services and benefits we provide, costs and expenses we incur, and risks we assume under the Contracts.

     Services And Benefits We Provide Include:

     - the ability of Owners to make transfers, withdrawals and surrenders under the Contracts;

     -    the death benefit paid on the death of the Owner;

     -    the available  investment options,  including  Dollar-Cost  Averaging,
          asset  allocation,   Automatic  Portfolio  Rebalancing,   IRA  partial
          withdrawal programs, and systematic partial withdrawal programs;

     -    administration of the income plans available under the Contracts; and

     -    the distribution of various reports to Owners.

     Costs And Expenses We Incur Include:

     - those related to various overhead and other expenses associated with providing the services and benefits guaranteed by the Contracts;

     -    sales and marketing expenses; and

     -    other costs of doing business.

     Risks We Assume Include:

     - the risks that Annuitants may live longer than we estimated when we established the monthly income rates per $1,000 under the Contracts;

     - that the amount of the death benefit will be greater than Account Value; and

     - that the costs of providing the services and benefits under the Contracts will exceed the charges deducted.

     We may also deduct a charge for taxes. See "Fee Table."

     We may realize a profit or loss on one or more of the charges. We may use any such profits for any corporate purpose, including, among other things, the payment of sales expenses.

     Unless we otherwise specify, we will deduct charges proportionately from all Variable Sub-Accounts and Fixed Sub-Accounts in which you are invested.

     We may reduce or eliminate charges under the Contracts when sales result in savings, reduction of expenses and/or risks to the Company. Generally, we will make such reductions or eliminations based on the following factors:

     -    the size of the group;

     -    the total amount of purchase payments to be received from the group;

     -    the purposes for which the Contracts are purchased;

     -    the nature of the group for which the Contracts are purchased; and

     -    any other circumstances that could reduce Contract costs and expenses

     We may also sell the Contracts with lower or no charges to a person who is an officer, director or employee of Sage Life or of certain affiliates, distributors, or service providers of ours, or to family members of any of these persons. Reductions or eliminations in Contract charges will not be unfairly discriminatory against any person. Please contact our Customer Service Center for more information about these cost reductions and eliminations.

SURRENDER CHARGE

     None! There are no surrender charges under the Contracts.

ANNUAL ADMINISTRATION CHARGE

     We will deduct an annual administration charge of $40 for the first seven Contract Years (i) on each Contract Anniversary, and (ii) on the day of any surrender if the surrender is not on the Contract Anniversary. We will waive this charge on and after the eighth Contract Anniversary, or if the Account Value is at least $50,000 when we would have otherwise deducted the annual administration charge. In some states the charge is $30, and in some states it is deducted only from your Account Value in the Variable Sub-Accounts. We may, from time to time, eliminate this charge for the first Contract Year.

TRANSFER CHARGE

     We currently do not deduct this charge. However, we reserve the right to deduct a transfer charge of up to $25 for the 13th and each subsequent transfer during a Contract Year. This charge is at cost with no profit to us. For the purpose of assessing the transfer charge, we consider each written or telephone request to be one transfer, regardless of the number of Sub-Accounts affected by the transfer. In the event that the transfer charge becomes applicable, we will deduct it proportionately from the Sub-Accounts from which you made the transfer. Transfers made in connection with the Dollar-Cost Averaging, asset allocation, and Automatic Portfolio Rebalancing programs will not count as transfers for purposes of assessing this charge.

ASSET-BASED CHARGES

     We assess Asset-Based Charges against your Contract for assuming mortality and expense risks and administrative costs. We deduct Asset-Based Charges on a daily basis and calculate the charges as a percentage of the assets of the Variable Account on the date of deduction. We deduct the Asset- Based Charges from the Variable Sub-Accounts in which you are invested. If you bought your Contract prior to May 1, 2001, see Appendix D for information related to Asset-Based Charges. The maximum charges are:

                                                       COMBINED
                                                  ASSET-BASED CHARGES
                                          ----------------------------------
                                               ANNUAL            DAILY
                                               CHARGE           CHARGE
                                            ------------     ------------

         Contract Years 1-7                      1.40%       .0038626%
         Contract Years 8+                       1.25%       .0034462%

         These charges do not apply to any Fixed Account Value.

PURCHASE PAYMENT TAX CHARGE

     We will deduct any state or local premium tax that we incur from your Account Value. We reserve the right to defer the collection of this charge and deduct it against your Account Value when you surrender your Contract or begin receiving regular income payments. This tax charge currently ranges from 0% to 3.0% depending upon the state or locality.

OPTIONAL BENEFIT CHARGES

     Guaranteed Minimum Income Benefit. If you elect the optional Guaranteed Minimum Income Benefit, we will deduct an additional charge equal on an annual basis to 0.20% of your Account Value on the date of deduction during the Accumulation Phase. We deduct it proportionately from the Fixed and Variable Sub-Accounts in which you are invested. Charges are deducted on your Contract Date and monthly thereafter. These charges will continue while your Contract is in force unless (a) you apply all of your Account Value to an Income Plan, (b) the death benefit is paid or has begun to be paid, or (c) the Covered Person dies and an eligible surviving spouse chooses not to continue this rider even though he or she continues the Contract.

     Enhanced Death Benefit. If you purchase the optional Enhanced Death Benefit, we will deduct an additional charge equal on an annual basis to 0.25% (0.20% for Contracts purchased prior to May 1, 2001) of your Account Value on the date of deduction during the Accumulation Phase. We calculate this charge as a percentage of your Account Value on the date of deduction, and deduct it proportionately from the Fixed and Variable Sub-Accounts in which you are invested. Charges are deducted on your Contract Date and monthly thereafter. These charges will continue while your Contract is in force unless (a) you apply the Account Value to an Income Plan, (b) the death benefit is paid or has begun to be paid, or (c) the Covered Person dies and an eligible surviving spouse chooses not to continue this rider even though he or she continues the Contract.

FUND ANNUAL EXPENSES

     Because the Variable Account purchases shares of the various Funds you choose, the net assets of the Variable Account will reflect the investment management fees and other operating expenses incurred by those Funds. A table of each Fund's management fees and other expenses can be found in the front of this Prospectus in the Fee Table. For a description of each Fund's expenses, management fees, and other expenses, see the Trusts' prospectuses.

ADDITIONAL INFORMATION

     The Contracts are sold by broker-dealers through registered representatives of such broker-dealers who are also appointed and licensed as insurance agents of Sage Life. See "Distribution of the Contracts." These broker-dealers receive commissions for selling Contracts calculated as a percentage of purchase payments (up to a maximum of 6.25%). Under certain circumstances, we may pay a lower amount on purchase payments with annual trail commissions based on Account Value and Contract Year. You do not pay these commissions directly. They are not a charge we deduct directly from your Contract. We pay the commissions to the broker-dealers. Broker-dealers who meet certain productivity and profitability standards may be eligible for additional compensation.

================================================================================
6.       HOW WILL MY CONTRACT BE TAXED?
================================================================================

     This discussion is not intended as tax advice. Please consult counsel or other competent tax advisers for more complete information. We have included an additional discussion regarding taxes in the statement of additional information.

INTRODUCTION

     The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax adviser. No attempt is made to consider any applicable state tax or other tax laws, or to address any federal estate, or state and local estate, inheritance, and other tax consequences of ownership or receipt of distributions under a Contract.

     When you invest in an annuity Contract, you usually do not pay taxes on your investment gains until you withdraw the money - generally for retirement purposes. If you invest in a variable annuity as part of a pension plan or employer-sponsored retirement program, your Contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract.

TAXATION OF NON-QUALIFIED CONTRACTS

     Non-Natural Person. Under Section 72(u) of the Internal Revenue Code (the "Code") the investment earnings on premiums for the Contracts will be taxed currently to the Owner if the Owner is a non-natural person, e.g., a corporation or certain other entities. Such Contracts generally will not be treated as annuities for federal income tax purposes. However, this treatment is not applied to a Contract held by a trust or other entity as an agent for a natural person nor to Contracts held by Qualified Plans. Purchasers should consult their own tax counsel or other tax adviser before purchasing a Contract to be owned by a non-natural person.

     Withdrawals And Surrenders. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Account Value immediately before the distribution over the Owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable as ordinary income only to the extent it exceeds the Owner's investment in the Contract.

     Special Note On Withdrawals. Please read the following carefully and consult with your tax adviser on these and other possible tax consequences before making a withdrawal.

     - It is possible that a positive Market Value Adjustment at the time of a withdrawal may be treated as part of the Account Value immediately before the distribution.

     - We understand that it is the position of the Internal Revenue Service ("IRS") that when withdrawals (other than income payments) are taken from the cash value of an income payout option, such as that offered by this Prospectus under the term certain option (Income Plan 4. See "What Are My Income Payment Options?"), then all amounts received by the taxpayer are taxable at ordinary income rates as amounts "not received as an annuity." In addition, such amounts are taxable to the recipient without regard to the owner's investment in the Contract or any investment gain which might be present in the current annuity value. For example, under this view, an Owner with a cash value of $100,000 seeking to obtain $20,000 of the cash value immediately after annuitization under a term certain payout, would pay income taxes on the entire $20,000 amount in that tax year. For some taxpayers, such as those under age 59 1/2, additional tax penalties may also apply. This adverse tax result means that Owners of Non-Qualified Contracts should consider carefully the tax implications of any withdrawal requests and their need for Contract funds prior to the exercise of this right.

     Penalty Tax On Certain Withdrawals. If you make a withdrawal from or surrender a Non-Qualified Contract, you may be subject to a federal tax penalty equal to ten percent of the amount treated as income. However, there usually is no penalty on distributions that are:

     -    made on or after the taxpayer reaches age 59 1/2;

     -    made on or after the death of an Owner;

     -    attributable to the taxpayer's becoming disabled; or

     - made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer;

     -    from purchase payments made prior to August 14, 1982.

     Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions listed above. You should consult a tax adviser with regard to exceptions from the penalty tax.

     Income Payments. Although tax consequences may vary depending on the payout option elected under an annuity Contract, a portion of each income payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.

     Taxation Of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as annuity payments. Estate taxes may also apply.

     Certain death benefits may be purchased under your Contract. The IRS could take the position that some or all of the Contract charges for these death benefits should be treated as a partial withdrawal from the Contract. In such case, the amount of the partial withdrawal may be includable in taxable income and subject to the 10% penalty if the owner is under age 59 1/2.

     Withholding. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

     Multiple Contracts. All non-qualified deferred annuity Contracts that are issued by us (or our affiliates) to the same owner during any calendar year are treated as one annuity Contract for purposes of determining the amount includible in such owner's income when a taxable distribution occurs.

     Further Information. We believe that the Contracts will qualify as annuity Contracts for federal income tax purposes and the above discussion is based on that assumption. Further details can be found in the Statement of Additional Information under the heading "Tax Status of the Contracts."

TAXATION OF A QUALIFIED CONTRACT

     Qualified Contracts are subject to some of the same tax rules as Non-Qualified Contracts, but there are a number of significant differences. Some of these differences and other important rules are highlighted here and in the Statement of Additional Information, but please keep in mind that this discussion provides only general information about the tax consequences of Qualified Contracts, and Owners, Annuitants, and Beneficiaries should consult their tax advisers for more specific information.

     Types Of Qualified Contracts. A Qualified Contract can be used in connection with the following types of retirement plans:


     - Individual Retirement Annuity (IRA) - permits eligible individuals to make non-deductible or deductible annual contributions. An IRA may be used as part of a Simplified Employee Pension ("SEP").

     - SIMPLE IRA -- permits certain small employers to establish a plan allowing employees to make annual pre-tax contributions with an employer contribution or match.

     - Roth IRA - allows eligible individuals to make after-tax contributions of up to $2,000, with no tax on qualifying distributions.

     The form of the Qualified Contract and its IRA rider have been approved by the IRS for use as an IRA. IRS approval does not relate to the merits of the IRA as an investment.

     Contributions And Distributions. Annual contributions to Qualified Contracts are limited by tax rules and the terms of the retirement plans. For IRAs and SIMPLE IRAs, minimum distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the Owner reaches age 70 1/2. Roth IRAs do not require distributions while the Owner is alive. Upon the Owner's death, minimum distributions are required from IRAs, SIMPLE IRAs, and Roth IRAs.

     Distributions from Qualified Contracts generally are subject to withholding for the Owner's federal income tax liability. The Owner will be provided the opportunity to elect not to have tax withheld from distributions.

     Tax Penalty On Certain Withdrawals. The Code also provides that any amount received under a Qualified Contract which is included in income may be subject to a penalty. The amount of the penalty is equal to 10% of the amount that is includible in income. The penalty is increased to 25% for a distribution from a SIMPLE IRA during the first two years of participation in the plan. Some withdrawals will be exempt from the penalty. They include any amounts:

     (1)  paid on or after you reach age 59 1/2;

     (2)  paid after you die;

     (3) paid if you become totally disabled (as that term is defined in the Code);

     (4) paid in a series of substantially equal periodic payments made annually (or more frequently) for life or life expectancy;

     (5)  paid for certain allowable medical expenses (as defined in the Code);

     (6)  paid on account of an IRS levy upon the Qualified Contract;

     (7)  paid from an IRA for medical insurance (as defined in the Code);

     (8)  paid from an IRA for qualified higher education expenses;  or

     (9) paid from an IRA for up to $10,000 for qualified first-time homebuyer expenses (as defined in the Code).

     We have provided a more complete discussion in the Statement of Additional Information.

     Terms of the Plan. Your rights under a Qualified Contract are also subject to the terms of the retirement plan itself, although we will not be bound by the terms of the plan if they contradict the Qualified Contract.

     Death Benefits. The death benefits offered under your Qualified Contract may be considered by the IRS as "incidental death benefits." The tax code imposes limits on the amount of incidental death benefits allowable for qualified Contracts, and if your death benefits are considered to exceed such limits, the provision of such benefits could result in currently taxable income to the owners of the Qualified Contracts.

TRANSFERS, ASSIGNMENTS, OR EXCHANGES OF A CONTRACT

     A transfer or assignment of ownership of a Contract, the designation of an annuitant, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed in this prospectus. An owner contemplating any such transfer, assignment or exchange, should consult a tax adviser as to the tax consequences.

POSSIBLE TAX LAW CHANGES

     Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract. We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity Contract owners currently receive.

================================================================================
7.       HOW DO I ACCESS MY MONEY?
================================================================================

     You can partially withdraw from or surrender your Contract. When you surrender your Contract, you can take the proceeds in a single sum, or you can request that we pay the proceeds over a period of time under one of our income plans. See "What Are My Income Payment Options?"

WITHDRAWALS

     You may withdraw all or part of your Surrender Value at any time before the Income Date while the Annuitant is still living. (If you have elected the "payments for a specified period certain" income plan option, you may request a full or partial withdrawal after the Income Date; otherwise, no withdrawals are permitted after the Income Date.) There may be adverse tax consequences if you make a withdrawal from or surrender your Contract. Also, there may be adverse tax consequences if you make a partial withdrawal during the Income Phase. See "How Will My Contract Be Taxed?" You may make your withdrawal request in writing or by telephone. See "Requesting Payments." Any withdrawal must be at least $100. If a withdrawal request would reduce your Account Value remaining in a Sub-Account below $250, we may treat the withdrawal request as a request to withdraw the entire amount. We will pay you the withdrawal amount in one sum. Under certain circumstances, we may delay this payment. See "Requesting Payments."

     When you request a withdrawal, you can direct how we deduct the withdrawal from your Account Value. If you provide no directions, we will deduct the withdrawal from your Account Value in the Sub-Accounts on a pro-rata basis.

     A partial withdrawal will reduce your death benefit proportionately by the amount your withdrawal (including any applicable Market Value Adjustment) reduces Account Value and may be subject to federal income tax. See "How Will My Contract Be Taxed?" and "Does The Contract Have A Death Benefit?"

     Please note that if your requested withdrawal would reduce your Account Value below $2,000, we reserve the right to treat the request as a withdrawal of only the excess over $2,000.

     Systematic Partial Withdrawal Program. The systematic partial withdrawal program provides automatic monthly, quarterly, semi-annual, or annual payments to you from the amounts you have accumulated in the Sub-Accounts. You select the day we take withdrawals. If you do not select a day, we will use the day of each month that corresponds to your Contract Date. If that date is not a Business Day, we will use the next following Business Day. The minimum payment is $100. You can elect to withdraw either earnings in a prior period (for example, prior month for monthly withdrawals or prior quarter for quarterly withdrawals) or a specified dollar amount.

     - If you elect earnings, we will deduct the withdrawals from the Sub-Accounts in which you are invested on a pro-rata basis.

     - If you elect a specified dollar amount, we will deduct the withdrawals from the Sub-Accounts in which you are invested on a pro-rata basis unless you tell us otherwise. Also, any amount in excess of interest earned on a Fixed Sub-Account in the prior period ordinarily will be subject to a Market Value Adjustment. See "Market Value Adjustment."

     You may participate in the systematic partial withdrawal program at any time before the Income Date by providing Satisfactory Notice. Once we receive your request, the program will begin and will remain in effect until your Account Value drops to zero. You may cancel or make changes in the program at any time by providing us with Satisfactory Notice. We do not deduct any other charges for this program. We reserve the right to modify or discontinue the systematic partial withdrawal program at any time and for any reason. Systematic partial withdrawals are not available while you are participating in the Dollar-Cost Averaging program.

     IRA Partial Withdrawal Program. If your Contract is an IRA Contract (other than a Roth IRA Contract) and you will attain age 70 1/2 in the current calendar year, distributions may be made to satisfy requirements imposed by federal tax law. An IRA partial withdrawal provides payout of amounts required to be distributed by the IRS rules governing mandatory distributions under qualified plans. We will send a notice before distributions must commence, and you may elect this program at that time, or at a later date. You are, however, ultimately responsible for determining that IRA distributions comply with applicable tax code rules.

     The Internal Revenue Service has issued new proposed regulations regarding required minimum distributions from qualified plans. These new rules are effective January 1, 2002. If you are required to take distributions from your qualified plan, you should consult with your qualified plan sponsor and tax adviser to determine that your distributions comply with these rules.

     You may not elect the IRA Partial Withdrawal program while you are participating in the systematic partial withdrawal program. You may take IRA partial withdrawals on a monthly, quarterly, semi-annual, or annual basis. We require a minimum withdrawal of $100. You select the day we make the withdrawals. If you do not elect a day, we will use the day of each month that corresponds to your Contract Date.

REQUESTING PAYMENTS

     You must provide us with Satisfactory Notice of your request for payment. We will ordinarily pay any death benefit, withdrawal, or surrender proceeds within seven days after receipt at our Customer Service Center of all the requirements for payment. We will determine the amount as of the Business Day our Customer Service Center receives all requirements.

     We may delay making a payment, applying Account Value to an income plan, or processing a transfer request if:

     - the disposal or valuation of the Variable Account's assets is not reasonably practicable because the New York Stock Exchange is closed for other than a regular holiday or weekend, trading is restricted by the SEC, or the SEC declares that an emergency exists; or

     - the SEC, by order, permits postponement of payment to protect our Owners.

     We also may defer making payments attributable to a check that has not cleared (which may take up to 15 days), and we may defer payment of proceeds from the Fixed Account for a withdrawal, surrender, or transfer request for up to six months from the date we receive the request, if permitted by law.

     If we defer payment 30 days or more, the amount deferred will earn interest at a rate not less than the minimum required in the jurisdiction in which we delivered the Contract.

================================================================================
8.       HOW IS CONTRACT PERFORMANCE PRESENTED?
================================================================================

     We may advertise or include in sales literature yields, effective yields, and total returns for the Variable Sub-Accounts. Effective yields and total returns for the Variable Sub-Accounts are based on the investment performance of the corresponding Funds. We show standard performance that reflects no charges for the optional benefits and that reflects the charges for the optional benefits. We base these figures on historical performance, and they do not indicate or project future results. We may also advertise or include in sales literature a Variable Sub-Account's performance compared to certain performance rankings and indexes compiled by independent organizations, and we may present performance rankings and indexes without such a comparison.

YIELD

     The yield of the Money Market Sub-Account refers to the annualized income generated by an investment in the Sub-Account over a specified seven-day period. We calculate the yield by assuming that the income generated for that seven-day period is generated each seven-day period over a 52-week period. We calculate the effective yield similarly but, when annualized, the income earned by an investment in the Money Market Sub-Account is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment.

     The yield of a Variable Sub-Account (except the Money Market Sub-Account) refers to the annualized income generated by an investment in the Variable Sub-Account over a specified 30-day or one-month period. We calculate the yield by assuming that the income generated by the investment during that 30-day or one-month period is generated over a 12-month period.

TOTAL RETURN

     The total return of a Variable Sub-Account refers to return quotations assuming an investment under a Contract has been held in the Variable Sub-Account for the stated times. Average annual total return of a Variable Sub-Account tells you the return you would have experienced if you allocated a $1,000 purchase payment to a Variable Sub-Account for the specified period. Standard average annual total return reflects all historical investment results for the Variable Sub-Account, less all charges and deductions applied against the Variable Sub-Account, but excluding any deductions for purchase payment tax charges and optional benefit charges. Standard total return may be quoted for various periods including 1 year, 5 years, and 10 years, or from inception of the Variable Sub-Account if any of those periods are not available. As described under "What Are the Expenses Under a Contract? - Asset-Based Charges," and Appendix D, as of May 1, 2001, we changed the way we calculate Asset-Based Charges, which is a component of performance calculations. We calculate performance information for all periods as if the methodology used beginning May 1, 2001 for calculating Asset-Based Charges had in been in effect from inception.

     "Non-Standard" average annual total return information may be presented, computed on the same basis as described above, except that we will not deduct Contract charges. In addition, we may from time to time disclose average annual total return for non-standard periods and cumulative total return for a Variable Sub-Account.

     In addition, performance may be shown for the periods commencing from the inception date of the Fund, which date may precede the date the Variable Sub-Account first invested in the Fund. These figures should not be interpreted to reflect actual historical performance of the Variable Sub-Account.

     We may advertise the performance of various asset allocation models. Performance shown will be based on the historical performance of the portfolios used in the models and calculated as described above. These figures should not be interpreted to reflect actual historical performance of the Variable Account. In addition, future performance of the portfolios used in the models, and therefore of the models themselves, will vary and the results shown are not necessarily representative of future results.

PERFORMANCE/COMPARISONS

     We may, from time to time, also disclose yield, standard total returns, and non-standard total returns for the Funds. We may also disclose yield, standard total returns, and non-standard total returns of funds or other accounts managed by the Adviser or Subadviser with investment objectives similar to those of the Funds, and Variable Sub-Account performance based on that performance data. We will accompany non-standard performance with standard performance.

     In advertising and sales literature, we may compare the performance of each Variable Sub-Account to the performance of other variable annuity issuers in general or to the performance of particular types of variable annuities investing in mutual funds, or investment series of mutual funds with investment objectives similar to each of the Variable Sub-Accounts. Advertising and sales literature may also compare the performance of a Variable Sub-Account to the S&P 500 Composite Stock Price Index, a widely used measure of stock performance. This unmanaged index assumes the reinvestment of dividends but does not reflect any deduction for the expense of operating or managing an investment portfolio. Other independent ranking services and indexes may also be used as a source of performance comparison. We may also report other information, including the effect of tax-deferred compounding on a Variable Sub-Account's investment returns, or returns in general, which may be illustrated by tables, graphs, or charts. We may also report hypothetical performance illustrations.

================================================================================
9.       DOES THE CONTRACT HAVE A DEATH BENEFIT?
================================================================================

     Your Contract provides a death benefit for your Beneficiary if you die before the Income Date.

     If any Owner dies before the Income Date, we will pay the Beneficiary (or the surviving joint Owner in the case of joint Owners) the greatest of:

     - the Account Value determined as of the Business Day we receive proof of death (if proof of death is received on other than a Business Day, we will deem the proof as received on the next following Business
          Day);

     - 100% of the sum of all purchase payments made under the Contract, reduced proportionately by the amount that any prior withdrawal (including any associated Market Value Adjustment incurred) reduced Account Value; or

     -    the highest anniversary value (the "Highest Anniversary Value").

     The Highest Anniversary Value is the greatest anniversary value attained in the following manner. When we receive proof of death, we will calculate an anniversary value for each Contract Anniversary prior to the date of the Owner's death, but not beyond the Owner's attained age 80. An anniversary value for a Contract Anniversary equals:

     (1)  the Account Value on that Contract Anniversary;

     (2) increased by the dollar amount of any purchase payments made since the Contract Anniversary; and

     (3) reduced proportionately by any withdrawals (including any associated Market Value Adjustment incurred) taken since that Contract Anniversary. (By proportionately, we take the percentage by which the withdrawal decreases the Account Value and we reduce the sum of (1) and (2) by that percentage.)

     If there are multiple Owners, we will use the age of the oldest Owner to determine the applicable death benefit. If there is an Owner who is not a natural person (that is, an individual), we will treat the Annuitant as an Owner for the purpose of determining when an Owner dies and the Annuitant's age will determine the death benefit payable to the Beneficiary in the event of such Annuitant's death. We will consider any rider benefits payable upon death of an Owner (or Annuitant, if no natural Owner) part of the death benefit.

OWNER'S DEATH BEFORE THE INCOME DATE

     If an Owner dies before the Income Date, the Beneficiary has up to five years from the Owner's date of death to request that the death benefit be paid in one lump sum. If the Beneficiary elects the lump sum and we pay it, the Contract will terminate, and we will have no further obligations under the Contract. Alternatively, the Beneficiary may provide us with Satisfactory Notice and request that the Contract continue, in which case we will continue the Contract subject to the following conditions:

     (1) If there are joint Owners, the surviving Owner becomes the new Owner. Otherwise, the Beneficiary becomes the new Owner.

     (2) Unless the new Owner otherwise tells us, we will allocate any excess of the Death Benefit over the Account Value to and among the Variable and Fixed Accounts in proportion to their values as of the date on which we determine the death benefit. We will establish a new Fixed Sub-Account for any allocation to the Fixed Account based on the Guarantee Period the new Owner then elects.

     However, certain distribution rules will apply to the continued Contract. If the sole new Owner is not the deceased Owner's spouse, we must distribute the entire interest in the Contract either: (i) over the life of the new Owner, but not extending beyond the life expectancy of the new Owner, with distributions beginning within one year of the prior Owner's death; or (ii) within five years of the deceased Owner's death. These distributions, if from the Fixed Account, are subject to our Market Value Adjustment rules. In addition, no additional purchase payments may be applied to the Contract.

     Alternatively, if the sole new Owner is the deceased Owner's spouse, the Contract will continue with the surviving spouse as the new Owner. The Account Value will be the Death Benefit that otherwise would be paid in a lump sum as of the Business Day we receive proof of death, and the surviving spouse may make additional purchase payments under the Contract. The surviving spouse may name a new Beneficiary. If no Beneficiary is named, the surviving spouse's estate will be the Beneficiary. Upon the death of the surviving spouse, the death benefit will equal the Account Value as of the Business Day we receive proof of the spouse's death. We will distribute the entire interest in the Contract to the new Beneficiary in accordance with the provisions that apply in the case when the new Owner is not the surviving spouse.

     If there is more than one Beneficiary, the distribution provisions will apply independently to each Beneficiary.

     If no Owner of the Contract is an individual, we will treat the death of any Annuitant or the change of any Annuitant under the Contract as the death of an Owner.

     In all events, for Non-Qualified Contracts we will make death benefit distributions in accordance with section 72(s) of the Code, or any applicable successor provision. Other rules may apply to a Qualified Contract.

OWNER'S OR ANNUITANT'S DEATH AFTER THE INCOME DATE

     If any Owner dies on or after the Income Date, but before the time we have distributed the entire interest in the Contract, we will distribute the remaining portion at least as rapidly as under the method of distribution being used as of the date of the Owner's death.

     If the Annuitant dies on or after the Income Date and income payments are based on a plan providing for payments for a guaranteed period, we will make the remaining guaranteed payments to the Beneficiary. We will make any remaining payments as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant or the Beneficiary.

OPTIONAL ENHANCED DEATH BENEFIT RIDER

     You may enhance the Contract's basic death benefit by purchasing the optional Enhanced Death Benefit rider (referred to in marketing materials as "Protection Plus"). The Enhanced Death Benefit rider may provide an additional death benefit if the Owner dies before the Income Date (or the Annuitant, if the Owner is not a natural person). We determine the Enhanced Death Benefit on the Business Day we receive proof of death by subtracting (b) from (a), and then multiplying by (c), where:

     (a)  is your Account Value on the date of calculation;

     (b)  is the Net Purchase Amount; and

     (c) is the Benefit Rate (40.0% for issue ages 69 and under, and 25.0% for issue ages 70 through 79).

     On the Contract Date, the Net Purchase Amount is equal to your Initial Purchase Payment. Thereafter, the Net Purchase Amount is increased by any additional purchase payments you make; and is reduced in proportion to the reduction in Account Value that results from withdrawals you make.

     The Enhanced Death Benefit will not exceed the Maximum Benefit Amount which is your Net Purchase Amount times the benefit rate times 250% for issue ages 0-69, and 100% for issue ages 70-79.

     We will pay the Enhanced Death Benefit to your Beneficiary or surviving joint Owner upon receipt of written proof of death. The deceased Owner's spouse may continue the Contract (and this benefit) according to the terms set forth in the Contract and enhanced death benefit rider. Please note that if your account value at death has declined such that it is equal to or less than the net purchase amount, no Enhanced Death Benefit will be payable.

     We show examples of the Enhanced Death Benefit in Appendix G.

     See the Enhanced Death Benefit rider for the specific terms and conditions of this benefit.

     Contract Continuation Option. An Owner's surviving spouse who is eligible to continue the Contract under the Contract Continuation Option, may also be eligible to continue this rider. To do so, the surviving spouse must give our Customer Service Center notice within 30 days of the Business Day we receive proof of the Owner's death. If the spouse is eligible under our then existing rules, we will continue the rider based on our then current charges for the new Owner's attained age. The rider's effective date for purposes of calculating the Net Purchase Amount will be the Business Day the new Owner elects to continue the rider. On this date the Net Purchase Amount will be equal to the Account Value. After that, the Net Purchase Amount will be increased by any additional purchase payments the new Owner makes, and will be reduced in proportion to the reduction in Account Value that results from withdrawals the new Owner makes. All of the other terms and conditions of the rider will continue as before.

     Other Enhanced Death Benefit Terms And Conditions.

     -    You  can  only  purchase  the  Enhanced   Death  Benefit  at  time  of
          application;

     -    You must be age 79 or younger at the time the Contract is issued;

     - If you purchase the Enhanced Death Benefit as an optional benefit it is irrevocable and charges for it will remain in force during the Accumulation Phase (unless not renewed by a surviving spouse who continues the Contract under the Contract Continuation Option).

     Important Considerations Regarding The Enhanced Death Benefit Option.

     - The Enhanced Death Benefit rider does not guarantee that any amounts under the rider will become payable upon death. Market declines resulting in your Account Value at death being equal to or less than the Net Purchase Amount will result in no Enhanced Death Benefit being payable.

     - Once purchased, the Enhanced Death Benefit is irrevocable. This means that even if the investment performance of the Funds are such as would result in a basic death benefit that is sufficient for your needs, the Enhanced Death Benefit charges will still be assessed.

     - Please take advantage of the guidance of a qualified financial adviser in evaluating the Enhanced Death Benefit option, as well as all other aspects of the Contract.

     - The Enhanced Death Benefit option is not available for IRA and Roth IRA Contracts.

     -    The Enhanced Death Benefit may not be available in all states.

PROOF OF DEATH

     We must receive satisfactory proof of death at our Customer Service Center before we will pay any death benefit. We will accept one of the following items:

     (1)  An original certified copy of an official death certificate; or

     (2) An original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

     (3)  Any other proof satisfactory to us.

================================================================================
10.      WHAT OTHER INFORMATION SHOULD I KNOW?
================================================================================

PARTIES TO THE CONTRACT

     The Owner. - You are the Owner of the Contract. You have the rights and options described in the Contract, including but not limited to the right to receive the income payments beginning on the Income Date. One or more people may own the Contract as joint Owners.

     The Annuitant. - Unless another Annuitant is named, you are also the Annuitant. You may name a Contingent Annuitant to become the Annuitant should the Annuitant die before the Income Date. You will be the Contingent Annuitant unless you name someone else. If there are joint Owners, we will treat the youngest Owner as the Contingent Annuitant, unless you elect otherwise. If you are not the Annuitant and the Annuitant dies before the Income Date, the Contingent Annuitant becomes the Annuitant. If the Annuitant dies and no Contingent Annuitant has been named, we will allow you sixty days to designate someone other than yourself as Annuitant.

     The  Beneficiary.  - We pay the death  benefit to the  primary  Beneficiary
(unless there are joint Owners in which case proceeds are payable to the surviving Owner). If the primary Beneficiary dies before the Owner, the death benefit is paid to the Contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the death benefit to the Owner's estate.

     One or more persons may be named as primary Beneficiary or Contingent Beneficiary. We will assume any death benefit is to be paid in equal shares to the multiple surviving Beneficiaries unless you specify otherwise.

     You have the right to change Beneficiaries. However, if you designate the primary Beneficiary as irrevocable, you may need the consent of that irrevocable Beneficiary to exercise the rights and options under the Contract.

     Change Of Owner, Beneficiary Or Annuitant. - During your lifetime and while the Contract is in force you can transfer ownership of the Contract, or change the Beneficiary, or change the Annuitant. (However, the Annuitant cannot be changed if no Owner is an individual and cannot be changed after the Income Date.) To make any of these changes, you must send us Satisfactory Notice. If accepted, any change in Owner, Beneficiary or Annuitant takes effect on the date you signed the notice. Any of these changes will not affect any payment made or action taken by us before our acceptance. A change of Owner may be a taxable event and may also affect the amount of death benefit payable under the Contract.

SEPARATE ACCOUNTS

     The Sage Variable Annuity Account A. We established the Variable Account as a separate investment account under Delaware law on December 3, 1997. The Variable Account may invest in mutual funds, unit investment trusts, and other investment portfolios. We own the assets in the Variable Account and are obligated to pay all benefits under the Contracts. We use the Variable Account to support the Contracts as well as for other purposes permitted by law. We registered the Variable Account with the SEC as a unit investment trust under the 1940 Act and it qualifies as a "separate account" within the meaning of the federal securities laws. Such registration does not involve any supervision by the SEC of the management of the Variable Account or Sage Life.

     We divided the Variable Account into Variable Sub-Accounts, each of which currently invests in shares of a specific Fund. Variable Sub-Accounts buy and redeem Fund shares at net asset value without any sales charge. We reinvest any dividends from net investment income and distributions from realized gains from security transactions of a Fund at net asset value in shares of the same Fund. Income, gains and losses, realized or unrealized, of the Variable Account are credited to or charged against the Variable Account without regard to any other income, gains or losses of Sage Life. Assets equal to the reserves and other Contract liabilities with respect to the Variable Account are not chargeable with liabilities arising out of any other business or account of Sage Life. If the assets exceed the required reserves and other liabilities, we may transfer the excess to our General Account.

     Voting Of Fund Shares. We are the legal owner of shares held by the Variable Sub-Accounts and as such, have the right to vote on all matters submitted to shareholders of the Funds. However, as required by law, we will vote shares held in the Variable Sub-Accounts at regular and special meetings of shareholders of the Funds according to instructions received from Owners with Account Value in the Variable Sub-Accounts. To obtain your voting instructions before a Fund shareholder meeting, we will send you voting instruction materials, a voting instruction form, and any other related material. We will vote shares held by a Variable Sub-Account for which we received no timely instructions in the same proportion as those shares for which we received voting instructions. Should the applicable federal securities laws, regulations, or interpretations thereof change so as to permit us to vote shares of the Funds in our own right, we may elect to do so.

     The Sage Fixed Interest Account A. The Fixed Account is a separate investment account under state insurance law. We maintain it separate from our General Account and separate from any other separate account that we may have. We own the assets in the Fixed Account, and may offer the Fixed Account in our variable life insurance products. Assets equal to the reserves and other liabilities of the Fixed Account will not be charged with liabilities that arise from any other business that we conduct. Thus, the Fixed Account represents pools of assets that provide an additional measure of assurance that Owners will receive full payment of benefits under the Contracts. We may transfer to our General Account assets that exceed the reserves and other liabilities of the Fixed Account. However, our obligations under (and values and benefits under) the Fixed Account do not vary as a function of the investment performance of the Fixed Account. Owners and Beneficiaries with rights under the Contracts do not participate in the investment gains or losses of the assets of the Fixed Account. These gains or losses accrue solely to us. We retain the risk that the value of the assets in the Fixed Account may fall below the reserves and other liabilities that we must maintain in connection with our obligations under the Fixed Account. In such an event, we will transfer assets from our General Account to the Fixed Account to make up the difference. We are not required to register the Fixed Account as an investment company under the 1940 Act.

MODIFICATION

     When permitted by applicable law, we may modify the Contracts as follows:

     -    deregister the Variable Account under the 1940 Act;

     - operate the Variable Account as a management company under the 1940 Act if it is operating as a unit investment trust;

     - operate the Variable Account as a unit investment trust under the 1940 Act if it is operating as a managed separate account;

     - restrict or eliminate any voting rights of Owners, or other persons who have voting rights as to the Variable Account;

     -    combine the Variable Account with other separate accounts; and

     -    combine a Variable Sub-Account with another Variable Sub-Account.

     We also reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions of shares of a Fund that are held by the Variable Account (the shares of the new Fund may have higher fees and charges than the Fund it replaced, and not all Funds may be available to all classes of Contracts); and to establish additional Variable Sub-Accounts or eliminate Variable Sub-Accounts, if marketing, tax, or investment conditions so warrant. Subject to any required regulatory approvals, we reserve the right to transfer assets of a Variable Sub-Account that we determine to be associated with the class of Contracts to which the Contract belongs, to another separate account or to another separate account sub-account.

     If the actions we take result in a material change in the underlying investments of a Variable Sub-Account in which you are invested, we will notify you of the change. You may then make a new choice of Variable Sub-Accounts.

DISTRIBUTION OF THE CONTRACTS

     Sage Distributors, Inc., 300 Atlantic Street, Stamford, CT 06901 ("Sage Distributors") acts as the distributor (principal underwriter) of the Contracts. Sage Distributors is a Delaware corporation, is registered as a broker-dealer under the Securities Exchange Act of 1934, and is a member of the National Association of Securities Dealers, Inc. (the "NASD"). Sage Distributors is a wholly owned subsidiary of Sage Insurance Group Inc. We compensate Sage Distributors for acting as principal underwriter under a distribution agreement. We offer the Contracts on a continuous basis, and do not anticipate discontinuing their sale. The Contracts may not be available in all states.

EXPERTS

     The consolidated financial statements of Sage Life Assurance of America, Inc. at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, and the financial statements of The Sage Variable Annuity Account A at December 31, 2001 and for each of the two years in the period then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

     Sage Life and its subsidiary, as of the date of this Prospectus, are not involved in any lawsuits.

REPORTS TO CONTRACT OWNERS

     We maintain records and accounts of all transactions involving the Contracts, the Variable Account, and the Fixed Account at our Customer Service Center. Each year, or more often if required by law, we will send you a report showing information about your Contract for the period covered by the report. We will also send you an annual and a semi-annual report for each Fund underlying a Variable Sub-Account in which you are invested as required by the 1940 Act. In addition, when you make purchase payments, or if you make transfers or withdrawals, we will send you a confirmation of these transactions.

AUTHORITY TO MAKE AGREEMENTS

     One of our officers must sign all agreements we make. No other person, including an insurance agent or registered representative, can change the terms of your Contract or make changes to it without our consent.

FINANCIAL STATEMENTS

     Audited Financial statements are presented in the Statement of Additional Information for the Variable Account as of December 31, 2001.

     We included the audited consolidated financial statements for Sage Life Assurance of America, Inc. as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001. You should consider these financial statements only as bearing on the ability of Sage Life Assurance of America, Inc. to meet its obligations under the Contracts. You should not consider them as bearing on the investment performance of the assets held in the Variable Account.

================================================================================
11.      HOW CAN I MAKE INQUIRIES?
================================================================================

     You may make inquiries about your Contract by contacting one of our authorized registered representatives or by writing or calling us at our Customer Service Center.

================================================================================
12.      ADDITIONAL INFORMATION ABOUT SAGE LIFE ASSURANCE OF AMERICA, INC.
================================================================================

History And Business

General

     Sage Life Assurance of America, Inc. ("Sage Life" or "the Company" or "We") is a stock life insurance company incorporated in Delaware in 1981 with its principal offices in Stamford, Connecticut. We have licenses to conduct an insurance business in 49 states and the District of Columbia. The Company is authorized to write variable annuity Contracts in all jurisdictions in which it is licensed, and is authorized to write variable life insurance in all but three states. Although the Company is not licensed in New York, its wholly-owned subsidiary, Sage Life Assurance Company of New York ("Sage New York") has applied to the New York Insurance Department for an insurance license.

     We are a wholly-owned subsidiary of Sage Life Holdings of America, Inc. ("Sage Life Holdings"). Sage Insurance Group Inc. ("SIGI") owns 90.1% of the common stock of Sage Life Holdings. Swiss Re Life and Health America, Inc. ("Swiss Re", formerly Life Reassurance Corporation of America), owns the remaining 9.9% of the common stock of Sage Life Holdings. Before acquiring Sage Life Holdings' common stock, Swiss Re invested $12,500,000 in non-voting non-redeemable cumulative preferred stock of Sage Life Holdings. During 00, Swiss Re exchanged a portion of the preferred stock it acquired for the common stock. Swiss Re's ultimate parent is Swiss Reinsurance Company, Switzerland, one of the world's largest life and health reinsurance groups.

     SIGI is a wholly-owned, indirect subsidiary of Sage Group Limited ("Sage Group"), a South African corporation quoted on the Johannesburg Stock Exchange. Sage Group is a holding company with a thirty-six year history of extensive operating experience in mutual funds, life assurance and investment management. Sage Group has directly and indirectly engaged in insurance marketing activities in the United States since 1977. In addition to its U.S. and South African activities, Sage Group also provides insurance products to non-U.S. citizens through its indirect subsidiary, Sage Life (Bermuda), Ltd.

     Effective December 31, 1996, SIGI purchased all of the outstanding stock of Sage Life, then named Fidelity Standard Life Insurance Company ("Fidelity Standard"), from Security First Life Insurance Company ("SFLIC"). Prior to the purchase and effective October 31, 1996, Fidelity Standard entered into a modified coinsurance arrangement to cede all of its separate account liabilities to its then parent, SFLIC. Assets equal to the total reserves and related liabilities were transferred to SFLIC. The remaining general account liabilities were ceded under a 100% coinsurance arrangement with SFLIC. In connection with the purchase of Fidelity Standard, the Company entered into a service agreement with SFLIC to provide all necessary administrative services for all ceded business. Effective September 30, 1998, all of the in-force business of the Company was novated to SFLIC.

Segment Information

     We operate in one business segment, the variable insurance product market. Products we currently offer include combination fixed and variable deferred annuities and combination fixed and variable life insurance products. We may introduce additional variable products in the future including combination fixed and variable immediate annuities.

Products and Distribution

     Our ongoing business strategy is to focus on the development, underwriting, and marketing of variable annuity and variable life insurance products (the "Contracts"). Our obligations under these Contracts are supported by (1) variable accounts -- determined by the value of investments held in separate accounts, and (2) fixed accounts -- backed by investments held in separate accounts. The assets in these separate accounts supporting the Contracts to which they relate are not chargeable with liabilities arising out of any other business we may conduct.

     Our initial marketing focus has been to distribute our products through banks and financial planning companies and regional broker-dealers. We anticipate that, over the long-term, our distribution channels will expand to include wirehouses.

Rating Agencies

     The Company's financial ratings are important in its ability to accumulate and retain assets. The Company is rated "A" (Excellent) by A.M. Best and "AA"- (Very Strong) by Fitch Ratings. Rating agencies periodically review the ratings they issue for any required changes. These ratings reflect the opinion of the rating agency as to the relative financial strength of the Company and its ability to meet its Contractual obligations to its Contract owners. Many financial institutions and broker-dealers focus on these ratings in determining whether to market an insurer's variable products. If any of our ratings were downgraded from their current levels, sales of our products and our relationships with distributors could be adversely affected.

Competition

     We are engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies as well as other entities marketing insurance products comparable to our products. There are approximately 1,500 stock, mutual and other types of insurers in the life insurance business in the United States, a substantial number of which are significantly larger than us. We are unique in that we are one of the few life insurers confining activities to the marketing of separate account variable insurance products.

Employees

     At December 31, 2001, we had 65 salaried employees. Many of these employees also perform duties for affiliated companies.

Selected Financial Data

     The following table summarizes information with respect to our operations. The selected financial data should be read in conjunction with the financial statements and the notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations. All amounts presented in the following table were derived from our financial statements for the periods indicated and certain amounts have been reclassified to conform to the 2001 presentation.



                                                    2001          2000             1999              1998            1997
                                               ------------    -----------      ------------     ------------    ------------

Statement of Operations Data:
Revenues:
  Net investment income                          $ 2,108,497     $ 1,888,172      $ 1,290,196      $ 1,243,522       $ 989,494
  Realized capital gains                              14,088               _                _                _               _
  Administrative service fees                         39,260          49,940           37,671                _               _
  Contract charges and fees                          108,986           3,979              861                _               _
                                               ------------    -----------      ------------     ------------    ------------
        Total revenues                             2,270,831       1,942,091        1,328,728        1,243,522         989,494
Benefits and expenses:
  Contract owner benefits                          1,078,918         490,964                _                _               _
  Acquisition expenses                              (50,182)               _                _                _               _
  Goodwill amortization expense                      217,378         234,468          234,468          548,818         325,406
  General  and  administrative expenses            8,303,361       5,969,108        5,521,186        1,263,678       1,015,874
                                               ------------    -----------      ------------     ------------    ------------
        Total benefits and expenses                9,549,475       6,694,540        5,755,654        1,812,496       1,341,280
                                               ------------    -----------      ------------     ------------    ------------
Loss before cumulative effect adjustment         (7,278,644)     (4,752,449)      (4,426,926)        (568,974)       (351,786)

    Cumulative effect adjustment for change
        in accounting for development costs                _               _      (4,269,488)                _               _
                                               ------------    -----------      ------------     ------------    ------------
        Net loss                               $ (7,278,644)   $ (4,752,449)    $ (8,696,414)      $ (568,974)     $ (351,786)
                                               ===========     ===========      ============     ===========     ===========
Written Premiums (1)
        Gross                                   $ 68,900,272    $ 21,109,921         $ 79,942          $     _         $     _
                                               ===========     ===========      ============     ===========     ===========
        Net                                     $ 28,930,652     $ 7,003,766         $ 75,742          $     _         $     _
                                               ===========     ===========      ============     ===========     ===========
Balance Sheet Data:
Total Assets                                    $114,237,585    $ 54,726,227      $31,736,580      $36,542,531    $ 36,688,739
                                               ===========     ===========      ============     ===========     ===========
Total Liabilities                               $ 82,330,012    $ 22,209,130        $ 233,435         $ 70,474     $ 3,486,311
                                               ===========     ===========      ============     ===========     ===========

Total Stockholder's Equity                      $ 31,907,573    $ 32,517,097     $ 31,503,145     $ 36,472,057    $ 33,202,428
                                               ===========      ==========      ============     ===========     ===========

     (1) Under accounting principles generally accepted in the United States, premiums are not reported as revenue.

Management's Discussion And Analysis Of Financial Condition And Results Of Operations

     Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the accompanying financial statements and notes thereto and Item 6, Selected Financial Data.

Results of Operations

     Contract owners pay us Contract charges and fees, while the fund managers pay us administrative fees. These administrative fees, and most of the charges received from Contract owners, are based on underlying variable and fixed account values. Therefore, these fees and charges vary with the amount of premiums we have received and investment performance of the funds. Annual Contract charges we receive from Contract owners are flat fees assessed on each Contract's anniversary date. Accordingly, they vary according to the number of Contracts in force during the course of the year.

     Net investment income includes interest earned on separate account assets allocated to options in the fixed account by Contract owners. The increases in net investment income and Contract owner benefits reflect the increase in total separate account assets supporting the options in the fixed account.

     Before June 30, 2000, we sold a limited number of Contracts as we focused most of our efforts on obtaining ratings from rating agencies and developing the staff, systems and other elements necessary for us to begin our underwriting and marketing activities. Although premiums continue to show significant growth, they are still well below levels needed to generate significant charges based on variable and fixed account assets. Accordingly, net investment income continues to represent most of our revenues. We expect net investment income will continue to represent the majority of our revenues for the next several years as our sales and related variable and fixed account assets grow.

     The trend of increasing general and administrative expenses reflects our progress in implementing our business strategy and putting in place the necessary staff, systems and other elements needed to support our planned growth. The increase in general and administrative expenses is in large part due to an increase in the number of employees (including several senior positions), which was 65 at December 31, 2001 as compared to 38 at December 31, 2000, and 24 at December 31, 1999.

     We do not currently reflect the benefits of deferred federal income taxes in our results.

Liquidity and Capital Resources

     Since the beginning of 1997, our primary cash needs have been for the development of our insurance products and related infrastructure and the funding of our daily operations. Our cash needs have been met primarily through capital contributions from Sage Life Holdings, as well as through interest income on the invested assets of the general account.

     We expect that our cash needs will continue in order to support our underwriting and marketing activities. Our ultimate parent, Sage Group, a publicly traded South African financial services group, has stated that our operations are of key strategic importance to Sage Group's business plans and that they intend to take the actions necessary to meet our liquidity needs. Sage Group is currently prohibited under South African currency controls from utilizing funds raised in South Africa for our cash needs other than through capital issues in foreign currency. Sage Group's current ability to issue stock outside of South Africa has been hindered by a recent devaluation of the South African rand relative to the United States dollar and a decrease in their stock price reflective of a general decline of financial services stocks in South Africa. Sage Group is actively exploring a variety of alternatives for providing for our current and future cash needs, including by issuing new capital to strategic investors of Sage Life Holdings and/or its affiliates or through the issuance of new Sage Group capital in the international markets. Sage Group and its affiliates are currently engaging in discussions with potential strategic investors and providers of such capital. However, there can be no assurance that Sage Group will be successful in these efforts, as Sage Group has not yet finalized negotiations with any strategic investor.

     Our future marketing efforts and results of operations could be adversely affected if Sage Life Holdings and/or its affiliates are unable to raise additional funding for us. Based on our business expansion plans, Sage Life Holdings and/or its affiliates will require outside financing towards the end of the first quarter of 2003 to enable us to maintain the minimum $25,000,000 capital and surplus requirements stipulated in the terms of the Preferred Stock Agreement with Swiss Re. Under the Preferred Stock Purchase Agreement, as amended, we are required to maintain statutory-basis capital and surplus of at least $25,000,000. Should our statutory-basis capital and surplus fall below $25,000,000, and remain uncured for 60 days, the Preferred Stock Purchase Agreement provides that, subject to obtaining regulatory approval, each share of preferred stock shall be entitled to a number of votes sufficient to provide preferred shareholders 51% of the voting interest in Sage Life Holdings, our direct parent. Should this occur, there can be no assurance that our current business strategy will be maintained. In addition, we have made a commitment to the Michigan Insurance Department to maintain statutory capital and surplus of at least $25,000,000.

     With regard to Contract owners, our obligation under their Contracts are supported by (1) variable accounts - determined by the value of investments held in separate accounts, and (2) fixed accounts - backed by investments held in separate accounts. The assets in these separate accounts, supporting the Contracts to which they relate, are not chargeable with any of our other liabilities.

Reinsurance

     In 2000, we entered into a modified coinsurance agreement (the "Modco Agreement") with Swiss Re. Under the Modco Agreement we cede a significant portion of our variable business to Swiss Re. This arrangement provides us with additional capacity for growth of the variable insurance business.

     In addition, we have entered into reinsurance arrangements that reinsure certain mortality risks associated with the death benefit and accidental death benefit features of the Contracts, as well as other Contract guarantees. We use only highly rated reinsurance companies to reinsure these risks

     Reinsurance does not relieve us from our obligations to Contract owners. We remain primarily liable to the Contract owners to the extent that any reinsurer does not meet its obligations under the reinsurance agreements.

Reserves

     The insurance laws and regulations under which we operate obligate us to record, as liabilities, actuarially determined reserves to meet our obligations on outstanding Contracts. We base our reserves involving life contingencies on mortality tables in general use in the United States. Where applicable, we compute our reserves to equal amounts which, together with interest on such reserves computed annually at certain assumed rates, will be sufficient to meet our Contract obligations at their maturities or in the event of the covered person's death.

Critical Accounting Policies

     We amortize deferred acquisition costs ("DAC"), deferred gain on modified coinsurance agreement, and unearned revenue over the life of our Contracts in relation to estimated gross profits ("EGPs"). Both the deferred amounts and the EGPs are net of reinsurance. EGPs are based on assumptions about future Contract experience including, persistency, growth rate of elected investment options, and the level of expense required to maintain the Contracts. At each balance sheet date, EGPs are replaced with actual gross profits. Future EGPs are also recast taking into account the volume and mix of the Contracts actually in force and warranted changes in assumptions about future experience. Finally, amortization is derived based on the combination of actual gross profits to date and the recast EGPs. For 2001, we have replaced EGPs with actual gross profits and EGPs have been recast taking into consideration the volume and mix of Contracts in force. Assumptions about future experience have not been revised.

Investments

     Our cash and invested assets are comprised entirely of investment grade securities, money market funds and equity securities representing seed money in two funds sponsored by Sage Life Investment Trust, a registered investment company offering a series of mutual funds to investors in the Company.

Dividend Restrictions

     We are subject to state regulatory restrictions that limit the maximum amount of dividends payable. Subject to certain net income carryforward provisions as described below, we must obtain approval of the Insurance Commissioner of the State of Delaware in order to pay, in any 12-month period, "extraordinary" dividends which are defined as those in excess of the greater of 10% of surplus as regards Contract owners as of the prior year-end and statutory net income less realized capital gains for such prior year. We may pay dividends only out of earned surplus. In addition, we must provide notice to the Insurance Commissioner of the State of Delaware of all dividends and other distributions to Sage Life Holdings, within five business days after declaration and at least ten days prior to payment. At December 31, 2001, we could not pay a dividend to Sage Life Holdings without prior approval from state regulatory authorities as we currently do not have earned surplus. Additionally, we have paid no dividends since the commencement of our operations.

State Regulation

     We are subject to the laws of the State of Delaware governing insurance companies and to the regulations of its Department of Insurance (the "Insurance Department"). Annually, we file a detailed financial statement in the prescribed form (the "Statement") with the Insurance Department covering our operations for the preceding year and our financial condition as of the end of that year. Regulation by the Insurance Department means that it may examine our books and records to determine, among other things, whether reported Contract liabilities and reserves are computed in accordance with statutory accounting practices prescribed or permitted by the Insurance Department. The Insurance Department, under the auspices of the National Association of Insurance Commissioners ("NAIC"), periodically conducts a full examination of the Company's operations.

     In addition, we are subject to regulation under the insurance laws of all jurisdictions in which we operate. These laws establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving Contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance Contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements, and regulating the types and amounts of investments permitted. We must file the Statement with supervisory agencies in each of the jurisdictions in which we operate, and our operations and accounts are subject to examination by these agencies at regular intervals.

     Our statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the Delaware Insurance Department. Prior to January 1, 2001, "prescribed" statutory accounting practices were interspersed throughout state insurance laws and regulations, the NAIC's Accounting Practices and Procedures Manual and a variety of NAIC publications. "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future.

     Effective January 1, 2001, the NAIC has revised the Accounting Practices and Procedures Manual in a process referred to as Codification. Delaware has adopted the provisions of the revised manual. The revised manual has changed, to some extent, prescribed statutory accounting practices used to prepare statutory-basis financial statements. However, the effect of these changes did not result in a reduction in our statutory-basis capital and surplus upon adoption January 1, 2001.

     On an annual basis, the NAIC requires insurance companies to report information regarding minimum Risk Based Capital ("RBC") requirements. These requirements are intended to allow insurance regulators to identify companies that may need regulatory attention. The RBC Model Law requires that insurance companies apply various factors to asset, premium and reserve items, all of which have inherent risks. The formula includes components for asset risk, insurance risk, interest risk and business risk. At December 31, 2001, our total adjusted capital exceeded RBC requirements.

     Further, many states regulate affiliated groups of insurers like us and our affiliates, under insurance holding company legislation. Under such laws, intercompany transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of the transfers and payments in relation to the financial positions of the companies involved.

     Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for Contract owner losses incurred when other insurance companies have become insolvent. Most of these laws provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

     Although the federal government ordinarily does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Our insurance products are subject to various federal securities laws and regulations. In addition, current and proposed federal measures that may significantly affect the insurance business include: 1) regulation of insurance; 2) company solvency; 3) employee benefit regulation; 4) tax law changes affecting the taxation of insurance companies; 5) tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles; and 6) privacy protection initiatives.

Directors and Executive Officers of Sage Life

The following are the Directors and Executive Officers of Sage Life:



                           Position with Sage, Year of
Name, Age                          Election                   Other Principal Positions for Past Five Years


Ronald S. Scowby, 63       Director, January 1997            Chairman and Trustee, Sage Life Investment Trust, July 1998
                           to December 2001; Chairman,       to September 2001; President, Chief Executive Officer, Sage
                           February 1998 to December         Life Assurance of America Inc., January 1997 to February
                           2001                              1998; Director, President, Chief Executive Officer, Sage Management
                                                             Services (USA), Inc., June 1996 to December 1999;Owner, Sheldon Scowby
                                                             Resources July 1995 to June 1996

Robin I. Marsden, 36       Director, January 1997 to         President and Trustee, Sage Life Investment Trust, July 1998
                           present; President and Chief      to present; Director, Sage Distributors, Inc., January 1998
                           Executive Officer, February       to August 2001 and February 2002 to present; President, Sage
                           1998 to present                   Distributors, Inc. February 2002 to present; Director,
                                                             January 1997 to present, President and Chief Executive Officer,
                                                             February 1998 to present, Sage Insurance Group, Inc.; Chief Investment
                                                             Officer and Chief Financial Officer, Sage Life Holdings, Ltd., November
                                                             1994 to January 1998

H. Louis Shill, 71         Director, January 1997            Chairman, Sage Life Assurance of America, Inc. January 1997
                           to present; Chairman              to February 1998; Chairman, Sage Insurance Group, Inc.,
                           December 2001 to present          January 1997 to present; Founder, Chairman, Sage Group Limited, 1965 to present

Paul C. Meyer, 49          Director, January 1997 to         Partner, Clifford Chance Rogers & Wells, 1986 to present
                           present

Richard D. Starr, 57       Director, January 1997 to         Chairman and Chief Executive Officer, Financial Institutions
                           Present                           Group, Inc., October 1978 to present; Vice Chairman and
                                                             Director, ABN Amro Financial Services, Inc.

Dr. Meyer Feldberg, 60     Director, January 2000 to         Dean/Professor, Columbia University Graduate School of
                           Present                           Business, July 1989 to present; Chairman and Director, Sage
                                                             Life Assurance Company of New York; Director of Revlon,
                                                             Inc., Federated Department Stores, Primedia, and Paine-Webber
                                                             Mutual Funds

John A. Benning, 67        Director, April 2000 to           Senior Vice President and General Counsel, Liberty Financial
                           Present                           Companies, 1986 to 2000; Director of ICI Mutual Insurance
                                                             Company and T.T. International U.S.A. Feeder Trust

Mitchell R. Katcher, 48    Director, December 1997 to        Vice President, Sage Life Investment Trust, July 1998 to
                           Present; Senior Executive         present; Director, Sage Distributors, Inc., January 1998 to
                           Vice President and Chief          August 2001; Treasurer, July 1997 to present, Senior
                           Actuary May 1997 to present;      Executive Vice President, December 1997 to present, Sage
                           Chief Financial Officer, May      Insurance Group, Inc.
                           1997 to October 2000

Lincoln B. Yersin, 38      Executive Vice President          President, Sage Distributors, September 2000 to present;
                           Marketing, National Sales         Executive Vice President, Sage Insurance Group, Inc. January
                           Manager, May 1999 to              2001 to February 2002; President, AmSouth Investment
                           February 2002                     Services, Inc., June 1993 to May 1999; Senior Vice President,
                                                             AmSouth Bancorporation, June 1993 to May 1999

Jeffrey C. Gordon, 40      Senior Vice President and         Senior Vice President and Chief Financial Officer, Sage
                           Chief Financial Officer,          Insurance Group Inc., October 2000 to present; Chief
                           October 2000 to present           Financial Officer and Treasurer, Sage Distributors, Inc.,
                                                             February 2002 to present; Controller, Frontier Insurance
                                                             Group, Inc., January 1999 to September 2000; Senior Manager,
                                                             Ernst & Young LLP, January 1988 to December 1998

Nancy F. Brunetti, 40      Executive Vice President and      Executive Vice President and Chief Administrative Officer,
                           Chief Administrative              Sage Insurance Group Inc., January 2001 to present;
                           Officer, January 2001 to          Consultant, NFB Consulting, January 2000 to December2000;
                           Present                           Executive Vice President and Chief Operating Officer, January
                                                             1998 to December 1999 and Senior Vice President January 1996
                                                             to December 1997, American Skandia Life Assurance Corporation




     All entities with "Sage" in their name are affiliates of Sage Life. The executive officers of Sage Life hold various other offices and directorships with affiliates not named above. None of these, however, are considered to be principal positions.


Executive Compensation

     The following table summarizes the compensation paid to the Chief Executive Officer and certain other Executive Officers of the Company:

                                                                                           Other Annual           Other
Name and Principal Position                     Year           Salary         Bonus     Compensation(1)     Compensation(2)
========================================       =======      ==========    ===========  ==================   =================

 Robin I. Marsden                                2001        $390,750       $108,800        $ 17,850            $ 132,179
 (Chief Executive Officer)                       2000         354,750        100,000          17,850              119,399
                                                 1999         322,500        150,000          16,800               38,018

 Ronald S. Scowby (3)                            2001          $    _         $    _           $   _                 $  _
 (Former Chairman, President                     2000               _         75,000               _               56,538
  and CEO)                                       1999         354,167        200,000          16,800               42,484

 Mitchell R. Katcher                             2001        $318,750       $150,000        $ 17,850            $  20,535
 (Senior Executive Vice                          2000         293,750        137,500          17,850               17,824
  President and Chief Actuary)                   1999         268,750        150,000          16,800               30,456

 Lincoln Yersin(4)                               2001        $199,750       $150,000        $ 17,850             $  3,124
 (Former Executive Vice President                2000         186,250        150,000          13,300               47,191
   Marketing and National Sales
   Manager)                                      1999         116,667        100,000               _              124,692

 Jeffrey C. Gordon                               2001       $ 205,250       $ 40,000         $ 4,525            $ 100,229
 (Senior Vice President and
   Chief Financial Officer)

 Nancy F. Brunetti                               2001       $ 279,500      $  34,375               _            $  31,000
 (Executive Vice President and
   Chief Administrative Officer)


(1) Represents amounts credited to executives under a SIGI sponsored defined contribution plan.

(2) All Other Compensation consists of the following for the executive officers: Mr. Marsden: 2001, $23,179 - contribution to non-qualified retirement plan, $109,000 - deferral of partial 2000-2001 fiscal year earned bonus; 2000, $19,399 - contribution to non-qualified retirement plan, $100,000 - deferral of partial 1999-2000 fiscal year earned bonus; 1999, $17,062 - contribution to non-qualified retirement plan, $20,956 - contribution to annuity contract issued by the Company.

     Mr. Scowby: 2000, $56,538 - cash-out of earned leave accrued during status as executive; 1999, $20,387 - contribution to non-qualified retirement plan, $22,097 - contribution to annuity contract issued by the Company.

     Mr. Katcher: 2001, $20,535 - contribution to non-qualified retirement plan; 2000, $12,994 - contribution to non-qualified retirement plan, $4,830 - contribution to non-qualified plan in lieu of employee benefit; 1999, $11,419 - contribution to non-qualified retirement plan, $19,037 - contribution to annuity contract issued by the Company.

     Mr. Yersin: 2001, $3,124 - contribution to non-qualified retirement plan; 2000, $47,191 - moving expenses; 1999, $65,116 - recruitment bonus, $59,576
     - moving expenses.

     Mr. Gordon: 2001, $43,750 - recruitment bonus, $4,528 - contribution to non-qualified retirement plan; $51,951 - moving expenses.

     Ms. Brunetti: 2001, $25,000 - recruitment bonus, $6,000 - commuter allowance.

(3) Mr. Scowby retired as an executive officer effective December 31, 1999. Bonus compensation shown for 2000 is in connection with his former executive status, and was paid in 2000.

(4)  Mr. Yersin's employment with the Company terminated February 27, 2002.

Employment Contracts.

     Mr. Marsden and the Company are parties to an Employment Agreement effective April 1, 2000. The agreement provides for Mr. Marsden's title and duties with the Company, and establishes certain restrictive covenants. It sets forth his annual remuneration for the year from April 1, 2000, to March 31, 2001, and provides that such remuneration will be reviewed annually thereafter. Further, the agreement provides that Mr. Marsden is eligible to participate in the Company's short-term incentive bonus plan for executive employees, and in a long-term capital incentive plan to be established by SIGI. The agreement also provides that if his employment is terminated (except for a "with cause" termination) (i) he shall continue to be paid 24 months of then-current base salary with a proportionate bonus under the Company's short-term incentive plan for the months of service since the last bonus payment; (ii) that his employee welfare benefits will be continued for 24 months; (iii) that unvested pension contributions would immediately vest; and (iv) that unvested allocations or options under the long-term capital incentive plan would be treated in the same manner as a retirement under the rules of the plan. In addition, if the Company is no longer controlled by Sage Group and its effective place of business is relocated by its new owners, Mr. Marsden may, in lieu of relocating and being reimbursed thereof, elect to terminate his employment and receive the benefits he would otherwise have received if terminated without cause.

     Mr. Katcher and the Company are parties to an Employment Agreement effective February 1, 1997. The agreement provides for Mr. Katcher's title and duties with the Company, sets forth his remuneration through March 31, 1999, and provides that such remuneration will be reviewed annually thereafter. The agreement also provides that Mr. Katcher is eligible to participate in the Company's short-term incentive bonus plan for executive employees, and provides that bonuses payable on certain dates ending April 1, 1999, will not be less than indicated amounts. The agreement also provides that Mr. Katcher may participate in a long-term capital incentive plan to be established by SIGI. The agreement also provides that if his employment is terminated (except for a "with cause" termination) (i) his monthly compensation and employee welfare benefits shall be continued for a period of time as determined by a formula; (ii) that allocations or options under the long-term capital incentive plan and unvested employer contributions attributable to Mr. Katcher under any pension plan would be accelerated and deemed to immediately vest. In addition, pursuant to a "change of control" provision, Mr. Katcher may elect to terminate his employment and receive the benefits he would otherwise have received if terminated without cause.

     Mr. Yersin resigned February 27, 2002. Prior to his resignation, Mr. Yersin and the Company were parties to an employment agreement with an effective date of May 3, 1999. The agreement provided for Mr. Yersin's title and duties with the Company, and set forth his base salary and other compensation based on sales ("override"), with stated minimums on the override for the first two years. It also provided for compensation to Mr. Yersin in recognition of long-term incentives he forfeited with his former employer. Half of the value was advanced in cash and vested pro-rata over the next two years. The other half was credited to Mr. Yersin's participation in a long-term capital incentive plan to be established by SIGI.

     Mr. Gordon and SIGI are parties to an agreement dated September 11, 2000. The agreement provides for Mr. Gordon's title and duties with SIGI and the Company, sets forth his initial annual remuneration, and provides that such remuneration will be reviewed on an annual basis. The agreement also provides that Mr. Gordon is eligible to participate in the Company's short-term incentive bonus plan for employees. The agreement also provides that he is eligible to participate in a long-term capital incentive plan to be established by SIGI. In addition, the agreement provides that for the first year of employment, SIGI will make a special fully vested monthly contribution of 4% of base salary to an Executive Non-Qualified Deferred Compensation Plan ("Rabbi Trust"). The agreement provides for bridge financing payable over three years should stock loan obligations to Mr. Gordon's former employer materialize. Under this provision, during 2001, the Company provided Mr. Gordon with a $15,000 non-interest bearing loan payable December 31, 2002. In addition, in the event of a "change of control," if Mr. Gordon is terminated, or if he elects to terminate his employment, he will be entitled to receive his basic salary and benefits for a further twelve months, and will be entitled to a pro-rata bonus for the period up to such termination based on his prior year's bonus. Ordinary vesting under any benefit or incentive plan arising in this twelve-month period will also continue. The agreement provides for indemnification of personal liability arising in the ordinary course of business.

     Ms. Brunetti and SIGI are parties to an agreement dated December 21, 2000. The agreement provides for Ms. Brunetti's title and duties with SIGI and the Company, sets forth her initial annual remuneration and other incidental allowances, and provides that such remuneration will be reviewed on an annual basis. The agreement also provides that Ms. Brunetti is eligible to participate in the Company's short-term incentive bonus plan for employees, and that for the period through March 31, 2002, such bonus will be guaranteed at 50% of base gross salary. The agreement also provides that she is eligible to participate in a long-term capital incentive plan to be established by SIGI, and an Executive Non-Qualified Deferred Compensation Plan ("Rabbi Trust"). The agreement provides for indemnification of personal liability arising in the ordinary course of business.

     Directors' Compensation. Messrs. Marsden, Katcher and Shill are also officers/employees of Sage Life and/or its affiliates and parent companies, and are not therefore separately compensated for serving on the Board. Compensation for the other directors is inclusive of their services as directors for any of our affiliates. Messrs. Meyer, Starr and Benning are paid an annual retainer of $12,000, and $2,000 per meeting attended. Dr. Feldberg, who is also chairman of our subsidiary, Sage Life Assurance Company of New York, is paid an annual retainer of $30,000, and $8,000 per meeting attended. Messrs. Meyer, Starr, Benning, and Feldberg do not receive retirement benefits. Mr. Benning, as chairman of the audit committee, receives an annual retainer of $3,000, and $500 per meeting attended.

     Effective December 5, 2001, Mr. Scowby resigned as director and chairman of Sage Life and prior to resigning was paid $12,833 per month for these services. In addition, he was paid a stipend to cover the cost of certain insurance coverages formerly provided to him as an executive; the amount of the stipend in 2001 was $27,093. He was also provided with certain retirement benefits and was eligible to participate in a long-term incentive plan to be established by SIGI.

Certain Relationships and Related Transactions

     Paul C. Meyer, a director of the Company, is a partner with the law firm Clifford Chance Rogers & Wells. Since 1997, the Company has retained Clifford Chance Rogers & Wells, and its predecessor firm, Rogers & Wells, to provide legal counseling to the Company.


                          AUDITED FINANCIAL STATEMENTS
                      SAGE LIFE ASSURANCE OF AMERICA, INC.

SAGE LIFE ASSURANCE OF AMERICA, INC.
FINANCIAL STATEMENTS

REPORT OF INDEPENDENT AUDITORS

Board of Directors
Sage Life Assurance of America, Inc.

We have audited the accompanying consolidated balance sheets of Sage Life Assurance of America, Inc. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sage Life Assurance of America, Inc. and subsidiary at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

                                               /s/ ERNST & YOUNG LLP

New York, NY
March 15, 2002

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER 31
                                                              ----------------------------
                                                                  2001            2000
                                                              ------------    ------------
ASSETS

Investments:

  Fixed maturity securities available for sale..............  $ 13,652,254    $ 14,660,769

  Equity securities available for sale......................     1,097,000              --
                                                              ------------    ------------

Total investments...........................................    14,749,254      14,660,769

Cash and cash equivalents...................................     9,383,386       9,949,167

Accrued investment income...................................       272,954         243,111

Receivable from affiliates..................................     1,081,710       1,700,014

Deferred federal income taxes...............................            --         146,530

Reinsurance receivables.....................................       746,661         290,302

Deferred acquisition costs..................................     2,569,876         327,720

Goodwill....................................................     5,776,300       5,993,678

Other assets................................................       774,863         103,761

Separate account assets.....................................    78,882,581      21,311,175
                                                              ------------    ------------

Total assets................................................  $114,237,585    $ 54,726,227
                                                              ============    ============

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:

  Deferred gain from modified coinsurance agreement.........  $  1,283,790    $    318,028

  Unearned revenue..........................................         6,024             901

  Deferred federal income taxes.............................        60,807              --

  Accrued expenses and other liabilities....................     2,096,810         579,026

  Separate account liabilities..............................    78,882,581      21,311,175
                                                              ------------    ------------

Total liabilities...........................................    82,330,012      22,209,130

Stockholder's equity:

  Common stock, $2,500 par value, 1,000 shares authorized,
     issued and outstanding.................................     2,500,000       2,500,000

  Additional paid-in capital................................    50,937,804      44,671,161

  Deficit...................................................   (21,648,267)    (14,369,623)

  Accumulated other comprehensive gain (loss)...............       118,036        (284,441)
                                                              ------------    ------------

Total stockholder's equity..................................    31,907,573      32,517,097
                                                              ------------    ------------

Total liabilities and stockholder's equity..................  $114,237,585    $ 54,726,227
                                                              ============    ============

          See accompanying notes to consolidated financial statements.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       YEAR ENDED DECEMBER 31
                                                              -----------------------------------------
                                                                 2001           2000           1999
                                                              -----------    -----------    -----------
REVENUES
  Net investment income.....................................  $ 2,108,497    $ 1,888,172    $ 1,290,196
  Realized capital gains....................................       14,088             --             --
  Administrative service fees...............................       39,260         49,940         37,671
  Contract charges and fees.................................      108,986          3,979            861
                                                              -----------    -----------    -----------
       Total revenues.......................................    2,270,831      1,942,091      1,328,728
BENEFITS AND EXPENSES
  Contract owner benefits...................................    1,078,918        490,964             --
  Acquisition expenses......................................      (50,182)            --             --
  Goodwill amortization expense.............................      217,378        234,468        234,468
  General and administrative expenses.......................    8,303,361      5,969,108      5,521,186
                                                              -----------    -----------    -----------
       Total benefits and expenses..........................    9,549,475      6,694,540      5,755,654
Loss before cumulative effect adjustment....................   (7,278,644)    (4,752,449)    (4,426,926)
Cumulative effect adjustment for change in accounting for
  development costs.........................................           --             --     (4,269,488)
                                                              -----------    -----------    -----------
       Net loss.............................................  $(7,278,644)   $(4,752,449)   $(8,696,414)
                                                              ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                                   ACCUMULATED
                                                                                      OTHER
                                                ADDITIONAL PAID-                  COMPREHENSIVE
                                 COMMON STOCK      IN CAPITAL        DEFICIT      INCOME (LOSS)      TOTAL
                                 ------------   ----------------   ------------   -------------   -----------
Balances at December 31,
  1998.........................   $2,500,000      $34,875,727      $   (920,760)    $  17,090     $36,472,057
  Net loss.....................           --               --        (8,696,414)           --      (8,696,414)
  Change in unrealized gain on
     investments, net of
     federal income taxes......           --               --                --      (747,867)       (747,867)
                                                                                                  -----------
  Comprehensive loss...........                                                                    (9,444,281)
  Purchase price adjustment....           --         (102,518)               --            --        (102,518)
  Additional capital
     contributions.............           --        4,577,887                --            --       4,577,887
                                  ----------      -----------      ------------     ---------     -----------
Balances at December 31,
  1999.........................    2,500,000       39,351,096        (9,617,174)     (730,777)     31,503,145
  Net loss.....................           --               --        (4,752,449)           --      (4,752,449)
  Change in unrealized loss on
     investments, net of
     federal income taxes......           --               --                --       446,336         446,336
                                                                                                  -----------
  Comprehensive loss...........           --               --                --            --      (4,306,113)
  Additional capital
     contributions.............           --        5,320,065                --            --       5,320,065
                                  ----------      -----------      ------------     ---------     -----------
Balances at December 31,
  2000.........................    2,500,000       44,671,161       (14,369,623)     (284,441)    $32,517,097
  Net loss.....................           --               --        (7,278,644)           --      (7,278,644)
  Change in unrealized loss on
     investments, net of
     federal income taxes......           --               --                --       402,477         402,477
                                                                                                  -----------
  Comprehensive loss...........           --               --                --            --      (6,876,167)
  Additional capital
     contributions.............           --        6,266,643                --            --       6,266,643
                                  ----------      -----------      ------------     ---------     -----------
Balances at December 31,
  2001.........................   $2,500,000      $50,937,804      $(21,648,267)    $ 118,036     $31,907,573
                                  ==========      ===========      ============     =========     ===========

          See accompanying notes to consolidated financial statements.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED DECEMBER 31
                                                              -----------------------------------------
                                                                 2001           2000           1999
                                                              -----------    -----------    -----------
OPERATING ACTIVITIES
  Net loss..................................................  $(7,278,644)   $(4,752,449)   $(8,696,414)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Goodwill amortization expense..........................      217,378        234,468        234,468
     Amortization of bond discount/premium..................      109,529        114,223        124,842
     Cumulative effect adjustment for change in accounting
       for development costs................................           --             --      4,269,488
     Realized capital gains.................................      (14,088)            --             --
     Changes in:
       Accrued investment income............................      (29,843)       (16,877)       (22,809)
       Receivable from affiliates...........................      618,304     (1,028,744)      (671,270)
       Unearned revenue.....................................        5,123            901             --
       Reinsurance receivables..............................     (456,359)      (290,302)            --
       Deferred acquisition costs...........................   (2,242,156)      (327,720)            --
       Deferred gain from modified coinsurance agreement....      965,762        318,028             --
       Accrued expenses and other liabilities...............    1,525,082        438,600         78,756
       Other assets.........................................     (680,297)       (94,530)        (4,231)
                                                              -----------    -----------    -----------
Net cash used in operating activities.......................   (7,260,209)    (5,404,402)    (4,687,170)
INVESTING ACTIVITIES
  Purchases of fixed maturity securities....................           --       (453,975)    (4,444,806)
  Proceeds from sales, maturities and repayments of fixed
     maturity securities....................................    1,509,785      2,535,000             --
                                                              -----------    -----------    -----------
Net cash (used in) provided by investing activities.........    1,509,785      2,081,025     (4,444,806)
FINANCING ACTIVITIES
Capital contributions from parent...........................    5,184,643      5,320,065      4,577,887
                                                              -----------    -----------    -----------
Net cash provided by financing activities...................    5,184,643      5,320,065      4,577,887
                                                              -----------    -----------    -----------
(Decrease) increase in cash and cash equivalents............     (565,781)     1,996,688     (4,554,089)
Cash and cash equivalents at beginning of year..............    9,949,167      7,952,479     12,506,568
                                                              -----------    -----------    -----------
Cash and cash equivalents at end of year....................  $ 9,383,386    $ 9,949,167    $ 7,952,479
                                                              ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2001

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OPERATION

Sage Life Assurance of America, Inc. (the "Company") is domiciled in Delaware and is a wholly-owned subsidiary of Sage Life Holdings of America, Inc. ("SLHA"). SLHA is owned 9.9% by Swiss Re Life and Health America, Inc. ("Swiss Re", formerly Life Reassurance Corporation of America), and 90.9% owned by Sage Insurance Group, Inc. ("SIGI"), a wholly-owned indirect subsidiary of Sage Group Limited, a South African company ("Sage Group").

The Company is licensed to write business in all states with the exception of New York. In 1998 the Company formed Sage Life Assurance Company of New York ("Sage New York") as a wholly-owned subsidiary. Sage New York is in the process of obtaining its license in the State of New York.

DESCRIPTION OF BUSINESS

The Company develops and markets variable annuity and variable life insurance products. Sales of these products to the retail public are made by registered representatives of unaffiliated broker-dealers that have entered into selling agreements with the principal underwriter for the product, Sage Distributors, Inc., an affiliate of the Company.

Significant sales activity began in the third quarter of 2000. Gross sales for 2001 and 2000 were approximately $68,900,000 and $21,110,000, respectively. Approximately 40% of the gross sales for 2001 and 35% of the separate account assets under management at December 31, 2001 were produced through two broker-dealers. A significant amount of the gross sales for 2000 were produced through one broker-dealer that was subsequently purchased by an unaffiliated company and is no longer covered under a selling agreement with the Company.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States and reflect the consolidated accounts of the Company and its wholly-owned subsidiary. All intercompany balances and transactions have been eliminated.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions relate to the amortization of deferred acquisition costs and deferred gain from the modified coinsurance agreement. These involve surrenders, investment return, growth in allocations to variable funds options by contract owners, and maintenance expenses. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with a maturity of three months or less from the date of purchase to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates fair value.

INVESTMENTS

The Company has classified all of its fixed maturity investments as available-for-sale. Those investments are carried at fair value and changes in unrealized gains and losses are reported as a component of stockholder's equity, net of applicable deferred federal income taxes. Fair values are determined by quoted market prices.

Equity securities, consisting of seed money investments, are carried at fair value based on quoted market prices.

Realized gains on the disposal of investments are determined by the specific identification method.

Deferred Acquisition Costs and Sales Inducements

The costs of acquiring new business, which vary with and are primarily related to the production of new business, are being deferred net of reinsurance. These costs include commissions, costs of contract issuance, and certain selling expenses. These costs are being amortized in proportion to expected gross profits from interest, expense, mortality and surrender margins. This amortization is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. During 2001 and 2000, the Company capitalized,

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


$2,192,000 and $328,000, net of reinsurance ceded. During 2001, the Company recorded, net of reinsurance ceded, amortization and interest accretion of $45,000 and $95,000, respectively.

The Company also offers sales inducements that enhance the investment yield on the amount allocated to the fixed option by contract owners. Such inducements are deferred and amortized in a manner similar to deferred acquisition costs. At December 31, 2001 and 2000 deferred sales inducements were $604,000 and $16,000, respectively, and are included in other assets in the accompanying balance sheets.

REINSURANCE

During 2000, the Company entered into a modified coinsurance agreement (the "Modco Agreement") with Swiss Re. Under the Modco Agreement, the Company cedes a quota share of the premiums related to the majority of its variable business to Swiss Re. The Modco Agreement provides the Company with additional capacity for growth in supporting the cash strain from the Company's variable business.

In addition, the Company has entered into reinsurance arrangements that reinsure certain morality risks associated with the death benefit and accidental death benefit features of the contracts as well as other contract guarantees.

Reinsurance contracts are accounted for in a manner consistent with the underlying contracts.

Deferred acquisition costs in the accompanying balance sheets are net of quota share ceded under the Modco Agreement. The deferred gain from the Modco Agreement in the accompanying balance sheets represents the commission received by the Company in excess of the quota share percentage. Contract liabilities and associated assets are reported on a gross basis.

Reinsurance premiums ceded for the guarantees in the contracts and the corresponding reinsurance recoveries on benefits and claims incurred are included in contract owner benefits.

Reinsurance does not relieve the Company from its obligations to contract owners. The Company remains primarily liable to the contract owners to the extent that any reinsurer does not meet its obligations under the reinsurance agreements.

SEPARATE ACCOUNTS

The separate account assets and liabilities reported in the accompanying balance sheets represent funds that are separately administered, principally for the benefit of certain contract owners who bear the investment risk. The separate account assets and liabilities are carried at fair value based on quoted market prices. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account contract owners, are excluded from the amounts reported in the accompanying statements of operations.

Separate account assets consist of mutual funds, bonds, short-term investments, transfers due from the general account and cash and cash equivalents. The Company provides return guarantees determined periodically by management that vary based on the length of the guarantee period ranging from one to ten years subject to a minimum guaranteed return of 3% of the average investment balance to contract owners selecting any of the fixed options. Withdrawals from fixed options prior to the end of the guarantee period are subject to a market value adjustment based on interest rate levels at the time of the withdrawal.

For contract owners that do not select the fixed option, there are no minimum guarantees and the investment risk associated with market value changes are borne entirely by the contract owner.

At December 31, 2001 and 2000 the separate account liabilities included approximately $28,521,000 and $17,780,000, respectively, relating to annuity contracts for which the contract owner is guaranteed a fixed rate of return.

CONTRACT LIABILITIES
The Company has no contract liabilities in its general account at December 31, 2001 and 2000. All contract liabilities are in the separate account and are comprised of all payments received adjusted for investment experience, contract owner charges, assessments and withdrawals related to the underlying contracts.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


RECOGNITION OF REVENUE AND CONTRACT BENEFITS

Revenues for variable annuity contracts consist of charges against contract owner account values for mortality and expense risks, administration fees, surrender charges and annual maintenance fees. Revenues for variable life insurance contracts consist of charges against contract owner account values for mortality and expense risks, administration fees, cost of insurance fees, surrender charges and annual maintenance fees.

Contract owner benefits include first year bonus credits and the amount of guaranteed investment income credited to the fixed account.

Benefit reserves for variable annuity and variable life insurance contracts represent the account values of the contracts and are included in the separate account liabilities.

The Company defers the non-level portions of mortality and expense risk fees and annual maintenance fees as unearned revenue. Such revenue is recognized generally in proportion to expected gross profits on the underlying business.

GOODWILL

On December 31, 1996 the Company was purchased by SIGI from Security First Life Insurance Company. The amount paid in excess of the acquired assets was recorded as goodwill and is being amortized on a straight-line basis over thirty years. The carrying value of goodwill is regularly reviewed for indications of impairment in value. The Company utilizes sales forecasts to project future distributable earnings as a basis for an indication of impairment of goodwill. These current projections support the value of goodwill. Accumulated amortization at December 31, 2001 and 2000 was approximately $1,155,000 and $938,000, respectively.

DEVELOPMENT EXPENSES

Prior to January 1, 1999, costs incurred in the development of the Company's products, systems and distribution channels were classified as development expenses. These development costs were capitalized and amortized on a straight-line basis over fifteen years. Pursuant to the adoption of Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities", the Company is required to charge to expense all development costs incurred. In addition, the Company was required to write-off any unamortized capitalized development costs on January 1, 1999. The one time write-off of the unamortized capitalized development expenses was $4,270,000.

FEDERAL INCOME TAXES

Federal income taxes are accounted for using the liability method. Using this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

NEW ACCOUNTING STANDARD

In July 2001, the Financial Accounting Standards Board issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), that changes how companies must account for goodwill and other intangible assets. With the adoption of SFAS No. 142, goodwill is no longer subject to periodic amortization over its estimated useful life, but rather will be subject to at least an annual assessment for impairment by applying a fair-value based test. Acquired intangible assets must be recognized and amortized over their useful lives. Acquired intangible assets with indefinite lives are not subject to periodic amortization under the new rules but would be subject to periodic assessment for impairment The provisions of SFAS No. 142 are effective January 1, 2002 for goodwill and other intangible assets acquired before July 1, 2001.

The Company will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. Application of the nonamortization provisions of SAFS No. 142 is expected to result in a reduction of expenses of approximately $235,000 per year. During 2002, the Company will perform the first of the required impairment tests of goodwill as of January 1, 2002 and has not yet determined what the effect of these tests will be on the earnings and financial position of the Company.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


RECLASSIFICATIONS

Certain reclassifications have been made to prior years' financial statement amounts to conform to the 2001 presentation.

2. INVESTMENTS

Investments in fixed maturity securities at December 31 consist of the following:

                                                               GROSS         GROSS
                                               AMORTIZED     UNREALIZED    UNREALIZED       FAIR
                                                 COST          GAINS         LOSSES         VALUE
                                              -----------    ----------    ----------    -----------
2001
U.S. Government obligations.................  $ 6,988,499     $ 90,183      $  4,822     $ 7,073,860
Corporate obligations.......................    6,498,015      143,914        63,535       6,578,394
                                              -----------     --------      --------     -----------
                                              $13,486,514     $234,097      $ 68,357     $13,652,254
                                              ===========     ========      ========     ===========
2000
U.S. Government obligations.................  $ 7,075,997     $ 17,991      $159,070     $ 6,934,918
Corporate obligations.......................    8,015,742        9,093       298,984       7,725,851
                                              -----------     --------      --------     -----------
                                              $15,091,739     $ 27,084      $458,054     $14,660,769
                                              ===========     ========      ========     ===========

At December 31, 2001 securities with an amortized cost and fair value of approximately $5,441,000 and $5,492,000, respectively, were held by trustees in various amounts in accordance with the statutory requirements of certain states in which the Company is licensed to conduct business.

The amortized cost and fair value of fixed maturity securities by contractual maturity at December 31, 2001 are summarized below. Actual maturities will differ from contractual maturities because certain borrowers have the right to call or prepay obligations.

                                                               AMORTIZED        FAIR
                                                                 COST           VALUE
                                                              -----------    -----------
Due in one year or less.....................................  $   401,030    $   408,562
Due after one year through five years.......................    7,760,333      7,968,515
Due after five years through ten years......................    5,325,151      5,275,177
                                                              -----------    -----------
Total.......................................................  $13,486,514    $13,652,254
                                                              ===========    ===========

During 2001, the Company's parent contributed equity securities with a fair value of $1,082,000 to the Company. Such equity securities represent seed money in two funds sponsored by Sage Life Investment Trust. At December 31, 2001, the fair value of such securities was $1,097,000.

Investment income by major category of investment is summarized as follows:

                                                                2001          2000          1999
                                                             ----------    ----------    ----------
Fixed maturity securities..................................  $1,874,721    $1,397,699    $  907,068
Cash and cash equivalents..................................     370,075       572,086       461,367
                                                             ----------    ----------    ----------
Total investment income....................................   2,244,796     1,969,785     1,368,435
Investment expenses........................................    (136,299)      (81,613)      (78,239)
                                                             ----------    ----------    ----------
Net investment income......................................  $2,108,497    $1,888,172    $1,290,196
                                                             ==========    ==========    ==========

Proceeds from the sale of fixed maturity securities were $1,510,000 during 2001 resulting in gross realized gains of $14,000.

3. MODIFIED COINSURANCE AGREEMENT

Under the Modco Agreement, the Company cedes a quota share of the premiums related to the majority of its variable business to Swiss Re. During 2001 and 2000 the Company ceded premiums of approximately $39,970,000 and $14,106,000,

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

3. MODIFIED COINSURANCE AGREEMENT (CONTINUED)


respectively. Contract charges and fees for 2001 and 2000 are net of approximately $230,000 and $8,000, respectively, ceded to Swiss Re. Contract owner benefits are net of $123,000 and $30,000 ceded to Swiss Re in 2001 and 2000, respectively.

4. FEDERAL INCOME TAXES

The Company files a separate life insurance company federal income tax return. Beginning in 2002, the Company may be included in the consolidated federal income tax return of Sage Holdings (U.S.A.), Inc. and its subsidiaries.

The provision for federal income taxes varies from the amount which would be computed using the Federal statutory income tax rate as follows:

                                                              2001           2000           1999
                                                           -----------    -----------    -----------
Pre-tax loss.............................................  $(7,278,644)   $(4,752,449)   $(8,696,414)
Application of the federal statutory tax rate - 34%......   (2,474,739)    (1,615,833)    (2,956,781)
Change in valuation allowance............................    2,551,734      1,614,188      2,907,523
Other....................................................      (76,995)         1,645         49,258
                                                           -----------    -----------    -----------
Total income tax provision...............................  $        --    $        --    $        --
                                                           ===========    ===========    ===========

The Company's deferred tax assets and liabilities are comprised of the following at December 31:

                                                                 2001          2000
                                                              ----------    ----------
Deferred tax assets:
  Net operating loss carryforwards..........................  $7,682,789    $5,132,087
  Unrealized loss on depreciation of investments............          --       146,530
  Reserves..................................................     282,527        37,732
  Deferred gain from Modco Agreement........................     436,489       108,130
  Unearned revenue..........................................      82,944        32,447
  Other.....................................................      37,718         7,808
                                                              ----------    ----------
  Total deferred tax assets.................................   8,522,467     5,464,734
Deferred tax liabilities:
  Goodwill..................................................    (378,729)     (304,214)
  Deferred policy acquisition costs.........................    (712,167)     (116,926)
  Unrealized gain on appreciation of investments............     (60,807)           --
  Other.....................................................     (13,093)      (30,319)
                                                              ----------    ----------
Total deferred tax liabilities..............................  (1,164,796)     (451,459)
Valuation allowance for deferred tax assets.................  (7,418,478)   (4,866,745)
                                                              ----------    ----------
Net deferred tax asset (liability)..........................  $  (60,807)   $  146,530
                                                              ==========    ==========

Based upon the lack of historical operating earnings and the uncertainty of operating earnings in the future, management has determined that it is not more likely than not that the deferred tax assets will be fully recognized. Accordingly, a valuation allowance has been recorded.

The Company has separate company net operating loss carryforwards of approximately $22,596,000 at December 31, 2001, which expire between 2012 and 2016.

5. STATUTORY INFORMATION AND DIVIDEND RESTRICTIONS

Statutory-basis net loss and capital and surplus of the Company are as follows:

                                                              2001           2000           1999
                                                           -----------    -----------    -----------
Net loss.................................................  $(7,661,509)   $(1,948,877)   $  (389,023)
Capital and surplus......................................   25,367,701     26,505,917     25,973,744

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

5. STATUTORY INFORMATION AND DIVIDEND RESTRICTIONS (CONTINUED)


The National Association of Insurance Commissioners ("NAIC") requires insurance companies to report information regarding minimum Risk Based Capital ("RBC") requirements. These requirements are intended to allow insurance regulators to identify companies that may need regulatory attention. The RBC Model Law requires that insurance companies apply various factors to asset, premium and reserve items, all of which have inherent risks. The formula includes components for asset risk, insurance risk, interest risk and business risk. At December 31, 2001, the Company's total adjusted capital exceeded RBC requirements.

We are subject to state regulatory restrictions that limit the maximum amount of dividends payable. Subject to certain net income carryforward provisions as described below, we must obtain approval of the Insurance Commissioner of the State of Delaware in order to pay, in any 12-month period, "extraordinary" dividends which are defined as those in excess of the greater of 10% of surplus as regards contract owners as of the prior year-end and statutory net income less realized capital gains for such prior year. We may pay dividends only out of earned surplus. In addition, we must provide notice to the Insurance Commissioner of the State of Delaware of all dividends and other distributions to Sage Life Holdings, within five business days after declaration and at least ten days prior to payment. At December 31, 2001, we could not pay a dividend to Sage Life Holdings without prior approval from state regulatory authorities as we currently do not have earned surplus. Additionally, we have paid no dividends since the commencement of our operations.

We are subject to the laws of the State of Delaware governing insurance companies and to the regulations of its Department of Insurance (the "Insurance Department"). Annually, we file a detailed financial statement in the prescribed form (the "Statement") with the Insurance Department covering our operations for the preceding year and our financial condition as of the end of that year. Regulation by the Insurance Department means that it may examine our books and records to determine, among other things, whether reported contract liabilities and reserves are computed in accordance with statutory accounting practices prescribed or permitted by the Insurance Department. The Insurance Department, under the auspices of the NAIC, periodically conducts a full examination of the Company's operations.

In addition, we are subject to regulation under the insurance laws of all jurisdictions in which we operate. These laws establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements, and regulating the types and amounts of investments permitted. We must file the Statement with supervisory agencies in each of the jurisdictions in which we operate, and our operations and accounts are subject to examination by these agencies at regular intervals.

Our statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the Delaware Insurance Department. Prior to January 1, 2001, "prescribed" statutory accounting practices are interspersed throughout state insurance laws and regulations, the NAIC's Accounting Practices and Procedures Manual and a variety of NAIC publications. "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future.

Effective January 1, 2001, the NAIC has revised the Accounting Practices and Procedures Manual in a process referred to as Codification. The revised manual has changed, to some extent, prescribed statutory accounting practices used to prepare statutory-basis financial statements. However, the effect of these changes did not result in a reduction in our statutory-basis capital and surplus.

6. RELATED PARTY TRANSACTIONS

The Company has a cost sharing agreement with SIGI whereby the entities share personnel costs, office rent and equipment costs. These costs are allocated between the companies based upon the estimated time worked, square footage of space utilized and upon estimated usage of equipment, respectively. At December 31, 2001 and 2000 amounts due from SIGI under this agreement were approximately $1,081,000 and $989,000, respectively.

The Company receives administrative fees for investments held under management by Sage Advisors, Inc. ("Sage Advisors"), an affiliated company. Sage Advisors is the investment advisor for the Sage Life Investment Trust (the "Trust"). The Trust is comprised of four investment funds that are available to variable contract owners of the Company.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

6. RELATED PARTY TRANSACTIONS (CONTINUED)


Income received from Sage Advisors was approximately $29,000 and $50,000 in 2001 and 2000, respectively. At December 31, 2000, approximately $4,000 was due from Sage Advisors.

During 2001, the Company paid wholesaling allowances of approximately $413,000 to Sage Distributors. These costs were capitalized and are being amortized as acquisition costs.

7. COMMITMENTS

The Company has made a commitment to the Michigan Department of Insurance to maintain statutory-basis capital and surplus at an amount not less than $25,000,000 in order to remain a licensed insurer in that state. Subsequent to that commitment, SLHA entered into a Preferred Stock Purchase Agreement with Swiss Re whereby the Company is also required to maintain statutory-basis capital and surplus of not less than $25,000,000. Should the Company's statutory-basis capital and surplus fall below $25,000,000 and remain uncured for 60 days, the Preferred Stock Purchase Agreement provides that, subject to obtaining regulatory approval each share of preferred stock shall be entitled to a number of votes sufficient to provide preferred shareholders 51% of the voting interest in SLHA.

Based on the Company's business plans, SLHA and/or its affiliates will require outside financing towards the end of the first quarter of 2002 to continue to provide for the Company's cash needs in order to maintain statutory-basis capital and surplus at $25,000,000.

8. EMPLOYEE BENEFITS

After completion of one year of service with the Company, all employees participate in a defined contribution pension plan (the "Plan") sponsored by SIGI. Under the Plan, benefits are based on a percentage of base annual salary and are vested 100% after three years of service with the Company. All contributions to the plan are directly expensed at the time of contribution and amounted to approximately $86,000, $78,000 and $70,000 in 2001, 2000 and 1999,
respectively.

9. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                                                              THREE MONTHS ENDED
                                              --------------------------------------------------
                                              MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31
                                              --------    -------    ------------    -----------
                                                                (in thousands)
2001
Net investment income.......................  $   608     $  652       $   502         $   346
Total revenues..............................      626        680           536             429
Total benefits and expenses.................    1,999      2,593         2,458           2,499
Net loss....................................   (1,373)    (1,914)       (1,921)         (2,071)
2000
Net investment income.......................  $   349     $  352       $   489         $   698
Total revenues..............................      364        651           159             768
Total benefits and expenses.................    1,878      1,021         2,389           1,405
Net loss....................................   (1,514)      (370)       (2,230)           (638)

Certain quarterly amounts presented in the table above have been reclassified to conform to the financial statement presentation included in the accompanying statements of operations.

                      TABLE OF CONTENTS OF THE STATEMENT OF
                             ADDITIONAL INFORMATION

     Additional information about the Contracts and The Sage Variable Annuity Account A is contained in the Statement of Additional Information. You can obtain a free copy of the Statement of Additional Information by writing to us at the address shown on the front cover or by calling (877) 835-7243 (Toll
Free). The following is the Table of Contents for the Statement of Additional Information.

                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS

Assignment

Change of Owner, Beneficiary or Annuitant

Misstatement and Proof of Age, Sex or Survival

Incontestability

Participation

Beneficiary Designation

Tax Status of the Contracts
         Diversification Requirements
         Owner Control
         Required Distributions from Non-Qualified Contracts
         Multiple Contracts
         Partial 1035 Exchanges
         Contracts Owned by Other Than Natural Persons
         Tax Treatment of Assignments or Transfer of Ownership
         Gifting a Contract
         Withdrawals - Investment Adviser Fees
         Income Tax Withholding
         Taxation of Death Benefit Proceeds
         Taxation of Withdrawals - Non-Qualified Contracts Delayed Annuity Payments
         Qualified Contracts
         Qualified Plans
         Tax Treatment of Withdrawals - Qualified Contracts
         Required Distributions

Calculation of Historical Performance Data
         Money Market Sub-Account Yields
         Other Variable Sub-Account Yields
         Average Annual Total Returns
         Other Total Returns
         Effect of the Annual Administration Charge on Performance Data Use of Indexes
         Other Information

Income Payment Provisions
         Amount of Fixed Income Payments
         Amount of Variable Income Payments
         Income Units
         Income Unit Value
         Exchange of Income Units

Safekeeping of Account Assets

Legal Matters

Other Information

Financial Statements


================================================================================
                  APPENDIX A - MORE INFORMATION ABOUT THE FUNDS
================================================================================

1.   Investment Objectives and Strategies:

     Below are the investment objectives and strategies of each of the Funds available under the Contract. There is no assurance that these objectives will be met. Not every Fund may be available in every state or in every market.

     The Fund prospectuses contain more complete information including a description of the investment objectives, policies, restrictions and risks of each Fund.

AIM VARIABLE INSURANCE FUNDS (Series I Shares)

A I M Advisors, Inc. advises the AIM Variable Insurance Funds.

AIM V.I. GOVERNMENT SECURITIES FUND. This Fund seeks to achieve a high level of current income consistent with reasonable concern for safety of principal. The Fund normally invests at least 80% of its net assets in debt securities issued, guaranteed or otherwise backed by the U.S. Government.

AIM V.I.  CORE EQUITY FUND  (formerly  AIM V.I.  Growth and Income  Fund).  This
Fund's primary objective is growth of capital with a secondary objective of current income. It seeks to meet its objectives by normally investing at least 80% of its net assets in equity securities, including convertible securities of established companies that have long-term above-average growth in earnings and dividends, and potential for above-average growth in earnings and dividends.

AIM V.I.  INTERNATIONAL  GROWTH FUND  (formerly  AIM V.I.  International  Equity
Fund). This Fund's investment objective is to provide long-term growth of capital. It seeks to meet its objective by investing in a diversified portfolio of international equity securities whose issuers are considered to have strong earnings momentum.

AIM V.I. PREMIER EQUITY FUND (formerly AIM V.I. Value Fund). This Fund's primary objective is to achieve long-term growth of capital with income as a secondary objective. The Fund normally invests at least 80% of its net assets in equity securities.

THE ALGER AMERICAN FUND

Fred Alger Management, Inc. advises The Alger American Fund.

ALGER AMERICAN MIDCAP GROWTH PORTFOLIO. This Fund seeks long-term capital appreciation. It focuses on midsize companies with promising growth potential. Under normal circumstances, the portfolio invests primarily in the equity securities of companies having a market capitalization within the range of companies in the S&P MidCap 400 Index.

ALGER AMERICAN INCOME & GROWTH PORTFOLIO. This Fund primarily seeks to provide a high level of dividend income; its secondary goal is to provide capital appreciation. The Portfolio invests in dividend paying equity securities, such as common or preferred stocks, preferably those which the Manager believes also offer opportunities for capital appreciation.

ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO. This Fund seeks long-term capital appreciation. It focuses on small, fast-growing companies that offer innovative products, services or technologies to a rapidly expanding marketplace. Under normal circumstances, the portfolio invests primarily in the equity securities of small capitalization companies. A small capitalization company is one that has a market capitalization within the range of the Russell 2000 Growth Index or the S&P SmallCap 600 Index.

INVESCO VARIABLE INVESTMENT FUNDS, INC.

INVESCO Funds Group, Inc. is the investment adviser for the Funds.

INVESCO VIF - GROWTH FUND (formerly INVESCO VIF Blue Chip Growth Fund). This Fund seeks long-term capital growth. It also seeks current income. The Fund normally invests at least 65% of its assets in common stocks of large companies. We define large companies as companies that are included in the Russell 1000 Growth Index at the time of purchase, or if not included in that Index, have market capitalizations of at least $5 billion at the time of purchase. INVESCO tries to identify companies that have - or are expected to have - growing earnings, revenues and strong cash flows. INVESCO also examines a variety of industries and businesses, and seeks to purchase the securities of companies that we believe are best situated to grow in their industry categories. The Fund may invest in preferred stocks, as well as in securities of foreign companies.

INVESCO VIF - HEALTH SCIENCES FUND. This Fund seeks capital appreciation. The Portfolio normally invests at least 80% of its assets in the equity securities of companies that develop, produce or distribute products or services related to health care. These companies include, but are not limited to, medical equipment or supplies, pharmaceuticals, biotechnology and healthcare providers and service companies. The investment advisor attempts to blend well-established healthcare firms with faster-growing, more dynamic health care companies. Well-established health care companies typically provide liquidity and earnings visibility for the Portfolio and represent core holdings in the Fund.

INVESCO VIF - TECHNOLOGY FUND. This Fund seeks capital growth and normally invests at least 80% of its assets in equity securities and equity-related instruments of companies engaged in technology-related industries. These include, but are not limited to, applied technology, biotechnology, communications, computers, electronics, Internet IT services and consulting, software, telecommunication equipment and services, IT infrastructure and networking companies. Many of these products and services are subject to rapid obsolescence, which may lower the market value of the securities of the companies in this sector. While the Fund's investments are diversified across the technology sector, the Fund's investments are not as diversified as most mutual funds, and far less diversified than the broad securities markets because the Fund's portfolio is limited to a comparatively narrow segment of the economy. This means that the Fund tends to be more volatile than other mutual funds, and the value of its portfolio investments tends to go up and down more rapidly. As a result, the value of a Fund shares may rise or fall rapidly.

INVESCO VIF - FINANCIAL SERVICES FUND. This fund seeks capital appreciation. The Portfolio normally invests at least 80% of its assets in the equity securities of companies involved in the financial services sector. These companies include, but are not limited to, banks (regional and money-centers), insurance companies (life, property and casualty, and multiline), investment and miscellaneous industries (asset managers, brokerage firms, and government-sponsored agencies) and suppliers to financial services companies. The investment advisor seeks companies which it believes can grow their revenues and earnings in a variety of interest rate environments - although securities prices of financial services companies generally are interest rate sensitive.

MFS(R)VARIABLE INSURANCE TRUSTSM (Initial Class)

MFS Investment Management(R) advises the MFS(R) Variable Insurance TrustSM.

MFS INVESTORS TRUST SERIES (formerly, MFS Growth With Income Series). This Fund seeks mainly to provide long-term growth of capital and secondarily to provide reasonable current income. The Fund invests, under normal market conditions, at least 65% of its total assets in common stocks and related securities, such as preferred stocks, convertible securities and depository receipts for those securities. The Fund will also seek to generate gross income equal to approximately 90% of the dividend yield of the Standard & Poor's 500 Composite Index.

MFS HIGH INCOME SERIES. This Fund seeks high current income by investing primarily in a professionally managed diversified portfolio of fixed income securities, some of which may involve equity features. The Fund invests, under normal market conditions, at least 80% of its net assets in high yield fixed income securities. Fixed income securities offering the high current income sought by the series generally are lower rated bonds (junk bonds).

MFS RESEARCH SERIES. This Fund seeks to provide long-term growth of capital and future income. The Fund invests, under normal market conditions, at least 80% of its total assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts. The Fund focuses on companies that the Fund's adviser believes have favorable prospects for long-term growth, attractive valuations based on current and expected earnings or cash flow, dominant or growing market share and superior management.

MFS TOTAL RETURN SERIES. This Fund primarily seeks to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with prudent employment of capital; its secondary objective is to take advantage of opportunities for growth of capital and income since many securities offering a better than average yield may also possess growth potential. The Fund is a "balanced fund," and invests in a combination of equity and fixed income securities. Under normal market conditions, the Fund invests
(i) at least 40%, but not more than 75%, of its net assets in common stocks and related securities (referred to as equity securities), such as preferred stocks, bonds, warrants or rights convertible into stock, and depositary receipts for those securities; and (ii) at least 25% of its net assets in non-convertible fixed income securities.

MFS CAPITAL OPPORTUNITIES SERIES. This Fund seeks capital appreciation. The Fund invests, under normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts for those securities. The Fund focuses on companies which the Fund's adviser believes have favorable growth prospects and attractive valuations based on current and expected earnings or cash flow.

THE UNIVERSAL INSTITUTIONAL FUNDS, INC. Morgan Stanley Investment Management Inc. which does business in certain instances using the name Van Kampen, advises the Global Value Equity Portfolio, the Value Portfolio and the Mid Cap Value Portfolio.

GLOBAL VALUE EQUITY PORTFOLIO. This Fund seeks long-term capital appreciation by investing primarily in equity securities of issuers throughout the world, including U.S. issuers. The Fund's investment adviser seeks to maintain a diversified portfolio of global equity securities based on individual stock selection and emphasizes a bottom-up approach to investing that seeks to identify securities of issuers which it believes are undervalued.

MID CAP VALUE PORTFOLIO. This Fund seeks above-average total return over a market cycle of three to five years by investing primarily in common stocks of companies with equity capitalizations generally in the range of companies included in the S&P MidCap 400 Index. The Fund may purchase stocks that typically do not pay dividends.

VALUE PORTFOLIO. This Fund seeks above-average total return over a market cycle of three to five years by investing primarily in common stocks of companies with equity capitalizations greater than $2.5 billion. The Fund focuses on stocks that it believes are undervalued in comparison with the stock market as a whole, as measured by the S&P 500 Index. The Fund may purchase stocks that typically do not pay dividends. The Fund may invest, to a limited extent, in foreign equity securities.

OPPENHEIMER VARIABLE ACCOUNT FUNDS

OppenheimerFunds, Inc. manages Oppenheimer Variable Account Funds.

OPPENHEIMER BOND FUND/VA. This Fund seeks a high level of current income. Secondarily, this Fund seeks capital growth when consistent with its primary objective. The Fund will, under normal market conditions, invest at least 65% of its total assets in investment grade debt securities.

OPPENHEIMER CAPITAL APPRECIATION FUND/VA. This Fund seeks to achieve capital appreciation by investing in securities of well-known, established companies.

OPPENHEIMER MAIN STREET SMALL CAP FUND/VA. This Fund seeks capital appreciation. In seeking its investment objective, the Fund invests mainly in securities of "growth type" companies with market capitalizations of less than $2.5 billion.

SAGE LIFE INVESTMENT TRUST

Sage Advisors, Inc. is the investment manager to the Sage Life Investment Trust. SSGA Funds Management, Inc. subadvises the S&P 500(R) Equity Index Fund and Nasdaq-100 Index(R)Fund. Conning Asset Management Company subadvises the Money Market Fund. Eagle Asset Management, Inc. subadvises the All-Cap Growth Fund.

S&P 500(R) EQUITY INDEX FUND. This Fund seeks to replicate as closely as possible the performance of the S&P 500 Composite Stock Price Index before the deduction of Fund expenses by investing at least 80% of its assets in the stocks of companies included in the S&P 500. These stocks are selected on the basis of computer-generated statistical data. The S&P 500 emphasizes stocks of large U.S. companies.

MONEY MARKET FUND. This Fund seeks to provide high current income consistent with the preservation of capital and liquidity through investment in short-term money market instruments. Although the Fund seeks to maintain a constant net asset value of $1.00 per share, there can be no assurance that the Fund can do so on a continuous basis. An investment in the Money Market Fund is not guaranteed. After charges are deducted from the Contract, it is possible, particularly in a lower short-term interest rate environment, that an investment in the Money Market Fund may result in a negative investment return.

NASDAQ-100 INDEX(R) FUND. This Fund seeks to provide investment returns that correspond to the performance of the Nasdaq-100 Index(R) before the deduction of Fund expenses by investing at least 80% of its assets in the stocks of companies included in the Nasdaq 100. These stocks are selected on the basis of computer-generated statistical data. The Nasdaq-100 Index(R) is a modified capitalization-weighted index composed of 100 of the largest non-financial domestic and international companies listed on the National Market tier of the Nasdaq Stock MarketSM.

ALL-CAP GROWTH FUND. This Fund seeks long-term capital appreciation by investing primarily in a diversified portfolio of common stocks. The investment adviser of the Fund will implement this strategy by investing at least 80% of its assets in the common stock of U.S. companies which have one or more of the following characteristics: projected earnings growth and return on equity greater than those of the S&P 500 average; dominance in their industries or market niches; the ability to create and sustain a competitive advantage; superior management teams; and high profit margins.

Below are the investment objectives and strategies of certain other Funds. These Funds are no longer available for new sales, additional purchase payments, or transfers of account value (other than transfers as part of pre-existing dollar-cost averaging and asset allocation programs begun before the fund was closed).

T. ROWE PRICE EQUITY SERIES, INC.

T. Rowe Price Associates, Inc. provides investment management to the T. Rowe Price Equity Series, Inc.

T. ROWE PRICE EQUITY INCOME PORTFOLIO. This Fund seeks to provide substantial dividend income as well as long-term growth of capital through investments in the common stocks of established companies.

T. ROWE PRICE MID-CAP GROWTH PORTFOLIO. This Fund seeks to provide long-term capital appreciation by investing in mid-cap stocks with potential for above-average earnings. Mid-cap companies are defined as those whose market capitalization falls within the range of companies in the S&P MidCap 400 Index or the Russell Mid-Cap Growth Index. T. ROWE PRICE PERSONAL STRATEGY BALANCED PORTFOLIO. The Fund seeks to provide the highest total return over time, consistent with an emphasis on both capital appreciation and income. The Personal Strategy Balanced Portfolio invests in a diversified portfolio consisting approximately of 60% stocks, 30% bonds, and 10% money market securities. LIBERTY VARIABLE INVESTMENT TRUST.

Liberty Advisory Services Corp. provides investment management and advisory services to the funds in the Liberty Variable Investment Trust. Colonial Management Associates, Inc. sub-advises the High Yield Securities Fund, the U.S. Growth and Income Fund, the Small Cap Value Fund, and the Strategic Income Fund. Stein Roe & Farnham Incorporated sub-advises the Global Utilities Fund. Newport Fund Management, Inc. sub-advises the Tiger Fund. Liberty Asset Management Company sub-advises the All-Star Equity Fund.

COLONIAL HIGH YIELD SECURITIES FUND, VARIABLE SERIES. This Fund seeks current income and total return by investing primarily in lower-rated corporate debt securities (commonly referred to as "junk bonds").

COLONIAL SMALL CAP VALUE FUND, VARIABLE SERIES. This Fund seeks long-term growth by investing primarily in smaller capitalization stocks of U.S. companies.

COLONIAL STRATEGIC INCOME FUND, VARIABLE SERIES. This Fund seeks current income, as is consistent with prudent risk and maximizing total return, by diversifying investments primarily in U.S. and foreign government and lower rated corporate debt securities.

COLONIAL U.S. GROWTH & INCOME FUND, VARIABLE SERIES. This Fund seeks long-term growth and income by investing primarily in large capitalization stocks. Up to 10% of its assets may be invested in debt securities. The Fund is generally managed in accordance with Morningstar, Inc. guidelines for a "Large-Cap Value" fund.

LIBERTY ALL-STAR EQUITY FUND, VARIABLE SERIES. This Fund seeks total investment return, comprised of long-term capital appreciation and current income, through investment primarily in a diversified portfolio of equity securities.

NEWPORT TIGER FUND, VARIABLE SERIES. This Fund seeks long-term capital appreciation by investing primarily in stocks of companies located in the ten Tiger countries of Asia (Hong, Kong, Singapore, South Korea, Taiwan, Malaysia, Thailand, India, Indonesia, The People's Republic of China and the Philippines).

STEIN ROE GLOBAL UTILITIES FUND, VARIABLE SERIES. This Fund seeks current income and long-term growth of capital and income by investing primarily in U.S. and foreign securities of utility companies.

STEINROE VARIABLE INVESTMENT TRUST

Stein Roe & Farnham Incorporated advises the Funds in the SteinRoe Variable Investment Trust. Nordea Investment Management North America, Inc. sub-advises a portion of the Balanced Fund's foreign securities.

STEIN ROE GROWTH STOCK FUND, VARIABLE SERIES. This Fund seeks long-term growth of capital through investment primarily in common stocks of large-cap companies. The Fund may invest up to 25% of its assets in foreign stocks. The Fund is generally managed in accordance with the Morningstar, Inc. guidelines for a "Large Growth" fund.

STEIN ROE BALANCED FUND, VARIABLE SERIES. This Fund seeks high total investment return through a changing mix of common stocks, bonds, and cash. The Fund invests primarily in well-established large-cap companies. The Fund is generally managed in accordance with the Morningstar, Inc. guidelines for a "Domestic Hybrid" fund.

2.   Additional Fund Information:

     The  following  information,   among  other  things,  may  be  included  in
advertisements and marketing materials relating to this product in order to illustrate how the portfolio managers seek to achieve the above investment objectives and strategies.

     . The portfolio manager's approach to investment management which may include portfolio selection and timing of purchases.

     .    The name, education and experience of the portfolio manager.

     . Investment adviser information which may include, size, assets, and location.

     .    Portfolio holdings.

     . Statistics -- which may include portfolio statistics such as size, assets, and average duration and maturity of the portfolio.

     .    Geographic allocation of portfolios.

     .    Portfolio quality ratings.

     .    Information relating to a relevant benchmark.

     . Identification of portfolios by the investment categories, portfolio sectors or industry groups in which they fall.

3.   Principal Fund Investment Risks:

     Government Securities: A portfolio that invests in government securities is subject to credit risk and interest rate fluctuations. Interest rate increases can cause the price of a debt security to decrease. The longer a debt security's duration, the more sensitive it is to this risk. Further, some of the securities purchased by the fund are not guaranteed by the U.S. government. The agency or instrumentality issuing the security may default or otherwise be unable to honor a financial obligation.

     Growth and Income: A portfolio that invests primarily in equity securities is subject to the risk that the price of a security held by the portfolio will fall due to changing economic, political or market conditions or disappointing earnings results. Because the Portfolio focuses on growth- style stocks, the Portfolio's performance may at times be better or worse than the performance of stock funds that focus on other types of stocks, or that have a broader investment style. Additionally, interest rate increases can cause the price of a debt security to decrease.

     International: A portfolio that invests in foreign securities involves above-average risk. Many international markets are much less liquid and much more changeable than the U.S. Market. Foreign investments may be subject to volatility from political or economic factors or from changing currency values.

     Value: A portfolio that invests primarily in equity securities is subject to the risk that the price of a security held by the portfolio will fall due to changing economic, political or market conditions or disappointing earnings results. Additionally, the portfolio manager's judgment that a particular security is undervalued in relation to the company's fundamental economic values may prove incorrect. Stocks of undervalued companies may never achieve their potential value.

     Mid Cap: A portfolio that invests in medium-sized companies is subject to increased risk that may result from such factors as inexperienced management and limited financial resources.

     Small Cap: A portfolio that invests in smaller, less seasoned companies is subject to the risks that the companies' shares may be less liquid as well as such factors as inexperienced management and limited financial resources.

     High Yield: A portfolio that primarily invests in low-grade corporate bonds may have a higher default risk, less liquidity and greater sensitivity to changes in the economy than investment-grade securities.

     Sector: A portfolio that primarily invests in securities that are concentrated in a specific sector of the market is subject to the risk that changes in the specific sector will have a significant effect on the portfolio's net asset value. Balanced: A portfolio that allocates its investments between equity and fixed income securities is subject to the risk that the portfolio could miss attractive investment opportunities by underweighting markets where there are significant returns and could lose value by overweighting markets where there are significant declines.

     Bond: A portfolio that invests in debt securities is subject to credit risk. Credit risk relates to the ability of the issuer of a security to make interest and principal payments on the security as they become due. Securities that are below investment grade are subject to greater risk in that the issuers of those securities might not meet their debt obligations.

     Equity Index: A portfolio that invests in securities which seek to match a stock market index, is subject to market risk. Market risk is the risk that the price of a security held by the portfolio will fall due to changing market, economic or political conditions.

     Money Market: A portfolio that invests in money market securities seeks to maintain a stable net asset value of $1.00. This investment option is neither insured nor guaranteed by the U.S. Government and there can be no assurance that it will be able to maintain a stable net asset value of $1 per share.

     Global Utilities: A portfolio that primarily invests in U.S. and foreign securities of utility companies is subject to the risk that the price of a security held by the portfolio will fall due to changing market, economic or political conditions. Further, these securities are especially affected by changes in interest rates, as well as by general competitive and market forces in the industry. In addition, utility companies are affected by changes in government regulation. Foreign investments may be subject to volatility from political or economic factors or from changing currency values.

     Capital Appreciation: A portfolio that invests in equity securities is subject to the risk that the price of a security held by the portfolio will fall due to changing economic, political, or market conditions or disappointing earnings results.

     Equity Income: A portfolio that primarily invests in equity securities is subject to the risk that the price of a security held by the portfolio will fall due to changing economic, political or market conditions or disappointing earnings results.


================================================================================
                      APPENDIX B - MARKET VALUE ADJUSTMENT
================================================================================

     We will apply a Market Value Adjustment to amounts surrendered, withdrawn, transferred or applied to an income plan when taken from a Fixed Sub-Account more than 30 days before its Expiration Date. We apply a Market Value Adjustment separately to each Fixed Sub-Account. Surrender charges also may apply.

     For a surrender, withdrawal, transfer or amount applied to an income plan, we will calculate the Market Value Adjustment by applying the factor below to the total amount that must be surrendered, withdrawn, transferred or applied to an income plan in order to provide the amount requested.

         [(1+I)/(1+J+.0025)] N/365 - 1

Where:

     - I is the Index Rate for a maturity equal to the Fixed Sub-Account's Guarantee Period at the time that we established the Sub-Account;

     -    J is the  Index  Rate  for a  maturity  equal  to the  time  remaining
          (rounded up to the next full year) in the Fixed Sub-Account's Guarantee Period, at the time of surrender, withdrawal, transfer, or application to an income plan; and

     - N is the remaining number of days in the Guarantee Period at the time of calculation.

     We will apply Market Value Adjustments as follows:

     If the Market Value Adjustment is negative, we first deduct it from any remaining value in the Fixed Sub-Account. We then deduct any remaining negative Market Value Adjustment from the amount you surrender, withdraw, transfer, or apply to an income plan.

     If the Market Value Adjustment is positive, we add it to any remaining value in the Fixed Sub-Account or the amount you surrender. If you withdraw, transfer or apply to an income plan the full amount of the Fixed Sub-Account, we add the Market Value Adjustment to the amount you withdraw, transfer, or apply to an income plan.

                                  MVA EXAMPLES

     Example #1: Surrender -- Example of a Negative Market Value Adjustment

     Assume you invest $100,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 3.00% and an Index Rate ("I") of 2.50% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a surrender three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 3.50% at the time of the surrender, no prior transfers or withdrawals affecting this Fixed Sub-Account have been made, and no surrender charge is applicable.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1. The Account Value of the Fixed Sub-Account on the date of surrender is $109,273 ($100,000 x 1.03 ^(3))

     2.   N is 2,555 (365 x 7)

     3.   Market Value Adjustment is $109,273 x {[(1.025)/(1.0375)]^  (2555/365)
          -1) - $8,889

     Therefore,  the amount  paid on full  surrender  is  $100,384  ($109,273  -
$8,889).

     Example #2: Surrender -- Example of a Positive Market Value Adjustment

     Assume you invest $100,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 3.00% and an Index Rate ("I") of 2.50% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a surrender three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 1.50% at the time of the surrender, and no prior transfers or withdrawals affecting this Fixed Sub-Account have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1. The Account Value of the Fixed Sub-Account on the date of surrender is $109,273 ($100,000 x 1.03 ^ (3))

     2.   N is 2,555 (365 x 7)

     3.   Market Value  Adjustment is $109,273 x  {[(1.025)/(1.0175)]^(2555/365)
          -1) + $5,764

     Therefore,  the amount  paid on full  surrender  is  $115,037  ($109,273  +
$5,764).

     Example #3: Withdrawal -- Example of a Negative Market Value Adjustment

     Assume you invest $200,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 3.00% and an Index Rate ("I") of 2.50% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a withdrawal of $100,000 three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 3.50% at the time of withdrawal, and no prior transfers or withdrawals affecting this Fixed Sub-Account have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1. The Account Value of the Fixed Sub-Account on the date of withdrawal is $218,545 ($200,000 x 1.03 ^(3)).

     2.   N is 2,555 (365 x 7)

     3.   Market Value Adjustment is $100,000 x {[(1.025)/(1.0375)] ^ (2555/365)
          -1) - $8,135

     Therefore, the amount of the withdrawal paid is $100,000, as requested. The Fixed Sub-Account will be reduced by the amount of the withdrawal paid ($100,000) and by the Market Value Adjustment ($8,135), for a total reduction in the Fixed Sub-Account of $108,135.

     Example #4: Withdrawal - Example of a Positive Market Value Adjustment

     Assume you invest $200,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 3.00% and an initial Index Rate ("I") of 2.50% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a withdrawal of $100,000 three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 1.50% at the time of the withdrawal, and no prior transfers or withdrawals affecting this Fixed Sub-Account have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1. The Account Value of the Fixed Sub-Account on the date of withdrawal is $218,545 ($200,000 x 1.03 ^(3))

     2.   N is 2,555 (365 x 7)

     3.   Market Value Adjustment is $100,000 x {[(1.025)/(1.0175)] ^ (2555/365)
          - 1) + $5,275

     Therefore, the amount of the withdrawal paid is $100,000, as requested. The Fixed Sub-Account will be reduced by the amount of the withdrawal paid ($100,000) and increased by the amount of the Market Value Adjustment ($5,275), for a total reduction of $94,725.


================================================================================
                   APPENDIX C - DOLLAR-COST AVERAGING PROGRAM
================================================================================

     Below is an example of how the Dollar-Cost Averaging Program works. The example is hypothetical and is for illustrative purposes only.

     Assume that the Dollar-Cost Averaging Program has been elected and that $24,000 is invested in a DCA Fixed Sub-Account with a Guarantee Period of two years and an annual Guaranteed Interest Rate of 3.00%.

                     (1)                   (2)                  (3)               (4)                    (5)
                  Beginning
Beginning         of Month             Dollar Cost         Amount Dollar   Interest Credited        End of Month
of Month        Account Value         Monthly Factor       Cost Averaged       For Month            Account Value
------------ ------------------    ------------------   ----------------- --------------------    ------------------

      1            24,000                      --                   --               59                 24,059
      2            24,059                  1 / 24                1,002               57                 23,114
      3            23,114                  1 / 23                1,005               55                 22,163
      4            22,163                  1 / 22                1,007               52                 21,208
      5            21,208                  1 / 21                1,010               50                 20,248
      6            20,248                  1 / 20                1,012               47                 19,283
      7            19,283                  1 / 19                1,015               45                 18,313
      8            18,313                  1 / 18                1,017               43                 17,338
      9            17,338                  1 / 17                1,020               40                 16,359
     10            16,359                  1 / 16                1,022               38                 15,374
     11            15,374                  1 / 15                1,025               35                 14,385
     12            14,385                  1 / 14                1,027               33                 13,390
     13            13,390                  1 / 13                1,030               30                 12,390
     14            12,390                  1 / 12                1,033               28                 11,386
     15            11,386                  1 / 11                1,035               26                 10,376
     16            10,376                  1 / 10                1,038               23                  9,362
     17             9,362                   1 / 9                1,040               21                  8,342
     18             8,342                   1 / 8                1,043               18                  7,317
     19             7,317                   1 / 7                1,045               15                  6,287
     20             6,287                   1 / 6                1,048               13                  5,252
     21             5,252                   1 / 5                1,050               10                  4,212
     22             4,212                   1 / 4                1,053                8                  3,167
     23             3,167                   1 / 3                1,056                5                  2,117
     24             2,117                   1 / 2                1,058                3                  1,061
     25             1,061                   1 / 1                1,061               --                     --

NOTE:    Column (3) = Column (1) x Column (2)
         Column (5) = Column (1)- Column (3) + Column (4)

================================================================================
               APPENDIX D - CONTRACTS ISSUED BEFORE A CERTAIN DATE
================================================================================

     The purpose of this Appendix is to show certain provisions for Contracts issued before certain dates. Generally, Contracts purchased after May 1, 2001, will have the provisions described in the Prospectus. However, in certain states the provisions described in this Appendix will apply. Please contact our Customer Service Center to see if these provisions apply to your Contract.

CONTRACTS ISSUED BEFORE MAY 1, 2001

ASSET-BASED CHARGES

     We assess Asset-Based Charges against your Contract for assuming mortality and expense risks and administrative costs we assume. Before the Income Date, we deduct Asset-Based Charges monthly and calculate the charges as a percentage of the Variable Account Value on the date of deduction. On the Contract Date and monthly thereafter, we deduct the Asset-Based Charges proportionately from the Variable Sub-Accounts in which you are invested. On and after the Income Date, however, these charges are called Variable Sub- Account Charges and we deduct them daily from the assets in each Variable Sub-Account supporting variable income payments. The maximum charges are:


                                                                   COMBINED
                                                              ASSET-BASED CHARGES

                                 ----------------------------------------------------------------------------
                                         ANNUAL                     MONTHLY                    DAILY
                                         CHARGE                     CHARGE                    CHARGE
                                      -------------             --------------             ------------

Contract Years 1-7                       1.40%                  .116667%                    .0038626%
Contract Years 8+                        1.25%                  .104167%                    .0034462%

     We reserve the right to deduct Asset-Based Charges on the effective date of any transfer from the Fixed Account, or allocation of purchase payment to the Variable Account, based on the amount transferred or allocated and based on the number of days remaining until the next date of deduction. These charges do not apply to any Fixed Account Value.

ACCUMULATION UNIT VALUE - NET INVESTMENT FACTOR

     NET INVESTMENT FACTOR. The net investment factor is an index we use to measure the investment performance of a Variable Sub-Account from one Valuation Period to the next during the Accumulation Phase. We determine the net investment factor for any Valuation Period by dividing (a) by (b) where:

     (a)  is the net result of:

          (1) the Net Asset Value of the Fund in which the Variable Sub-Account invests determined at the end of the current Valuation Period; PLUS

          (2) the per share amount of any dividend or capital gain distributions made by the Fund on shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current Valuation Period; PLUS OR MINUS

          (3) a per share charge or credit for any taxes reserved for, which we determine to have resulted from the operations of the Variable Sub-Account; and

     (b) is the Net Asset Value of the Fund in which the Variable Sub-Account invests determined at the end of the immediately preceding Valuation Period.

     The net investment factor may be more or less than, or equal to, one.

CONDENSED FINANCIAL INFORMATION

     The Sage Variable Annuity Account A began operations in February, 1999. For Contracts purchased before May 1, 2001, the Accumulation Unit Values and the number of accumulation units outstanding for each Variable Sub-Account for the periods shown are as follows:

                                                              Year or Period       Year or Period      Year or Period
                                                              Ended 12/31/01       Ended 12/31/00      Ended 12/31/99
                                                              --------------       --------------      --------------

AIM VARIABLE INSURANCE FUNDS:
AIM V.I. Government Securities Fund
Accumulation unit value at beginning of period                       $11.02               $9.94              $10.00
Accumulation unit value at end of period                             $11.65              $11.02               $9.94
No. of accumulation units outstanding at end of period               42,839               3,976                   0

AIM V.I. Growth and Income Fund
Accumulation unit value at beginning of period                        $9.05              $11.21              $10.00
Accumulation unit value at end of period                              $7.39               $9.05              $11.21
No. of accumulation units outstanding at end of period               66,255               1,429                   0

AIM V.I. International Equity Fund
Accumulation unit value at beginning of period                       $11.63              $16.01              $10.00
Accumulation unit value at end of period                              $9.01              $11.63              $16.01
No. of accumulation units outstanding at end of period               57,592               4,051                   0

AIM V.I. Value Fund
Accumulation unit value at beginning of period                       $10.12              $12.27              $10.00
Accumulation unit value at end of period                              $9.15              $10.12              $12.27
No. of accumulation units outstanding at end of period               53,206              11,950                   0

THE ALGER AMERICAN FUND:

Alger American MidCap Growth Portfolio
Accumulation unit value at beginning of period                       $13.04              $12.65              $10.00
Accumulation unit value at end of period                             $12.91              $13.04              $12.65
No. of accumulation units outstanding at end of period               48,723              10,223                   0

Alger American Income & Growth Portfolio
Accumulation unit value at beginning of period                       $13.26              $13.90              $10.00
Accumulation unit value at end of period                             $11.75              $13.26              $13.90
No. of accumulation units outstanding at end of period               41,434                   0                   0

Alger American Small Capitalization Portfolio
Accumulation unit value at beginning of period                        $7.88              $11.86              $10.00
Accumulation unit value at end of period                              $6.09               $7.88              $11.86
No. of accumulation units outstanding at end of period               28,845               3,847                   0

MFS(R)VARIABLE INSURANCE TRUST:

MFS Investors Trust Series
Accumulation unit value at beginning of period                       $10.18              $10.48              $10.00
Accumulation unit value at end of period                              $8.80              $10.18              $10.48
No. of accumulation units outstanding at end of period               27,657               4,961                   0

MFS High Income Series
Accumulation unit value at beginning of period                        $9.48              $10.15              $10.00
Accumulation unit value at end of period                              $9.67               $9.48              $10.15
No. of accumulation units outstanding at end of period                4,548                  70                   0

MFS Research Series
Accumulation unit value at beginning of period                        $9.93              $10.93              $10.00
Accumulation unit value at end of period                              $8.19               $9.93              $10.93
No. of accumulation units outstanding at end of period               35,045               1,757                   0

MFS Total Return Series
Accumulation unit value at beginning of period                       $11.36               $9.84              $10.00
Accumulation unit value at end of period                             $11.44              $11.36               $9.84
No. of accumulation units outstanding at end of period              104,013                 870                   0

MFS Capital Opportunities
Accumulation unit value at beginning of period                       $10.38              $11.30              $10.00
Accumulation unit value at end of period                              $8.33              $10.38              $11.30
No. of accumulation units outstanding at end of period                7,889               1,158                   0

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:

Global Value Equity Portfolio
Accumulation unit value at beginning of period                       $12.04              $10.86              $10.00
Accumulation unit value at end of period                             $11.25              $12.04              $10.86
No. of accumulation units outstanding at end of period               26,960                   0                   0

Mid Cap Value Portfolio
Accumulation unit value at beginning of period                       $13.36              $12.58              $10.00
Accumulation unit value at end of period                             $13.49              $13.36              $12.58
No. of accumulation units outstanding at end of period                9,621                   0                   0

Value Portfolio
Accumulation unit value at beginning of period                       $12.06               $9.86              $10.00
Accumulation unit value at end of period                             $12.60              $12.06               $9.86
No. of accumulation units outstanding at end of period                3,229                   0                   0

OPPENHEIMER VARIABLE ACCOUNT FUNDS:

Oppenheimer Bond Fund/VA
Accumulation unit value at beginning of period                       $10.55               $9.86              $10.00
Accumulation unit value at end of period                             $11.28              $10.55               $9.86
No. of accumulation units outstanding at end of period               34,347               2,163                   0

Oppenheimer Capital Appreciation Fund/VA
Accumulation unit value at beginning of period                       $13.30              $13.79              $10.00
Accumulation unit value at end of period                             $12.03              $13.30              $13.79
No. of accumulation units outstanding at end of period               31,524               3,057                   0

Oppenheimer Main Street Small Cap Fund/VA
Accumulation unit value at beginning of period                       $12.12              $15.93              $10.00
Accumulation unit value at end of period                             $12.97              $12.12              $15.93
No. of accumulation units outstanding at end of period                9,732               1,627                   0

SAGE LIFE INVESTMENT TRUST:

S&P 500 Equity Index Fund
Accumulation unit value at beginning of period                       $10.45              $11.78              $10.00
Accumulation unit value at end of period                              $9.43              $10.45              $11.78
No. of accumulation units outstanding at end of period               61,684               1,441                   0

Money Market Fund
Accumulation unit value at beginning of period                       $11.02              $10.40              $10.00
Accumulation unit value at end of period                             $11.39              $11.02              $10.40
No. of accumulation units outstanding at end of period               75,121              33,177                   0

Nasdaq - 100 Index(R)Fund*
Accumulation unit value at beginning of period                        $5.95              $10.00                 n/a
Accumulation unit value at end of period                              $4.39               $5.95                 n/a
No. of accumulation units outstanding at end of period               46,646               1,413                 n/a

All-Cap Growth Fund*
Accumulation unit value at beginning of period                        $7.37              $10.00                 n/a
Accumulation unit value at end of period                              $6.58               $7.37                 n/a
No. of accumulation units outstanding at end of period               36,065                   0                 n/a

T. ROWE PRICE EQUITY SERIES, INC.:

T. Rowe Price Equity Income Portfolio.
Accumulation unit value at beginning of period                       $11.65              $10.36              $10.00
Accumulation unit value at end of period                             $11.89              $11.65              $10.36
No. of accumulation units outstanding at end of period                7,346                   0                   0

T. Rowe Price Mid-Cap Growth Portfolio
Accumulation unit value at beginning of period                       $12.79              $12.59              $10.00
Accumulation unit value at end of period                             $13.40              $12.79              $12.59
No. of accumulation units outstanding at end of period               11,181               2,415                   0

T. Rowe Price Personal Strategy Balanced Portfolio
Accumulation unit value at beginning of period                       $10.70              $10.25              $10.00
Accumulation unit value at end of period                             $10.54              $10.70              $10.25
No. of accumulation units outstanding at end of period               22,181                   0                   0

LIBERTY VARIABLE INVESTMENT TRUST:

Colonial High Yield Securities Fund, Variable Series
Accumulation unit value at beginning of period                        $9.45               $9.82              $10.00
Accumulation unit value at end of period                              $9.18               $9.45               $9.82
No. of accumulation units outstanding at end of period                2,065                 620                   0

Colonial Small Cap Value Fund, Variable Series
Accumulation unit value at beginning of period                       $14.14              $12.34              $10.00
Accumulation unit value at end of period                             $16.04              $14.14              $12.34
No. of accumulation units outstanding at end of period                7,052                 762                   0

Colonial Strategic Income Fund, Variable Series
Accumulation unit value at beginning of period                       $10.14              $10.09              $10.00
Accumulation unit value at end of period                             $10.48              $10.14              $10.09
No. of accumulation units outstanding at end of period                  283                 356                   0

Colonial U.S. Growth and Income Fund, Variable Series
Accumulation unit value at beginning of period                       $11.22              $10.89              $10.00
Accumulation unit value at end of period                             $11.22              $11.22              $10.89
No. of accumulation units outstanding at end of period                8,166               4,100                   0

Liberty All-Star Equity Fund, Variable Series
Accumulation unit value at beginning of period                       $11.18              $10.86              $10.00
Accumulation unit value at end of period                             $10.06              $11.18              $10.86
No. of accumulation units outstanding at end of period                  591                   0                   0

Newport Tiger Fund, Variable Series
Accumulation unit value at beginning of period                       $10.24              $12.31              $10.00
Accumulation unit value at end of period                              $8.47              $10.24              $12.31
No. of accumulation units outstanding at end of period                  108                 512                   0

Stein Roe Global Utilities Fund, Variable Series
Accumulation unit value at beginning of period                        $9.54              $11.30              $10.00
Accumulation unit value at end of period                              $8.44               $9.54              $11.30
No. of accumulation units outstanding at end of period                3,114                   0                   0

STEINROE VARIABLE INVESTMENT TRUST:
Stein Roe Growth Stock Fund, Variable Series
Accumulation unit value at beginning of period                        $9.37              $11.20              $10.00
Accumulation unit value at end of period                              $7.43               $9.37              $11.20
No. of accumulation units outstanding at end of period                9,383               7,220                   0

Stein Roe Balanced Fund, Variable Series
Accumulation unit value at beginning of period                       $10.18              $12.20              $10.00
Accumulation unit value at end of period                              $9.38              $10.18              $12.20
No. of accumulation units outstanding at end of period                2,226                   0                   0

INVESCO VARIABLE INVESTMENT FUNDS, INC.:

INVESCO VIF - Growth Fund
Accumulation unit value at beginning of period                       $10.14                 n/a                 n/a
Accumulation unit value at end of period                              $7.05                 n/a                 n/a
No. of accumulation units outstanding at end of period                   27                 n/a                 n/a

INVESCO VIF - Financial Services Fund
Accumulation unit value at beginning of period                       $10.40                 n/a                 n/a
Accumulation unit value at end of period                              $9.71                 n/a                 n/a
No. of accumulation units outstanding at end of period                   24                 n/a                 n/a

INVESCO VIF - Health Sciences Fund
Accumulation unit value at beginning of period                       $10.33                 n/a                 n/a
Accumulation unit value at end of period                             $10.27                 n/a                 n/a
No. of accumulation units outstanding at end of period                   23                 n/a                 n/a

INVESCO VIF - Technology Fund
Accumulation unit value at beginning of period                       $10.07                 n/a                 n/a
Accumulation unit value at end of period                              $7.13                 n/a                 n/a
No. of accumulation units outstanding at end of period                   26                 n/a                 n/a


*    These Variable Sub-Accounts commenced operations on September 15, 2000.

     There are no unit values for the Variable Sub-Accounts investing in INVESCO Variable Investment Funds, Inc. because they first became available under the Contracts on May 1, 2001.

     If you bought your Contract on or after May 1, 2001, SEE Appendix E for Accumulation Unit Values applicable to your Contract.

CONTRACTS ISSUED BEFORE MAY 1, 2000

VARIABLE INCOME BENEFITS

     To calculate your initial and future variable income payments, we need to make an assumption regarding the investment performance of the Funds you select. We call this your assumed investment rate. We currently allow assumed investment rates of 3% and 6%. If you do not specify an assumed investment rate, we will apply the 3.0% rate.

TRANSFER RESTRICTIONS

         We may defer transfers to, from and among the Variable Sub-Accounts under the same conditions that we delay paying proceeds. The additional transfer restrictions relating to the affected Variable Sub-Accounts' ability to purchase and redeem shares of a Fund, transfers involving the same Sub-Account, and transfers that adversely affect Accumulation Unit Values do not apply to your Contract.

WITHDRAWALS

     A partial withdrawal will reduce your death benefit and may be subject to federal income tax and a Market Value Adjustment. See "What Are The Expenses Under A Contract?" "How Will My Contact Be Taxed?" and "Does The Contract Have A Death Benefit?"

DEATH BENEFIT

     If any Owner dies before the Income Date, we will pay the Beneficiary the greatest of the following:

     -    the Account Value  determined as of the day we receive proof of death;
          or

     - 100% of the sum of all purchase payments made under the Contract, reduced by any prior withdrawals (including any associated Market Value Adjustment incurred); or

     -    the Highest Anniversary Value.

     The Highest Anniversary Value is the greatest anniversary value attained in the following manner. When we receive proof of death, we will calculate an anniversary value for each Contract Anniversary prior to the date of the Owner's death, but not beyond the Owner's attained age 80. An anniversary value for a Contract Anniversary equals:

     (1)  the Account Value on that Contract Anniversary;

     (2) increased by the dollar amount of any purchase payments made since the Contract Anniversary; and

     (3) Reduced proportionately by any withdrawals (including any associated Market Value Adjustment incurred) taken since that Contract Anniversary. (By proportionately, we take the percentage by which the withdrawal decrease the Account Value and we reduce the sum of (1) and
          (2) by that percentage.)

================================================================================
                      APPENDIX E - ACCUMULATION UNIT VALUES
================================================================================

     The following Table includes Accumulation Unit values for the period indicated. This data has been extracted from the Variable Sub-Account's financial statements. This information should be read in conjunction with the Variable Sub-Account's financial statements and related notes which are included in the Statement of Additional Information.




                                                                                              Year or Period
                                                                                              Ended 12/31/01

AIM V.I. Government Securities Fund
Accumulation unit value at beginning of period 5/1/2001.............................................$11.13
Accumulation unit value at end of period ...........................................................$11.54
No. of accumulation units outstanding at end of period ............................................103,808

AIM V.I. Growth and Income Fund
Accumulation unit value at beginning of period 5/1/2001..............................................$8.61
Accumulation unit value at end of period ............................................................$7.31
No. of accumulation units outstanding at end of period .............................................27,118

AIM V.I. International Equity Fund
Accumulation unit value at beginning of period 5/1/2001.............................................$10.61
Accumulation unit value at end of period ............................................................$9.03
No. of accumulation units outstanding at end of period .............................................45,727

AIM V.I. Value Fund
Accumulation unit value at beginning of period 5/1/2001 ............................................$10.20
Accumulation unit value at end of period ............................................................$9.03
No. of accumulation units outstanding at end of period ..............................................9,075

THE ALGER AMERICAN FUND:

Alger American MidCap Growth Portfolio
Accumulation unit value at beginning of period 5/1/2001 ............................................$13.88
Accumulation unit value at end of period ...........................................................$13.32
No. of accumulation units outstanding at end of period .............................................17,465

Alger American Income & Growth Portfolio
Accumulation unit value at beginning of period 5/1/2001 ............................................$12.84
Accumulation unit value at end of period ...........................................................$11.67
No. of accumulation units outstanding at end of period .............................................20,108

Alger American Small Capitalization Portfolio
Accumulation unit value at beginning of period 5/1/2001 .............................................$7.07
Accumulation unit value at end of period ............................................................$6.11
No. of accumulation units outstanding at end of period ..............................................5,776

MFS(R)VARIABLE INSURANCE TRUST:

MFS Investors Trust Series
Accumulation unit value at beginning of period 5/1/2001 .............................................$9.81
Accumulation unit value at end of period ............................................................$8.68
No. of accumulation units outstanding at end of period .............................................19,245

MFS High Income Series
Accumulation unit value at beginning of period 5/1/2001 .............................................$9.89
Accumulation unit value at end of period ............................................................$9.61
No. of accumulation units outstanding at end of period ..............................................9,378

MFS Research Series
Accumulation unit value at beginning of period 5/1/2001 .............................................$9.58
Accumulation unit value at end of period ............................................................$8.10
No. of accumulation units outstanding at end of period .............................................29,114

MFS Total Return Series
Accumulation unit value at beginning of period 5/1/2001 ............................................$11.55
Accumulation unit value at end of period ...........................................................$11.31
No. of accumulation units outstanding at end of period .............................................77,600

MFS Capital Opportunities
Accumulation unit value at beginning of period 5/1/2001 ............................................$10.38
Accumulation unit value at end of period ............................................................$8.35
No. of accumulation units outstanding at end of period ..............................................7,023

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:

Global Value Equity Portfolio
Accumulation unit value at beginning of period 5/1/2001 ............................................$11.91
Accumulation unit value at end of period ...........................................................$11.06
No. of accumulation units outstanding at end of period .............................................24,198

Mid Cap Value Portfolio
Accumulation unit value at beginning of period 5/1/2001 ............................................$14.19
Accumulation unit value at end of period ...........................................................$13.60
No. of accumulation units outstanding at end of period .............................................10,214

Value Portfolio
Accumulation unit value at beginning of period 5/1/2001 ............................................$12.88
Accumulation unit value at end of period ...........................................................$12.38
No. of accumulation units outstanding at end of period .............................................17,147

OPPENHEIMER VARIABLE ACCOUNT FUNDS:

Oppenheimer Bond Fund/VA
Accumulation unit value at beginning of period 5/1/2001 ............................................$10.84
Accumulation unit value at end of period ...........................................................$11.14
No. of accumulation units outstanding at end of period ............................................112,999

Oppenheimer Capital Appreciation Fund/VA
Accumulation unit value at beginning of period 5/1/2001 ............................................$13.94
Accumulation unit value at end of period ...........................................................$12.11
No. of accumulation units outstanding at end of period .............................................10,396

Oppenheimer Main Street Small Cap Fund/VA
Accumulation unit value at beginning of period 5/1/2001 ............................................$12.36
Accumulation unit value at end of period ...........................................................$13.22
No. of accumulation units outstanding at end of period ..............................................7,167


SAGE LIFE INVESTMENT TRUST:

S&P 500 Equity Index Fund
Accumulation unit value at beginning of period 5/1/2001 ............................................$10.23
Accumulation unit value at end of period ............................................................$9.27
No. of accumulation units outstanding at end of period .............................................44,459

Money Market Fund
Accumulation unit value at beginning of period 5/1/2001 ............................................$11.19
Accumulation unit value at end of period ...........................................................$11.28
No. of accumulation units outstanding at end of period ............................................124,597

Nasdaq - 100 Index(R)Fund*
Accumulation unit value at beginning of period 5/1/2001 .............................................$5.29
Accumulation unit value at end of period ............................................................$4.29
No. of accumulation units outstanding at end of period ..............................................3,043

All-Cap Growth Fund*
Accumulation unit value at beginning of period 5/1/2001 .............................................$7.46
Accumulation unit value at end of period ............................................................$6.58
No. of accumulation units outstanding at end of period ................................................677

T. ROWE PRICE EQUITY SERIES, INC.:

T. Rowe Price Equity Income Portfolio.
Accumulation unit value at beginning of period 5/1/2001 ............................................$11.83
Accumulation unit value at end of period ...........................................................$11.66
No. of accumulation units outstanding at end of period .............................................16,091

T. Rowe Price Mid-Cap Growth Portfolio
Accumulation unit value at beginning of period 5/1/2001.............................................$13.76
Accumulation unit value at end of period ...........................................................$13.59
No. of accumulation units outstanding at end of period...............................................2,955

T. Rowe Price Personal Strategy Balanced Portfolio
Accumulation unit value at beginning of period 5/1/2001.............................................$10.72
Accumulation unit value at end of period............................................................$10.45
No. of accumulation units outstanding at end of period...............................................5,730

INVESCO VARIABLE INVESTMENT FUNDS, INC.:

INVESCO VIF - Growth Fund
Accumulation unit value at beginning of period 5/1/2001.............................................$10.39
Accumulation unit value at end of period.............................................................$7.24
No. of accumulation units outstanding at end of period...............................................7,660

INVESCO VIF - Financial Services Fund
Accumulation unit value at beginning of period 5/1/2001.............................................$10.08
Accumulation unit value at end of period.............................................................$9.69
No. of accumulation units outstanding at end of period.................................................921

INVESCO VIF - Health Sciences Fund
Accumulation unit value at beginning of period 5/1/2001.............................................$10.05
Accumulation unit value at end of period............................................................$10.23
No. of accumulation units outstanding at end of period..............................................11,063

INVESCO VIF - Technology Fund
Accumulation unit value at beginning of period 5/1/2001.............................................$10.25
Accumulation unit value at end of period.............................................................$7.24
No. of accumulation units outstanding at end of period...............................................3,677



================================================================================
                 APPENDIX F - GUARANTEED MINIMUM INCOME BENEFIT
================================================================================

     Below is an example of how the GMIB will work. The examples are purely hypothetical and are for illustrative purposes only. The example assumes the following:

     -    you are a male whose age last birthday is 55;

     -    you purchase a Contract with the GMIB rider;

     -    you do not make any additional purchase payments nor any withdrawals;

     - you elect to receive income from the Contract 10 years later, at attained age 65; and

     - you elect a Life Annuity with 10 Year Certain, which is an eligible Income Plan under the GMIB rider.

     Assume your total purchase payments are $150,000, your Account Value is $200,000 and that your Highest Anniversary Value ("HAV") is $250,000.

Calculate the GMIB:

     (1) Your guaranteed Monthly Income Payment rate per $1,000 (as shown in your Contract Schedule) is $5.42.

     (2) Apply your HAV of $250,000 (because it is higher than total purchase payments and Account Value).

     (3)  The GMIB $1,355 [$5.42 x $250,000 / $1,000].

     Therefore, under this Income Plan, we guarantee that your monthly income payment will not be less than $1,355.00.

     Different guaranteed minimum Monthly Income Payment rates per $1,000 will apply for females, for males who begin income payments at ages other than the age shown above, or for income payments under different Income Plans. In these cases, the GMIB will be different.


================================================================================
                       APPENDIX G - ENHANCED DEATH BENEFIT
================================================================================

     Below are examples of how the Enhanced Death Benefit will work. The examples are purely hypothetical and are for illustrative purposes only. All examples assume the following:

     -    The Owner's age last birthday is 55;

     -    The Owner purchases a Contract with the Enhanced Death Benefit rider;

     -    The Owner makes an initial purchase payment of $150,000; and

     - The Owner does not make any additional purchase payments nor any withdrawals.

Example 1.

     Assume the Account Value is $200,000, the Highest Anniversary Value ("HAV") is $175,000 and the Owner dies of natural causes.

Calculate the basic Death Benefit:

     (1) The Account Value determined as of the Business Day we receive proof of the Owner's death is $200,000.

     (2)  The sum of all purchase payments made is $150,000.

     (3)  The HAV is $175,000.

     (4)  The basic Death  Benefit is  $200,000  [the  greatest of (1),  (2) and
          (3)].

Calculate the Enhanced Death Benefit:

     (5)  The Benefit Rate for an issue age of 55 is 40.0%.

     (6)  The Net Purchase Amount is $150,000.

     (7)  The Maximum Benefit Amount is $150,000 (($150,000 x 2.5) x .40).

     (8)  The Enhanced  Death  Benefit is $20,000  ([.40 x [$200,000 - $150,000]
          $20,000, but not in excess of $150,000).

     We will pay the Owner's Beneficiary the basic Death Benefit of $200,000 and the Enhanced Death Benefit of $20,000, for a total payment of $220,000.

Example 2.

     Assume the Account Value is $500,000, the HAV is $300,000 and the Owner dies of natural causes.

Calculate the basic Death Benefit:

     (1) The Account Value determined as of the Business Day we receive proof of the Owner's death is $600,000.

     (2)  The sum of all purchase payments made is $150,000.

     (3)  The HAV is $300,000.

     (4)  The basic Death  Benefit is  $600,000  [the  greatest of (1),  (2) and
          (3)].

Calculate the Enhanced Death Benefit:

     (5)  The Benefit Rate for an issue age of 55 is 40.0%.

     (6)  The Net Purchase Amount is $150,000.

     (7)  The Maximum Benefit Amount is $150,000 (($150,000 x 2.5) x .40).

     (8)  The Enhanced  Death Benefit is $150,000  ([.40 x [$600,000 - $150,000]
          $180,000, but not in excess of $150,000).

     We will pay the Owner's Beneficiary the basic Death Benefit of $600,000 and the Enhanced Death Benefit of $150,000, for a total payment of $750,000.

Example 3.

     Assume the Account Value is $100,000, the HAV is $175,000 and the Owner dies of natural causes.

Calculate the basic Death Benefit:

     (1) The Account Value determined as of the Business Day we receive proof of the Owner's death is $100,000.

     (2)  The sum of all purchase payments made is $150,000.

     (3)  The HAV is $175,000.

     (4)  The basic Death  Benefit is  $175,000  [the  greatest of (1),  (2) and
          (3)].

Calculate the Enhanced Death Benefit:

     (5)  The Benefit Rate for an issue age of 55 is 40.0%.

     (6)  The Net Purchase Amount is $150,000.

     (7)  The Maximum Benefit Amount is $150,000 (($150,000 x 2.5) x .40).

     (8)  The Enhanced Death Benefit is $0 ([.40 x [$100,000 - $150,000] $0, but
          not in excess of $150,000).

     We will pay the Owner's Beneficiary the basic Death Benefit of $175,000 and the Enhanced Death Benefit of $0, for a total payment of $175,000.

     To obtain a Statement of Additional Information for this Prospectus, please complete the form below and mail to:

Sage Life Assurance of America, Inc.
Customer Service Center
300 Atlantic Street
Stamford, CT 06901


     Please send a Statement of Additional Information to me at the following address:

---------------------------------------------------------
Name

---------------------------------------------------------
Address

---------------------------------------------------------
City/State                          Zip Code



                                 Plus Prospectus

                          PROSPECTUS DATED MAY 1, 2002
                   FLEXIBLE PAYMENT DEFERRED COMBINATION FIXED
                         AND VARIABLE ANNUITY CONTRACTS
                                    ISSUED BY
                     THE SAGE VARIABLE ANNUITY ACCOUNT A AND
                      SAGE LIFE ASSURANCE OF AMERICA, INC.

Executive Office:
300 Atlantic Street
Stamford, CT 06901

         This Prospectus describes flexible payment deferred combination fixed and variable annuity contracts for individuals and groups offered by Sage Life Assurance of America, Inc. We designed the Contracts for use in your long-term financial and retirement planning. The Contracts provide a means for investing on a tax-deferred basis in our Variable Account and our Fixed Account. You purchased a Contract by making a minimum initial purchase payment. After purchase, you determine the amount and timing of any additional purchase payments. The Contract is no longer available for new sales. However, you can continue to make additional purchase payments to your Contract.

         You may allocate purchase payments and transfer Account Value to our Variable Account and/or our Fixed Account within certain limits. Through our Fixed Account, you can choose to invest your money in one or more of 5 different Guarantee Periods. You can also invest in our Variable Sub-Accounts, the Foundation Series.

         The following Trusts are available through the Foundation Series:

         -        AIM Variable Insurance Funds (Series II shares)
         -        The Alger American Fund
         -        First American Insurance Portfolios, Inc. (Class IB shares)
         -        INVESCO Variable Investment Funds, Inc.
         -        MFS(R)Variable Insurance Trustsm (Initial Class)
         -        The Universal Institutional Funds, Inc.
         -        Oppenheimer Variable Account Funds
         -        Sage Life Investment Trust
         -        Van Kampen Life Investment Trust (Class II Shares)

         Your Account Value will vary daily with the investment performance of the Variable Sub-Accounts and any interest we credit under our Fixed Account. We do not guarantee any minimum Account Value for amounts you allocate to the Variable Account. We do guarantee principal and a minimum fixed rate of interest for specified periods of time on amounts you allocate to the Fixed Account. However, amounts you withdraw, surrender, transfer, or apply to an income plan from the Fixed Account before the end of an applicable Guarantee Period ordinarily will be subject to a Market Value Adjustment, which may increase or decrease these amounts.

         We will add an Investment Credit to your Account Value for purchase payments made during Contract Year 1. The Credit ranges from 3%-5%, depending on the amount of the cumulative purchase payments. The expenses for a Contract with Investment Credits may be higher than expenses for a Contract without Investment Credits. The amount of the Investment Credit may be more than offset by the fees and charges associated with the Credit. A portion of certain charges (Asset-Based Charges and the Surrender Charge) assessed under the Contract are used to fund the Credit. Because the Credit is applied to purchase payments during year one and higher Asset-Based Charges are assessed against the entire Account Value (including the Investment Credits (s)) during years 1-7, the contract may not be appropriate for those purchasers who do not intend to make substantially all of their purchase payments in the first Contract Year or after the seventh Contract Year.


         The Statement of Additional Information contains more information about the Contracts and the Variable Account, is dated the same as this Prospectus, and is incorporated herein by reference. The Table of Contents for the Statement of Additional Information is on the last page of this Prospectus. We filed it with the Securities and Exchange Commission. You may obtain a copy of the Statement of Additional Information free of charge by contacting our Customer Service Center, or by accessing the Securities and Exchange Commission's website at http://www.sec.gov.

         This Prospectus includes basic information about the Contracts that you should know before investing. Please read this Prospectus carefully and keep it for future reference. The Trust prospectuses contain important information about the Funds. Your registered representative can provide these prospectuses to you.

         The Securities and Exchange Commission has not approved these Contracts or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         Variable annuity contracts are not deposits or obligations of, or endorsed or guaranteed by, any bank, nor are they federally insured or otherwise protected by the FDIC, the Federal Reserve Board, or any other agency; they are subject to investment risks, including possible loss of principal.


================================================================================
                                TABLE OF CONTENTS
================================================================================

INDEX OF TERMS.................................................................1

HIGHLIGHTS.....................................................................3

FEE TABLE......................................................................4

1.       WHAT ARE THE CONTRACTS?..............................................12
         Your Options.........................................................12
         Transfers............................................................12

2.       WHAT ARE MY INCOME PAYMENT OPTIONS?..................................13
         Your Choices.........................................................13
         Income Payment Amounts...............................................13
         Optional Guaranteed Minimum Income Benefit Riders....................14

3.       PURCHASE PAYMENTS....................................................17
         Making Additional Purchase Payments..................................17
         Investment Credits...................................................17
         When We May Cancel Your Contract.....................................18

4.       WHAT ARE MY INVESTMENT OPTIONS?......................................18
         Purchase Payment Allocations.........................................18
         Variable Sub-Account Investment Options..............................19
         Fixed Account Investment Options.....................................21
         Optional Guaranteed Minimum Account Value Rider (GMAV Rider).........24
         Transfers............................................................25
         Transfer Programs....................................................26
         Values Under Your Contract...........................................27

5.       WHAT ARE THE EXPENSES UNDER A CONTRACT?..............................29
         Surrender Charge.....................................................31
         Annual Administration Charge.........................................31
         Transfer Charge......................................................32
         Asset-Based Charges..................................................32
         Purchase Payment Tax Charge..........................................32
         Optional Rider Charges...............................................32
         Fund Annual Expenses.................................................33
         Additional Information...............................................33

6.       HOW WILL MY CONTRACT BE TAXED?.......................................33
         Introduction.........................................................33
         Taxation of Non-Qualified Contracts..................................33
         Taxation of Qualified Contracts......................................35
         Transfers, Assignments, or Exchanges of a Contract...................36
         Possible Tax Law Changes.............................................36

7.       HOW DO I ACCESS MY MONEY?............................................37
         Withdrawals..........................................................37
         Requesting Payments..................................................38

8.       HOW IS CONTRACT PERFORMANCE PRESENTED?...............................38
         Yield................................................................38
         Total Return.........................................................39
         Performance/Comparisons..............................................39

9.       DOES THE CONTRACT HAVE A DEATH BENEFIT?..............................40
         Standard Death Benefit...............................................40
         Owner's Death Before the Income Date.................................40
         Owner's or Annuitant's Death After the Income Date...................41
         Optional Rider Benefits..............................................41
         Optional Accidental Death Benefit Rider (ADB)........................42
         Optional Enhanced Guaranteed Minimum Death Benefit Rider
             (Enhanced GMDB)..................................................42
         Optional Earnings Enhancement Death Benefit Rider (EEDB).............42
         Proof of Death.......................................................44

10.      WHAT OTHER INFORMATION SHOULD I KNOW?................................44
         Parties to the Contract..............................................44
         Separate Accounts....................................................45
         Modification.........................................................45
         Distribution of the Contracts........................................46
         Experts..............................................................46
         Legal Proceedings....................................................46
         Reports to Contract Owners...........................................46
         Authority to Make Agreements.........................................46
         Financial Statements.................................................47

11.      HOW CAN I MAKE INQUIRIES?............................................47

12.      ADDITIONAL INFORMATION ABOUT SAGE LIFE ASSURANCE OF AMERICA, INC.....47
         History and Business ................................................47
         Selected Financial Data .............................................48
         Management's Discussion and Analysis of Financial Condition and
             Results of Operations............................................50
         Directors and Officers...............................................54

FINANCIAL STATEMENTS OF SAGE LIFE ASSURANCE OF AMERICA, INC..................F-1

TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION...............SAI-1

APPENDIX A - MORE INFORMATION ABOUT THE FUNDS................................A-1

APPENDIX B - MARKET VALUE ADJUSTMENT.........................................B-1

APPENDIX C - DOLLAR-COST AVERAGING PROGRAM...................................C-1

APPENDIX D - GUARANTEED MINIMUM INCOME BENEFITS..............................D-1

APPENDIX E - EARNINGS ENHANCEMENT DEATH BENEFIT..............................E-1

APPENDIX F - ACCUMULATION UNIT VALUES -
FOUNDATION SERIES VARIABLE SUB-ACCOUNTS......................................F-1

         This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.



================================================================================
                                 INDEX OF TERMS
================================================================================

     We tried to make this Prospectus as readable and understandable as possible. To help you to understand how the Contract works, we have used certain terms with special meanings. We define these terms below.

     ACCOUNT VALUE -- The Account Value is the entire amount we hold under your Contract during the Accumulation Phase. It equals the sum of your Variable Account Value and Fixed Account Value and includes any Investment Credit and the earnings, if any, thereon.

     ACCUMULATION PHASE -- The Accumulation Phase is the period during which you accumulate savings under your Contract.

     ACCUMULATION UNIT -- An Accumulation Unit is the unit of measure we use before the Income Date to keep track of the value of each Variable Sub-Account.

     ANNUITANT -- The Annuitant is the natural person whose age determines the maximum Income Date and the amount and duration of income payments involving life contingencies. The Annuitant may also be the person to whom we will make any payment starting on the Income Date.

     ASSET-BASED CHARGES -- The Asset-Based Charges are charges for mortality and expense risks and for administrative costs assessed daily against the assets of the Variable Account.

     BENEFICIARY -- The Beneficiary is the person or persons to whom we pay a death benefit if any Owner dies before the Income Date.

     BUSINESS DAY -- A Business Day is any day the New York Stock Exchange ("NYSE") is open for regular trading exclusive of (i) Federal holidays, (ii) any day on which an emergency exists making the disposal or fair valuation of assets in the Variable Account not reasonably practicable, and (iii) any day on which the Securities and Exchange Commission ("SEC") permits a delay in the disposal or valuation of assets in the Variable Account.

     CONTRACTS -- The Contracts are flexible payment deferred combination fixed and variable annuity contracts. In some jurisdictions, we issue the Contracts directly to individuals. In most jurisdictions, however, the Contracts are only available as a group contract. We issue a group Contract to or on behalf of a group. Individuals who are part of a group to which we issue a Contract receive a certificate that recites substantially all of the provisions of the group Contract. Throughout this Prospectus and unless otherwise stated, the term "Contract" refers to individual Contracts, group Contracts, and certificates for group Contracts.

     CONTRACT ANNIVERSARY -- A Contract Anniversary is each anniversary of the Contract Date.

     CONTRACT DATE -- The Contract Date is the date an individual Contract or a certificate for a group Contract is issued at our Customer Service Center.

     CONTRACT YEAR -- Contract Year is each consecutive twelve-month period beginning on the Contract Date and the anniversaries thereof.

     EXCESS WITHDRAWAL -- An Excess Withdrawal is a withdrawal of Account Value that exceeds the Free Withdrawal Amount.

     EXPIRATION  DATE -- The  Expiration  Date is the  last  day in a  Guarantee
Period.

     FIXED ACCOUNT -- The Fixed Account is The Sage Fixed Interest Account A. It is a separate investment account of ours into which you may invest purchase payments or transfer Account Value. In certain states we refer to the Fixed Account as the Interest Account or Interest Separate Account.

     FREE WITHDRAWAL AMOUNT -- A Free Withdrawal Amount is the maximum amount that you can withdraw within a Contract Year during the Accumulation Phase without being subject to a surrender charge.

     FUND -- A Fund is an investment portfolio in which a Variable Sub-Account invests.

     GENERAL ACCOUNT -- An account that consists of all our assets other than those held in any separate investment accounts.

     INCOME DATE -- The Income Date is the date you select for your regular income payments to begin.

     INCOME PHASE -- The Income Phase starts on the Income Date and is the period during which you receive regular income payments.

     INCOME UNIT -- An Income Unit is the unit of measure we use to calculate the amount of income payments under a variable income plan option.

     INVESTMENT CREDIT - An Investment Credit is a percentage of your purchase payment that we may add to your Account Value.

     MARKET VALUE ADJUSTMENT -- A Market Value Adjustment is a positive or negative adjustment that ordinarily applies to a surrender, withdrawal, or transfer, and to amounts applied to an income plan from a Fixed Sub-Account before the end of its Guarantee Period.

     NET ASSET VALUE -- Net Asset Value is the price of one share of a Fund.

     OWNER -- The Owner is the person or persons who owns (or own) a Contract. Provisions relating to action by the Owner mean, in the case of joint Owners, both Owners acting jointly. In the context of a Contract issued on a group basis, Owners refer to holders of certificates under the group Contract.

     SATISFACTORY NOTICE -- Satisfactory Notice is a notice or request you make or authorize, in a form satisfactory to us, received at our Customer Service Center (the telephone number and address are shown on the cover of this prospectus). Generally, a notice is satisfactory to us if it is written, telephonic, facsimile, or by electronic mail, depending on the type of transaction. Notice other than by telephone or electronic delivery can be delivered by U.S. Mail, courier service or hand delivered, depending on the type of transaction. Contact our Customer Service Center for more information.

     SURRENDER VALUE -- The Surrender Value is the amount we pay you upon surrender of your Contract before the Income Date. It reflects the calculation of any applicable charges, including the surrender charge and Market Value Adjustment.

     VALUATION PERIOD -- The Valuation Period is the period between one calculation of an Accumulation Unit value and the next calculation.

     VARIABLE ACCOUNT -- The Variable Account is The Sage Variable Annuity Account A. It is a separate investment account of ours into which you may invest purchase payments or transfer Account Value.

     "WE", "US", "OUR", "SAGE LIFE" or the "COMPANY" is Sage Life Assurance of America, Inc.

     "YOU" or "YOUR" is the Owner of a Contract.

================================================================================
                                   HIGHLIGHTS
================================================================================

     The flexible payment deferred combination fixed and variable annuity contract is a contract between you, the Owner, and us, the insurance company. The Contract provides a means for investing on a tax-deferred basis in our Fixed Account and our Variable Sub-Accounts. The Contract is intended for financial and retirement planning or other long-term investment purposes. When you purchased the Contract you may have chosen to purchase any or all of the following optional riders: one of two different guaranteed minimum income benefit riders, a guaranteed minimum account value rider, a guaranteed minimum death benefit rider, an accidental death benefit rider, and an earnings enhancement death benefit rider. The Contract is no longer available for new sales. However, you can continue to make additional purchase payments to your Contract.

     We will add an Investment Credit to your Account Value for purchase payments made during Contract Year 1. The credit ranges from 3%-5%, depending on the amount of the cumulative purchase payments.

     The Contract, as in all deferred annuity contracts, has two phases: the Accumulation Phase and the Income Phase. During the Accumulation Phase, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. If you make a withdrawal during the Accumulation Phase, we may assess a Surrender Charge of up to 8.5%. The Income Phase occurs when you begin receiving income payments from your Contract.

     You can choose to receive income payments on a variable basis, a fixed basis, or a combination of both. If you choose variable income payments, the amount of the variable income payments will depend upon the investment performance of the Funds you select for the Income Phase. If you choose fixed income payments, the amount of the fixed income payments are level for the Income Phase.

     The earnings in your Contract are not taxed until you take money out of your Contract. If you take money out during the Accumulation Phase, for tax purposes any earnings are deemed to come out first. If you are younger than 591/2when you take money out, you may be charged a 10% federal tax penalty on those earnings. Payments during the Income Phase are considered partly a return of your original investment; that portion of the payment is not taxed.

     If you need further information about the Contracts, please contact an authorized registered representative or write or call us at our Customer Service Center. The address and telephone number of our Customer Service Center are shown on the cover page of this prospectus.


================================================================================
                                    FEE TABLE
================================================================================

     The purpose of this Fee Table is to assist you in understanding the expenses that you will pay directly or indirectly when you invest in the Contract.

TRANSACTION EXPENSES

Sales Load Imposed on Purchases (as a percentage of
     purchase payments)......................................None

Surrender Charge(1) (as a percentage of purchase payments withdrawn or surrendered)


           APPLICABLE                             APPLICABLE SURRENDER
          CONTRACT YEAR                             CHARGE PERCENTAGE
    -------------------------             ------------------------------------
                1                                         8.5%
                2                                         8.5%
                3                                         8.5%
                4                                          7%
                5                                          5%
                6                                          3%
                7                                          1%
        8 and thereafter                                   0%

Maximum Transfer Charge(2)
         First 12 transfers in a Contract Year..............................$ 0
         After 12th transfer in a Contract Year.............................$25

Annual Administration Charge
         Contract Years 1-7(3)..............................................$40
         After Contract Year 7..............................................$ 0

     In addition, we may deduct the amount of any state and local taxes on purchase payments from your Account Value when we incur such taxes. We reserve the right to defer collection of this charge and deduct it against your Account Value when you surrender your Contract, make an Excess Withdrawal, or apply your Account Value to provide income payments. We refer to this as the Purchase Payment Tax Charge.

VARIABLE ACCOUNT ANNUAL EXPENSES
(deducted daily as percentage of the assets of the Variable Account)


                                                                                  CONTRACT YEARS
                                                                                 ----------------------------
                                                                                  1-7            8+
                                                                                  -----          -----
 Mortality and Expense Risk Charge and Account Fees and Expenses (4)              1.60%          1.40%


OPTIONAL BENEFIT ANNUAL EXPENSES (deducted monthly as percentage of your Variable and Fixed Account Values)

Guaranteed Minimum Income Benefit Rider Charge                     0.20%
Enhanced Guaranteed Minimum Income Benefit Rider Charge            0.35%
Guaranteed Minimum Account Value Rider Charge (5)                  0.55%
Accidental Death Benefit Rider Charge                              0.05%
Earnings Enhancement Death Benefit Rider Charge                    0.25%
Enhanced Guaranteed Minimum Death Benefit Rider Charge             0.05%

(1) You may withdraw a portion of your Account Value without incurring a surrender charge. This amount is called the Free Withdrawal Amount and is equal to the greater of (i) the excess of 10% of your total purchase payments over all prior withdrawals (including any associated surrender charge and Market Value Adjustment incurred) in that Contract Year, or (ii) cumulative earnings (i.e., the excess of the Account Value on the date of withdrawal over purchase payments received, less prior withdrawals taken subject to surrender charges). For purposes of (i) and (ii) above, the Investment Credit is considered part of Account Value, but not purchase payments.

     Because the Free Withdrawal Amount is not considered a liquidation of purchase payments, if you surrender your Contract during the same Contract Year you have taken advantage of the full Free Withdrawal Amount, you will pay the same surrender charges as if you had not taken advantage of the full Free Withdrawal Amount. See "What are the Expenses Under a Contract?"

(2)  Currently, we do not assess a transfer charge.

(3) In some states the charge is $30. We waive the Annual Administration Charge if the Account Value is at least $50,000 on the date of deduction.

(4) Throughout this Prospectus and in your Contract, this charge is referred to as "Asset-Based Charges."

(5) The maximum charge for this rider is shown above. We will determine the charge for this rider each time we declare guaranteed interest rates for the Fixed Account. The charge will be determined by the level of interest rates and our expected costs in providing this rider. Generally, an increase in interest rates will result in a reduction of the Guaranteed Minimum Account Value Rider Charge. Conversely, a decrease in interest rates will generally result in an increase in the Guaranteed Minimum Account Value Rider Charge. The Guaranteed Minimum Account Value Rider charge for your Capital Protection Fixed Sub-Account will remain the same for the Guarantee Period of the Capital Protection Fixed Sub-Account you select.

FUND CHARGES

     The fees and expenses for each of the Funds (as a percentage of net assets) for the year ended December 31, 2001 or estimated for the year ending December 31, 2002 (as applicable) are shown in the following table. For more information on these fees and expenses, see the prospectuses for the Trusts. Certain figures shown are net of fee waivers or expense reimbursements. We cannot guarantee that these fee waivers or reimbursements will continue. The annual expenses of the Funds in the tables below and the Examples which follow them are based on data provided by the respective underlying Trusts. We have not independently verified such data.




                                                                                                                         TOTAL
                                                                                                                     ANNUAL EXPENSES
                                                                                                          TOTAL        (BEFORE FEE
                                                               MANAGEMENT                              ANNUAL EXPENSES WAIVERS AND
                                                                  FEES                 OTHER EXPENSES   (AFTER FEE   REIMBURSEMENTS,
                                                               (AFTER FEE      RULE     (AFTER        WAIVERS AND   AS APPLICABLE,
                                                                 WAIVER,       12b-1  REIMBURSEMENT,  REIMBURSEMENTS, AND INCLUDING
                     FOUNDATION SERIES                       AS APPLICABLE)    FEES   AS APPLICABLE)  AS APPLICABLE) MAXIMUM 12b-1
                                                                                                                          FEES

AIM VARIABLE INSURANCE FUNDS (Series II Shares):
 AIM V.I. Government Securities Fund................................0.50%        0.25%       0.58%           1.33%         1.33%
 AIM V.I. Core Equity Fund (1) .....................................0.61         0.25        0.21            1.07          1.07
 AIM V.I. International Growth Fund (1)............................ 0.73         0.25        0.32            1.30          1.30
 AIM V.I. Premier Equity Fund(1)................................... 0.60         0.25        0.25            1.10          1.10
THE ALGER AMERICAN FUND:
 Alger American MidCap Growth Portfolio.............................0.80          N/A        0.08            0.88          0.88
 Alger American Income & Growth Portfolio...........................0.625         N/A        0.095           0.72          0.72
 Alger American Small Capitalization Portfolio......................0.85          N/A        0.07            0.92          0.92
FIRST AMERICAN INSURANCE PORTFOLIOS, INC. (Class IB Shares):
 International Portfolio............................................0.37(2)      0.25        0.98            1.60(3)       2.33
 Small Cap Growth Portfolio.........................................0.00(2)      0.25        0.98            1.23(3)       3.77
 Technology Portfolio...............................................0.00(2)      0.25        0.98            1.23(3)       2.74
INVESCO VARIABLE INVESTMENT FUNDS, INC.: (4)
 INVESCO VIF - Growth Fund..........................................0.85          N/A        0.67(5)         1.52(5)       2.32
 INVESCO VIF - Financial Services Fund..............................0.75          N/A        0.32            1.07          1.07
 INVESCO VIF - Health Sciences Fund.................................0.75          N/A        0.31            1.06          1.06
 INVESCO VIF-Technology Fund........................................0.75          N/A        0.32            1.07          1.07
MFS (R) VARIABLE INSURANCE TRUSTsm (Initial Class):
 MFS Investors Trust Series. .......................................0.75          N/A        0.15            0.90(6)       0.90
 MFS High Income Series.............................................0.75          N/A        0.16(7)         0.91(6)       1.01
 MFS Research Series................................................0.75          N/A        0.15            0.90(6)       0.90
 MFS Total Return Series............................................0.75          N/A        0.14            0.89(6)       0.89
 MFS Capital Opportunities Series...................................0.75          N/A        0.16(7)         0.91(6)       0.96
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
 Global Value Equity Portfolio......................................0.67          N/A        0.48            1.15          1.28(8)
 Mid Cap Value Portfolio............................................0.70          N/A        0.35            1.05          1.10(8)
 Value Portfolio....................................................0.47          N/A        0.38            0.85          0.93(8)


                                                                                                                        TOTAL
                                                                                                                     ANNUAL EXPENSES
                                                                                                         TOTAL        (BEFORE FEE
                                                                MANAGEMENT                           ANNUAL EXPENSES  WAIVERS AND
                                                                  FEES               OTHER EXPENSES  (AFTER FEE      REIMBURSEMENTS,
                                                               (AFTER FEE     RULE        (AFTER     WAIVERS AND     AS APPLICABLE,
                                                                 WAIVER,      12b-1  REIMBURSEMENT, REIMBURSEMENTS,  AND INCLUDING
                     FOUNDATION SERIES                       AS APPLICABLE)   FEES   AS APPLICABLE)  AS APPLICABLE)   MAXIMUM 12b-1
                                                                                                                         FEES
OPPENHEIMER VARIABLE ACCOUNT FUNDS:
 Oppenheimer Bond Fund/VA...........................................0.72      N/A        0.05               0.77              0.77
 Oppenheimer Capital Appreciation Fund/VA...........................0.64      N/A        0.04               0.68              0.68
 Oppenheimer Main Street Small Cap Fund/VA..........................0.75      N/A        0.30               1.05              1.05
SAGE LIFE INVESTMENT TRUST:
 S&P 500(R)Equity Index Fund*.(9)...................................0.38    0 (10)       0.17               0.55              1.51
 Money Market Fund(9)...............................................0.48      N/A        0.17               0.65              1.30
 Nasdaq-100 Index(R)Fund** (9)......................................0.80    0 (10)       0.05               0.85              1.66
 All-Cap Growth Fund (9)............................................0.99    0 (10)       0.11               1.10              2.03
VAN KAMPEN LIFE INVESTMENT TRUST (Class II Shares):
 LIT Growth and Income Portfolio....................................0.60     0.25        0.15               1.00              1.00
 LIT Emerging Growth Portfolio......................................0.70     0.25        0.06               1.01              1.01


(1) Effective May 1, 2002 the following Fund names will change: AIM V.I. Growth and Income Fund becomes AIM V.I. Core Equity Fund, AIM V.I. International Equity Fund becomes AIM V.I. International Growth Fund, and AIM V.I. Value Fund becomes AIM V.I. Premier Equity Fund.

(2) Management fees before waivers are 1.10%, 0.70% and 0.70% respectively, for the International Portfolio, Small Cap Growth Portfolio and Technology Portfolio. Other Expenses for the year ended December 31, 2001, before reimbursement, for the Small Cap Growth Portfolio and the Technology Portfolio were 1.84% and .81%, respectively.

(3) Certain service providers have contractually agreed to waive management fees or otherwise pay other expenses until December 31, 2002, so that the total operating expenses do not exceed 1.60%, 1.23% and 1.23%, respectively, for the International Portfolio, Small Cap Growth Portfolio and Technology Portfolio. These fee waivers and expense reimbursements may be terminated at any time after December 31, 2002.

(4) The Funds' actual Other Expenses and Total Annual Expenses were lower than the figures shown because their custodian fees were reduced under an expense offset arrangement.

(5) Certain expenses of the Growth Fund were absorbed voluntarily by INVESCO pursuant to commitments between the Fund and INVESCO. This commitment may be changed at any time following consultation with the Board of Directors. After absorption, but excluding any offset arrangements, the Fund's other expenses and total annual expenses for the year ended December 31, 2001 would have been 1.47% and 2.32%, respectively of the Fund's average net assets.

(6) Each MFS series has an expense offset arrangement which reduces the series' custodian fee based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. Each series may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the series expenses. "Other Expenses" do not take into account these expense reductions and are therefore higher than the actual expenses of the series. Had these fee reductions been taken into account, "Total Expenses (after fee waivers and reimbursements, as applicable)" would be lower and would equal 0.89% for the Investors Trust Series; 0.90% for the High Income Series; 0.89% for the Research Series; 0.88% for the Total Return Series and 0.90% for the Capital Opportunities Series.

(7) MFS has contractually agreed, subject to reimbursement, to bear expenses for these series such that each such series "Other Expenses" (after taking into account the expense offset arrangement described above), do not exceed the following percentages of the average daily net assets of the series during the current fiscal year: High Income Series - 0.15% and Capital Opportunities Series - 0.15%. These contractual fee arrangements will continue until May 1, 2003 with the consent of the board of trustees which oversees the series. Without this reimbursement the "Other Expenses" would be 0.26% for the High Income Series and 0.21% for the Capital Opportunities Series.

(8) The adviser has voluntarily agreed to reduce its management fee and/or reimburse the Portfolios so that total annual operating expenses of the Portfolios will not exceed the percentage set forth in the table under "Total Annual Expenses (after fee waivers and/or reimbursements, as applicable)." Fee waivers and/or expense reimbursements are voluntary and the adviser reserves the right to terminate any waiver and/or reimbursement at any time without notice. Without such waivers and/or reimbursements, management fees, other expenses and total annual expenses would have been:
     0.80%, 0.48%, and 1.28% with respect to the Global Value Equity Portfolio; 0.75%, 0.35% and 1.10% with respect to the Mid Cap Value Portfolio; and 0.55%, 0.38% and 0.93% with respect to the Value Portfolio.

(9) Sage Advisors, Inc., the Funds' investment manager, has entered into an expense limitation contract with the Funds, under which it will limit expenses of the Funds, excluding interest, taxes,brokerage and extraordinary expenses through May 1, 2003. Fees waived and/or reimbursed by Sage may vary in order to achieve such contractually obligated net fund operating expenses. Any waiver of reimbursement by Sage is subject to reimbursement within the first three (3) years of a Fund's operation, to the extent such reimbursements by the Fund would not cause total operating expenses to exceed any current net fund operating expenses. Rule 12b-1 fees, if any, waived by the distributor are not subject to reimbursement. Absent such expense limitations, management fees, maximum 12b-1 fees, other expenses and total annual expenses for the year ended December 31, 2001 would have been: 0.55%, 0.25%, 0.71% and 1.51% with respect to the S&P 500(R) Equity Index Fund; 0.65%, 0%, 0.65% and 1.30% with respect to the Money Market Fund; 0.85%, 0.25%, 0.56% and 1.66% with respect to the Nasdaq-100 Index (R) Fund, and 1.10%, 0.25%, 0.68% and 2.03% with respect to the All-Cap Growth Fund.

(10) A Rule 12b-1 Plan (the "Plan") has been adopted by each Sage Life Investment Trust Fund (except the Money Market Fund), pursuant to which up to 0.25% may be deducted from Fund assets. No Plan payments were made during 2001, and no payments will be made for the year ending December 31, 2002.

* S&P 500 (R) is a trademark of the McGraw-Hill Companies, Inc. and has been licensed for use by Sage Advisors, Inc. The S&P 500(R) Equity Index Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's, and Standard & Poor's makes no representation regarding the advisability of investing in the Fund.

** The Nasdaq-100 (R), Nasdaq-100 Index (R), and Nasdaq (R) are trade or service marks of The Nasdaq Stock Market, Inc. (which with its affiliates are the "Corporations"), and are licensed for use by Sage Advisors, Inc. The product has not been passed on by the Corporations as to its legality or suitability. The product is not issued, endorsed, sold, or promoted by the Corporations. The Corporations make no warranties and bear no liabilities with respect to the product.

EXAMPLES

     The purpose of the following examples is to demonstrate the expenses that you would pay on a $1,000 investment in the Variable Account. We calculate the examples based on the fees and charges shown in the tables above, and we assume that the fee waivers and expense reimbursements shown above will continue. For a more complete description of these expenses, see "What Are The Expenses Under A Contract?" and see the prospectuses for the Trusts. The examples assume that the assumed average Account Value is $30,000, and that you have invested all your money in the Variable Account.

     You should not consider the examples a representation of past or future expenses. Actual expenses may be greater or less than those shown. In addition, we do not reflect Purchase Payment Tax Charges. These charges may apply depending on the state where the Contract is sold. You might also incur transfer fees if you make more than twelve transfers in a Contract Year; however, we currently do not assess the Transfer Charge. See "Transfer Charge."

     The assumed 5% annual rate of return is hypothetical. You should not consider it to be representative of past or future annual returns; both may be greater or less than this assumed rate.

     The examples shown reflect 12b-1 fees where such fees are currently imposed. To the extent that a Fund has adopted a Rule 12b-1 plan but no 12b-1 payments were made in the year 2001 and none are anticipated to be made in 2002, the expense examples do not reflect such fees. If such fees were imposed the expense numbers would be higher than those currently shown below.

     The examples reflect the charges for the following optional riders (which is the most expensive way to purchase the Contract): Enhanced Guaranteed Minimum Income Benefit Rider, the maximum charge for the Guaranteed Minimum Account Value Rider, Enhanced Guaranteed Minimum Death Benefit Rider, Accidental Death Benefit Rider, and Earnings Enhancement Death Benefit Rider. Your expenses would be less than the expenses in the examples if you purchase none or fewer than all of the optional riders.

     You would pay the following expenses on a $1,000 initial purchase payment, assuming a 5% annual return on assets and the charges listed in the Fee Table above.



                                                              1. IF YOU SURRENDER YOUR CONTRACT    2. IF YOU DO NOT SURRENDER YOUR
                                                                     AT THE END OF EACH              CONTRACT OR YOU ANNUITIZE YOUR
                                                                        TIME PERIOD                   CONTRACT AT THE END OF EACH
                                                                                                                TIME PERIOD

FUND                                                      1 YEAR      3 YEARS    5 YEARS 10 YEARS  1 YEAR  3 YEARS 5 YEARS 10 YEARS

FOUNDATION SERIES

AIM VARIABLE INSURANCE FUNDS (Series II Shares):
AIM V.I. Government Securities Fund..........................130       190         265      447       45       135    225     447
AIM V.I. Core Equity Fund....................................127       182         253      425       42       127    213     425
AIM V.I. International Growth Fund...........................129       189         264      444       44       134    224     444
AIM V.I. Premier Equity Fund.................................127       183         255      427       42       128    215     427
THE ALGER AMERICAN FUND:
Alger American MidCap Growth Portfolio.......................125       176         244      408       40       121    204     408
Alger American Income & Growth Portfolio.....................123       171         236      394       38       116    196     394
Alger American Small Capitalization Portfolio................125       177         246      411       40       122    206     411
FIRST AMERICAN INSURANCE PORTFOLIOS, INC. (Class IB Shares):
International Portfolio......................................132       197         278      469       47       142    238     469
Small Cap Growth Portfolio...................................129       187         261      438       44       132    221     438
Technology Portfolio.........................................129       187         261      438       44       132    221     438
INVESCO VARIABLE INVESTMENT FUNDS, INC.:
INVESCO VIF - Growth Fund....................................132       195         274      463       47       140    234     463
INVESCO VIF - Financial Services.............................127       182         253      425       42       127    213     425
INVESCO VIF - Health Sciences................................127       182         253      424       42       127    213     424
INVESCO VIF - Technology.....................................127       182         253      425       42       127    213     425
MFS(R)VARIABLE INSURANCE TRUSTsm (Initial Class):
MFS Investors Trust Series...................................125       177         245      410       40       122    205     410
MFS High Income Series.......................................125       177         245      411       40       122    205     411
MFS Research Series..........................................125       177         245      410       40       122    205     410
MFS Total Return Series......................................125       177         245      409       40       122    205     409
MFS Capital Opportunities Series.............................125       177         245      411       40       122    205     411
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
Global Value Equity Portfolio................................128       184         257      431       43       129    217     431
Mid Cap Value Portfolio......................................127       181         252      423       42       126    212     423
Value Portfolio..............................................125       175         243      405       40       120    203     405





                                                               1. IF YOU SURRENDER YOUR CONTRACT    2. IF YOU DO NOT SURRENDER YOUR
                                                                      AT THE END OF EACH              CONTRACT OR YOU ANNUITIZE YOUR
                                                                         TIME PERIOD                   CONTRACT AT THE END OF EACH
                                                                                                                 TIME PERIOD


FUND                                                      1 YEAR   3 YEARS    5 YEARS   10 YEARS   1 YEAR  3 YEARS 5 YEARS  10 YEARS


OPPENHEIMER VARIABLE ACCOUNT FUNDS:
Oppenheimer Bond Fund/VA.....................................124        173      239        398      39     118       199       398
Oppenheimer Capital Appreciation Fund/VA.....................123        170      234        390      38     115       194       390
Oppenheimer Main Street Small Cap Fund/VA....................127        181      252        423      42     126       212       423
SAGE LIFE INVESTMENT TRUST:
S&P 500(R)Equity Index Fund..................................122        166      228        378      37     111       188       378
Money Market Fund............................................123        169      233        387      38     114       193       387
Nasdaq-100 Index(R)Fund......................................125        175      243        405      40     120       203       405
All-Cap Growth Fund..........................................127        183      255        427      42     128       215       427
VAN KAMPEN LIFE INVESTMENT TRUST (Class II Shares):
LIT Growth and Income Portfolio..............................126        180      250        418      41     125       210       418
LIT Emerging Growth Portfolio................................126        180      250        419      41     125       210       419


THERE IS AN ACCUMULATION UNIT VALUE HISTORY (CONDENSED FINANCIAL INFORMATION) CONTAINED IN APPENDIX F.

================================================================================
1.  WHAT ARE THE CONTRACTS?
================================================================================

     The Contracts are flexible payment deferred combination fixed and variable annuity Contracts. They are designed for use in your long-term financial and retirement planning and provide a means for investing amounts on a tax-deferred basis in our Variable Account and our Fixed Account.

     Under the terms of the Contract, we promise to pay you income payments after the Income Date. Until the Income Date, you may make additional purchase payments under the Contract, and will ordinarily not be taxed on increases in the value of your Contract as long as you do not take distributions. When you use the Contract in connection with tax-qualified retirement plans, federal income taxes may be deferred on your purchase payments, as well as on increases in the value of your Contract. Your Contract may differ from the descriptions below because of the requirements of the state where we issued your Contract.

     We may offer other variable annuity contracts that also invest in the same Funds offered under the Contracts. These contracts may have different charges and they may offer different benefits.

YOUR OPTIONS

     When you make purchase payments, you can allocate those purchase payments to one or more of the subdivisions of the Variable Account, known as "Variable Sub-Accounts," which we now call our Foundation Series. See "Variable Sub-Account Investment Options."

     We will invest purchase payments you allocate to a Variable Sub-Account solely in its corresponding Fund. Your Account Value in a Variable Sub-Account will vary according to the investment performance of that Fund. Depending on market conditions, your value in each Variable Sub-Account could increase or decrease. We do not guarantee a minimum value. You bear the risk of investing in the Variable Account. We call the total of the values in the Variable Sub-Accounts the "Variable Account Value."

     You can also allocate purchase payments to our Fixed Account. See "Fixed Account Investment Options." The Fixed Account includes "Fixed Sub-Accounts" to which we credit fixed rates of interest for the Guarantee Periods you select. We call the total of the values in the Fixed Sub-Accounts, the "Fixed Account Value." We currently offer Guarantee Periods with durations of 1, 2, 3, 4 and 5 years. (The l and 2 year Guarantee Periods are not available for transfers or as renewal options.) If any amount allocated or transferred remains in a Guarantee Period until the Expiration Date, its value will equal the amount originally allocated or transferred, multiplied, on an annually compounded basis, by its guaranteed interest rate. We will ordinarily apply a Market Value Adjustment to any surrender, withdrawal, transfer, or amount applied to an income plan from a Fixed Sub-Account before its Expiration Date. The Market Value Adjustment may increase or decrease the value of the Fixed Sub-Account (or portion thereof)being surrendered, withdrawn, transferred, or applied to an income plan. See"Market Value Adjustment." The Fixed Account and/or certain Guarantee Periods may not be available in your state.

     We also  offer  you six  optional  riders  for an  additional  charge - the
Guaranteed Minimum Income Benefit Rider ("GMIB"), the Enhanced Guaranteed Minimum Income Benefit Rider ("Enhanced GMIB"), the Guaranteed Minimum Account Value Rider ("GMAV"), the Enhanced Guaranteed Minimum Death Benefit Rider ("GMDB"), the Accidental Death Benefit Rider ("ADB"), and the Earnings Enhancement Death Benefit ("EEDB"). These riders can provide additional benefits that we discuss in "What Are My Income Payment Options?" "What Are My Investment Options?" and "Does the Contract Have A Death Benefit?"

TRANSFERS

         -       Subject to certain conditions, you can transfer Account Value three ways:
         -       From one Variable Sub-Account to another Variable Sub- Account;
         -       From a Fixed Sub-Account to a Variable Sub-Account; or
         -       From a Variable Sub-Account to a Fixed Sub-Account.

================================================================================
2.  WHAT ARE MY INCOME PAYMENT OPTIONS?
================================================================================

YOUR CHOICES

     You have several choices to make concerning your Income Payments. First, you choose the Income Date when you want regular income payments to begin. The Income Date you choose must be on or before the first calendar month following the Annuitant's 95th birthday. We reserve the right to require that your Income Date be at least two years after the Contract Date. Then, you select an income plan from the list below, and indicate whether you want your income payments to be fixed or variable or a combination of fixed and variable. You must give Satisfactory Notice of your choices at least 30 days before the Income Date, and you must have at least $5,000 of Account Value to apply to a variable or fixed income plan.

     On the Income Date, we will use the Account Value under the Contract (adjusted for any Market Value Adjustment, if applicable) to provide income payments. Unless you request otherwise, we will use any Variable Account Value to provide variable income payments, and we will use any Fixed Account Value to provide fixed income payments. If you have not chosen an income plan by the Income Date, a "life annuity with 10 years certain" (described below) will be used.

         The available income plans are:

     INCOME PLAN 1 -- Life Annuity - You will receive payments for your life. If you die after the first payment and before the second payment, we will only make one payment.

     INCOME PLAN 2 -- Life Annuity with 10 or 20 Years Certain - You will receive payments for your life. However, if you die before the end of the guaranteed certain period you select (10 or 20 years), your Beneficiary will receive the payments for the remainder of that period.

     INCOME PLAN 3 -- Joint and Last Survivor Life Annuity - We will make payments as long as either you or a second person you select (such as your spouse) is alive. If you and the second person die after the first payment and before the second payment, we will only make one payment.

     INCOME PLAN 4 -- Payments for a Specified Period Certain - You will receive payments for the number of years you select. However, if you die before the end of that period, your Beneficiary will receive the payments for the remainder of the guaranteed certain period.

     INCOME PLAN 5 -- Annuity Plan - You can use your Account Value to purchase any other income plan we offer at the time you want to begin receiving regular income payments for which you and the Annuitant are eligible.

INCOME PAYMENT AMOUNTS

     We will base your first income payment, whether fixed or variable, on the amount of proceeds applied under the income plan you have selected and on the monthly income rate per $1,000. These rates vary based on the Annuitant's age and sex, and if applicable upon the age and sex of a second person you designate. The monthly income rate per $1,000 we apply will never be lower than the rate shown in your Contract.

     If you told us you want fixed income payments, we guarantee the amount of each income payment, and it remains level throughout the period you selected.

     If you told us you want variable income payments, the amount of each payment will vary according to the investment performance of the Funds you selected.

     Variable Income Payments. To calculate your initial and future variable income payments, we need to make an assumption regarding the investment performance of the Funds you select. We call this your assumed investment rate. This rate is simply the total return, after expenses, you need to earn to keep your variable income payments level. Rather than building in our own estimate, we will allow you to tailor your variable income payments to meet your needs by giving you a choice of rates. Currently, you may select either 2.5% or 6%; if you do not select a rate, we will apply the 2.5% rate. (We may offer other rates in the future). The lower the rate, the lower your initial variable income payment, but the better your payments will keep pace with inflation (assuming positive investment performance). Conversely, the higher the rate, the higher your initial variable income payment, but the less likely your payments will keep pace with inflation (assuming net positive investment performance greater than the assumed investment rate.)

     For example, if you select 6%, this means that if the investment performance, after expenses, of your Funds is less than 6%, then the dollar amount of your variable income payment will decrease. Conversely, if the investment performance, after expenses, of your Funds is greater than 6%, then the dollar amount of your income payments will increase.

     Your income payments will be made monthly, unless you choose quarterly, semi-annual or annual payments by giving us Satisfactory Notice at least 30 days before the Income Date. Payments start on the Income Date. Each payment must be at least $100. If any payment would be less than $100, we may change the payment frequency to the next longer interval, but in no event less frequent than annual. Also, if on the Income Date, the Account Value is less than $5,000, we may pay the Surrender Value on that date in one sum.

OPTIONAL GUARANTEED MINIMUM INCOME BENEFIT RIDERS

     The GMIB riders are optional riders that ensure, if you satisfy a rider's conditions, the availability of guaranteed minimum lifetime income payments starting on the Income Date. We offer two such riders. You may choose either the GMIB or the Enhanced GMIB; you may not choose both under the same Contract. Each rider is described in the following paragraphs.

     Guaranteed Minimum Income Benefit Rider ("GMIB"). Regardless of investment experience, this rider guarantees that you will never receive income payments that are less than the GMIB. For a particular income plan and frequency of payment, we determine the GMIB by applying the applicable Monthly Income Payment rate per $1,000 shown in the Income Tables in your Contract Schedule to the greater of: (a) the Highest Anniversary Value (described below), or (b) 100% of the sum of all purchase payments made under the Contract, reduced proportionately by the amount that any prior withdrawal (including any associated surrender charge and Market Value Adjustment incurred) reduces Account Value.

     We then compare the GMIB to what we would pay you if you had not elected the GMIB Rider. We will pay you the amount that results in higher income payments.

     The Highest Anniversary Value is the greatest anniversary value attained in the following manner. On the Income Date, we will calculate an anniversary value for each Contract Anniversary on or before your Income Date, excluding, however, Contract Anniversaries that come after you attain age 80 or before the effective date of the GMIB Rider. An anniversary value for a Contract Anniversary equals:

-    the Account Value on that Contract Anniversary;

- increased by the dollar amount of any purchase payments made since that Contract Anniversary; and

- reduced by the proportion that any withdrawal taken since that Contract Anniversary (including applicable surrender charges and Market Value Adjustments) reduces Account Value.

     Enhanced GMIB. Regardless of investment experience, this rider guarantees that you will never receive income payments that are less than the Enhanced GMIB. For a particular Income Plan and frequency of payment, we determine the Enhanced GMIB by applying the applicable Monthly Income Payment rate per $1,000 shown in the Contract Schedule to the greatest of (a) the Roll-Up Benefit Value,
(b) the Highest Anniversary Value, or (c) 100% of the sum of all purchase payments made under the Contract, reduced proportionately by the amount that any prior withdrawal (including any associated surrender charge and Market Value Adjustment incurred) reduces the Account Value.

     We then compare the Enhanced GMIB to what we would pay you if you had not elected the Enhanced GMIB Rider. We will pay you the amount that results in higher income payments.

     The Highest Anniversary Value for the Enhanced GMIB Rider is determined in the same manner as it is for the GMIB Rider. The Roll-Up Benefit Value is calculated as follows.

- On the Contract Date, the Roll-Up Benefit Value is equal to the initial purchase payment.

- Thereafter, we calculate interest on the Roll-Up Benefit Value for the current Valuation Period, but not after the Owner attains age 80, at the effective annual interest rate shown in the Contract Schedule.

- We then add to the Roll-Up Benefit Value the dollar amount of any additional purchase payments paid during the current Valuation Period, and then we reduce the Roll-Up Benefit Value proportionately for any withdrawals (including any associated surrender charge and Market Value Adjustment incurred) taken during the current Valuation Period. The reduction will be made in proportion to the reduction in Account Value that results from a withdrawal.

- The Roll-Up Benefit Value is subject to a maximum of two times purchase payments, reduced proportionately for any withdrawals (including any associated surrender charge and Market Value Adjustment incurred).

     We show examples of how both GMIB riders work in Appendix D.

     Further Information about the GMIB Riders. The remaining information in this Section applies to both GMIB riders except as indicated.

     Contract Continuation Option. An Owner's surviving spouse who is eligible to continue the Contract under the Contract Continuation Option, may also be eligible to continue a GMIB rider. To do so, the surviving spouse must give our Customer Service Center notice within 30 days of the Business Day we receive proof of the Owner's death. If the spouse is eligible, we will continue the rider and assess charges based on the spouse's attained age and our then current charges. The following conditions apply:

- The surviving spouse must elect to continue the Contract instead of electing to receive distribution of the death benefits.

- For purposes of determining the "Effective Date" provision in the rider, the Effective Date is the Valuation Date the new Owner elects to continue the rider (when the election is received at our Customer Service Center).

- For purposes of determining the Highest Anniversary Value and the sum of all purchase payments made under the Contract for the GMIB calculation, we initially set it equal to the Account Value on the Valuation Date that the new Owner elects to continue the rider.

-    The  calculation  of  the  Highest   Anniversary  Value  will  exclude  all
     anniversary values for Contract Anniversaries before the date the surviving spouse becomes the new Owner.

- As to the Enhanced GMIB Rider only, for purposes of determining the Roll-Up Benefit Value we initially set it equal to the Account Value on the Valuation Date the new Owner elects to continue the rider.

     All of the other terms and conditions of the riders will continue as before the new Owner elected to continue the rider.

     When May You Elect Income Payments Under the GMIB Riders? You may take income payments using the GMIB Rider on any Contract Anniversary, or the thirty-day period that follows a Contract Anniversary, only after (a) the Annuitant has attained age 60, and (b) the Contract has been in effect (i) for seven years for the GMIB Rider, and (ii) for ten years for the Enhanced GMIB Rider

     If you have elected a GMIB rider but you do not meet the conditions shown above as of the Income Date, then all income payments going forward will be calculated with out regard to the GMIB rider.

     Income Plans Available with the GMIB Riders. You may elect to use the GMIB riders with the following income plans in your Contract:

         -        Income Plan 1. Fixed Life Annuity;
         -        Income Plan 2. Fixed Life Annuity with 10 Years Certain; and
         -        Income Plan 3. Fixed Joint and Last Survivor Annuity.

     You may also elect any other income plan we offer on the Income Date for which you and the Annuitant are then eligible and we then make available for use with the GMIB riders.

     Termination of the GMIB Riders. The GMIB Riders will terminate on the date of the first of the following events:

-    the Contract is surrendered;

- the death of the Owner if the Contract or the GMIB Rider is not continued under the Contract Continuation Option;

- the death of the surviving spouse if the Contract or the GMIB Rider is continued under the Contract Continuation Option; and

- on or after the Income Date, if an Income Plan not eligible under this benefit is elected or income payments cease for any reason.

     Other GMIB Terms and Conditions

-    A GMIB must be purchased at time of application;

- The Annuitant must be age 80 or younger at the time your Contract is issued;

- A GMIB may not be terminated by the Owner. Charges for a GMIB will remain in force for as long as your Contract remains in force, or until your Income Date if sooner.

- If there are multiple Owners, we will use the age of the oldest Owner to determine any benefits.

- If there is an Owner who is not a natural person (that is, an individual) we will treat the Annuitant as the Owner to determine any benefits and will use the Annuitant's age in determining such benefits.

     Important Considerations Regarding the GMIB Riders. While a GMIB rider does provide a guaranteed minimum amount of income, a GMIB rider may not be appropriate for all investors. You should understand the GMIB riders completely and analyze them thoroughly before you purchase a GMIB rider.

- A GMIB rider does not in any way guarantee the performance of any Fund, or any other investment option under your Contract.

- Once purchased, the GMIB is irrevocable. Before the Income Date if current monthly income payment rates per $1,000 and the investment performance of the Funds are such as would result in higher income payments than would be the case under a GMIB rider using the applicable Monthly Income Rate per $1,000, the GMIB rider charges will still be assessed.

- The GMIB rider in no way restricts or limits your rights to take income payments at other times permitted under your Contract --therefore, you should consider the GMIB as an income payment "floor."

- lease take advantage of the guidance of a qualified financial adviser in evaluating the GMIB options, as well as all other aspects of your contract.

-    The GMIB riders may not be approved in all states.

================================================================================
3.       PURCHASE PAYMENTS
================================================================================

MAKING ADDITIONAL PURCHASE PAYMENTS

     At any time before the Income Date, you may make additional purchase payments of $250 or more. A lesser minimum amount may apply to Qualified contracts; contact our Customer Service Center. You may make additional purchase -payments for as little as $100 under EFT (Electronic Funds Transfer).

     We will accept additional purchase payments as shown in the chart below:

================================================================================
CONTRACT TYPE     RESTRICTIONS ON ACCEPTANCE OF ADDITIONAL PURCHASE PAYMENTS
================================================================================

Non-Qualified              Accepted until the earlier of the year in which you
Contract                   attain age 90 or the year in which the Annuitant
                           attains age 90.
-------------------------- -----------------------------------------------------
Qualified                  Accepted until the year in which you attain age 90,
Contract                   except for annual contributions to a traditional IRA
                           which are accepted until the year in which you attain
                           age 70 1/2.
================================================================================

     We reserve the right to reject any additional purchase payments.

     You must obtain our prior approval before you make a purchase payment that causes the Account Value of all annuities that you maintain with us to exceed $1,000,000.

     We will credit any purchase payments received after the Contract Date to your Contract as of the Business Day on which we receive it at our Customer Service Center. We will deem purchase payments received on other than a Business Day as received on the next following Business Day.

INVESTMENT CREDITS

     We will credit an Investment Credit to your Account Value for cumulative purchase payments made during Contract Year 1. The expenses for a Contract with Investment Credits may be higher than expenses for a Contract without Investment Credits. The amount of the Investment Credit may be more than offset by the fees and charges associated with the Credit. A portion of certain charges (Asset-Based Charges and the Surrender Charge) assessed under the Contract are used to fund the Credit. Because the Credit is applied to purchase payments during year one and higher Asset-Based Charges are assessed against the entire account value (including the investment Credit(s)) during years 1 -7, the Contract may not be appropriate for those purchasers who do not intend to make substantially all of their purchase payments in the first Contract Year or after the seventh Contract Year.

     The maximum Investment Credits are:

Cumulative Purchase Payments During Contract Year 1                        Investment Credit Percentage
-----------------------------------------------------------------       ----------------------------------
                                                                      (as a percentage of purchase payments)

         Less than $50,000                                                         3.0%
         More than $49,999.99 but less than $500,000                               4.0%
         More than $499,999.99                                                     5.0%

     The crediting of the Investment Credit for the initial purchase payment, and for any purchase payments made during the Free Look Period, will be made 30 days after the Contract Date.

     If you make an additional purchase payment during Contract Year 1 that increases your cumulative purchase payments to a higher breakpoint, we will credit an additional Investment Credit to your Account Value. For each previous purchase payment made during Contract Year 1 we calculate this amount by subtracting (b) from (a), and then multiplying by (c), where:

(a) is the Investment Credit percentage based upon cumulative purchase payments to date, but not beyond Contract Year 1;

(b) is the sum of the Investment Credit percentages previously credited to a purchase payment made during Contract Year 1; and

(c)  is the corresponding purchase payment made during Contract year 1.

     If you make subsequent purchase payments in the first Contract year which do not increase the cumulative purchase payments to a higher break point, we add additional Investment Credits at the lower break point's Investment Credit percentages.

     Each Investment Credit will be allocated to the same Sub-Accounts and in the same proportion as the purchase payment you have just made.

     The Investment Credit is not considered to be a purchase payment. Surrender charges will not be assessed on the Investment Credit. Investment Credits are also not considered to be investment in the Contract (basis) for tax purposes.

WHEN WE MAY CANCEL YOUR CONTRACT

     If you have not made a purchase payment for more than two years and your Account Value is less than $2,000 on a Contract Anniversary, we may cancel your Contract and pay you the Surrender Value as though you had surrendered. We will give you written notice at your address of record. However, we will allow you 61 days from the date of that notice to submit an additional purchase payment in an amount sufficient to maintain your Account Value at $2,000 or more. If we have not received the required additional purchase payment by the end of this period, we may cancel your Contract.

================================================================================
4.       WHAT ARE MY INVESTMENT OPTIONS?
================================================================================

PURCHASE PAYMENT ALLOCATIONS

     When you apply for a Contract, you specify the percentage of your initial and additional purchase payments to be allocated to each Variable Sub-Account and/or to each Fixed Sub-Account. You can change the allocation percentages at any time by sending Satisfactory Notice to our Customer Service Center. The change will apply to all purchase payments we receive on or after the date we receive your request. Purchase payment allocations must be in percentages totaling 100%, and each allocation percentage must be a whole number.

VARIABLE SUB-ACCOUNT INVESTMENT OPTIONS

     Through the Variable Sub-Accounts, you can invest in Sub-Accounts which are part of our Foundation Series. Each of the Sub-Accounts, in turn, invests in a specific Fund. Each of the Funds is either an open-end diversified management investment company or a separate investment portfolio of such a company, and is managed by a registered investment adviser. Below is a list of the Funds available under the Contract. Appendix A contains more information about the Funds, including a brief description of their investment objectives and strategies and principal fund risks.

     More detailed information concerning the investment objectives, policies, and restrictions of the Funds, the expenses of the Funds, the risks attendant to investing in the Funds and other aspects of their operations is found in the current prospectus for each Trust or Fund. You should read the Trusts' or Fund's prospectuses carefully. There is no assurance that these objectives will be met.

     Not every Fund may be available in every state or in every market. We will send you the Trust or Fund prospectuses with your Contract.

     The following Funds are available under the Contract:

         FOUNDATION SERIES

         AIM VARIABLE INSURANCE FUNDS (Series II Shares)

         AIM V.I. Government Securities Fund
         AIM V.I. Core Equity Fund (formerly AIM V.I. Growth and Income Fund) AIM V.I. International Growth Fund (formerly AIM V.I. International
             Equity Fund)
         AIM V.I. Premier Equity Fund (formerly AIM V.I. Value Fund)

     Adviser: A I M Advisors, Inc.

         THE ALGER AMERICAN FUND

         Alger American Mid-Cap Growth Portfolio
         Alger American Income & Growth Portfolio
         Alger American Small Capitalization Portfolio

     Adviser: Fred Alger Management, Inc.

         FIRST AMERICAN INSURANCE PORTFOLIOS, INC. (Class IB Shares)

         Small Cap Growth Portfolio
         Technology Portfolio
         International Portfolio

     Adviser: U.S. Bancorp Asset Management, Inc. Clay Finlay Inc. is the sub-adviser for the International Portfolio.

         INVESCO VARIABLE INVESTMENT FUNDS, INC.

         INVESCO VIF - Growth Fund (formerly INVESCO VIF - Blue Chip
             Growth Fund)
         INVESCO VIF - Health Sciences Fund
         INVESCO VIF - Technology Fund
         INVESCO VIF - Financial Services Fund
         Adviser: INVESCO Funds Group, Inc.

         MFS(R)VARIABLE INSURANCE TRUSTsm (Initial Class)

         MFS Investors Trust Series
         MFS High Income Series
         MFS Research Series
         MFS Total Return Series
         MFS Capital Opportunities Series

     Adviser: MFS Investment Management(R)

         THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

         Global Value Equity Portfolio
         Mid Cap Value Portfolio
         Value Portfolio

     Adviser: Morgan Stanley Investment Management, Inc., which does business in certain instances using the name Van Kampen.

         OPPENHEIMER VARIABLE ACCOUNT FUNDS

         Oppenheimer Bond Fund/VA
         Oppenheimer Capital Appreciation Fund/VA
         Oppenheimer Main Street Small Cap Fund/VA

     Adviser: OppenheimerFunds, Inc.

         SAGE LIFE INVESTMENT TRUST

         S&P 500(R) Equity Index Fund
         Money Market Fund
         Nasdaq - 100 Index (R) Fund
         All-Cap Growth Fund

     Adviser: Sage Advisors, Inc. State Street Global Advisors subadvises the S&P 500(R)Equity Index Fund and Nasdaq-100 Index(R) Fund. Conning Asset Management Company subadvises the Money Market Fund. Eagle Asset Management, Inc. subadvises the All-Cap Growth Fund.

         VAN KAMPEN LIFE INVESTMENT TRUST (Class II Shares)

         LIT Growth and Income Portfolio
         LIT Emerging Growth Portfolio

     Adviser: Van Kampen Asset Management Inc.

     The names, investment objectives, and policies of certain Funds may be similar to those of other retail mutual funds which can be purchased outside of a variable insurance product, and that are managed by the same investment adviser or manager. The investment results of the Funds, however, may be higher or lower than the results of such other retail mutual funds. There can be no assurance, and no representation is made, that the investment results of any of the Funds will be comparable to the investment results of any other retail mutual fund, even if the other retail mutual fund has the same investment adviser or manager.

     A Fund's performance may be affected by risks specific to certain types of investments, such as foreign securities, derivative instruments, non- investment grade debt securities, initial public offerings (IPOs) or companies with relatively small market capitalizations. IPOs and other investment techniques may have a magnified performance impact on a Fund with a small asset base. A Fund may not experience similar performance as its assets grow.

     Shares of the Funds may be sold to separate accounts of insurance companies that are not affiliated with us or each other, a practice known as "shared funding." They also may be sold to separate accounts to serve as the underlying investment for both variable annuity contracts and variable life insurance contracts, a practice known as "mixed funding." As a result, there is a possibility that a material conflict may arise between the interests of Owners who allocate Account Values to the Variable Account, and owners of other contracts who allocate contract values to one or more other separate accounts investing in any of the Funds. Shares of some of the Funds may also be sold directly to certain qualified pension and retirement plans qualifying under
Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). As a result, there is a possibility that a material conflict may arise between the interest of Owners or owners of other contracts (including contracts issued by other companies), and such retirement plans or participants in such retirement plans. In the event of any material conflicts, we will consider what action may be appropriate, including removing a Fund from the Variable Account or replacing the Fund with another Fund. There are certain risks associated with mixed and shared funding and with the sale of shares to qualified pension and retirement plans, as disclosed in each Trust's prospectus.

     We have entered into agreements with either the investment adviser or distributor for each of the Funds in which the adviser or distributor pays us a fee for administrative services we provide. The fee is ordinarily based upon an annual percentage of the average aggregate net amount we have invested on behalf of the Variable Account and other separate accounts. These percentages differ; some investment advisers or distributors pay us a greater percentage than other advisers or distributors.

FIXED ACCOUNT INVESTMENT OPTIONS

     Each time you allocate purchase payments or transfer funds to the Fixed Account, we establish a Fixed Sub-Account. We guarantee an interest rate (the "Guaranteed Interest Rate") for each Fixed Sub-Account for a period of time (a "Guarantee Period"). When you make an allocation to the Fixed Sub- Account, we apply the Guaranteed Interest Rate then in effect. We may establish "DCA Fixed Sub-Accounts" for our Dollar-Cost Averaging Program.

     How We Determine the Guaranteed Interest Rate. We have no specific formula for establishing the Guaranteed Interest Rates for the different Guarantee Periods. Our determination will be influenced by, but not necessarily correspond to, interest rates available on fixed income investments that we may acquire with the amounts we receive as purchase payments or transfers of Account Value under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities including: securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc., Standard & Poor's Corporation, or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans, or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; other debt instruments; commercial paper; cash or cash equivalents. You will have no direct or indirect interest in these investments, and you do not share in the investment performance of the assets of the Fixed Account. We will also consider other factors in determining the Guaranteed Interest Rates, including regulatory and tax requirements, sales commissions, administrative expenses borne by us, general economic trends, and competitive factors. The Company's management will make the final determination of the Guaranteed Interest Rates it declares. We cannot predict or guarantee the level of future interest rates. However, our Guaranteed Interest Rates will be at least 3% per year. Guaranteed Interest Rates do not depend upon and do not reflect the performance of the Fixed Account.

     Guarantee Periods. We measure the length of a Guarantee Period from the end of the calendar month in which you allocated or transferred the amount to the Fixed Sub-Account. This means that the Expiration Date of any Guarantee Period will always be the last day of a calendar month. The currently available Guarantee Periods are 1, 2, 3, 4 and 5 years. The 1 and 2 year Guarantee Periods are not available for transfers or as renewal options. We may offer different Guarantee Periods and may discontinue offering certain Guarantee Periods in the future. Not all Guarantee Periods may be available in all states. Any Guarantee Period you select cannot be longer than the number of full years remaining until your Income Date.

     We may offer different Guarantee Periods with special Guaranteed Interest Rates for the DCA Fixed Sub-Accounts. The Contract has lower special Guaranteed Interest Rates for the DCA Fixed Sub-Accounts than for contracts without an Investment Credit. In addition, we may offer special Guaranteed Interest Rates for new purchase payments allocated to the Fixed Sub-Accounts.

     We will notify you of your renewal options at least thirty days before each Expiration Date of your Fixed Sub-Accounts. Currently, your options are:

- Take no action and we will transfer the value of the expiring Fixed Sub-Account to the Fixed Sub-Account with the same Guarantee Period, but not longer than five years or extending beyond the Income Date, as of the day the previous Fixed Sub-Account expires. If such Guarantee Period is not currently available, we will transfer your value to the next shortest Guarantee Period. If there is no shorter Guarantee Period, we will transfer your value to the Money Market Sub-Account.

- Elect a new Guarantee Period(s) from among those we offer as of the day the previous Fixed Sub-Account expires (but not beyond your Income Date).

- Elect to transfer the value of the Fixed Sub-Account to one or more Variable Sub-Accounts.

     Any amounts surrendered, withdrawn, transferred or applied to an income plan other than during the thirty days before the Expiration Date of the Guarantee Period are subject to a Market Value Adjustment with the exception of the following transactions:

- Transfers from DCA Fixed Sub-Accounts made automatically under our Dollar Cost Averaging Program, and

- Withdrawals of earned interest made automatically under our Systematic Partial Withdrawal Program.

     We currently waive any Market Value Adjustment on withdrawals you take to satisfy IRS minimum distribution requirements.

     Market Value Adjustment. A Market Value Adjustment reflects the change in interest rates since we established a Fixed Sub-Account. It compares: (l) the current Index Rate for a period equal to the time remaining in the Guarantee Period, and (2) the Index Rate at the time we established the Fixed Sub-Account for a period equal to the Guarantee Period.

         Ordinarily:

- If the current Index Rate for a period equal to the time remaining in the Guarantee Period is higher than the applicable Index Rate at the time we established the Fixed Sub-Account, the Market Value Adjustment will be negative.

- If the current Index Rate for a period equal to the time remaining in the Guarantee Period is lower than the applicable Index Rate at the time we established the Fixed Sub-Account, the Market Value Adjustment will be positive.

     We will apply a Market Value Adjustment as follows:

- For a surrender, withdrawal, transfer, or amount applied to an income plan, we will calculate the Market Value Adjustment on the total amount (including any applicable surrender charge) that must be surrendered, withdrawn, transferred or applied to an income plan to provide the amount requested.

- If the Market Value Adjustment is negative, it reduces any remaining value in the Fixed Sub-Account, or amount of Surrender Value. Any remaining Market Value Adjustment then reduces the amount withdrawn, transferred, or applied to an income plan.

- If the Market Value Adjustment is positive, it increases any remaining value in the Fixed Sub-Account or amount surrendered. In the case of surrender, or if you withdraw, transfer or apply to an income plan, the full amount of the Fixed Sub-Account, the Market Value Adjustment increases the amount surrendered, withdrawn, transferred, or applied to an income plan.

     A Market Value Adjustment will not be applied to any amounts payable upon death or cancellation during the Free Look Period.

     We will compute the Market Value Adjustment by multiplying the factor below by the total amount (including any applicable surrender charge) that must be surrendered, withdrawn, transferred, or applied to an income plan from the Fixed Sub-Account to provide the amount you requested.

                                   [(1+I)/(1+J+.0025)] N/365 - 1

         Where:

     I is the Index Rate for a maturity equal to the Fixed Sub-Account's Guarantee Period at the time we established the Sub-Account;

     J is the Index Rate for a maturity equal to the time remaining (rounded up to the next full year) in the Fixed Sub-Account's Guarantee Period at the time of calculation; and

     N is the remaining number of days in the Guarantee Period at the time of calculation.

     We currently base the Index Rate for a calendar week on the reported rate for the preceding calendar week. We reserve the right to set it less frequently than weekly but in no event less often than monthly. If there is no Index Rate for the maturity needed to calculate I or J, we will use straight-line interpolation between the Index Rate for the next highest and next lowest maturities to determine that Index Rate. If the maturity is one year or less, we will use the Index Rate for a one-year maturity.

     In Maryland, state insurance law requires that the Market Value Adjustment be computed by multiplying the amount being surrendered, withdrawn, transferred, or applied to an income plan, by the greater of the factor above and the following factor: [(1.03)/(l+K)]((G-N)/365) - 1, where N is as defined above, K equals the Guaranteed Interest Rate for the Guarantee Period, and G equals the initial number of days in the Guarantee Period. In the state of Washington, we will not assess the Market Value Adjustment because of state insurance law requirements. Because of these requirements, not all Guarantee Periods are available. Contact our Customer Service Center for available Guarantee Periods. The Fixed Account may not be available in your state. Contact our Customer Service Center for availability.

     Examples of how the Market Value Adjustment works are shown in Appendix B.

OPTIONAL GUARANTEED MINIMUM ACCOUNT VALUE RIDER (GMAV Rider)

     The GMAV Rider guarantees that if the GMAV Rider is in force on the Expiration Date of the Capital Protection Fixed Sub-Account you selected (or the next Valuation Date if the Expiration Date is not a Valuation Date) and if the Account Value of your Contract is less than the Guaranteed Minimum Account Value, then we will automatically credit your Account Value to equal the Guaranteed Minimum Account Value. This credit will be allocated to the Money Market Sub-Account unless you request otherwise.

     Capital Protection Fixed Sub-Account: The GMAV Rider is currently available with three different options reflecting the duration you choose. The several durations available are known as Capital Protection Fixed Sub-Accounts and are sub-accounts of our Fixed Account. The Capital Protection Fixed Sub-Account's beginning date is the date the GMAV Rider becomes effective. Currently, we offer 5, 7 and 10 year Capital Protection Fixed Sub-Accounts. We may add additional Capital Protection Fixed Sub-Accounts or may discontinue offering one or more in the future. On the effective date of the GMAV Rider, we require that you allocate:

- at least 65% of your Account Value to the 5 year Capital Protection Fixed Sub-Account;

- at least 50% of your Account Value to the 7 year Capital Protection Fixed Sub-Account; or

- at least 30% of your Account Value to the 10 year Capital Protection Fixed Sub-Account.

     You may allocate the portion of your Account Value not allocated to the Capital Protection Fixed Sub-Account among the available Fixed and/or Variable Sub-Accounts at your discretion.

     Guaranteed Minimum Account Value: For purposes of this benefit, the Guaranteed Minimum Account Value is equal to:

-    the Account Value on the effective date of the GMAV Rider;

- reduced proportionately for any withdrawals from the Contract (including any associated surrender charge and market value adjustment incurred) made on or after the effective date of the GMAV Rider and before the expiration date of the Capital Protection Fixed Sub-Account you selected.

     Termination of the GMAV Rider:

     The GMAV Rider terminates on the earliest of the following occurrences:

1.   The Expiration Date of the Capital Protection Fixed Sub-Account;

2.   You surrender your Contract;

3. The death of an Owner if the Contract is not continued under the Contract Continuation Option; and

4.   The Income Date.

     Once purchased, the GMAV Rider may be terminated only under limited circumstances. You ay terminate the GMAV Rider only if you receive Qualifying Extended Medical Care or suffer from a Qualifying Terminal Illness as defined in the Waiver of Surrender Charge Rider. If you choose to terminate this Rider, you must send a written request to our Customer Service Center. It is possible that you could pay for the GMAV Rider for one or more years and not receive the benefits if certain events occur before the Expiration Date of the Capital Protection Fixed Sub-Account.

         Important Considerations Regarding the GMAV Rider:

- The GMAV Rider provides a guaranteed minimum account value if the terms and conditions of the rider are met. The GMAV Rider is most appropriate for investors with low risk tolerance. You should understand the GMAV Rider completely and analyze it thoroughly before purchasing the benefit.

- As with other aspects of your Contract, you should consult your qualified financial adviser in evaluating the GMAV Rider.

     Terms and Conditions of the GMAV Rider:

- While the GMAV Rider is in force, you cannot change the Capital Protection Fixed Sub-Account.

- We reserve the right to restrict additional purchase payments under the Contract while the GMAV Rider is in force. Currently, we do not permit you to make additional purchase payments under your Contract while the GMAV Rider is in force.

-    You cannot transfer  Account Value from the Capital  Protection  Fixed Sub-
     Account.

- While the GMAV Rider is in force, we reserve the right to restrict transfers between a Fixed Sub-Account and a Variable Sub-Account and between Fixed Sub-Accounts.

- You cannot have more than one Capital Protection Fixed Sub-Account in force with your Contract at any one time.

- If you request a withdrawal, we will make the withdrawal proportionately from the Capital Protection Fixed Sub-Account and any other Sub-Accounts in which you are invested. A Market Value Adjustment may apply, as well as any applicable surrender charges.

- The GMAV Rider may not be approved in your state. Contact our Customer Service Center regarding availability.

TRANSFERS

     Before the Income Date and while the Annuitant is living, you may transfer Account Value from and among the Variable and Fixed Sub-Accounts at any time, subject to certain conditions. However, in certain states, your right to make transfers is restricted until the Free Look Period ends. See "Purchase Payment Allocations." The minimum amount of Account Value that you may transfer from a Sub-Account is $100, or, if less, the entire remaining Account Value held in that Sub-Account. If a transfer would reduce the Account Value remaining in a Sub-Account below $100, we may treat your transfer request as a request to transfer the entire amount.

     You must give us Satisfactory Notice of the Sub-Accounts from which and to which we are to make the transfers. Otherwise, we will not transfer your Account Value. A transfer from a Fixed Sub-Account before its Expiration Date ordinarily will be subject to a Market Value Adjustment. There is currently no limit on the number of transfers from and among the Sub-Accounts.

     A transfer takes effect on the Business Day we receive Satisfactory Notice at our Customer Service Center. We will deem requests received on other than a Business Day as received on the next following Business Day. We may, however, defer transfers to, from, and among the Variable Sub-Accounts under the same conditions that we may delay paying proceeds.

     In addition, we reserve the right to restrict transfers:

- if any of the Variable Sub-Accounts that would be affected by the transfer is unable to purchase or redeem shares of the Fund in which the Sub-Account invests; or

- if the transfer results in more than one trade involving the same Sub-Account in a 30-day period; or

- if the transfer would adversely affect Accumulation Unit Values (which may occur if the transfer would affect one percent or more of the relevant Fund's total assets).

     We reserve the right to impose a transfer charge of up to $25 on each transfer in a Contract Year in excess of twelve, and to limit, upon notice, the maximum number of transfers you may make per calendar month or per Contract Year. For purposes of assessing any transfer charge, we will consider each transfer request to be one transfer, regardless of the number of Sub- Accounts affected by the transfer.

     After the Income Date, you must have our prior consent to transfer value from the Fixed Account to the Variable Account or from the Variable Account to the Fixed Account. A Market Value Adjustment ordinarily will apply to transfers from the Fixed Account. We reserve the right to limit the number of transfers among the Variable Sub-Accounts to one transfer per Contract Year after the Income Date.

     Telephone  Transactions.  You  may  request  transfers  or  withdrawals  by telephone. (We reserve the right to discontinue permitting withdrawals by telephone.) We will not be liable for following instructions communicated by telephone that we reasonably believe to be genuine. To request transfers or withdrawals by telephone, you must elect the option on our authorization form. We will use reasonable procedures to confirm that instructions communicated by telephone are genuine. We may only be liable for any losses due to unauthorized or fraudulent instructions where we fail to follow our procedures properly. These procedures include: (a) asking you or your authorized representative to provide certain identifying information; (b) tape recording all such conversations; and (c) sending you a confirmation statement after all such telephone transactions.

     We also have a form to allow you to create a power of attorney by authorizing another person to give telephone instructions. Unless prohibited by state law, we will treat such power as a durable power of attorney. The Owner's subsequent incapacity, disability, or incompetency will not affect the power of attorney. We may cease to honor the power by sending written notice to you at your last known address. Neither we nor any person acting on our behalf shall be subject to liability for any act done in good faith reliance upon your power of attorney.

     Internet Transactions. In addition to telephone transactions, we permit transfers via the Internet. We will send Owners information about our website and transactions that may be made through it. We will use reasonable procedures to confirm that instructions communicated by the Internet are genuine. We may only be liable for any losses due to unauthorized or fraudulent instructions where we fail to follow our procedures. These procedures include: (a) asking for your social security number and personal identification number (generally provided at Contract delivery) when you access our website to make a transaction; (b) sending you a confirmation statement (by U.S. Mail or internet, according to instructions you provided to us) after all such transactions; and
(c) posting a Contract transaction history on our website which you may access at any time.

     Third Party Transfers. As a general rule and as a convenience to you, we allow you to name a third party to make transfers on your behalf. However, when the same third party has the authority to make transfers on behalf of many Owners, the result can be simultaneous transfers involving large amounts of Account Value. The results can be the same when a third party has the authority to make transfers on behalf of even one Owner whose Contract has large Account Values. Such transfers can disrupt the orderly management of the Funds, can result in higher costs to Owners, and are ordinarily not compatible with the long-range goals of purchasers of the Contracts. We believe that such simultaneous transfers made by third parties are not in the best interest of all shareholders of the Funds. The management of the Funds shares this position.

     Therefore, to the extent necessary to reduce the adverse effects of simultaneous transfers made by third parties (or individual Owners having large Account Values) holding the right to make transfers on behalf of multiple parties (or individual Owners having large Account Values), we may refuse to honor third party transfers and have instituted or will institute procedures to ensure that the transfer requests that we receive have, in fact, been made by the Owners in whose names they are submitted. In addition, we reserve the right to restrict the Funds that will be available to such third parties for making transfers; we will give you advance notice of any such restrictions. However, our procedures will not prevent you from making your own transfer requests.

TRANSFER PROGRAMS

     Dollar-Cost Averaging Program. Our optional dollar-cost averaging program permits you to systematically transfer (monthly, or as frequently as we allow), a set dollar amount from the Money Market Sub-Account to any combination of Variable Sub-Accounts. We also allow dollar-cost averaging from DCA Fixed Sub-Accounts.

     The dollar-cost averaging method of investment is designed to reduce the risk of making purchases only when the price of Accumulation Units is high. However, you should carefully consider your financial ability to continue the program over a long enough period of time to purchase units when their value is low as well as when high. Dollar-cost averaging does not assure a profit or protect against a loss. Because interest continues to be earned on the balance in the Money Market Sub-Account or a DCA Fixed Sub-Account, the amounts we transfer will vary slightly from month to month. An example of how our dollar-cost averaging program works is shown in Appendix C.

     You may elect to participate in the dollar-cost averaging program at any time before the Income Date by sending us Satisfactory Notice. The minimum transfer amount is $100 from the Money Market Sub-Account or from a DCA Fixed Sub-Account. We will make all dollar-cost averaging transfers on the day of each month that corresponds to your Contract Date or a date selected by you. If that date is not a Business Day, we will make the transfer on the next following Business Day. If you want to dollar-cost average from more than one DCA Fixed Sub-Account at the same time, restrictions may apply.

     Once elected, dollar-cost averaging remains in effect until:

         -        the Income Date;

         -        you surrender the Contract;

         - the value of the Sub-Account from which transfers are being made is depleted; or

         -        you cancel the program by written request.

     If you cancel dollar-cost averaging from a DCA Fixed Sub-Account before the end of the selected Guarantee Period, we reserve the right to treat this request as a transfer request and transfer any proceeds that remain to a Fixed Sub-Account that has the duration you originally requested, and we ordinarily will assess a Market Value Adjustment on the amount canceled. You can request changes by writing us at our Customer Service Center. There is no additional charge for dollar-cost averaging. A transfer under this program is not a transfer for purposes of assessing a transfer charge. We reserve the right to modify or discontinue offering this program at any time and for any reason, and we reserve the right to restrict dollar-cost averaging into the Money Market Sub-Account. Dollar-cost averaging is not available while you are participating in a systematic partial withdrawal program.

     We may also permit you to periodically transfer earnings from the Fixed Sub-Accounts to the Variable Sub-Accounts.

     Asset Allocation Program. An optional asset allocation program is available if you do not wish to make your own investment decisions. This investment planning tool is designed to find an asset mix that attempts to achieve the highest expected return based upon your tolerance for risk, and consistent with your needs and objectives.

     If you participate in the asset allocation program, we will automatically allocate all purchase payments among the Variable Sub-Accounts indicated by the model you select. The models do not include allocations to the Fixed Account. Although you may only use one model at a time, you may change your selection as your tolerance for risk, and/or your needs and objectives change. Bear in mind, the use of an asset allocation model does not guarantee investment results. You may use a questionnaire that is offered to determine the model that best meets your risk tolerance and time horizons.

     Because each Variable Sub-Account performs differently over time, your portfolio mix may vary from its initial allocations. We will automatically rebalance your Fund mix on a calendar quarter basis to bring your portfolio back to its original allocation percentages. From time to time the models are reviewed. It may be found that allocation percentages within a particular model, or even some of the Variable Sub-Accounts within a particular model, need to be changed.

     The transfers made under the program are not taken into account in determining any transfer charge. There is no additional charge for this program, and you may discontinue your participation in this program by contacting our Customer Service Center. We reserve the right to modify or cancel the asset allocation program at any time and for any reason.

     Automatic Portfolio Rebalancing Program. Once you allocate your money among the Variable Sub-Accounts, the investment performance of each Variable Sub-Account may cause your allocation to shift. Before the Income Date, you may instruct us to automatically rebalance (on a calendar quarter, semi-annual or annual basis) Variable Account Value to return to your original allocation percentages. Your request will be effective on the Business Day on which we receive your request at our Customer Service Center. We will deem requests received on other than a Business Day as received on the next following Business Day. Your allocation percentages must be in whole percentages. You may start and stop automatic portfolio rebalancing at any time and make changes to your allocation percentages by written request. There is no additional charge for using this program. A transfer under this program is not a transfer for purposes of assessing any transfer charge. We reserve the right to modify or discontinue offering this program at any time and for any reason. We do not include any money allocated to the Fixed Account in the rebalancing. Automatic portfolio rebalancing is not available if you are participating in an asset allocation program.

VALUES UNDER YOUR CONTRACT

     Account Value. The Account Value (including Investment Credits) is the entire amount we hold under your Contract for you. The Account Value serves as a starting point for calculating certain values under your Contract. It equals the sum of your Variable Account Value and your Fixed Account Value. We first determine your Account Value on the Contract Date, and after that, on each Business Day. The Account Value will vary to reflect:

-    the performance of the Variable Sub-Accounts you have selected;

-    interest credited on amounts you allocated to the Fixed Account;

-    any additional purchase payments; and

-    charges, transfers, withdrawals, and surrenders.

     Your Account Value may be more or less than purchase payments you made.

     Surrender Value. The Surrender Value on a Business Day before the Income Date is the Account Value, plus or minus any applicable Market Value Adjustment, reduced by any applicable surrender charge that would be deducted if your Contract were surrendered that day, less any applicable annual administration charge and any applicable Purchase Payment Tax Charge.

     Variable Account Value. On any Business Day, the Variable Account Value equals the sum of the values in each Variable Sub-Account. The value in each Variable Sub-Account equals the number of Accumulation Units attributable to that Variable Sub-Account multiplied by the Accumulation Unit value for that Variable Sub-Account on that Business Day. When you allocate a purchase payment or transfer Account Value to a Variable Sub-Account, we credit your Contract with Accumulation Units in that Variable Sub-Account. We determine the number of Accumulation Units by dividing the dollar amount allocated or transferred to the Variable Sub-Account by the Sub-Account's Accumulation Unit value for that Business Day. Similarly, when you transfer, withdraw, or surrender an amount from a Variable Sub-Account, we cancel Accumulation Units in that Variable Sub-Account. We determine the number of Accumulation Units canceled by dividing the dollar amount you transferred, withdrew, or surrendered by the Variable Sub-Account's Accumulation Unit value for that Business Day.

     Accumulation Unit Value. Accumulation Unit Value varies to reflect the investment experience of the underlying Fund, and may increase or decrease from one Business Day to the next. We arbitrarily set the Accumulation Unit value for each Variable Sub-Account at $10 when we established the Sub- Account. For each Valuation Period after the date of establishment, we determine the Accumulation Unit value by multiplying the

     Accumulation Unit value for a Sub-Account for the prior Valuation Period by the net investment factor for the Variable Sub-Account for the Valuation Period for which the value is being determined.

     Net investment factor. The net investment factor is an index we use to measure the investment performance of a Variable Sub-Account from one Valuation Period to the next during the Accumulation Phase. We determine the net investment factor for any Valuation Period by dividing (a) by (b)and then subtracting (c) where:

     (a) is the net result of:

(1) the Net Asset Value of the Fund in which the Variable Sub-Account invests determined at the end of the current Valuation Period; plus

(2) the per share amount of any dividend or capital gain distributions made by the Fund on shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

(3) a per share charge or credit for any taxes reserved for, which we determine to have resulted from the operations of the Variable Sub-Account; and

     (b) is the Net Asset Value of the Fund in which the Variable Sub-Account invests determined at the end of the immediately preceding Valuation Period.

     (c) is the daily Asset-Based Charge.

     The net investment factor may be more or less than, or equal to, one.

     Fixed Account Value. The Fixed Account Value is the sum of the Fixed Account Value in each Fixed Sub-Account (including a DCA Fixed Sub-Account) on any particular day. The value in each Fixed Sub-Account equals:

- the portion of the purchase payment(s) allocated or amount transferred to the Sub-Account; plus

-    interest at the Guaranteed Interest Rate; minus

-    any transfers from the Sub-Account; minus

- any withdrawals (including any associated surrender charges) from the Sub-Account; and minus

-    any charges allocated to the Sub-Account.

     We also adjust the Fixed Sub-Account Value for any Market Value Adjustment, the value of which could be positive or negative.

================================================================================
5.       WHAT ARE THE EXPENSES UNDER A CONTRACT?
================================================================================

     We deduct the charges described below. The charges are for the services and benefits we provide, costs and expenses we incur, and risks we assume under the Contracts.

     SERVICES AND BENEFITS WE PROVIDE INCLUDE:

- the ability of Owners to make transfers, withdrawals and surrenders under the Contracts;

-    the death benefit paid on the death of the Owner;

-    the available investment options,  including dollar-cost  averaging,  asset
     allocation,   automatic  portfolio  rebalancing,   IRA  partial  withdrawal
     programs, and systematic partial withdrawal programs;

-    administration of the income plans available under the Contracts; and

-    the distribution of various reports to Owners.

     COSTS AND EXPENSES WE INCUR INCLUDE:

- those related to various overhead and other expenses associated with providing the services and benefits guaranteed by the Contracts;

-    sales and marketing expenses;

-    the cost of providing the Investment Credit(s); and

-    other costs of doing business.

     RISKS WE ASSUME INCLUDE:

- the risks that Annuitants may live longer than we estimated when we established the monthly income rates per $1,000 under the Contracts;

-    that the amount of the death  benefit will be greater  than Account  Value;
     and

- that the costs of providing the services and benefits under the Contracts will exceed the charges deducted.

     We may also deduct a charge for taxes. See "Fee Table."

     We may realize a profit or loss on one or more of the charges. We may use any such profits for any corporate purpose, including, among other things, the payment of sales expenses.

     Unless we otherwise specify, we will deduct charges proportionately from all Variable Sub-Accounts and Fixed Sub-Accounts in which you are invested.

     We may reduce or eliminate charges under the Contracts when sales result in savings, reduction of expenses and/or risks to the Company. Generally, we will make such reductions or eliminations based on the following factors:

-    the size of a group;

-    the total amount of purchase payments to be received from a group;

-    the purposes for which the Contracts are purchased;

-    the nature of a group for which the Contracts are purchased; and

-    any other circumstances that could reduce Contract costs and expenses.

     We may also sell the Contracts with lower or no charges to a person who is an officer, director or employee of Sage Life or of certain affiliates, distributors, or service providers of ours, or to family members of any of these persons. Reductions or eliminations in Contract charges will not be unfairly discriminatory against any person. Please contact our Customer Service Center for more information about these cost reductions and eliminations.

SURRENDER CHARGE

     If you make an Excess Withdrawal or surrender your Contract during the first seven Contract Years, we may deduct a surrender charge calculated as a percentage of the amount of purchase payment(s) withdrawn or surrendered. The applicable percentage is 8.5% in the first Contract Year, and declines until it reaches 0% in the eighth Contract Year.

     If you surrender your Contract, we deduct the surrender charge from the Account Value in determining the Surrender Value. If you take an Excess Withdrawal, we deduct the surrender charge from your Account Value remaining after we pay you the amount requested. We include any surrender charge we assess in the calculation of any applicable Market Value Adjustment for withdrawals from the Fixed Account. Each year you may withdraw a "Free Withdrawal Amount" without incurring a surrender charge. (The Free Withdrawal Amount is not considered a liquidation of purchase payments for purposes of determining surrender charges.) For a table of surrender charges and a description of the Free Withdrawal Amount, see the "Fee Table."

     The amount you request from a Sub-Account may not exceed the value of that Sub-Account less any applicable surrender charge.

     Example of Calculation of Surrender Charge. Assume the applicable surrender charge is 8.5%, you have requested a withdrawal of $1,000, and no Market Value Adjustment is applicable. Your initial purchase payment was $5,000, your current Account Value is $5,250, and you made no prior withdrawals during that Contract Year. Your Free Withdrawal Amount is the greater of (a) or (b), where:

(a) is the excess of 10% of the total purchase payments over 100% of all prior withdrawals (including any associated surrender charge and Market Value Adjustment incurred) in that Contract Year (10% x $5,000 = $500); and

(b) is the excess of the Account Value on the date of withdrawal over the unliquidated purchase payments (unliquidated purchase payments are equal to purchase payments received, less prior withdrawals taken subject to surrender charges)($5,250 - $5,000 = $250).

     Therefore, the Free Withdrawal Amount is $500. A surrender charge will apply to the excess of $1,000 over $500. The surrender charge equals $42.50 (8.5% x $500).

     Immediately after the $1,000 withdrawal is made, the Account Value is $4,207.50 ($5,250 - $1,000 - $42.50). The unliquidated purchase payments are $4,500 ($5,000 - $500). Therefore, if you surrender your Contract during the same Contract Year the Free Withdrawal was made, the surrender charge is $328.50 ($4,500 x 8.5%).

     The Free Withdrawal Amount is not considered a liquidation of purchase payments. If you surrender your Contract during the same Contract Year that you have taken advantage of the full Free Withdrawal Amount, you will pay the same surrender charges as if you had not taken advantage of the full Free Withdrawal Amount.

     Waiver of Surrender Charge. We will not deduct a surrender charge if, at the time we receive your request for a withdrawal or a surrender, we have also received due proof that you (or the Annuitant, if the Owner is not an individual) have a "Qualifying Terminal Illness" or have been confined continuously to a "Qualifying Hospital or Nursing Care Facility" for at least 45 days in a 60 day period.

     We define "Qualifying Terminal Illness" and "Qualifying Hospital or Nursing Care Facility" in the Waiver of Surrender Charge rider to the Contract.

ANNUAL ADMINISTRATION CHARGE

     We will deduct a $40 annual administration charge for the first seven Contract Years (i) on each Contract Anniversary, and (ii) on the day of any surrender if the surrender is not on the Contract Anniversary. We will waive this charge on and after the eighth Contract Anniversary, or if the Account Value is at least $50,000 when we would have otherwise deducted the annual administration charge. In some states, the charge is $30, and in some states it is deducted only from your Account Value in the Variable Sub-Accounts. We may, from time to time, eliminate this charge for the first Contract Year.

TRANSFER CHARGE

     We currently do not deduct this charge. However, we reserve the right to deduct a transfer charge of up to $25 for the 13th and each subsequent transfer during a Contract Year. The charge is at cost with no profit to us. For the purpose of assessing the transfer charge, we consider each written or telephone request to be one transfer, regardless of the number of Sub-Accounts affected by the transfer. In the event that the transfer charge becomes applicable, we will deduct it proportionately from the Sub-Accounts from which you made the transfer. Transfers made in connection with the dollar-cost averaging, asset allocation, and automatic portfolio rebalancing programs will not count as transfers for purposes of assessing this charge.

ASSET-BASED CHARGES

     We assess Asset-Based Charges against your Contract for assuming mortality and expense risks and administrative costs. We deduct Asset-Based Charges on a daily basis and calculate the charges as a percentage of the assets of the Variable Account on the date of deduction. We deduct the Asset-Based Charges from the Variable Sub-Accounts in which you are invested. The maximum charges are:


                                                     ASSET-BASED CHARGES
                                               ---------------------------------
                                                 ANNUAL              DAILY
                                                 CHARGE              CHARGE
                                               ------------      ------------
         Contract Years 1-7                      1.60%             .004418%
         Contract Years 8+                       1.40%             .003862%

     We do not assess these charges against any Fixed Account Value.

PURCHASE PAYMENT TAX CHARGE

     We will deduct any state or local premium tax that we incur from your Account Value. We reserve the right to defer the collection of this charge and deduct it against your Account Value when you surrender your Contract, make an Excess Withdrawal or begin receiving regular income payments. This tax charge currently ranges from 0% to 3.0% depending upon the state or locality.

OPTIONAL RIDER CHARGES

     We will deduct an additional charge if you purchase one or more of the optional riders. The charges for the riders are calculated as a percentage of the Account Value on the date of deduction. On the Contract Date, and on each corresponding monthly date thereafter (or the next following Valuation Date if that day is not a Valuation Date) during the Accumulation Phase, the charge is deducted in proportion to the Sub-Accounts in which you are invested. Except for the Accidental Death Benefit Rider, these riders cannot be terminated during the Accumulation Phase of your Contract, and the charges will continue to be assessed during that term. (However, if a surviving spouse elects to continue the Contract following the death of the original Owner, the surviving spouse may elect not to continue any riders, and no rider charges would therefore be assessed.) The charges for each of the riders are as follows:

-    Guaranteed Minimum Income Benefit Rider: 0.20% annually, 0.0166% monthly

- Enhanced Guaranteed Minimum Income Benefit Rider: 0.35% annually, 0.0291% monthly

- Guaranteed Minimum Account Value Benefit*: (maximum charge) 0.55% annually, 0.0458% monthly

     The maximum charge for this benefit is shown. We will determine the current charge for the benefit each time we declare guaranteed interest rates for the Fixed Account. The charge for your rider benefit will be shown in your Contract Schedule and will remain the same for the duration of your Capital Protection Fixed Sub-Account. We reserve the right to assess different charges for different Capital Protection Fixed Sub-Accounts.

-    Earnings Enhancement Death Benefit Rider: 0.25% annually, 0.0208% monthly

-    Enhanced  Guaranteed Minimum Death Benefit Rider:  0.05% annually,  0.0041%
     monthly

-    Accidental Death Benefit Rider: 0.05% annually, 0.0041% monthly.

FUND ANNUAL EXPENSES

     Because the Variable Account purchases shares of the various Funds you choose, the net assets of the Variable Account will reflect the investment management fees and other operating expenses incurred by those Funds. A table of each Fund's management fees and other expenses can be found in the front of this Prospectus in the Fee Table. For a description of each Fund's expenses, management fees, and other expenses, see the Trusts' prospectuses.

ADDITIONAL INFORMATION

     The Contracts are sold by broker-dealers through registered representatives of such broker-dealers who are also appointed and licensed as insurance agents of Sage Life. See "Distribution of the Contracts." These broker-dealers receive commissions for selling Contracts calculated as a percentage of purchase payments (up to a maximum of 6%). Under certain circumstances, we may pay a lower amount on purchase payments with annual trail commissions based on Account Value and Contract Year. You do not pay these commissions directly. They are not a charge we deduct directly from your Contract. We pay the commissions to the broker-dealers. New broker-dealers or those who meet certain productivity and profitability standards may be eligible for additional compensation.

================================================================================
6.       HOW WILL MY CONTRACT BE TAXED?
================================================================================

     This discussion is not intended as tax advice. Please consult counsel or other competent tax advisers for more complete information. We have included additional discussion regarding taxes in the Statement of Additional Information.

INTRODUCTION

     The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax adviser. No attempt is made to consider any applicable state tax or other tax laws, or to address any federal estate, or state and local estate, inheritance, and other tax consequences of ownership or receipt of distributions under a Contract.

     When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money -- generally for retirement purposes. If you invest in a variable annuity as part of a pension plan or employer-sponsored retirement program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract.

TAXATION OF NON-QUALIFIED CONTRACTS

     Non-Natural Person. Under Section 72(u) of the Internal Revenue Code (the "Code"), the investment earnings on premiums for the Contracts will be taxed currently to the Owner if the Owner is a non-natural person, e.g., a corporation or certain other entities. Such Contracts generally will not be treated as annuities for federal income tax purposes. However, this treatment is not applied to a Contract held by a trust or other entity as an agent for a natural person nor to Contracts held by Qualified Plans. Purchasers should consult their own tax counsel or other tax adviser before purchasing a Contract to be owned by a non-natural person.

     Withdrawals and Surrenders. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the account value immediately before the distribution over the Owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. In the case of a surrender under a Non- Qualified Contract, the amount received generally will be taxable as ordinary income only to the extent it exceeds the Owner's investment in the Contract.

     Special note on withdrawals. Please read the following carefully and consult with your tax adviser on these and other possible tax consequences before making a withdrawal.

- It is possible that a positive Market Value Adjustment at the time of a withdrawal may be treated as part of the Account Value immediately before the distribution.

- We understand that it is the position of the Internal Revenue Service ("IRS") that when withdrawals (other than income payments) are taken from the cash value of an income payout option, such as that offered by this Prospectus under the term certain option (Income Plan 4. See "What Are My Income Payment Options?"), then all amounts received by the taxpayer are taxable at ordinary income rates as amounts "not received as an annuity." In addition, such amounts are taxable to the recipient without regard to the owner's investment in the contract or any investment gain which might be present in the current annuity value. For example, under this view, an Owner with a cash value of $100,000 seeking to obtain $20,000 of the cash value immediately after annuitization under a term certain payout, would pay income taxes on the entire $20,000 amount in that tax year. For some taxpayers, such as those under age 59 1/2, additional tax penalties may also apply. This adverse tax result means that Owners of Non-Qualified Contracts should consider carefully the tax implications of any withdrawal requests and their need for Contract funds prior to the exercise of this right.

     Penalty Tax on Certain Withdrawals. If you make a withdrawal from or surrender a Non-Qualified Contract, you may be subject to a federal tax penalty equal to ten percent of the amount treated as income. However, there usually is no penalty on distributions that are:

-    made on or after the taxpayer reaches age 59 1/2;

-    made on or after the death of an Owner;

-    attributable to the taxpayer's becoming disabled; or

- made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer;

-    from purchase payments made prior to August 14, 1982.

     Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions listed above. You should consult a tax adviser with regard to exceptions from the penalty tax.

     Income Payments. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each income payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is generally determined in a manner that is designed to allow you to recover your investment in the contract ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.

     Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as annuity payments. Estate taxes may also apply.

     Certain optional death benefits (see "Optional Rider Death Benefits") may be purchased under your Contract. The IRS could take the position that some or all of the Contract charges for these death benefits should be treated as a partial withdrawal from the Contract. In such case, the amount of the partial withdrawal may be includible in taxable income and subject to the 10% tax penalty if the Owner is under age 59 1/2.

     Withholding. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

     Multiple Contracts. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such owner's income when a taxable distribution occurs.

     Further Information. We believe that the Contracts will qualify as annuity contracts for federal income tax purposes and the above discussion is based on that assumption. Further details can be found in the Statement of Additional Information under the heading "Tax Status of the Contracts."

TAXATION OF QUALIFIED CONTRACTS

     Qualified Contracts are subject to some of the same tax rules as Non-Qualified Contracts, but there are a number of significant differences. Some of these differences and other important rules are highlighted here and in the Statement of Additional Information, but please keep in mind that this discussion provides only general information about the tax consequences of Qualified Contracts, and Owners, Annuitants, and Beneficiaries should consult their tax advisors for more specific information.

     Types of Qualified Contracts. A Qualified Contract can be used in connection with the following types of retirement plans:

- Individual Retirement Annuity (IRA) -- permits eligible individuals to make non-deductible or deductible annual contributions. An IRA may be used as part of a Simplified Employee Pension ("SEP") which also accepts employer contributions.

-    SIMPLE IRA -- permits  certain small employers to establish a plan allowing
     employees  to  make  annual   pre-tax   contributions,   with  an  employer
     contribution or match.

- Roth IRA -- allows eligible individuals to make after-tax contributions, with no tax on qualifying distributions.

     Contributions and Distributions. Annual contributions to Qualified Contracts are limited by tax rules and the terms of the retirement plans. For IRAs and SIMPLE IRAs, minimum distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the Owner reaches age 70 1/2. Roth IRAs do not require distributions while the Owner is alive. Upon the Owner's death, minimum distributions are required from IRAs, SIMPLE IRAs, and Roth IRAs.

     Distributions from Qualified Contracts generally are subject to withholding for the Owner's federal income tax liability. The Owner will be provided the opportunity to elect not to have tax withheld from distributions.

     Tax Penalty on Certain Withdrawals. The Code also provides that any amount received under a Qualified Contract which is included in income may be subject to a penalty. The amount of the penalty is equal to 10% of the amount that is includible in income. The penalty is increased to 25% for a distribution from a SIMPLE IRA during the first two years of participation in the plan. Some withdrawals will be exempt from the penalty. They include any amounts:

(1)  paid on or after you reach age 59 1/2;

(2)  paid after you die;

(3)  paid if you become totally disabled (as that term is defined in the Code);

(4) paid in a series of substantially equal periodic payments made annually (or more frequently) for life or life expectancy;

(5)  paid for certain allowable medical expenses (as defined in the Code);

(6)  paid on account of an IRS levy upon the qualified Contract;

(7)  paid from an IRA for medical insurance (as defined in the Code);

(8)  paid from an IRA for qualified higher education expenses; or

(9) paid from an IRA for up to $10,000 for qualified first-time homebuyer expenses (as defined by the Code).

     We have provided a more complete discussion in the Statement of Additional Information.

     Terms of the Plan. Your rights under a Qualified Contract are also subject to the terms of the retirement plan itself, although we will not be bound by the terms of the plan if they contradict the Qualified Contract.

     Death Benefits. The death benefits offered under your Qualified Contract may be considered by the IRS as "incidental death benefits." The tax code imposes limits on the amount of incidental death benefits allowable for qualified contracts, and if your death benefits are considered to exceed such limits, the provision of such benefits could result in currently taxable income to the owners of the Qualified Contracts.

     Furthermore, federal tax law provides that the assets of an IRA (including Roth and SIMPLE IRAs) may not be invested in life insurance, but may provide in the case of death during the accumulation phase for a death benefit payment equal to the greater of purchase payments or Account Value. The Contract offers certain death benefits, including the standard Death Benefit, as well as some optional rider death benefits, which may exceed the greater of purchase payments or Account Value. The IRS is currently examining whether these death benefits are appropriate for use with an IRA (including Roth and SIMPLE IRAs). If these death benefits are determined by the IRS as providing life insurance, the Contract may not qualify as an IRA (Including Roth and Simple IRAs) which may result in the immediate taxation of amounts held in the Contract and the imposition of penalty taxes. You should consult your tax adviser regarding these features and benefits prior to purchasing a Contract.

TRANSFERS, ASSIGNMENTS, OR EXCHANGES OF A CONTRACT

     A transfer or assignment of ownership of a Contract, the designation of an annuitant, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed in this prospectus. An owner contemplating any such transfer, assignment or exchange, should consult a tax adviser as to the tax consequences.

POSSIBLE TAX LAW CHANGES

     Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract. We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive.

================================================================================
7.       HOW DO I ACCESS MY MONEY?
================================================================================

     You can partially withdraw from or surrender your Contract. When you surrender your Contract, you can take the proceeds in a single sum, or you can request that we pay the proceeds over a period of time under one of our income plans. See "What Are My Income Payment Options?"

WITHDRAWALS

     You may withdraw all or part of your Surrender Value at any time before the Income Date while the Annuitant is still living. There may be adverse tax consequences if you make a withdrawal from or surrender your Contract. See "How Will My Contract Be Taxed?" You may make your withdrawal request in writing or by telephone. See "Requesting Payments." Any withdrawal must be at least $100. If a withdrawal request would reduce your Account Value remaining in a Sub-Account below $100, we may treat the withdrawal request as a request to withdraw the entire amount. We will pay you the withdrawal amount in one sum. Under certain circumstances, we may delay this payment. See "Requesting Payments."

     When you request a withdrawal, you can direct how we deduct the withdrawal from your Account Value. If you provide no directions, we will deduct the withdrawal from your Account Value in the Sub-Accounts on a pro-rata basis.

     A partial withdrawal will reduce your death benefit proportionately by the amount your withdrawal (including any applicable surrender charge and Market Value Adjustment) reduces Account Value and may be subject to federal income tax. See "What Are The Expenses Under A Contract?" "How Will My Contract Be Taxed?" and "Does The Contract Have A Death Benefit?"

     Please note that if your requested withdrawal would reduce your Account Value below $2,000, we reserve the right to treat the request as a withdrawal of only the excess over $2,000.

     Systematic Partial Withdrawal Program. The systematic partial withdrawal program provides automatic monthly, quarterly, semi-annual, or annual payments to you from the amounts you have accumulated in the Sub-Accounts. You select the day we take withdrawals. If you do not select a day, we will use the day of each month that corresponds to your Contract Date. If that date is not a Business Day, we will use the next following Business Day. The minimum payment is $100. You can elect to withdraw either earnings in a prior period (for example, prior month for monthly withdrawals or prior quarter for quarterly withdrawals) or a specified dollar amount.

- If you elect earnings, we will deduct the withdrawals from the Sub-Accounts in which you are invested on a pro-rata basis.

- If you elect a specified dollar amount, we will deduct the withdrawals from the Sub-Accounts in which you are invested on a pro-rata basis unless you tell us otherwise. Any amount in excess of the Free Withdrawal Amount may be subject to a surrender charge. See "Surrender Charge." Also, any amount in excess of interest earned on a Fixed Sub-Account in the prior period ordinarily will be subject to a Market Value Adjustment. See "Market Value Adjustment."

     You may participate in the systematic partial withdrawal program at any time before the Income Date by providing Satisfactory Notice. Once we receive your request, the program will begin and will remain in effect until your Account Value drops to zero. You may cancel or make changes in the program at any time by providing us with Satisfactory Notice. We do not deduct any other charges for this program. We reserve the right to modify or discontinue the systematic partial withdrawal program at any time and for any reason. Systematic partial withdrawals are not available while you are participating in the dollar-cost averaging program.

     IRA Partial Withdrawal Program. If your Contract is an IRA Contract (other than a Roth IRA Contract) and you will attain age 70 1/2 in the current calendar year, distributions may be made to satisfy requirements imposed by federal tax law. (Any amount in excess of the Free Withdrawal Amount may be subject to a surrender charge. See "Surrender Charge.") An IRA partial withdrawal provides payout of amounts required to be distributed by the IRS rules governing mandatory distributions under qualified plans. We will send a notice before distributions must commence, and you may elect this program at that time, or at a later date. You are, however, ultimately responsible for determining that IRA distributions comply with applicable tax code rules.

     The IRS has issued new proposed regulations regarding required minimum distributions from qualified plans. These new rules are effective January 1, 2002. If you are required to take distributions from your Qualified Plan, you should consult with your qualified plan sponsor and tax adviser to determine that your distributions comply with these new rules.

     You may not elect the IRA Partial Withdrawal program while you are participating in the systematic partial withdrawal program. You may take IRA partial withdrawals on a monthly, quarterly, semi-annual, or annual basis. We require a minimum withdrawal of $100. You select the day we make the withdrawals. If you do not elect a day, we will use the day of each month that corresponds to your Contract Date.

REQUESTING PAYMENTS

     You must provide us with Satisfactory Notice of your request for payment. We will ordinarily pay any death benefit, withdrawal, or surrender proceeds within seven days after receipt at our Customer Service Center of all the requirements for payment. We will determine the amount as of the Business Day our Customer Service Center receives all requirements.

     We may delay making a payment, applying Account Value to an income plan, or processing a transfer request if:

- the disposal or valuation of the Variable Account's assets is not reasonably practicable because the NYSE is closed for other than a regular holiday or weekend, trading is restricted by the SEC, or the SEC declares that an emergency exists; or

-    the SEC, by order, permits postponement of payment to protect our Owners.

     We also may defer making payments attributable to a check that has not cleared (which may take up to 15 days), and we may defer payment of proceeds from the Fixed Account for a withdrawal, surrender, or transfer request for up to six months from the date we receive the request, if permitted by state law.

     If we defer payment 30 days or more, the amount deferred will earn interest at a rate not less than the minimum required in the jurisdiction in which we delivered the Contract.

================================================================================
8.       HOW IS CONTRACT PERFORMANCE PRESENTED?
================================================================================

     We may advertise or include in sales literature yields, effective yields, and total returns for the Variable Sub-Accounts. Effective yields and total returns for the Variable Sub-Accounts are based on the investment performance of the corresponding Funds. We base these figures on historical performance, and they do not indicate or project future results. We may also advertise or include in sales literature a Variable Sub-Account's performance compared to certain performance rankings and indexes compiled by independent organizations, and we may present performance rankings and indexes without such a comparison.

YIELD

     The yield of the Money Market Sub-Account refers to the annualized income generated by an investment in the Sub-Account over a specified seven-day period. We calculate the yield by assuming that the income generated for that seven-day period is generated each seven-day period over a 52-week period. We calculate the effective yield similarly but, when annualized, the income earned by an investment in the Money Market Sub-Account is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment.

     The yield of a Variable Sub-Account (except the Money Market Sub-Account) refers to the annualized income generated by an investment in the Variable Sub-Account over a specified 30-day or one-month period. We calculate the yield by assuming that the income generated by the investment during that 30-day or one-month period is generated over a 12-month period.

TOTAL RETURN

     The total return of a Variable Sub-Account refers to return quotations assuming an investment under a Contract has been held in the Variable Sub-Account for the stated times. Average annual total return of a Variable Sub-Account tells you the return you would have experienced if you allocated a $1,000 purchase payment to a Variable Sub-Account for the specified period. Standard average annual total return reflects all historical investment results for the Variable Sub-Account, less all charges and deductions applied against the Variable Sub-Account, including any surrender charge that would apply if you surrendered your Contract at the end of each period indicated, but excluding any deductions for purchase payment tax charges. Standard total return may be quoted for various periods including 1 year, 5 years, and 10 years, or from inception of the Variable Sub-Account if any of those periods are not available. We show standard performance that reflects no charges for the optional benefits (the least expensive way to buy the Contract) and we also show standard performance that reflects the charges for the optional benefits (the most expensive way to buy the Contract). The Investment Credit will not be reflected in any performance information.

     "Non-Standard" average annual total return information may be presented, computed on the same basis as described above, except that deductions will not include any Contract charges. In addition, we may from time to time disclose average annual total return for non-standard periods and cumulative total return for a Variable Sub-Account.

     In addition, performance may be shown for the periods commencing from the inception date of the Fund, which date may precede the date the Variable Sub-Account first invested in the Fund. These figures should not be interpreted to reflect actual historical performance of the Variable Sub- Account.

     We may advertise the performance of various asset allocation models. Performance shown will be based on the historical performance of the portfolios used in the models and calculated as described above. These figures should not be interpreted to reflect actual historical performance of the Variable Account. In addition, future performance of the portfolios used in the models, and therefore of the models themselves, will vary and the results shown are not necessarily representative of future results.

PERFORMANCE/COMPARISONS

     We may, from time to time, also disclose yield, standard total returns, and non-standard total returns for the Funds. We will accompany non-standard performance with standard performance.

     In advertising and sales literature, we may compare the performance of each Variable Sub-Account to the performance of other variable annuity issuers in general or to the performance of particular types of variable annuities investing in mutual funds, or investment series of mutual funds with investment objectives similar to each of the Variable Sub-Accounts. Advertising and sales literature may also compare the performance of a Variable Sub-Account to the S&P 500 Composite Stock Price Index, a widely used measure of stock performance. This unmanaged index assumes the reinvestment of dividends but does not reflect any deduction for the expense of operating or managing an investment portfolio. Other independent ranking services and indexes may also be used as a source of performance comparison. We may also report other information, including the effect of tax-deferred compounding on a Variable Sub-Account's investment returns, or returns in general, which may be illustrated by tables, graphs, or charts. We may also report hypothetical performance illustrations.

================================================================================
9.  DOES THE CONTRACT HAVE A DEATH BENEFIT?
================================================================================

     Your Contract provides a death benefit for your Beneficiary if you die before the Income Date. You may purchase up to three optional death benefit riders.

STANDARD DEATH BENEFIT

     If any Owner dies before the Income Date, we will pay the Beneficiary (or the surviving joint Owner in the case of joint Owners) the greatest of:

- the Account Value determined as of the Business Day we receive proof of death (if proof of death is received on other than a Business Day, we will deem the proof as received on the next following Business Day);

- 100% of the sum of all purchase payments made under the Contract, reduced proportionately by the amount that any prior withdrawal (including any associated surrender charge and Market Value Adjustment incurred) reduced Account Value; or

-    the highest anniversary value (the "Highest Anniversary Value").

     The Highest Anniversary Value is the greatest anniversary value attained in the following manner. When we receive proof of death, we will calculate an anniversary value for each Contract Anniversary prior to the date of the Owner's death, excluding, however, Contract Anniversaries that come before the 8th Contract Anniversary and those that come after the Owner attains age 85. An anniversary value for a Contract Anniversary equals:

(1)  the Account Value on that Contract Anniversary;

(2) increased by the dollar amount of any purchase payments made since the Contract Anniversary; and

(3) reduced proportionately by any withdrawals (including any associated surrender charge and Market Value Adjustment incurred) taken since that Contract Anniversary. (By proportionately, we take the percentage by which the withdrawal decreases the Account Value and we reduce the sum of (1) and
     (2) by that percentage.)

     If there are multiple Owners, we will use the age of the oldest Owner to determine the applicable death benefit. If there is an Owner who is not a natural person (that is, an individual), we will treat the Annuitant as an Owner for the purpose of determining when an Owner dies and the Annuitant's age will determine the death benefit payable to the Beneficiary in the event of such Annuitant's death. We will consider any rider benefits payable upon death of an Owner (or Annuitant, if no natural Owner) part of the death benefit. If the Contract is continued under the Contract Continuation Option (see "Owner's Death Before The Income Date"), the calculation of the Highest Anniversary Value will exclude all anniversary values for Contract Anniversaries prior to the date the surviving spouse becomes the new Owner.

OWNER'S DEATH BEFORE THE INCOME DATE

     If an Owner dies before the Income Date, the Beneficiary has up to five years from the Owner's date of death to request and have paid the death benefit. If the Beneficiary elects the lump sum and we pay it, the Contract will terminate, and we will have no further obligations under the Contract. Alternatively, the Beneficiary may provide us with Satisfactory Notice and request that the Contract continue ("Contract Continuation Option"), in which case we will continue the Contract subject to the following conditions:

(1) If there are joint Owners, the surviving Owner becomes the new Owner. Otherwise, the Beneficiary becomes the new Owner.

(2) Unless the new Owner otherwise tells us, we will allocate any excess of the Death Benefit over the Account Value to and among the Variable and Fixed Accounts in proportion to their values as of the date on which we determine the death benefit. We will establish a new Fixed Sub-Account for any allocation to the Fixed Account based on the Guarantee Period the new Owner then elects.

     However, certain distribution rules will apply to the continued Contract. If the sole new Owner is not the deceased Owner's spouse, we must distribute the entire interest in the Contract either: (i) over the life of the new Owner, but not extending beyond the life expectancy of the new Owner, with distributions beginning within one year of the prior Owner's death; or (ii) within five years of the deceased Owner's death. These distributions, if from the Fixed Account, are subject to our Market Value Adjustment rules. In addition, no additional purchase payments may be applied to the Contract.

     Alternatively, if the sole new Owner is the deceased Owner's spouse, the Contract will continue with the surviving spouse as the new Owner. The Account Value will be the death benefit that otherwise would be paid in a lump sum as of the Business Day we receive proof of death, and the surviving spouse may make additional purchase payments under the Contract. The surviving spouse may name a new Beneficiary. If no Beneficiary is named, the surviving spouse's estate will be the Beneficiary. Upon the death of the surviving spouse, the death benefit will equal the Account Value as of the Business Day we receive proof of the spouse's death. We will distribute the entire interest in the Contract to the new Beneficiary in accordance with the provisions that apply in the case when the new Owner is not the surviving spouse.

     Unless transferred to the Fixed Account, the death benefit in the Variable Account remains in the Variable Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Variable Account will continue to be subject to investment risk. This risk is borne by the Beneficiary. If there is more than one Beneficiary, the distribution provisions will apply independently to each Beneficiary.

     If no Owner of the Contract is an individual, we will treat the death of any Annuitant as the death of an Owner and the distribution of the death benefit as described above will be administered as if the Beneficiary was the new Owner.

     In all events, for Non-Qualified Contracts we will make death benefit distributions in accordance with section 72(s) of the Code, or any applicable successor provision. Other rules may apply to a Qualified Contract.

OWNER'S OR ANNUITANT'S DEATH AFTER THE INCOME DATE

     If any Owner dies on or after the Income Date, but before the time we have distributed the entire interest in the Contract, we will distribute the remaining portion at least as rapidly as under the method of distribution being used as of the date of the Owner's death.

     If the Annuitant dies on or after the Income Date and income payments are based on a plan providing for payments for a guaranteed period, we will make the remaining guaranteed payments as rapidly as under the method of distribution being used as of the date of the Annuitant's death.

OPTIONAL RIDER BENEFITS

     You may also purchase up to three additional, optional death benefit riders: the Accidental Death Benefit Rider, the Enhanced Guaranteed Minimum Death Benefit rider, and the Earnings Enhancement Death Benefit Rider. As to each of the riders, they may be purchased only at the time of Contract application. We will pay the benefit to the Beneficiary or the person entitled to receive the death benefit under the Contract, after receipt of satisfactory proof of death of the Owner, or of the Annuitant if the Owner is not a natural person. One or more of the riders may not be available in all states. Please take advantage of the guidance of a qualified financial adviser in evaluating each of the optional rider death benefits, as well as all other aspects of the Contract. See the riders for the specific terms and conditions of each benefit.

OPTIONAL ACCIDENTAL DEATH BENEFIT RIDER ("ADB Rider")

     The ADB Rider provides that, under certain circumstances, if the Owner dies before the Income Date, we will provide an additional death benefit called the accidental death benefit. This additional benefit will equal:

-    the purchase payments made; MINUS

- any withdrawals (including any associated surrender charge and Market Value Adjustment incurred), each determined as of the date of the Owner's death (or the next Business Day if the Owner dies on other than a Business Day).

The maximum benefit is $100,000.

     To qualify for this benefit, the Owner's death must occur:

(1)  before the first Contract Anniversary after the Owner attains age 80; and

(2) as a direct result of accidental bodily injury, independent of all other causes within 90 days after the injury.

     Further, all the terms and conditions described in the Contract and accidental death benefit rider must be satisfied, including the requirement that we receive satisfactory proof of accidental death at our Customer Service Center within 30 days after an accidental death or as soon thereafter as reasonably possible. You may terminate this Rider at any time by notifying our Customer Service Center. The optional ADB rider is not available for IRA, SIMPLE IRA and Roth IRA contracts.

OPTIONAL ENHANCED GUARANTEED MINIMUM DEATH BENEFIT RIDER ("Enhanced GMDB Rider")

     You may enhance the Contract's standard death benefit by purchasing the optional Enhanced Guaranteed Minimum Death Benefit Rider. The Enhanced GMDB may provide a higher death benefit than the standard death benefit described above. The Enhanced GMDB provides that the death benefit calculation will include the first seven Contract Anniversaries in the definition of the Highest Anniversary Value in the standard death benefit above. You must be age 79 or younger at the time the Contract is issued.

     Important Considerations Regarding the Enhanced GMDB Option.

- The Enhanced GMDB rider does not guarantee that any amounts under the rider will become payable upon death. Market increases resulting in your Account Value at death being greater than the Enhanced GMDB will result in no Enhanced GMDB being payable.

- Once purchased, the Enhanced GMDB is irrevocable. This means that even if the investment performance of the Funds are such as would result in a basic death benefit that is sufficient for your needs, the Enhanced GMDB charges will still be assessed. You may terminate the Enhanced GMDB Rider by notifying our Customer Service Center.

OPTIONAL EARNINGS ENHANCEMENT DEATH BENEFIT RIDER ("EEDB Rider")

     You may enhance the Contract's standard death benefit by purchasing the optional EEDB Rider (sometimes referred to in marketing materials as "Protection Plus"). The EEDB Rider may provide an additional death benefit if the Owner dies before the Income Date. We determine the Earnings Enhancement Death Benefit on the Business Day we receive proof of death by subtracting (b) from (a), and then multiplying by (c), where:

a)   is your Account Value on the date of calculation;

b)   is the Net Purchase Amount; and

c) is the Benefit Rate (the Benefit Rate is 40.0% for issue ages 69 and under, and 25.0% for issue ages 70 through 80).

     On the Contract Date, the Net Purchase Amount is equal to your Initial Purchase Payment. Thereafter, the Net Purchase Amount is increased by any additional purchase payments you make, and is reduced in proportion to the reduction in Account Value that results from withdrawals you make.

     The Earnings Enhancement Death Benefit will not exceed the Maximum Benefit Amount. That amount is your benefit rate (40% or 25%, as the case may be) times 250% for issue ages 0-69 or 100% for issue ages 70-80, times the difference between the Net Purchase Amount and any purchase payments made in the 12 months before the Covered Person's death. You must be age 80 or younger at the time the Contract is issued.

     Please note that if your Account Value at death has declined such that it is equal to or less than the net purchase amount, no Earnings Enhancement Death Benefit will be payable.

     We show examples of the EEDB Rider in Appendix E.

     Important Considerations Regarding the EEDB Rider:

- No amount is payable if you die after the Income Date or after you surrender the Contract.

- The EEDB Rider does not guarantee that any amounts under the rider will become payable upon death. Market declines resulting in your Account Value at death being equal to or less than the Net Purchase Amount will result in no Earnings Enhancement Death Benefit being payable.

- Once purchased, the Earnings Enhancement Death Benefit is irrevocable. This means that even if the investment performance of the Funds are such as would result in a standard death benefit that is sufficient for your needs, the Earnings Enhancement Death Benefit charges will still be assessed.

     Other Considerations Concerning Optional Death Benefit Riders

- If there are multiple Owners, we will use the age of the oldest Owner to determine the applicable death benefit.

- If there is an Owner who is not a natural person (that is, an individual), we will treat the Annuitant as an Owner for the purpose of determining when an Owner dies and the Annuitant's age will determine the death benefit payable to the Beneficiary in the event of such Annuitant's death. We will consider any rider benefits payable upon death of an Owner (or Annuitant, if no natural Owner) part of the death benefit.

     Rider Continuation Option. An Owner's surviving spouse who is eligible to continue the Contract under the Contract Continuation Option, may also be eligible to continue any or all of these optional death benefit riders. To do so, the surviving spouse must give our Customer Service Center notice within 30 days of the Business Day we receive proof of the Owner's death. If the spouse is eligible under our then existing rules, we will continue the rider based on our then current charges for the new Owner's attained age.

     Accidental Death Benefit. The Accidental Death Benefit rider's initial benefit will be set equal to the beginning Account Value on the Business Day on which the new Owner elects to continue this rider. If the benefit payable is due to the accidental death of the original Owner, no further benefit is payable for accidental death within 180 days of the original Owner's death or accidental death arising from the same accident which resulted from the original Owner's death.

     Enhanced Guaranteed Minimum Death Benefit. For purposes of determining the Highest Anniversary Value, it is initially set equal to the Account Value on the Valuation Date that the new Owner elects to continue the rider. The calculation of Highest Anniversary Date will exclude all anniversary values for Contract Anniversaries before the date the surviving spouse becomes the new Owner. Earnings Enhancement Death Benefit. For purposes of determining the Net Purchase Amount, it is initially set equal to the Account Value on the Business Day the new Owner elects to continue the rider.

PROOF OF DEATH

     We must receive satisfactory proof of death at our Customer Service Center before we will pay any death benefit or allow any person other than the Owner to exercise any rights under the Contract. We will accept one of the following items:

1.   An original certified copy of an official death certificate; or

2. An original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

3.   Any other proof satisfactory to us.

     See "How Will My Contract Be Taxed" for further discussion of the tax treatment of death benefits.

================================================================================
10.      WHAT OTHER INFORMATION SHOULD I KNOW?
================================================================================

PARTIES TO THE CONTRACT

     The Owner - You are the Owner of the Contract. You have the rights and options described in the Contract, including but not limited to the right to receive the income payments beginning on the Income Date. One or more people may own the Contract as joint Owners.

     The Annuitant - Unless another Annuitant is named, you are also the Annuitant. You may name a Contingent Annuitant to become the Annuitant should the Annuitant die before the Income Date. You will be the Contingent Annuitant unless you name someone else. If there are joint Owners, we will treat the youngest Owner as the Contingent Annuitant, unless you elect otherwise. If you are not the Annuitant and the Annuitant dies before the Income Date, the Contingent Annuitant becomes the Annuitant. If the Annuitant dies and no Contingent Annuitant has been named, we will allow you sixty days to designate someone other than yourself as Annuitant.

     The Beneficiary - We pay the death benefit to the primary Beneficiary (unless there are joint Owners in which case proceeds are payable to the surviving Owner). If the primary Beneficiary dies before the Owner, the death benefit is paid to the Contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the death benefit to the Owner's estate.

     One or more persons may be named as primary Beneficiary or Contingent Beneficiary. We will assume any death benefit is to be paid in equal shares to the multiple surviving Beneficiaries unless you specify otherwise.

     You have the right to change Beneficiaries. However, if you designate the primary Beneficiary as irrevocable, you may need the consent of that irrevocable Beneficiary to exercise the rights and options under the Contract.

     Change of Owner, Beneficiary or Annuitant - During your lifetime and while the Contract is in force you can transfer ownership of the Contract, or change the Beneficiary, or change the Annuitant. (However, the Annuitant cannot be changed if no Owner is an individual and cannot be changed after the Income Date.) To make any of these changes, you must send us Satisfactory Notice. If accepted, any change in Owner, Beneficiary or Annuitant takes effect on the date you signed the notice. Any of these changes will not affect any payment made or action taken by us before our acceptance. A change of Owner may be a taxable event and may also affect the amount of death benefit payable under the Contract.

SEPARATE ACCOUNTS

     The Sage Variable Annuity Account A. We established the Variable Account as a separate investment account under Delaware law on December 3, 1997. The Variable Account may invest in mutual funds, unit investment trusts, and other investment portfolios. We own the assets in the Variable Account and are obligated to pay all benefits under the Contracts. We use the Variable Account to support the Contracts as well as for other purposes permitted by law. We registered the Variable Account with the SEC as a unit investment trust under the 1940 Act and it qualifies as a "separate account" within the meaning of the federal securities laws. Such registration does not involve any supervision by the SEC of the management of the Variable Account or Sage Life.

     We divided the Variable Account into Variable Sub-Accounts, each of which currently invests in shares of a specific Fund. Variable Sub-Accounts buy and redeem Fund shares at net asset value without any sales charge. We reinvest any dividends from net investment income and distributions from realized gains from security transactions of a Fund at net asset value in shares of the same Fund. Income, gains and losses, realized or unrealized, of the Variable Account are credited to or charged against the Variable Account without regard to any other income, gains or losses of Sage Life. Assets equal to the reserves and other Contract liabilities with respect to the Variable Account are not chargeable with liabilities arising out of any other business or account of Sage Life. If the assets exceed the required reserves and other liabilities, we may transfer the excess to our General Account.

     Voting of Fund Shares. We are the legal owner of shares held by the Variable Sub-Accounts and as such, have the right to vote on all matters submitted to shareholders of the Funds. However, as required by law, we will vote shares held in the Variable Sub-Accounts at regular and special meetings of shareholders of the Funds according to instructions received from Owners with Account Value in the Variable Sub-Accounts. To obtain your voting instructions before a Fund shareholder meeting, we will send you voting instruction materials, a voting instruction form, and any other related material. We will vote shares held by a Variable Sub-Account for which we received no timely instructions in the same proportion as those shares for which we received voting instructions. Should the applicable federal securities laws, regulations, or interpretations thereof change so as to permit us to vote shares of the Funds in our own right, we may elect to do so.

     The Sage Fixed Interest Account A. The Fixed Account is a separate investment account under state insurance law. We maintain it separate from our General Account and separate from any other separate account that we may have. We own the assets in the Fixed Account, and may offer the Fixed Account in our variable life insurance products. Assets equal to the reserves and other liabilities of the Fixed Account will not be charged with liabilities that arise from any other business that we conduct. Thus, the Fixed Account represents pools of assets that provide an additional measure of assurance that Owners will receive full payment of benefits under the Contracts. We may transfer to our General Account assets that exceed the reserves and other liabilities of the Fixed Account. However, our obligations under (and values and benefits under) the Fixed Account do not vary as a function of the investment performance of the Fixed Account. Owners and Beneficiaries with rights under the Contracts do not participate in the investment gains or losses of the assets of the Fixed Account. These gains or losses accrue solely to us. We retain the risk that the value of the assets in the Fixed Account may fall below the reserves and other liabilities that we must maintain in connection with our obligations under the Fixed Account. In such an event, we will transfer assets from our General Account to the Fixed Account to make up the difference. We are not required to register the Fixed Account as an investment company under the 1940 Act.

MODIFICATION

     When permitted by applicable law, we may modify the Contracts as follows:

-    deregister the Variable Account under the 1940 Act;

- operate the Variable Account as a management company under the 1940 Act if it is operating as a unit investment trust;

- operate the Variable Account as a unit investment trust under the 1940 Act if it is operating as a managed separate account;

- restrict or eliminate any voting rights of Owners, or other persons who have voting rights as to the Variable Account;

-    combine the Variable Account with other separate accounts; and

-    combine a Variable Sub-Account with another Variable Sub-Account.

     We also reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions of shares of a Fund that are held by the Variable Account (the shares of the new Fund may have higher fees and charges than the Fund it replaced, and not all Funds may be available to all classes of Contracts); and to establish additional Variable Sub-Accounts or eliminate Variable Sub-Accounts, if marketing, tax, or investment conditions so warrant. Subject to any required regulatory approvals, we reserve the right to transfer assets of a Variable Sub-Account that we determine to be associated with the class of Contracts to which the Contract belongs, to another separate account or to another separate account sub-account.

     If the actions we take result in a material change in the underlying investments of a Variable Sub-Account in which you are invested, we will notify you of the change. You may then make a new choice of Variable Sub-Accounts.

DISTRIBUTION OF THE CONTRACTS

     Sage Distributors, Inc., 300 Atlantic Street, Stamford, CT 06901 ("Sage Distributors") acts as the distributor (principal underwriter) of the Contracts. Sage Distributors is a Delaware corporation, is registered as a broker-dealer under the Securities Exchange Act of 1934, and is a member of the National Association of Securities Dealers, Inc. (the "NASD"). Sage Distributors is a wholly owned subsidiary of Sage Insurance Group Inc. We compensate Sage Distributors for acting as principal underwriter under a distribution agreement. We offer the Contracts on a continuous basis, and do not anticipate discontinuing their sale. The Contracts may not be available in all states.

EXPERTS

     The consolidated financial statements of Sage Life Assurance of America, Inc. at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, and the financial statements of The Sage Variable Annuity Account A at December 31, 2001 and for each of the two years in the period then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

     Sage Life and its subsidiary, as of the date of this Prospectus, are not involved in any lawsuits.

REPORTS TO CONTRACT OWNERS

     We maintain records and accounts of all transactions involving the Contracts, the Variable Account, and the Fixed Account at our Customer Service Center. Each year, or more often if required by law, we will send you a report showing information about your Contract for the period covered by the report. We will also send you an annual and a semi-annual report for each Fund underlying a Variable Sub-Account in which you are invested as required by the 1940 Act. In addition, when you make purchase payments, or if you make transfers or withdrawals, we will send you a confirmation of these transactions.

AUTHORITY TO MAKE AGREEMENTS

     One of our officers must sign all agreements we make. No other person, including an insurance agent or registered representative, can change the terms of your Contract or make changes to it without our consent.

FINANCIAL STATEMENTS

     Audited Financial statements are presented in the Statement of Additional Information for the Variable Account as of December 31, 2001.

     We included the audited consolidated financial statements for Sage Life Assurance of America, Inc. as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001. You should consider these financial statements only as bearing on the ability of Sage Life Assurance of America, Inc. to meet its obligations under the Contracts. You should not consider them as bearing on the investment performance of the assets held in the Variable Account.

================================================================================
11.      HOW CAN I MAKE INQUIRIES?
================================================================================

     You may make inquiries about your Contract by contacting one of our authorized registered representatives or by writing or calling us at our Customer Service Center.

================================================================================
12.      ADDITIONAL INFORMATION ABOUT SAGE LIFE ASSURANCE OF AMERICA, INC.
================================================================================

HISTORY AND BUSINESS

General

     Sage Life Assurance of America, Inc. ("Sage Life" or "the Company" or "We") is a stock life insurance company incorporated in Delaware in 1981 with its principal offices in Stamford, Connecticut. We have licenses to conduct an insurance business in 49 states and the District of Columbia. The Company is authorized to write variable annuity contracts in all jurisdictions in which it is licensed, and is authorized to write variable life insurance in all but three states. Although the Company is not licensed in New York, its wholly-owned subsidiary, Sage Life Assurance Company of New York ("Sage New York") has applied to the New York Insurance Department for an insurance license.

     We are a wholly-owned subsidiary of Sage Life Holdings of America, Inc. ("Sage Life Holdings"). Sage Insurance Group Inc. ("SIGI") owns 90.1% of the common stock of Sage Life Holdings. Swiss Re Life and Health America, Inc. ("Swiss Re", formerly Life Reassurance Corporation of America), owns the remaining 9.9% of the common stock of Sage Life Holdings. Before acquiring Sage Life Holdings' common stock, Swiss Re invested $12,500,000 in non-voting non-redeemable cumulative preferred stock of Sage Life Holdings. During 2000, Swiss Re exchanged a portion of the preferred stock it acquired for the common stock. Swiss Re's ultimate parent is Swiss Reinsurance Company, Switzerland, one of the world's largest life and health reinsurance groups.

     SIGI is a wholly-owned, indirect subsidiary of Sage Group Limited ("Sage Group"), a South African corporation quoted on the Johannesburg Stock Exchange. Sage Group is a holding company with a thirty-six year history of extensive operating experience in mutual funds, life assurance and investment management. Sage Group has directly and indirectly engaged in insurance marketing activities in the United States since 1977. In addition to its U.S. and South African activities, Sage Group also provides insurance products to non-U.S. citizens through its indirect subsidiary, Sage Life (Bermuda), Ltd.

     Effective December 31, 1996, SIGI purchased all of the outstanding stock of Sage Life, then named Fidelity Standard Life Insurance Company ("Fidelity Standard"), from Security First Life Insurance Company ("SFLIC"). Prior to the purchase and effective October 31, 1996, Fidelity Standard entered into a modified coinsurance arrangement to cede all of its separate account liabilities to its then parent, SFLIC. Assets equal to the total reserves and related liabilities were transferred to SFLIC. The remaining general account liabilities were ceded under a 100% coinsurance arrangement with SFLIC. In connection with the purchase of Fidelity Standard, the Company entered into a service agreement with SFLIC to provide all necessary administrative services for all ceded business. Effective September 30, 1998, all of the in-force business of the Company was novated to SFLIC.

Segment Information

     We operate in one business segment, the variable insurance product market. Products we currently offer include combination fixed and variable deferred annuities and combination fixed and variable life insurance products. We may introduce additional variable products in the future including combination fixed and variable immediate annuities.

Products and Distribution

     Our ongoing business strategy is to focus on the development, underwriting, and marketing of variable annuity and variable life insurance products (the "Contracts"). Our obligations under these Contracts are supported by (1) variable accounts -- determined by the value of investments held in separate accounts, and (2) fixed accounts -- backed by investments held in separate accounts. The assets in these separate accounts supporting the Contracts to which they relate are not chargeable with liabilities arising out of any other business we may conduct.

     Our initial marketing focus has been to distribute our products through banks and financial planning companies and regional broker-dealers. We anticipate that, over the long-term, our distribution channels will expand to include wirehouses.

Rating Agencies

     The Company's financial ratings are important in its ability to accumulate and retain assets. The Company is rated "A" (Excellent) by A.M. Best and "AA"- (Very Strong) by Fitch Ratings. Rating agencies periodically review the ratings they issue for any required changes. These ratings reflect the opinion of the rating agency as to the relative financial strength of the Company and its ability to meet its contractual obligations to its contract owners. Many financial institutions and broker-dealers focus on these ratings in determining whether to market an insurer's variable products. If any of our ratings were downgraded from their current levels, sales of our products and our relationships with distributors could be adversely affected.

Competition

     We are engaged in a business that is highly competitive due to the large number of stock and mutual life insurance companies as well as other entities marketing insurance products comparable to our products. There are approximately 1,500 stock, mutual and other types of insurers in the life insurance business in the United States, a substantial number of which are significantly larger than us. We are unique in that we are one of the few life insurers confining activities to the marketing of separate account variable insurance products.

Employees

     At December 31, 2001, we had 65 salaried employees. Many of these employees also perform duties for affiliated companies.

SELECTED FINANCIAL DATA

     The following table summarizes information with respect to our operations. The selected financial data should be read in conjunction with the financial statements and the notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations. All amounts presented in the following table were derived from our financial statements for the periods indicated and certain amounts have been reclassified to conform to the 2001 presentation.


                                                    2001               2000               1999               1998             1997
                                             ============       ============        ============       ============     ============
Statement of Operations Data:
Revenues:
 Net investment income                         $ 2,108,497        $ 1,888,172        $ 1,290,196         $ 1,243,522       $ 989,494
 Realized capital gains                             14,088                  _                  _                   _               _
 Administrative service fees                        39,260             49,940             37,671                   _               _
 Contract charges and fees                         108,986              3,979                861                   _               _
                                             ============       ============        ============       ============     ============
 Total revenues                                  2,270,831          1,942,091          1,328,728           1,243,522         989,494

Benefits and expenses:
Contract owner benefits                          1,078,918            490,964                  _                   _               _
Acquisition expenses                              (50,182)                  _                  _                   _               _
Goodwill amortization expense                      217,378            234,468            234,468             548,818         325,406
General and administrative expenses              8,303,361          5,969,108          5,521,186           1,263,678       1,015,874
                                             ============       ============        ============       ============     ============
 Total benefits and expenses                     9,549,475          6,694,540          5,755,654           1,812,496       1,341,280
                                             ============       ============        ============       ============     ============
Loss before cumulative effect                  (7,278,644)        (4,752,449)        (4,426,926)           (568,974)       (351,786)
adjustment

Cumulative effect adjustment for
 Change                                                  _                  _        (4,269,488)                   _               _
 in accounting for development
 costs                                       ============       ============        ============       ============     ============
Net loss                                     $ (7,278,644)      $ (4,752,449)       $(8,696,414)         $ (568,974)     $ (351,786)
                                               (4,752,449)
                                             ============       ============        ============       ============     ============
Written Premiums                                       (1)
 Gross                                         $68,900,272        $21,109,921           $ 79,942         $ _             $ _
                                             ============       ============        ============       ============     ============
 Net                                           $28,930,652        $ 7,003,766           $ 75,742         $ _             $ _
                                             ============       ============        ============       ============     ============
Balance Sheet Data:
Total Assets                                  $114,237,585       $ 54,726,227        $31,736,580         $36,542,531    $ 36,688,739
                                             ============       ============        ============       ============    ============
Total Liabilities                             $ 82,330,012       $ 22,209,130          $ 233,435            $ 70,474     $ 3,486,311
                                             ============       ============        ============       ============     ============
Total Stockholder's Equity                    $ 31,907,573       $ 32,517,097        $31,503,145         $36,472,057    $ 33,202,428
                                             ============       ============        ============       ============     ============

     (1) Under accounting principles generally accepted in the United States, premiums are not reported as revenue.

     Management's Discussion and Analysis of Financial Condition and Results of Operations

     Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the accompanying financial statements and notes thereto and Selected Financial Data.

Results of Operations

     Contract owners pay us contract charges and fees, while the fund managers pay us administrative fees. These administrative fees, and most of the charges received from contract owners, are based on underlying variable and fixed account values. Therefore, these fees and charges vary with the amount of premiums we have received and investment performance of the funds. Annual contract charges we receive from contract owners are flat fees assessed on each contract's anniversary date. Accordingly, they vary according to the number of contracts in force during the course of the year.

     Net investment income includes interest earned on separate account assets allocated to options in the fixed account by contract owners. The increases in net investment income and contract owner benefits reflect the increase in total separate account assets supporting the options in the fixed account.

     Before June 30, 2000, we sold a limited number of contracts as we focused most of our efforts on obtaining ratings from rating agencies and developing the staff, systems and other elements necessary for us to begin our underwriting and marketing activities. Although premiums continue to show significant growth, they are still well below levels needed to generate significant charges based on variable and fixed account assets. Accordingly, net investment income continues to represent most of our revenues. We expect net investment income will continue to represent the majority of our revenues for the next several years as our sales and related variable and fixed account assets grow.

     The trend of increasing general and administrative expenses reflects our progress in implementing our business strategy and putting in place the necessary staff, systems and other elements needed to support our planned growth. The increase in general and administrative expenses is in large part due to an increase in the number of employees (including several senior positions), which was 65 at December 31, 2001 as compared to 38 at December 31, 2000, and 24 at December 31, 1999.

     We do not currently reflect the benefits of deferred federal income taxes in our results.

Liquidity and Capital Resources

     Since the beginning of 1997, our primary cash needs have been for the development of our insurance products and related infrastructure and the funding of our daily operations. Our cash needs have been met primarily through capital contributions from Sage Life Holdings, as well as through interest income on the invested assets of the general account.

     We expect that our cash needs will continue in order to support our underwriting and marketing activities. Our ultimate parent, Sage Group, a publicly traded South African financial services group, has stated that our operations are of key strategic importance to Sage Group's business plans and that they intend to take the actions necessary to meet our liquidity needs. Sage Group is currently prohibited under South African currency controls from utilizing funds raised in South Africa for our cash needs other than through capital issues in foreign currency. Sage Group's current ability to issue stock outside of South Africa has been hindered by a recent devaluation of the South African rand relative to the United States dollar and a decrease in their stock price reflective of a general decline of financial services stocks in South Africa. Sage Group is actively exploring a variety of alternatives for providing for our current and future cash needs, including by issuing new capital to strategic investors of Sage Life Holdings and/or its affiliates or through the issuance of new Sage Group capital in the international markets. Sage Group and its affiliates are currently engaging in discussions with potential strategic investors and providers of such capital. However, there can be no assurance that Sage Group will be successful in these efforts, as Sage Group has not yet finalized negotiations with any strategic investor.

     Our future marketing efforts and results of operations could be adversely affected if Sage Life Holdings and/or its affiliates are unable to raise additional funding for us. Based on our business expansion plans, Sage Life Holdings and/or its affiliates will require outside financing towards the end of the first quarter of 2003 to enable us to maintain the minimum $25,000,000 capital and surplus requirements stipulated in the terms of the Preferred Stock Agreement with Swiss Re. Under the Preferred Stock Purchase Agreement, as amended, we are required to maintain statutory-basis capital and surplus of at least $25,000,000. Should our statutory-basis capital and surplus fall below $25,000,000, and remain uncured for 60 days, the Preferred Stock Purchase Agreement provides that, subject to obtaining regulatory approval, each share of preferred stock shall be entitled to a number of votes sufficient to provide preferred shareholders 51% of the voting interest in Sage Life Holdings, our direct parent. Should this occur, there can be no assurance that our current business strategy will be maintained. In addition, we have made a commitment to the Michigan Insurance Department to maintain statutory capital and surplus of at least $25,000,000.

     With regard to contract owners, our obligation under their contracts are supported by (1) variable accounts - determined by the value of investments held in separate accounts, and (2) fixed accounts - backed by investments held in separate accounts. The assets in these separate accounts, supporting the contracts to which they relate, are not chargeable with any of our other liabilities.

Reinsurance

     In 2000, we entered into a modified coinsurance agreement (the "Modco Agreement") with Swiss Re. Under the Modco Agreement we cede a significant portion of our variable business to Swiss Re. This arrangement provides us with additional capacity for growth of the variable insurance business.

     In addition, we have entered into reinsurance arrangements that reinsure certain mortality risks associated with the death benefit and accidental death benefit features of the contracts, as well as other contract guarantees. We use only highly rated reinsurance companies to reinsure these risks

     Reinsurance does not relieve us from our obligations to contract owners. We remain primarily liable to the contract owners to the extent that any reinsurer does not meet its obligations under the reinsurance agreements.

Reserves

     The insurance laws and regulations under which we operate obligate us to record, as liabilities, actuarially determined reserves to meet our obligations on outstanding contracts. We base our reserves involving life contingencies on mortality tables in general use in the United States. Where applicable, we compute our reserves to equal amounts which, together with interest on such reserves computed annually at certain assumed rates, will be sufficient to meet our contract obligations at their maturities or in the event of the covered person's death.

Critical Accounting Policies

     We amortize deferred acquisition costs ("DAC"), deferred gain on modified coinsurance agreement, and unearned revenue over the life of our contracts in relation to estimated gross profits ("EGPs"). Both the deferred amounts and the EGPs are net of reinsurance. EGPs are based on assumptions about future contract experience including, persistency, growth rate of elected investment options, and the level of expense required to maintain the contracts. At each balance sheet date, EGPs are replaced with actual gross profits. Future EGPs are also recast taking into account the volume and mix of the contracts actually in force and warranted changes in assumptions about future experience. Finally, amortization is derived based on the combination of actual gross profits to date and the recast EGPs. For 2001, we have replaced EGPs with actual gross profits and EGPs have been recast taking into consideration the volume and mix of contracts in force. Assumptions about future experience have not been revised.

Investments

     Our cash and invested assets are comprised entirely of investment grade securities, money market funds and equity securities representing seed money in two funds sponsored by Sage Life Investment Trust, a registered investment company offering a series of mutual funds to investors in the Company.

Dividend Restrictions

     We are subject to state regulatory restrictions that limit the maximum amount of dividends payable. Subject to certain net income carryforward provisions as described below, we must obtain approval of the Insurance Commissioner of the State of Delaware in order to pay, in any 12-month period, "extraordinary" dividends which are defined as those in excess of the greater of 10% of surplus as regards contract owners as of the prior year-end and statutory net income less realized capital gains for such prior year. We may pay dividends only out of earned surplus. In addition, we must provide notice to the Insurance Commissioner of the State of Delaware of all dividends and other distributions to Sage Life Holdings, within five business days after declaration and at least ten days prior to payment. At December 31, 2001, we could not pay a dividend to Sage Life Holdings without prior approval from state regulatory authorities as we currently do not have earned surplus. Additionally, we have paid no dividends since the commencement of our operations.

State Regulation

     We are subject to the laws of the State of Delaware governing insurance companies and to the regulations of its Department of Insurance (the "Insurance Department"). Annually, we file a detailed financial statement in the prescribed form (the "Statement") with the Insurance Department covering our operations for the preceding year and our financial condition as of the end of that year. Regulation by the Insurance Department means that it may examine our books and records to determine, among other things, whether reported contract liabilities and reserves are computed in accordance with statutory accounting practices prescribed or permitted by the Insurance Department. The Insurance Department, under the auspices of the National Association of Insurance Commissioners ("NAIC"), periodically conducts a full examination of the Company's operations.

     In addition, we are subject to regulation under the insurance laws of all jurisdictions in which we operate. These laws establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements, and regulating the types and amounts of investments permitted. We must file the Statement with supervisory agencies in each of the jurisdictions in which we operate, and our operations and accounts are subject to examination by these agencies at regular intervals.

     Our statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the Delaware Insurance Department. Prior to January 1, 2001, "prescribed" statutory accounting practices were interspersed throughout state insurance laws and regulations, the NAIC's Accounting Practices and Procedures Manual and a variety of NAIC publications. "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future.

     Effective January 1, 2001, the NAIC has revised the Accounting Practices and Procedures Manual in a process referred to as Codification. Delaware has adopted the provisions of the revised manual. The revised manual has changed, to some extent, prescribed statutory accounting practices used to prepare statutory-basis financial statements. However, the effect of these changes did not result in a reduction in our statutory-basis capital and surplus upon adoption January 1, 2001.

     On an annual basis, the NAIC requires insurance companies to report information regarding minimum Risk Based Capital ("RBC") requirements. These requirements are intended to allow insurance regulators to identify companies that may need regulatory attention. The RBC Model Law requires that insurance companies apply various factors to asset, premium and reserve items, all of which have inherent risks. The formula includes components for asset risk, insurance risk, interest risk and business risk. At December 31, 2001, our total adjusted capital exceeded RBC requirements.

     Further, many states regulate affiliated groups of insurers like us and our affiliates, under insurance holding company legislation. Under such laws, intercompany transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of the transfers and payments in relation to the financial positions of the companies involved.

     Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for contract owner losses incurred when other insurance companies have become insolvent. Most of these laws provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

     Although the federal government ordinarily does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Our insurance products are subject to various federal securities laws and regulations. In addition, current and proposed federal measures that may significantly affect the insurance business include: 1) regulation of insurance; 2) company solvency; 3) employee benefit regulation; 4) tax law changes affecting the taxation of insurance companies; 5) tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles; and 6) privacy protection initiatives.

Directors and Executive Officers of Sage Life

The following are the Directors and Executive Officers of the Company:



                          Position with Sage, Year of
           Name, Age              Election                              Other Principal Positions for Past Five Years

Ronald S. Scowby, 63       Director, January 1997            Chairman and Trustee, Sage Life Investment Trust, July 1998
                           to December 2001; Chairman,       to September 2001; President, Chief Executive Officer, Sage
                           February 1998 to December         Life Assurance of America Inc., January 1997 to February
                           2001                              1998; Director, President, Chief Executive Officer, Sage Management
                                                             Services (USA), Inc., June 1996 to December 1999;Owner, Sheldon Scowby
                                                             Resources July 1995 to June 1996

Robin I. Marsden, 36       Director, January 1997 to         President and Trustee, Sage Life Investment Trust, July 1998
                           present; President and Chief      to present; Director, Sage Distributors, Inc., January 1998
                           Executive Officer, February       to August 2001 and February 2002 to present; President, Sage
                           1998 to present                   Distributors, Inc. February 2002 to present; Director,
                                                             January 1997 to present, President and Chief Executive Officer,
                                                             February 1998 to present, Sage Insurance Group, Inc.; Chief Investment
                                                             Officer and Chief Financial Officer, Sage Life Holdings, Ltd., November
                                                             1994 to January 1998

H. Louis Shill, 71         Director, January 1997            Chairman, Sage Life Assurance of America, Inc. January 1997
                           to present; Chairman              to February 1998; Chairman, Sage Insurance Group, Inc.,
                           December 2001 to present          January 1997 to present; Founder, Chairman, Sage Group Limited, 1965 to present

Paul C. Meyer, 49          Director, January 1997 to         Partner, Clifford Chance Rogers & Wells, 1986 to present
                           present

Richard D. Starr, 57       Director, January 1997 to         Chairman and Chief Executive Officer, Financial Institutions
                           Present                           Group, Inc., October 1978 to present; Vice Chairman and
                                                             Director, ABN Amro Financial Services, Inc.

Dr. Meyer Feldberg, 60     Director, January 2000 to         Dean/Professor, Columbia University Graduate School of
                           Present                           Business, July 1989 to present; Chairman and Director, Sage
                                                             Life Assurance Company of New York; Director of Revlon,
                                                             Inc., Federated Department Stores, Primedia, and Paine-Webber
                                                             Mutual Funds

John A. Benning, 67        Director, April 2000 to           Senior Vice President and General Counsel, Liberty Financial
                           Present                           Companies, 1986 to 2000; Director of ICI Mutual Insurance
                                                             Company and T.T. International U.S.A. Feeder Trust

Mitchell R. Katcher, 48    Director, December 1997 to        Vice President, Sage Life Investment Trust, July 1998 to
                           Present; Senior Executive         present; Director, Sage Distributors, Inc., January 1998 to
                           Vice President and Chief          August 2001; Treasurer, July 1997 to present, Senior
                           Actuary May 1997 to present;      Executive Vice President, December 1997 to present, Sage
                           Chief Financial Officer, May      Insurance Group, Inc.
                           1997 to October 2000

Lincoln B. Yersin, 38      Executive Vice President          President, Sage Distributors, September 2000 to present;
                           Marketing, National Sales         Executive Vice President, Sage Insurance Group, Inc. January
                           Manager, May 1999 to              2001 to February 2002; President, AmSouth Investment
                           February 2002                     Services, Inc., June 1993 to May 1999; Senior Vice President,
                                                             AmSouth Bancorporation, June 1993 to May 1999

Jeffrey C. Gordon, 40      Senior Vice President and         Senior Vice President and Chief Financial Officer, Sage
                           Chief Financial Officer,          Insurance Group Inc., October 2000 to present; Chief
                           October 2000 to present           Financial Officer and Treasurer, Sage Distributors, Inc.,
                                                             February 2002 to present; Controller, Frontier Insurance
                                                             Group, Inc., January 1999 to September 2000; Senior Manager,
                                                             Ernst & Young LLP, January 1988 to December 1998

Nancy F. Brunetti, 40      Executive Vice President and      Executive Vice President and Chief Administrative Officer,
                           Chief Administrative              Sage Insurance Group Inc., January 2001 to present;
                           Officer, January 2001 to          Consultant, NFB Consulting, January 2000 to December2000;
                           Present                           Executive Vice President and Chief Operating Officer, January
                                                             1998 to December 1999 and Senior Vice President January 1996
                                                             to December 1997, American Skandia Life Assurance Corporation


All entities with "Sage" in their name are affiliates of Sage Life. The executive officers of Sage Life hold various other offices and directorships with affiliates not named above. None of these, however, are considered to be principal positions.

Executive Compensation

The following table summarizes the compensation paid to the Chief Executive Officer and certain other Executive Officers of the Company:

                                                                                                  Other Annual            Other
Name and Principal Position                      Year             Salary            Bonus        Compensation(1)     Compensation(2)
========================================      ===========      =============    =============   ================    ================

Robin I. Marsden                                  2001          $390,750          $108,800           $ 17,850           $ 132,179
 (Chief Executive Officer)                        2000           354,750           100,000             17,850             119,399
                                                  1999           322,500           150,000             16,800              38,018

 Ronald S. Scowby (3)                             2001            $    _            $    _              $   _                $  _
 (Former Chairman, President                      2000                 _            75,000                  _              56,538
  and CEO)                                        1999           354,167           200,000             16,800              42,484

 Mitchell R. Katcher                              2001          $318,750          $150,000           $ 17,850           $  20,535
 (Senior Executive Vice                           2000           293,750           137,500             17,850              17,824
  President and Chief Actuary)                    1999           268,750           150,000             16,800              30,456

 Lincoln Yersin(4)                                2001          $199,750          $150,000           $ 17,850            $  3,124
 (Former Executive Vice President                 2000           186,250           150,000             13,300              47,191
   Marketing and National Sales
   Manager)                                       1999           116,667           100,000                  _             124,692

 Jeffrey C. Gordon                                2001         $ 205,250          $ 40,000            $ 4,525           $ 100,229
 (Senior Vice President and
   Chief Financial Officer)

 Nancy F. Brunetti                                2001         $ 279,500         $  34,375                  _           $  31,000
 (Executive Vice President and
   Chief Administrative Officer)



     (1) Represents amounts credited to executives under a SIGI sponsored defined contribution plan.

     (2) All Other Compensation consists of the following for the executive officers: Mr. Marsden: 2001, $23,179 - contribution to non-qualified retirement plan, $109,000 - deferral of partial 2000-2001 fiscal year earned bonus; 2000, $19,399 - contribution to non-qualified retirement plan, $100,000 - deferral of partial 1999-2000 fiscal year earned bonus; 1999, $17,062 - contribution to non-qualified retirement plan, $20,956 - contribution to annuity contract issued by the Company.

     Mr. Scowby: 2000, $56,538 - cash-out of earned leave accrued during status as executive; 1999, $20,387 - contribution to non-qualified retirement plan, $22,097 - contribution to annuity contract issued by the Company.

     Mr. Katcher: 2001, $20,535 - contribution to non-qualified retirement plan; 2000, $12,994 - contribution to non-qualified retirement plan, $4,830 - contribution to non-qualified plan in lieu of employee benefit; 1999, $11,419 - contribution to non-qualified retirement plan, $19,037 - contribution to annuity contract issued by the Company.

     Mr. Yersin: 2001, $3,124 - contribution to non-qualified retirement plan; 2000, $47,191 - moving expenses; 1999, $65,116 - recruitment bonus, $59,576 -
moving expenses.

     Mr. Gordon: 2001, $43,750 - recruitment bonus, $4,528 - contribution to non-qualified retirement plan; $51,951 - moving expenses.

     Ms. Brunetti: 2001, $25,000 - recruitment bonus, $6,000 - commuter allowance.

     (3) Mr. Scowby retired as an executive officer effective December 31, 1999. Bonus compensation shown for 2000 is in connection with his former executive status, and was paid in 2000.

     (4) Mr. Yersin's employment with the Company terminated February 27, 2002.

Employment Contracts.

     Mr. Marsden and the Company are parties to an Employment Agreement effective April 1, 2000. The agreement provides for Mr. Marsden's title and duties with the Company, and establishes certain restrictive covenants. It sets forth his annual remuneration for the year from April 1, 2000, to March 31, 2001, and provides that such remuneration will be reviewed annually thereafter. Further, the agreement provides that Mr. Marsden is eligible to participate in the Company's short-term incentive bonus plan for executive employees, and in a long-term capital incentive plan to be established by SIGI. The agreement also provides that if his employment is terminated (except for a "with cause" termination) (i) he shall continue to be paid 24 months of then-current base salary with a proportionate bonus under the Company's short-term incentive plan for the months of service since the last bonus payment; (ii) that his employee welfare benefits will be continued for 24 months; (iii) that unvested pension contributions would immediately vest; and (iv) that unvested allocations or options under the long-term capital incentive plan would be treated in the same manner as a retirement under the rules of the plan. In addition, if the Company is no longer controlled by Sage Group and its effective place of business is relocated by its new owners, Mr. Marsden may, in lieu of relocating and being reimbursed thereof, elect to terminate his employment and receive the benefits he would otherwise have received if terminated without cause.

     Mr. Katcher and the Company are parties to an Employment Agreement effective February 1, 1997. The agreement provides for Mr. Katcher's title and duties with the Company, sets forth his remuneration through March 31, 1999, and provides that such remuneration will be reviewed annually thereafter. The agreement also provides that Mr. Katcher is eligible to participate in the Company's short-term incentive bonus plan for executive employees, and provides that bonuses payable on certain dates ending April 1, 1999, will not be less than indicated amounts. The agreement also provides that Mr. Katcher may participate in a long-term capital incentive plan to be established by SIGI. The agreement also provides that if his employment is terminated (except for a "with cause" termination) (i) his monthly compensation and employee welfare benefits shall be continued for a period of time as determined by a formula; (ii) that allocations or options under the long-term capital incentive plan and unvested employer contributions attributable to Mr. Katcher under any pension plan would be accelerated and deemed to immediately vest. In addition, pursuant to a "change of control" provision, Mr. Katcher may elect to terminate his employment and receive the benefits he would otherwise have received if terminated without cause.

     Mr. Yersin resigned February 27, 2002. Prior to his resignation, Mr. Yersin and the Company were parties to an employment agreement with an effective date of May 3, 1999. The agreement provided for Mr. Yersin's title and duties with the Company, and set forth his base salary and other compensation based on sales ("override"), with stated minimums on the override for the first two years. It also provided for compensation to Mr. Yersin in recognition of long-term incentives he forfeited with his former employer. Half of the value was advanced in cash and vested pro rata over the next two years. The other half was credited to Mr. Yersin's participation in a long-term capital incentive plan to be established by SIGI.

     Mr. Gordon and SIGI are parties to an agreement dated September 11, 2000. The agreement provides for Mr. Gordon's title and duties with SIGI and the Company, sets forth his initial annual remuneration, and provides that such remuneration will be reviewed on an annual basis. The agreement also provides that Mr. Gordon is eligible to participate in the Company's short-term incentive bonus plan for employees. The agreement also provides that he is eligible to participate in a long-term capital incentive plan to be established by SIGI. In addition, the agreement provides that for the first year of employment, SIGI will make a special fully vested monthly contribution of 4% of base salary to an Executive Non-Qualified Deferred Compensation Plan ("Rabbi Trust"). The agreement provides for bridge financing payable over three years should stock loan obligations to Mr. Gordon's former employer materialize. Under this provision, during 2001, the Company provided Mr. Gordon with a $15,000 non-interest bearing loan payable December 31, 2002. In addition, in the event of a "change of control," if Mr. Gordon is terminated, or if he elects to terminate his employment, he will be entitled to receive his basic salary and benefits for a further twelve months, and will be entitled to a pro-rata bonus for the period up to such termination based on his prior year's bonus. Ordinary vesting under any benefit or incentive plan arising in this twelve-month period will also continue. The agreement provides for indemnification of personal liability arising in the ordinary course of business.

     Ms. Brunetti and SIGI are parties to an agreement dated December 21, 2000. The agreement provides for Ms. Brunetti's title and duties with SIGI and the Company, sets forth her initial annual remuneration and other incidental allowances, and provides that such remuneration will be reviewed on an annual basis. The agreement also provides that Ms. Brunetti is eligible to participate in the Company's short-term incentive bonus plan for employees, and that for the period through March 31, 2002, such bonus will be guaranteed at 50% of base gross salary. The agreement also provides that she is eligible to participate in a long-term capital incentive plan to be established by SIGI, and an Executive Non-Qualified Deferred Compensation Plan ("Rabbi Trust"). The agreement provides for indemnification of personal liability arising in the ordinary course of business.

     Directors' Compensation. Messrs. Marsden, Katcher and Shill are also officers-employees of Sage Life and/or its affiliates and parent companies, and are not therefore separately compensated for serving on the Board. Compensation for the other directors is inclusive of their services as directors for any of our affiliates. Messrs. Meyer, Starr and Benning are paid an annual retainer of $12,000, and $2,000 per meeting attended. Dr. Feldberg, who is also chairman of our subsidiary, Sage Life Assurance Company of New York, is paid an annual retainer of $30,000, and $8,000 per meeting attended. Messrs. Meyer, Starr, Benning, and Feldberg do not receive retirement benefits. Mr. Benning, as chairman of the audit committee, receives an annual retainer of $3,000, and $500 per meeting attended.

     Effective December 5, 2001, Mr. Scowby resigned as director and chairman of Sage Life and prior to resigning was paid $12,833 per month for these services. In addition, he was paid a stipend to cover the cost of certain insurance coverages formerly provided to him as an executive; the amount of the stipend in 2001 was $27,093. He was also provided with certain retirement benefits and was eligible to participate in a long-term incentive plan to be established by SIGI.

Certain Relationships and Related Transactions

     Paul C. Meyer, a director of the Company, is a partner with the law firm Clifford Chance Rogers & Wells. Since 1997, the Company has retained Clifford Chance Rogers & Wells, and its predecessor firm, Rogers & Wells, to provide legal counseling to the Company.


                          AUDITED FINANCIAL STATEMENTS
                      SAGE LIFE ASSURANCE OF AMERICA, INC.

SAGE LIFE ASSURANCE OF AMERICA, INC.
FINANCIAL STATEMENTS

REPORT OF INDEPENDENT AUDITORS

Board of Directors
Sage Life Assurance of America, Inc.

We have audited the accompanying consolidated balance sheets of Sage Life Assurance of America, Inc. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sage Life Assurance of America, Inc. and subsidiary at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

                                               /s/ ERNST & YOUNG LLP

New York, NY
March 15, 2002

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER 31
                                                              ----------------------------
                                                                  2001            2000
                                                              ------------    ------------
ASSETS

Investments:

  Fixed maturity securities available for sale..............  $ 13,652,254    $ 14,660,769

  Equity securities available for sale......................     1,097,000              --
                                                              ------------    ------------

Total investments...........................................    14,749,254      14,660,769

Cash and cash equivalents...................................     9,383,386       9,949,167

Accrued investment income...................................       272,954         243,111

Receivable from affiliates..................................     1,081,710       1,700,014

Deferred federal income taxes...............................            --         146,530

Reinsurance receivables.....................................       746,661         290,302

Deferred acquisition costs..................................     2,569,876         327,720

Goodwill....................................................     5,776,300       5,993,678

Other assets................................................       774,863         103,761

Separate account assets.....................................    78,882,581      21,311,175
                                                              ------------    ------------

Total assets................................................  $114,237,585    $ 54,726,227
                                                              ============    ============

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:

  Deferred gain from modified coinsurance agreement.........  $  1,283,790    $    318,028

  Unearned revenue..........................................         6,024             901

  Deferred federal income taxes.............................        60,807              --

  Accrued expenses and other liabilities....................     2,096,810         579,026

  Separate account liabilities..............................    78,882,581      21,311,175
                                                              ------------    ------------

Total liabilities...........................................    82,330,012      22,209,130

Stockholder's equity:

  Common stock, $2,500 par value, 1,000 shares authorized,
     issued and outstanding.................................     2,500,000       2,500,000

  Additional paid-in capital................................    50,937,804      44,671,161

  Deficit...................................................   (21,648,267)    (14,369,623)

  Accumulated other comprehensive gain (loss)...............       118,036        (284,441)
                                                              ------------    ------------

Total stockholder's equity..................................    31,907,573      32,517,097
                                                              ------------    ------------

Total liabilities and stockholder's equity..................  $114,237,585    $ 54,726,227
                                                              ============    ============

          See accompanying notes to consolidated financial statements.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       YEAR ENDED DECEMBER 31
                                                              -----------------------------------------
                                                                 2001           2000           1999
                                                              -----------    -----------    -----------
REVENUES
  Net investment income.....................................  $ 2,108,497    $ 1,888,172    $ 1,290,196
  Realized capital gains....................................       14,088             --             --
  Administrative service fees...............................       39,260         49,940         37,671
  Contract charges and fees.................................      108,986          3,979            861
                                                              -----------    -----------    -----------
       Total revenues.......................................    2,270,831      1,942,091      1,328,728
BENEFITS AND EXPENSES
  Contract owner benefits...................................    1,078,918        490,964             --
  Acquisition expenses......................................      (50,182)            --             --
  Goodwill amortization expense.............................      217,378        234,468        234,468
  General and administrative expenses.......................    8,303,361      5,969,108      5,521,186
                                                              -----------    -----------    -----------
       Total benefits and expenses..........................    9,549,475      6,694,540      5,755,654
Loss before cumulative effect adjustment....................   (7,278,644)    (4,752,449)    (4,426,926)
Cumulative effect adjustment for change in accounting for
  development costs.........................................           --             --     (4,269,488)
                                                              -----------    -----------    -----------
       Net loss.............................................  $(7,278,644)   $(4,752,449)   $(8,696,414)
                                                              ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                                   ACCUMULATED
                                                                                      OTHER
                                                ADDITIONAL PAID-                  COMPREHENSIVE
                                 COMMON STOCK      IN CAPITAL        DEFICIT      INCOME (LOSS)      TOTAL
                                 ------------   ----------------   ------------   -------------   -----------
Balances at December 31,
  1998.........................   $2,500,000      $34,875,727      $   (920,760)    $  17,090     $36,472,057
  Net loss.....................           --               --        (8,696,414)           --      (8,696,414)
  Change in unrealized gain on
     investments, net of
     federal income taxes......           --               --                --      (747,867)       (747,867)
                                                                                                  -----------
  Comprehensive loss...........                                                                    (9,444,281)
  Purchase price adjustment....           --         (102,518)               --            --        (102,518)
  Additional capital
     contributions.............           --        4,577,887                --            --       4,577,887
                                  ----------      -----------      ------------     ---------     -----------
Balances at December 31,
  1999.........................    2,500,000       39,351,096        (9,617,174)     (730,777)     31,503,145
  Net loss.....................           --               --        (4,752,449)           --      (4,752,449)
  Change in unrealized loss on
     investments, net of
     federal income taxes......           --               --                --       446,336         446,336
                                                                                                  -----------
  Comprehensive loss...........           --               --                --            --      (4,306,113)
  Additional capital
     contributions.............           --        5,320,065                --            --       5,320,065
                                  ----------      -----------      ------------     ---------     -----------
Balances at December 31,
  2000.........................    2,500,000       44,671,161       (14,369,623)     (284,441)    $32,517,097
  Net loss.....................           --               --        (7,278,644)           --      (7,278,644)
  Change in unrealized loss on
     investments, net of
     federal income taxes......           --               --                --       402,477         402,477
                                                                                                  -----------
  Comprehensive loss...........           --               --                --            --      (6,876,167)
  Additional capital
     contributions.............           --        6,266,643                --            --       6,266,643
                                  ----------      -----------      ------------     ---------     -----------
Balances at December 31,
  2001.........................   $2,500,000      $50,937,804      $(21,648,267)    $ 118,036     $31,907,573
                                  ==========      ===========      ============     =========     ===========

          See accompanying notes to consolidated financial statements.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED DECEMBER 31
                                                              -----------------------------------------
                                                                 2001           2000           1999
                                                              -----------    -----------    -----------
OPERATING ACTIVITIES
  Net loss..................................................  $(7,278,644)   $(4,752,449)   $(8,696,414)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Goodwill amortization expense..........................      217,378        234,468        234,468
     Amortization of bond discount/premium..................      109,529        114,223        124,842
     Cumulative effect adjustment for change in accounting
       for development costs................................           --             --      4,269,488
     Realized capital gains.................................      (14,088)            --             --
     Changes in:
       Accrued investment income............................      (29,843)       (16,877)       (22,809)
       Receivable from affiliates...........................      618,304     (1,028,744)      (671,270)
       Unearned revenue.....................................        5,123            901             --
       Reinsurance receivables..............................     (456,359)      (290,302)            --
       Deferred acquisition costs...........................   (2,242,156)      (327,720)            --
       Deferred gain from modified coinsurance agreement....      965,762        318,028             --
       Accrued expenses and other liabilities...............    1,525,082        438,600         78,756
       Other assets.........................................     (680,297)       (94,530)        (4,231)
                                                              -----------    -----------    -----------
Net cash used in operating activities.......................   (7,260,209)    (5,404,402)    (4,687,170)
INVESTING ACTIVITIES
  Purchases of fixed maturity securities....................           --       (453,975)    (4,444,806)
  Proceeds from sales, maturities and repayments of fixed
     maturity securities....................................    1,509,785      2,535,000             --
                                                              -----------    -----------    -----------
Net cash (used in) provided by investing activities.........    1,509,785      2,081,025     (4,444,806)
FINANCING ACTIVITIES
Capital contributions from parent...........................    5,184,643      5,320,065      4,577,887
                                                              -----------    -----------    -----------
Net cash provided by financing activities...................    5,184,643      5,320,065      4,577,887
                                                              -----------    -----------    -----------
(Decrease) increase in cash and cash equivalents............     (565,781)     1,996,688     (4,554,089)
Cash and cash equivalents at beginning of year..............    9,949,167      7,952,479     12,506,568
                                                              -----------    -----------    -----------
Cash and cash equivalents at end of year....................  $ 9,383,386    $ 9,949,167    $ 7,952,479
                                                              ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2001

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OPERATION

Sage Life Assurance of America, Inc. (the "Company") is domiciled in Delaware and is a wholly-owned subsidiary of Sage Life Holdings of America, Inc. ("SLHA"). SLHA is owned 9.9% by Swiss Re Life and Health America, Inc. ("Swiss Re", formerly Life Reassurance Corporation of America), and 90.9% owned by Sage Insurance Group, Inc. ("SIGI"), a wholly-owned indirect subsidiary of Sage Group Limited, a South African company ("Sage Group").

The Company is licensed to write business in all states with the exception of New York. In 1998 the Company formed Sage Life Assurance Company of New York ("Sage New York") as a wholly-owned subsidiary. Sage New York is in the process of obtaining its license in the State of New York.

DESCRIPTION OF BUSINESS

The Company develops and markets variable annuity and variable life insurance products. Sales of these products to the retail public are made by registered representatives of unaffiliated broker-dealers that have entered into selling agreements with the principal underwriter for the product, Sage Distributors, Inc., an affiliate of the Company.

Significant sales activity began in the third quarter of 2000. Gross sales for 2001 and 2000 were approximately $68,900,000 and $21,110,000, respectively. Approximately 40% of the gross sales for 2001 and 35% of the separate account assets under management at December 31, 2001 were produced through two broker-dealers. A significant amount of the gross sales for 2000 were produced through one broker-dealer that was subsequently purchased by an unaffiliated company and is no longer covered under a selling agreement with the Company.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States and reflect the consolidated accounts of the Company and its wholly-owned subsidiary. All intercompany balances and transactions have been eliminated.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions relate to the amortization of deferred acquisition costs and deferred gain from the modified coinsurance agreement. These involve surrenders, investment return, growth in allocations to variable funds options by contract owners, and maintenance expenses. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with a maturity of three months or less from the date of purchase to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates fair value.

INVESTMENTS

The Company has classified all of its fixed maturity investments as available-for-sale. Those investments are carried at fair value and changes in unrealized gains and losses are reported as a component of stockholder's equity, net of applicable deferred federal income taxes. Fair values are determined by quoted market prices.

Equity securities, consisting of seed money investments, are carried at fair value based on quoted market prices.

Realized gains on the disposal of investments are determined by the specific identification method.

Deferred Acquisition Costs and Sales Inducements

The costs of acquiring new business, which vary with and are primarily related to the production of new business, are being deferred net of reinsurance. These costs include commissions, costs of contract issuance, and certain selling expenses. These costs are being amortized in proportion to expected gross profits from interest, expense, mortality and surrender margins. This amortization is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. During 2001 and 2000, the Company capitalized,

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


$2,192,000 and $328,000, net of reinsurance ceded. During 2001, the Company recorded, net of reinsurance ceded, amortization and interest accretion of $45,000 and $95,000, respectively.

The Company also offers sales inducements that enhance the investment yield on the amount allocated to the fixed option by contract owners. Such inducements are deferred and amortized in a manner similar to deferred acquisition costs. At December 31, 2001 and 2000 deferred sales inducements were $604,000 and $16,000, respectively, and are included in other assets in the accompanying balance sheets.

REINSURANCE

During 2000, the Company entered into a modified coinsurance agreement (the "Modco Agreement") with Swiss Re. Under the Modco Agreement, the Company cedes a quota share of the premiums related to the majority of its variable business to Swiss Re. The Modco Agreement provides the Company with additional capacity for growth in supporting the cash strain from the Company's variable business.

In addition, the Company has entered into reinsurance arrangements that reinsure certain morality risks associated with the death benefit and accidental death benefit features of the contracts as well as other contract guarantees.

Reinsurance contracts are accounted for in a manner consistent with the underlying contracts.

Deferred acquisition costs in the accompanying balance sheets are net of quota share ceded under the Modco Agreement. The deferred gain from the Modco Agreement in the accompanying balance sheets represents the commission received by the Company in excess of the quota share percentage. Contract liabilities and associated assets are reported on a gross basis.

Reinsurance premiums ceded for the guarantees in the contracts and the corresponding reinsurance recoveries on benefits and claims incurred are included in contract owner benefits.

Reinsurance does not relieve the Company from its obligations to contract owners. The Company remains primarily liable to the contract owners to the extent that any reinsurer does not meet its obligations under the reinsurance agreements.

SEPARATE ACCOUNTS

The separate account assets and liabilities reported in the accompanying balance sheets represent funds that are separately administered, principally for the benefit of certain contract owners who bear the investment risk. The separate account assets and liabilities are carried at fair value based on quoted market prices. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account contract owners, are excluded from the amounts reported in the accompanying statements of operations.

Separate account assets consist of mutual funds, bonds, short-term investments, transfers due from the general account and cash and cash equivalents. The Company provides return guarantees determined periodically by management that vary based on the length of the guarantee period ranging from one to ten years subject to a minimum guaranteed return of 3% of the average investment balance to contract owners selecting any of the fixed options. Withdrawals from fixed options prior to the end of the guarantee period are subject to a market value adjustment based on interest rate levels at the time of the withdrawal.

For contract owners that do not select the fixed option, there are no minimum guarantees and the investment risk associated with market value changes are borne entirely by the contract owner.

At December 31, 2001 and 2000 the separate account liabilities included approximately $28,521,000 and $17,780,000, respectively, relating to annuity contracts for which the contract owner is guaranteed a fixed rate of return.

CONTRACT LIABILITIES
The Company has no contract liabilities in its general account at December 31, 2001 and 2000. All contract liabilities are in the separate account and are comprised of all payments received adjusted for investment experience, contract owner charges, assessments and withdrawals related to the underlying contracts.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


RECOGNITION OF REVENUE AND CONTRACT BENEFITS

Revenues for variable annuity contracts consist of charges against contract owner account values for mortality and expense risks, administration fees, surrender charges and annual maintenance fees. Revenues for variable life insurance contracts consist of charges against contract owner account values for mortality and expense risks, administration fees, cost of insurance fees, surrender charges and annual maintenance fees.

Contract owner benefits include first year bonus credits and the amount of guaranteed investment income credited to the fixed account.

Benefit reserves for variable annuity and variable life insurance contracts represent the account values of the contracts and are included in the separate account liabilities.

The Company defers the non-level portions of mortality and expense risk fees and annual maintenance fees as unearned revenue. Such revenue is recognized generally in proportion to expected gross profits on the underlying business.

GOODWILL

On December 31, 1996 the Company was purchased by SIGI from Security First Life Insurance Company. The amount paid in excess of the acquired assets was recorded as goodwill and is being amortized on a straight-line basis over thirty years. The carrying value of goodwill is regularly reviewed for indications of impairment in value. The Company utilizes sales forecasts to project future distributable earnings as a basis for an indication of impairment of goodwill. These current projections support the value of goodwill. Accumulated amortization at December 31, 2001 and 2000 was approximately $1,155,000 and $938,000, respectively.

DEVELOPMENT EXPENSES

Prior to January 1, 1999, costs incurred in the development of the Company's products, systems and distribution channels were classified as development expenses. These development costs were capitalized and amortized on a straight-line basis over fifteen years. Pursuant to the adoption of Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities", the Company is required to charge to expense all development costs incurred. In addition, the Company was required to write-off any unamortized capitalized development costs on January 1, 1999. The one time write-off of the unamortized capitalized development expenses was $4,270,000.

FEDERAL INCOME TAXES

Federal income taxes are accounted for using the liability method. Using this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

NEW ACCOUNTING STANDARD

In July 2001, the Financial Accounting Standards Board issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), that changes how companies must account for goodwill and other intangible assets. With the adoption of SFAS No. 142, goodwill is no longer subject to periodic amortization over its estimated useful life, but rather will be subject to at least an annual assessment for impairment by applying a fair-value based test. Acquired intangible assets must be recognized and amortized over their useful lives. Acquired intangible assets with indefinite lives are not subject to periodic amortization under the new rules but would be subject to periodic assessment for impairment The provisions of SFAS No. 142 are effective January 1, 2002 for goodwill and other intangible assets acquired before July 1, 2001.

The Company will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. Application of the nonamortization provisions of SAFS No. 142 is expected to result in a reduction of expenses of approximately $235,000 per year. During 2002, the Company will perform the first of the required impairment tests of goodwill as of January 1, 2002 and has not yet determined what the effect of these tests will be on the earnings and financial position of the Company.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


RECLASSIFICATIONS

Certain reclassifications have been made to prior years' financial statement amounts to conform to the 2001 presentation.

2. INVESTMENTS

Investments in fixed maturity securities at December 31 consist of the following:

                                                               GROSS         GROSS
                                               AMORTIZED     UNREALIZED    UNREALIZED       FAIR
                                                 COST          GAINS         LOSSES         VALUE
                                              -----------    ----------    ----------    -----------
2001
U.S. Government obligations.................  $ 6,988,499     $ 90,183      $  4,822     $ 7,073,860
Corporate obligations.......................    6,498,015      143,914        63,535       6,578,394
                                              -----------     --------      --------     -----------
                                              $13,486,514     $234,097      $ 68,357     $13,652,254
                                              ===========     ========      ========     ===========
2000
U.S. Government obligations.................  $ 7,075,997     $ 17,991      $159,070     $ 6,934,918
Corporate obligations.......................    8,015,742        9,093       298,984       7,725,851
                                              -----------     --------      --------     -----------
                                              $15,091,739     $ 27,084      $458,054     $14,660,769
                                              ===========     ========      ========     ===========

At December 31, 2001 securities with an amortized cost and fair value of approximately $5,441,000 and $5,492,000, respectively, were held by trustees in various amounts in accordance with the statutory requirements of certain states in which the Company is licensed to conduct business.

The amortized cost and fair value of fixed maturity securities by contractual maturity at December 31, 2001 are summarized below. Actual maturities will differ from contractual maturities because certain borrowers have the right to call or prepay obligations.

                                                               AMORTIZED        FAIR
                                                                 COST           VALUE
                                                              -----------    -----------
Due in one year or less.....................................  $   401,030    $   408,562
Due after one year through five years.......................    7,760,333      7,968,515
Due after five years through ten years......................    5,325,151      5,275,177
                                                              -----------    -----------
Total.......................................................  $13,486,514    $13,652,254
                                                              ===========    ===========

During 2001, the Company's parent contributed equity securities with a fair value of $1,082,000 to the Company. Such equity securities represent seed money in two funds sponsored by Sage Life Investment Trust. At December 31, 2001, the fair value of such securities was $1,097,000.

Investment income by major category of investment is summarized as follows:

                                                                2001          2000          1999
                                                             ----------    ----------    ----------
Fixed maturity securities..................................  $1,874,721    $1,397,699    $  907,068
Cash and cash equivalents..................................     370,075       572,086       461,367
                                                             ----------    ----------    ----------
Total investment income....................................   2,244,796     1,969,785     1,368,435
Investment expenses........................................    (136,299)      (81,613)      (78,239)
                                                             ----------    ----------    ----------
Net investment income......................................  $2,108,497    $1,888,172    $1,290,196
                                                             ==========    ==========    ==========

Proceeds from the sale of fixed maturity securities were $1,510,000 during 2001 resulting in gross realized gains of $14,000.

3. MODIFIED COINSURANCE AGREEMENT

Under the Modco Agreement, the Company cedes a quota share of the premiums related to the majority of its variable business to Swiss Re. During 2001 and 2000 the Company ceded premiums of approximately $39,970,000 and $14,106,000,

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

3. MODIFIED COINSURANCE AGREEMENT (CONTINUED)


respectively. Contract charges and fees for 2001 and 2000 are net of approximately $230,000 and $8,000, respectively, ceded to Swiss Re. Contract owner benefits are net of $123,000 and $30,000 ceded to Swiss Re in 2001 and 2000, respectively.

4. FEDERAL INCOME TAXES

The Company files a separate life insurance company federal income tax return. Beginning in 2002, the Company may be included in the consolidated federal income tax return of Sage Holdings (U.S.A.), Inc. and its subsidiaries.

The provision for federal income taxes varies from the amount which would be computed using the Federal statutory income tax rate as follows:

                                                              2001           2000           1999
                                                           -----------    -----------    -----------
Pre-tax loss.............................................  $(7,278,644)   $(4,752,449)   $(8,696,414)
Application of the federal statutory tax rate - 34%......   (2,474,739)    (1,615,833)    (2,956,781)
Change in valuation allowance............................    2,551,734      1,614,188      2,907,523
Other....................................................      (76,995)         1,645         49,258
                                                           -----------    -----------    -----------
Total income tax provision...............................  $        --    $        --    $        --
                                                           ===========    ===========    ===========

The Company's deferred tax assets and liabilities are comprised of the following at December 31:

                                                                 2001          2000
                                                              ----------    ----------
Deferred tax assets:
  Net operating loss carryforwards..........................  $7,682,789    $5,132,087
  Unrealized loss on depreciation of investments............          --       146,530
  Reserves..................................................     282,527        37,732
  Deferred gain from Modco Agreement........................     436,489       108,130
  Unearned revenue..........................................      82,944        32,447
  Other.....................................................      37,718         7,808
                                                              ----------    ----------
  Total deferred tax assets.................................   8,522,467     5,464,734
Deferred tax liabilities:
  Goodwill..................................................    (378,729)     (304,214)
  Deferred policy acquisition costs.........................    (712,167)     (116,926)
  Unrealized gain on appreciation of investments............     (60,807)           --
  Other.....................................................     (13,093)      (30,319)
                                                              ----------    ----------
Total deferred tax liabilities..............................  (1,164,796)     (451,459)
Valuation allowance for deferred tax assets.................  (7,418,478)   (4,866,745)
                                                              ----------    ----------
Net deferred tax asset (liability)..........................  $  (60,807)   $  146,530
                                                              ==========    ==========

Based upon the lack of historical operating earnings and the uncertainty of operating earnings in the future, management has determined that it is not more likely than not that the deferred tax assets will be fully recognized. Accordingly, a valuation allowance has been recorded.

The Company has separate company net operating loss carryforwards of approximately $22,596,000 at December 31, 2001, which expire between 2012 and 2016.

5. STATUTORY INFORMATION AND DIVIDEND RESTRICTIONS

Statutory-basis net loss and capital and surplus of the Company are as follows:

                                                              2001           2000           1999
                                                           -----------    -----------    -----------
Net loss.................................................  $(7,661,509)   $(1,948,877)   $  (389,023)
Capital and surplus......................................   25,367,701     26,505,917     25,973,744

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

5. STATUTORY INFORMATION AND DIVIDEND RESTRICTIONS (CONTINUED)


The National Association of Insurance Commissioners ("NAIC") requires insurance companies to report information regarding minimum Risk Based Capital ("RBC") requirements. These requirements are intended to allow insurance regulators to identify companies that may need regulatory attention. The RBC Model Law requires that insurance companies apply various factors to asset, premium and reserve items, all of which have inherent risks. The formula includes components for asset risk, insurance risk, interest risk and business risk. At December 31, 2001, the Company's total adjusted capital exceeded RBC requirements.

We are subject to state regulatory restrictions that limit the maximum amount of dividends payable. Subject to certain net income carryforward provisions as described below, we must obtain approval of the Insurance Commissioner of the State of Delaware in order to pay, in any 12-month period, "extraordinary" dividends which are defined as those in excess of the greater of 10% of surplus as regards contract owners as of the prior year-end and statutory net income less realized capital gains for such prior year. We may pay dividends only out of earned surplus. In addition, we must provide notice to the Insurance Commissioner of the State of Delaware of all dividends and other distributions to Sage Life Holdings, within five business days after declaration and at least ten days prior to payment. At December 31, 2001, we could not pay a dividend to Sage Life Holdings without prior approval from state regulatory authorities as we currently do not have earned surplus. Additionally, we have paid no dividends since the commencement of our operations.

We are subject to the laws of the State of Delaware governing insurance companies and to the regulations of its Department of Insurance (the "Insurance Department"). Annually, we file a detailed financial statement in the prescribed form (the "Statement") with the Insurance Department covering our operations for the preceding year and our financial condition as of the end of that year. Regulation by the Insurance Department means that it may examine our books and records to determine, among other things, whether reported contract liabilities and reserves are computed in accordance with statutory accounting practices prescribed or permitted by the Insurance Department. The Insurance Department, under the auspices of the NAIC, periodically conducts a full examination of the Company's operations.

In addition, we are subject to regulation under the insurance laws of all jurisdictions in which we operate. These laws establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements, and regulating the types and amounts of investments permitted. We must file the Statement with supervisory agencies in each of the jurisdictions in which we operate, and our operations and accounts are subject to examination by these agencies at regular intervals.

Our statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the Delaware Insurance Department. Prior to January 1, 2001, "prescribed" statutory accounting practices are interspersed throughout state insurance laws and regulations, the NAIC's Accounting Practices and Procedures Manual and a variety of NAIC publications. "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state, and may change in the future.

Effective January 1, 2001, the NAIC has revised the Accounting Practices and Procedures Manual in a process referred to as Codification. The revised manual has changed, to some extent, prescribed statutory accounting practices used to prepare statutory-basis financial statements. However, the effect of these changes did not result in a reduction in our statutory-basis capital and surplus.

6. RELATED PARTY TRANSACTIONS

The Company has a cost sharing agreement with SIGI whereby the entities share personnel costs, office rent and equipment costs. These costs are allocated between the companies based upon the estimated time worked, square footage of space utilized and upon estimated usage of equipment, respectively. At December 31, 2001 and 2000 amounts due from SIGI under this agreement were approximately $1,081,000 and $989,000, respectively.

The Company receives administrative fees for investments held under management by Sage Advisors, Inc. ("Sage Advisors"), an affiliated company. Sage Advisors is the investment advisor for the Sage Life Investment Trust (the "Trust"). The Trust is comprised of four investment funds that are available to variable contract owners of the Company.

                      SAGE LIFE ASSURANCE OF AMERICA, INC.

6. RELATED PARTY TRANSACTIONS (CONTINUED)


Income received from Sage Advisors was approximately $29,000 and $50,000 in 2001 and 2000, respectively. At December 31, 2000, approximately $4,000 was due from Sage Advisors.

During 2001, the Company paid wholesaling allowances of approximately $413,000 to Sage Distributors. These costs were capitalized and are being amortized as acquisition costs.

7. COMMITMENTS

The Company has made a commitment to the Michigan Department of Insurance to maintain statutory-basis capital and surplus at an amount not less than $25,000,000 in order to remain a licensed insurer in that state. Subsequent to that commitment, SLHA entered into a Preferred Stock Purchase Agreement with Swiss Re whereby the Company is also required to maintain statutory-basis capital and surplus of not less than $25,000,000. Should the Company's statutory-basis capital and surplus fall below $25,000,000 and remain uncured for 60 days, the Preferred Stock Purchase Agreement provides that, subject to obtaining regulatory approval each share of preferred stock shall be entitled to a number of votes sufficient to provide preferred shareholders 51% of the voting interest in SLHA.

Based on the Company's business plans, SLHA and/or its affiliates will require outside financing towards the end of the first quarter of 2002 to continue to provide for the Company's cash needs in order to maintain statutory-basis capital and surplus at $25,000,000.

8. EMPLOYEE BENEFITS

After completion of one year of service with the Company, all employees participate in a defined contribution pension plan (the "Plan") sponsored by SIGI. Under the Plan, benefits are based on a percentage of base annual salary and are vested 100% after three years of service with the Company. All contributions to the plan are directly expensed at the time of contribution and amounted to approximately $86,000, $78,000 and $70,000 in 2001, 2000 and 1999,
respectively.

9. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                                                              THREE MONTHS ENDED
                                              --------------------------------------------------
                                              MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31
                                              --------    -------    ------------    -----------
                                                                (in thousands)
2001
Net investment income.......................  $   608     $  652       $   502         $   346
Total revenues..............................      626        680           536             429
Total benefits and expenses.................    1,999      2,593         2,458           2,499
Net loss....................................   (1,373)    (1,914)       (1,921)         (2,071)
2000
Net investment income.......................  $   349     $  352       $   489         $   698
Total revenues..............................      364        651           159             768
Total benefits and expenses.................    1,878      1,021         2,389           1,405
Net loss....................................   (1,514)      (370)       (2,230)           (638)

Certain quarterly amounts presented in the table above have been reclassified to conform to the financial statement presentation included in the accompanying statements of operations.

                      TABLE OF CONTENTS OF THE STATEMENT OF
                             ADDITIONAL INFORMATION

         Additional information about the Contracts and The Sage Variable Annuity Account A is contained in the Statement of Additional Information. You can obtain a free copy of the Statement of Additional Information by writing to us at the address shown on the front cover or by calling (877) 835-7243 (Toll
Free). The following is the Table of Contents for the Statement of Additional Information.

                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS

Assignment...........................................................
Change of Owner, Beneficiary or Annuitant............................
Misstatement and Proof of Age, Sex or Survival.......................
Incontestability.....................................................
Participation........................................................
Beneficiary Designation..............................................
Tax Status of the Contracts..........................................
Diversification Requirements.........................................
Owner Control........................................................
Required Distributions from Non-Qualified Contracts..................
Multiple Contracts...................................................
Partial 1035 Exchanges...............................................
Contracts Owned by Other Than Natural Persons........................
Tax Treatment of Assignments or Transfer of Ownership................
Gifting a Contract...................................................
Withdrawals - Investment Adviser Fees................................
Income Tax Withholding...............................................
Taxation of Death Benefit Proceeds...................................
Taxation of Withdrawals - Non-Qualified Contracts....................
Delayed Annuity Payments.............................................
Qualified Contracts..................................................
Qualified Plans......................................................
Tax Treatment of Withdrawals - Qualified Contracts...................
Required Distributions...............................................
Calculation of Historical Performance Data...........................
Money Market Sub-Account Yields......................................
Other Variable Sub-Account Yields....................................
Average Annual Total Returns.........................................
Other Total Returns..................................................
Effect of the Annual Administration Charge on Performance Data.......
Use of Indexes.......................................................
Other Information....................................................
Income Payment Provisions............................................
Amount of Fixed Income Payments......................................
Amount of Variable Income Payments...................................
Income Units.........................................................
Income Unit Value....................................................
Exchange of Income Units.............................................
Safekeeping of Account Assets........................................
Legal Matters........................................................
Other Information....................................................
Financial Statements.................................................



================================================================================
                  APPENDIX A - MORE INFORMATION ABOUT THE FUNDS
================================================================================

1.  Investment Objectives and Strategies:

         Below are brief descriptions of the investment objective(s) and strategies of each of the Funds available under the Contract. There is no assurance that these objective(s) will be met. Not every Fund may be available in every state or in every market.

         The Fund prospectuses contain more complete information including a description of the investment objectives, policies, restrictions and risks of each Fund.

FOUNDATION SERIES

AIM VARIABLE INSURANCE FUNDS (Series II Shares)

         A I M Advisors, Inc. advises the AIM Variable Insurance Funds (Series II Shares).

         AIM V.I. GOVERNMENT SECURITIES FUND. This Fund seeks to achieve a high level of current income consistent with reasonable concern for safety of principal. The Fund normally invests at least 80% of its net assets in debt securities issued, guaranteed or otherwise backed by the U.S. government.

         AIM V.I. CORE EQUITY FUND (formerly AIM V.I. Growth and Income Fund). This Fund's primary objective is growth of capital with a secondary objective of current income. The Fund seeks to meet its objectives by normally investing at least 80% of its net assets in equity securities including convertible securities of established companies that have long-term above-average growth in earnings and dividends, and potential for above-average growth in earnings and dividends.

         AIM V.I.INTERNATIONAL GROWTH FUND (formerly AIM V.I. International Equity Fund). This Fund's investment objective is to provide long-term growth of capital. The Fund seeks to meet its objective by investing in a diversified portfolio of international equity securities whose issuers are considered to have strong earnings momentum.

         AIM V.I. PREMIER EQUITY FUND (formerly AIM V.I. Value Fund). The Fund's primary objective is to achieve long-term growth of capital with income as a secondary objective. The Fund normally invests at least 80% of its net assets in equity securities.

THE ALGER AMERICAN FUND

Fred Alger Management, Inc. advises The Alger American Fund.

         ALGER AMERICAN MIDCAP GROWTH PORTFOLIO. This Fund seeks long-term capital appreciation. It focuses on midsize companies with promising growth potential. Under normal circumstances, the portfolio invests primarily in the equity securities of companies having a market capitalization within the range of companies in the S&P MidCap 400 Index.

         ALGER AMERICAN INCOME & GROWTH PORTFOLIO. This Fund primarily seeks to provide a high level of dividend income; its secondary goal is to provide capital appreciation. The Portfolio invests in dividend paying equity securities, such as common or preferred stocks, preferably those which the Manager believes also offer opportunities for capital appreciation.

         ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO. This Fund seeks long-term capital appreciation. It focuses on small, fast-growing companies that offer innovative products, services or technologies to a rapidly expanding marketplace. Under normal circumstances, the portfolio invests primarily in the equity securities of small capitalization companies. A small capitalization company is one that has a market capitalization within the range of the Russell 2000 Growth Index or the S&P Small Cap 600 Index.

FIRST AMERICAN INSURANCE PORTFOLIOS, INC. (Class IB Shares)

         U.S. Bancorp Asset Management, Inc. is the adviser for the First American Insurance Portfolios, Inc. Clay Finlay Inc. is the sub-adviser to the International Portfolio.

         INTERNATIONAL PORTFOLIO. This Fund's investment objective is long- term growth of capital. Under normal market conditions the adviser seeks to achieve the Fund's objective by investing primarily (at least 80% of total assets) in equity securities that trade in markets other than the United States. These securities generally are issued by companies that (a) are domiciled in countries other than the United States, or (b) that derive at least 50% of either their revenue or their pre-tax income from activities outside of the United States.

         SMALL CAP GROWTH PORTFOLIO. This Fund's investment objective is growth of capital. Under normal market conditions the adviser seeks to achieve the Fund's objective by investing primarily (at least 80% of total assets) in common stocks of small capitalization companies, defined as companies that have market capitalizations at the time of purchase within the range of market capitalizations of companies constituting the Russell 2000 Growth Index.

         TECHNOLOGY PORTFOLIO. This Fund's investment objective is long-term growth of capital. Under normal market conditions the adviser seeks to achieve the Fund's objective by investing primarily (at least 80% of total assets) in common stocks of companies which the adviser believes either have, or will develop, products, processes or services that will provide or will benefit significantly from technological innovations, advances and improvements.

INVESCO VARIABLE INVESTMENT FUNDS, INC.

         INVESCO Funds Group, Inc. is the investment adviser for the INVESCO Variable Investment Funds, Inc.

         INVESCO VIF - GROWTH FUND. This Fund seeks long-term capital growth. It also seeks current income. The Fund normally invests at least 65% of its assets in common stocks of large companies. We define large companies as companies that are included in the Russell 1000 Growth Index at the time of purchase, or if not included in that Index, have market capitalizations of at least $5 billion at the time of purchase. INVESCO tries to identify companies that have - or are expected to have - growing earnings, revenues and strong cash flows. INVESCO also examines a variety of industries and businesses, and seeks to purchase the securities of companies that we believe are best situated to grow in their industry categories. The Fund may invest in preferred stocks, as well as in securities of foreign companies.

         INVESCO VIF - FINANCIAL SERVICES FUND. This Fund seeks capital appreciation. The Portfolio normally invests at least 80% of its assets in the equity securities of companies involved in the financial services sector. These companies include, but are not limited to, banks (regional and money-centers), insurance companies (life, property and casualty, and multiline), investment and miscellaneous industries (asset managers, brokerage firms, and government-sponsored agencies) and suppliers to financial services companies. The investment advisor seeks companies which it believes can grow their revenues and earnings in a variety of interest rate environments - although securities prices of financial services companies generally are interest rate sensitive.

         INVESCO VIF - HEALTH SCIENCES FUND. This Fund seeks capital appreciation. The Portfolio normally invests at least 80% of its assets in the equity securities of companies that develop, produce or distribute products or services related to health care. These companies include, but are not limited to, medical equipment or supplies, pharmaceuticals, biotechnology and healthcare providers and service companies. The investment advisor attempts to blend well-established healthcare firms with faster-growing, more dynamic health care companies. Well-established health care companies typically provide liquidity and earnings visibility for the Portfolio and represent core holdings in the Fund.

         INVESCO VIF - TECHNOLOGY FUND. This Fund seeks capital growth and normally invests at least 80% of its assets in equity securities and equity-related instruments of companies engaged in technology-related industries. These include, but are not limited to, applied technology, biotechnology, communications, computers, electronics, Internet IT services and consulting, software, telecommunication equipment and services, IT infrastructure and networking companies. Many of these products and services are subject to rapid obsolescence, which may lower the market value of the securities of the companies in this sector. While the Fund's investments are diversified across the technology sector, the Fund's investments are not as diversified as most mutual funds, and far less diversified than the broad securities markets because the Fund's portfolio is limited to a comparatively narrow segment of the economy. This means that the Fund tends to be more volatile than other mutual funds, and the value of its portfolio investments tends to go up and down more rapidly. As a result, the value of a Fund shares may rise or fall rapidly.

MFS(R)VARIABLE INSURANCE TRUSTsm (Initial Class)

         MFS  Investment   Management(R)advises   the  MFS(R)Variable  Insurance
Trustsm.

         MFS INVESTORS TRUST SERIES. This Fund seeks mainly to provide long-term growth of capital and secondarily to provide reasonable current income. The Fund invests, under normal market conditions, at least 65% of its total assets in common stocks and related securities, such as preferred stocks, convertible securities and depository receipts for those securities. The Fund will also seek to generate gross income equal to approximately 90% of the dividend yield of the Standard & Poor's 500 Composite Index.

         MFS HIGH INCOME SERIES. This Fund seeks high current income by investing primarily in a professionally managed diversified portfolio of fixed income securities, some of which may involve equity features. The Fund invests, under normal market conditions, at least 80% of its net assets in high yield fixed income securities. Fixed income securities offering the high current income sought by the series generally are lower rated bonds (junk bonds).

         MFS RESEARCH SERIES. This Fund seeks to provide long-term growth of capital and future income. The Fund invests, under normal market conditions, at least 80% of its total assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts. The Fund focuses on companies that the Fund's adviser believes have favorable prospects for long-term growth, attractive valuations based on current and expected earnings or cash flow, dominant or growing market share and superior management.

         MFS TOTAL RETURN SERIES. This Fund primarily seeks to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with prudent employment of capital; its secondary objective is to take advantage of opportunities for growth of capital and income since many securities offering a better than average yield may also possess growth potential. The Fund is a "balanced fund," and invests in a combination of equity and fixed income securities. Under normal market conditions, the Fund invests (i) at least 40%, but not more than 75%, of its net assets in common stocks and related securities (referred to as equity securities), such as preferred stocks, bonds, warrants or rights convertible into stock, and depositary receipts for those securities; and (ii) at least 25% of its net assets in non-convertible fixed income securities.

         MFS CAPITAL OPPORTUNITIES SERIES. This Fund seeks capital appreciation. The Fund invests, under normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts for those securities. The Fund focuses on companies which the Fund's adviser believes have favorable growth prospects and attractive valuations based on current and expected earnings or cash flow. OPPENHEIMER VARIABLE ACCOUNT FUNDS

         OppenheimerFunds, Inc. manages Oppenheimer Variable Account Funds.

         OPPENHEIMER BOND FUND/VA. This Fund seeks a high level of current income. Secondarily, this Fund seeks capital growth when consistent with its primary objective. The Fund will, under normal market conditions, invest at least 65% of its total assets in investment grade debt securities.

         OPPENHEIMER CAPITAL APPRECIATION FUND/VA. This Fund seeks to achieve capital appreciation by investing in securities of well-known, established companies.

         OPPENHEIMER MAIN STREET SMALL CAP FUND/VA. This Fund seeks capital appreciation. In seeking its investment objective, the Fund invests mainly in securities of "growth type" companies with market capitalizations of less than $2.5 billion.

SAGE LIFE INVESTMENT TRUST

         Sage Advisors, Inc. is the investment manager to the Sage Life Investment Trust. SSGA Funds Management, Inc. subadvises the S&P 500(R) Equity Index Fund and Nasdaq-100 Index(R)Fund. Conning Asset Management Company subadvises the Money Market Fund. Eagle Asset Management, Inc. subadvises the All-Cap Growth Fund.

         S&P 500(R) EQUITY INDEX FUND. This Fund seeks to replicate as closely as possible the performance of the S&P 500(R) Composite Stock Price Index before the deduction of Fund expenses by investing at least 80% of its assets in the stocks of companies included in the S&P 500. These stocks are selected on the basis of computer-generated statistical data. The S&P 500 emphasizes stocks of large U.S. companies.

         MONEY MARKET FUND. This Fund seeks to provide high current income consistent with the preservation of capital and liquidity through investment in high-quality short-term money market instruments. Although the Fund seeks to maintain a constant net asset value of $1.00 per share, there can be no assurance that the Fund can do so on a continuous basis. An investment in the Money Market Fund is not guaranteed. After charges are deducted from the Contract, it is possible, particularly in a lower short-term interest rate environment, that an investment in the Money Market Fund may result in a negative investment return.

         NASDAQ-100 INDEX (R) FUND. This Fund seeks to provide investment returns that correspond to the performance of the Nasdaq-100 Index (R) before the deduction of Fund expenses by investing at least 80% of its assets in the stocks of companies included in the Nasdaq 100. These stocks are selected on the basis of computer-generated statistical data. The Nasdaq-100 Index (R) is a modified capitalization-weighted index composed of 100 of the largest non-financial domestic and international companies listed on the National Market tier of the Nasdaq Stock Marketsm.

         ALL-CAP GROWTH FUND. This Fund seeks long-term capital appreciation by investing primarily in a diversified portfolio of common stocks. The investment adviser of the Fund will implement this strategy by investing at least 80% of its assets in the common stock of U.S. companies which have one or more of the following characteristics: projected earnings growth and return on equity greater than those of the S&P 500 average; dominance in their industries or market niches; the ability to create and sustain a competitive advantage; superior management teams; and high profit margins.

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

         Morgan Stanley Investment Management Inc., which does business in certain instances using the name Van Kampen, advises the Global Value Equity Portfolio, Mid Cap Value Portfolio and the Value Portfolio.

         GLOBAL VALUE EQUITY PORTFOLIO. This Fund seeks long-term capital appreciation by investing primarily in equity securities of issuers throughout the world, including U.S. issuers. The Fund's investment adviser seeks to maintain a diversified portfolio of global equity securities based on individual stock selection and emphasizes a bottom-up approach to investing that seeks to identify securities of issuers which it believes are undervalued.

         MID CAP VALUE PORTFOLIO. This Fund seeks above-average total return over a market cycle of three to five years by investing primarily in common stocks of companies with capitalizations generally in the range of companies included in the S&P MidCap 400 Index. The Fund may purchase stocks that typically do not pay dividends.

         VALUE PORTFOLIO. This Fund seeks above-average total return over a market cycle of three to five years by investing primarily in common stocks of companies with equity capitalizations greater than $2.5 billion. The Fund focuses on stocks that it believes are undervalued in comparison with the stock market as a whole, as measured by the S&P 500 Index. The Fund may purchase stocks that typically do not pay dividends. The Fund may invest, to a limited extent, in foreign equity securities.

VAN KAMPEN LIFE INVESTMENT TRUST (Class II Shares)

         Van Kampen Asset Management Inc., an affiliate of Morgan Stanley Investment Management, Inc., is the adviser for the portfolios of Van Kampen Life Investment Trust.

         LIT GROWTH AND INCOME PORTFOLIO. This Portfolio's investment objective is long-term growth of capital and income. Under normal market conditions, the adviser seeks to achieve the Portfolio's objective by investing primarily in income-producing equity securities, including common stocks and convertible securities, although investments are also made in non-convertible preferred stocks and debt securities rated "investment grade," which are securities rated within the four highest grades assigned by Standard & Poor's or by Moody's Investors Services, Inc.

         LIT EMERGING GROWTH PORTFOLIO. This Portfolio's investment objective is capital appreciation. Under normal market conditions, the adviser seeks to achieve the Portfolios's objective by investing at least 65% of the Portfolio's total assets in a portfolio of common stocks of emerging growth companies. The Portfolio's primary approach is to seek what the adviser believes to be attractive growth opportunities on an individual company basis.

2.  Additional Fund Information:

         The following information, among other things, may be included in advertisements and marketing materials relating to this product in order to illustrate how the portfolio managers seek to achieve the above investment objectives and strategies.

- The portfolio manager's approach to investment management which may include portfolio selection and timing of purchases.

-    The name, education and experience of the portfolio manager.

- Investment adviser information which may include, size, assets, and location.

-    Portfolio holdings.

- Statistics -- which may include portfolio statistics such as size, assets, and average duration and maturity of the portfolio.

-    Geographic allocation of portfolios.

-    Portfolio quality ratings.

-    Information relating to a relevant benchmark.

- Identification of portfolios by the investment categories, portfolio sectors or industry groups in which they fall.

3.       Principal Fund Investment Risks:

         Government Securities: A portfolio that invests in government securities is subject to credit risk and interest rate fluctuations. Interest rate increases can cause the price of a debt security to decrease. The longer a debt security's duration, the more sensitive it is to this risk. Further, some of the securities purchased by the fund are not guaranteed by the U.S. government. The agency or instrumentality issuing the security may default or otherwise be unable to honor a financial obligation.

         Growth and Income: A portfolio that invests primarily in equity securities is subject to the risk that the price of a security held by the portfolio will fall due to changing economic, political or market conditions or disappointing earnings results. Because the Portfolio focuses on growth-style stocks, the Portfolio's performance may at times be better or worse than the performance of stock funds that focus on other types of stocks, or that have a broader investment style. Additionally, interest rate increases can cause the price of a debt security to decrease.

         International: A portfolio that invests in foreign securities involves above-average risk. Many international markets are much less liquid and much more changeable than the U.S. market. Foreign investments may be subject to volatility from political or economic factors or from changing currency values.

         Value: A portfolio that invests primarily in equity securities is subject to the risk that the price of a security held by the portfolio will fall due to changing economic, political or market conditions or disappointing earnings results. Additionally, the portfolio manager's judgment that a particular security is undervalued in relation to the company's fundamental economic values may prove incorrect. Stocks of undervalued companies may never achieve their potential value.

         Mid Cap: A portfolio that invests in medium-sized companies is subject to increased risk that may result from such factors as inexperienced management and limited financial resources.

         Small Cap: A portfolio that invests in smaller, less seasoned companies is subject to the risks that the companies' shares may be less liquid as well as such factors as inexperienced management and limited financial resources.

         High Yield: A portfolio that primarily invests in low-grade corporate bonds may have a higher default risk, less liquidity and greater sensitivity to changes in the economy than investment-grade securities.

         Sector: A portfolio that primarily invests in securities that are concentrated in a specific sector of the market is subject to the risk that changes in the specific sector will have a significant effect on the portfolio's net asset value.

         Balanced: A portfolio that allocates its investments between equity and fixed income securities is subject to the risk that the portfolio could miss attractive investment opportunities by underweighting markets where there are significant returns and could lose value by overweighting markets where there are significant declines.

         Bond: A portfolio that invests in debt securities is subject to credit risk. Credit risk relates to the ability of the issuer of a security to make interest and principal payments on the security as they become due. Securities that are below investment grade are subject to greater risk in that the issuers of those securities might not meet their debt obligations.

         Equity Index: A portfolio that invests in securities which seek to match a stock market index is subject to market risk. Market risk is the risk that the price of a security held by the portfolio will fall due to changing market, economic or political conditions.

         Money Market: A portfolio that invests in money market securities seeks to maintain a stable net asset value of $1.00. This investment option is neither insured nor guaranteed by the U.S. Government and there can be no assurance that it will be able to maintain a stable net asset value of $1 per share.

         Global Utilities: A portfolio that primarily invests in U.S. and foreign securities of utility companies is subject to the risk that the price of a security held by the portfolio will fall due to changing market, economic or political conditions. Further, these securities are especially affected by changes in interest rates, as well as by general competitive and market forces in the industry. In addition, utility companies are affected by changes in government regulation. Foreign investments may be subject to volatility from political or economic factors or from changing currency values.

         Capital Appreciation: A portfolio that invests in equity securities is subject to the risk that the price of a security held by the portfolio will fall due to changing economic, political, or market conditions or disappointing earnings results.

         Equity Income: A portfolio that primarily invests in equity securities is subject to the risk that the price of a security held by the portfolio will fall due to changing economic, political or market conditions or disappointing earnings results.

================================================================================
                      APPENDIX B - MARKET VALUE ADJUSTMENT
================================================================================

         We will apply a Market Value Adjustment to amounts surrendered, withdrawn, transferred or applied to a Income Plan when taken from a Fixed Sub-Account more than 30 days before its Expiration Date. We apply a Market Value Adjustment separately to each Fixed Sub-Account. Surrender charges also may apply.

         For a surrender, withdrawal, transfer, borrowed amount or amount applied to a Settlement Option we will calculate the Market Value Adjustment by applying the factor below to the total amount (including any applicable surrender charge) that must be surrendered, withdrawn, transferred, borrowed or applied to an income plan in order to provide the amount requested.

         [(1 + I) / (1 + J + .0025)] to the power of N divided by the 365th power - 1

Where:

- I is the Index Rate for a maturity equal to the Fixed Sub-Account's Guarantee Period at the time that we established the Sub-Account;

- J is the Index Rate for a maturity equal to the time remaining (rounded up to the next full year) in the Fixed Sub-Account's Guarantee Period, at the time of surrender, withdrawal, transfer, loan, or application to a Settlement Option; and

- N is the remaining number of days in the Guarantee Period at the time of calculation.

We will apply Market Value Adjustments as follows:

         If the Market Value Adjustment is negative, we first deduct it from any remaining value in the Fixed Sub-Account. We then deduct any remaining negative Market Value Adjustment from the amount you surrender, withdraw, transfer, borrow, or apply to a Settlement Option.

         If the Market Value Adjustment is positive, we add it to any remaining value in the Fixed Sub-Account or the amount you surrender. If you withdraw, transfer, borrow, or apply to a Settlement Option the full amount of the Fixed Sub-Account, we add the Market Value Adjustment to the amount you withdraw, transfer, borrow, or apply to a Settlement Option.

                                  MVA EXAMPLES

         Example #1: Surrender -- Example of a Negative Market Value Adjustment

         Assume you invest $100,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 3.00% and an Index Rate ("I") of 2.50% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a surrender three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 3.50% at the time of the surrender, no prior transfers or withdrawals affecting this Fixed Sub-Account have been made, and no surrender charge is applicable.

CALCULATE THE MARKET VALUE ADJUSTMENT

1. The Account Value of the Fixed Sub-Account on the date of surrender is $109,273 ($100,000 x 1.03 ^(3))

2.   N = 2,555 (365 x 7)

3.   Market Value Adjustment = $109,273 x {[(1.025)/(1.0375)]^  (2555/365) -1) =
     - $8,889

Therefore, the amount paid on full surrender is $100,384 ($109,273 - $8,889).

         Example #2: Surrender -- Example of a Positive Market Value Adjustment

         Assume you invest $100,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 3.00% and an Index Rate ("I") of 2.50% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a surrender three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 1.50% at the time of the surrender, no prior transfers or withdrawals affecting this Fixed Sub-Account have been made, and no surrender charge is applicable.

CALCULATE THE MARKET VALUE ADJUSTMENT

1. The Account Value of the Fixed Sub-Account on the date of surrender is $109,273 ($100,000 x 1.03 ^ (3))

2.   N = 2,555 (365 x 7)

3.   Market Value Adjustment = $109,273 x {[(1.025)/(1.0175)]^(2555/365) -1) = +
     $5,764

Therefore, the amount paid on full surrender is $115,037 ($109,273 + $5,764).

         Example #3: Withdrawal -- Example of a Negative Market Value Adjustment

         Assume you invest $200,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 3.00% and an Index Rate ("I") of 2.50% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a withdrawal of $100,000 three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 3.50% at the time of withdrawal, no prior transfers or withdrawals affecting this Fixed Sub-Account have been made and no surrender charge is applicable.

CALCULATE THE MARKET VALUE ADJUSTMENT

1. The Account Value of the Fixed Sub-Account on the date of withdrawal is $218,545 ($200,000 x 1.03 ^(3)).

2.   N = 2,555 (365 x 7)

3.   Market Value Adjustment = $100,000 x {[(1.025)/(1.0375)] ^ (2555/365) -1) =
     - $8,135

         Therefore, the amount of the withdrawal paid is $100,000, as requested. The Fixed Sub-Account will be reduced by the amount of the withdrawal paid ($100,000) and by the Market Value Adjustment ($8,135), for a total reduction in the Fixed Sub-Account of $108,135.

         Example #4: Withdrawal - Example of a Positive Market Value Adjustment

         Assume you invest $200,000 in a Fixed Sub-Account with a Guarantee Period of ten years, with a Guaranteed Interest Rate of 3.00% and an initial Index Rate ("I") of 2.50% based on the U.S. Treasury Constant Maturity Series at the time we established the Sub-Account. You request a withdrawal of $100,000 three years into the Guarantee Period, the Index Rate based on the U.S. Treasury Constant Maturity Series for a seven-year Guarantee Period ("J") is 1.50% at the time of the withdrawal, no prior transfers or withdrawals affecting this Fixed Sub-Account have been made, and no surrender charge is applicable.

CALCULATE THE MARKET VALUE ADJUSTMENT

1. The Account Value of the Fixed Sub-Account on the date of withdrawal is $218,545 ($200,000 x 1.03 ^(3))

2.   N = 2,555 (365 x 7)

3.   Market Value Adjustment = $100,000 x  {[(1.025)/(1.0175)] ^ (2555/365) - 1)
     = + $5,275

         Therefore, the amount of the withdrawal paid is $100,000, as requested. The Fixed Sub-Account will be reduced by the amount of the withdrawal paid ($100,000) and increased by the amount of the Market Value Adjustment ($5,275), for a total reduction of $94,725.



================================================================================
                   APPENDIX C - DOLLAR-COST AVERAGING PROGRAM
================================================================================

         Below is an example of how the Dollar-Cost Averaging Program works. The example is hypothetical and if for illustrative purposes only.

         Assume that the Dollar-Cost Averaging Program has been elected and that $24,000 is invested in a DCA Fixed Sub-Account with a Guarantee Period of two years and an annual Guaranteed Interest Rate of 3.00%.




                     (1)                   (2)                  (3)               (4)                    (5)
                  Beginning
Beginning         of Month             Dollar Cost         Amount Dollar   Interest Credited        End of Month
of Month        Account Value         Monthly Factor       Cost Averaged       For Month            Account Value
------------ ------------------    ------------------   -------------------------------------    ------------------

      1            24,000                      --                   --               59                 24,059
      2            24,059                  1 / 24                1,002               57                 23,114
      3            23,114                  1 / 23                1,005               55                 22,163
      4            22,163                  1 / 22                1,007               52                 21,208
      5            21,208                  1 / 21                1,010               50                 20,248
      6            20,248                  1 / 20                1,012               47                 19,283
      7            19,283                  1 / 19                1,015               45                 18,313
      8            18,313                  1 / 18                1,017               43                 17,338
      9            17,338                  1 / 17                1,020               40                 16,359
     10            16,359                  1 / 16                1,022               38                 15,374
     11            15,374                  1 / 15                1,025               35                 14,385
     12            14,385                  1 / 14                1,027               33                 13,390
     13            13,390                  1 / 13                1,030               30                 12,390
     14            12,390                  1 / 12                1,033               28                 11,386
     15            11,386                  1 / 11                1,035               26                 10,376
     16            10,376                  1 / 10                1,038               23                  9,362
     17             9,362                   1 / 9                1,040               21                  8,342
     18             8,342                   1 / 8                1,043               18                  7,317
     19             7,317                   1 / 7                1,045               15                  6,287
     20             6,287                   1 / 6                1,048               13                  5,252
     21             5,252                   1 / 5                1,050               10                  4,212
     22             4,212                   1 / 4                1,053                8                  3,167
     23             3,167                   1 / 3                1,056                5                  2,117
     24             2,117                   1 / 2                1,058                3                  1,061
     25             1,061                   1 / 1                1,061               --                     --

NOTE:    Column (3) = Column (1) x Column (2)
Column (5) = Column (1)- Column (3) + Column (4)



==============================================================================
              APPENDIX D - GUARANTEED MINIMUM INCOME BENEFIT RIDERS
==============================================================================

         Below are examples of how the GMIBs will work. The examples are purely hypothetical and are for illustrative purposes only. The examples assume the following:

-    you are a male whose age last birthday is 55;

-    you purchase a Contract with one of the GMIB riders;

-    you do not make any additional purchase payments nor any withdrawals;

- you elect to receive income from the Contract 10 years later, at attained age 65; and

- you elect a Life Annuity with 10 Year Certain, which is an eligible income plan under one of the GMIB riders.

- your total purchase payments are $150,000, your Account Value is $200,000, your Highest Anniversary Value ("HAV") is $225,000 and your Roll-Up Benefit Value is $244,334.

Calculate the GMIB:

1. Your guaranteed Monthly Income Payment rate per $1,000 (as shown in your Contract Schedule) is $4.13.

2. Apply your HAV of $225,000 (because it is higher than total purchase payments and Account Value).

3.   The GMIB = $929.25 [$4.13 x $225,000 / $1,000].


         Therefore, under this income plan, we guarantee that your monthly income payment will not be less than $929.25.

         Different guaranteed minimum Monthly Income Payment rates per $1,000 will apply for females, for males who begin income payments at ages other than the age shown above, or for income payments under different income plans. In these cases, the GMIB will be different.

Calculate the Enhanced GMIB:

Similarly for the Enhanced GMIB,

1. Your guaranteed Monthly Income Payment rate per $1,000 (as shown in your Contract Schedule) is $4.13.

2. Apply your Roll-Up Benefit Value of $244,334 (because it is higher than total purchase payments, Account Value and HAV).

3.   The Enhanced GMIB = $1,009.09 [$4.13 x $244,334 / $1,000].



==============================================================================
                 APPENDIX E - EARNINGS ENHANCEMENT DEATH BENEFIT
==============================================================================

         Below are examples of how the Earnings Enhancement Death Benefit will work. The examples are purely hypothetical and are for illustrative purposes only. All examples assume the following:

-    The Owner's age last birthday is 55;

- The Owner purchases a Contract with the Earnings Enhancement Death Benefit Rider;

-    The Owner makes an initial purchase payment of $150,000; and

-    The  Owner  does  not  make  any  additional   purchase  payments  nor  any
     withdrawals.

Example 1.

         Assume the Account Value is $200,000, the Highest Anniversary Value ("HAV") is $175,000 and the Owner dies of natural causes.

Calculate the standard Death Benefit:

1 The Account Value determined as of the Business Day we receive proof of the Owner's death is $200,000.

2.   The sum of all purchase payments made is $150,000.

3.   The HAV is $175,000.

4.   The standard Death Benefit is $200,000 [the greatest of (1), (2)and (3)].

Calculate the benefit under the Earnings Enhancement Death Benefit Rider:

5.   The Benefit Rate for an issue age of 55 is 40.0%.

6.   The Net Purchase Amount is $150,000.

7.   The Maximum Benefit Amount is $150,000 (($150,000 x 2.5) x .40).

8.   The   Earnings    Enhancement    Death   Benefit   is   $20,000   ([.40   x
     [$200,000-$150,000] = $20,000, but not in excess of $150,000).

         We will pay the Owner's Beneficiary the standard Death Benefit of $200,000 and the Earnings Enhancement Death Benefit of $20,000, for a total payment of $220,000. The standard Death Benefit and any Earnings Enhancement Death Benefit will be paid in accordance with the Contract's Death Benefit provisions.

Example 2.

         Assume the Account Value is $600,000, the HAV is $300,000 and the Owner dies of natural causes.

Calculate the standard Death Benefit:

1. The Account Value determined as of the Business Day we receive proof of the Owner's death is $600,000.

2.   The sum of all purchase payments made is $150,000.

3.   The HAV is $300,000.

4.   The standard Death Benefit is $600,000 [the greatest of (1), (2)and (3)].

Calculate the benefit under Earnings Enhancement Death Benefit Rider:

5.   The Benefit Rate for an issue age of 55 is 40.0%.

6.   The Net Purchase Amount is $150,000.

7.   The Maximum Benefit Amount is $150,000 (($150,000 x 2.5) x .40).

8. The Earnings Enhancement Death Benefit is $150,000 ([.40 x [$600,000 - $150,000] = $180,000, but not in excess of $150,000).

         We will pay the Owner's Beneficiary the standard Death Benefit of $600,000 and the Earnings Enhancement Death Benefit of $150,000, for a total payment of $750,000. The standard Death Benefit and any Earnings Enhancement Death Benefit will be paid in accordance with the Contract's Death Benefit provisions.

Example 3.

         Assume the Account Value is $100,000, the HAV is $175,000 and the Owner dies of natural causes.

Calculate the standard Death Benefit:

1. The Account Value determined as of the Business Day we receive proof of the Owner's death is $100,000.

2.   The sum of all purchase payments made is $150,000.

3.   The HAV is $175,000.

4.   The standard Death Benefit is $175,000 [the greatest of (1), (2) and (3)].

Calculate the benefit under the Earnings Enhancement Death Benefit Rider:

5.   The Benefit Rate for an issue age of 55 is 40.0%.

6.   The Net Purchase Amount is $150,000.

7.   The Maximum Benefit Amount is $150,000 (($150,000 x 2.5) x .40).

8. The Earnings Enhancement Death Benefit is $0 ([.40 x [$100,000 - $150,000] = $0, but not in excess of $150,000).

         We will pay the Owner's Beneficiary the standard Death Benefit of $175,000 and the Earnings Enhancement Death Benefit of $0, for a total payment of$175,000.


==============================================================================
                      APPENDIX F - ACCUMULATION UNIT VALUES
==============================================================================

         The following Table includes Accumulation Unit values for the period indicated. This data has been extracted from the Variable Sub-Account's financial statements. This information should be read in conjunction with the Variable Sub-Account's financial statements and related notes which are included in the Statement of Additional Information.



                                                                                          Year or Period
                                                                                          Ended 12/31/01
AIM VARIABLE INSURANCE FUNDS (Series II Shares):

AIM V.I. Government Securities Fund
Accumulation unit value at beginning of period ................................................$10.00
Accumulation unit value at end of period........................................................$9.87
No. of accumulation units outstanding at end of period.........................................33,187

AIM V.I. Core Equity Fund
Accumulation unit value at beginning of period..................................................$9.92
Accumulation unit value at end of period.......................................................$10.88
No. of accumulation units outstanding at end of period.........................................10,010

AIM V.I. International Equity Fund
Accumulation unit value at beginning of period ................................................$10.02
Accumulation unit value at end of period ......................................................$10.19
No. of accumulation units outstanding at end of period ........................................27,547

AIM V.I. Premier Equity Fund
Accumulation unit value at beginning of period .................................................$9.88
Accumulation unit value at end of period ......................................................$10.60
No. of accumulation units outstanding at end of period .........................................8,184

THE ALGER AMERICAN FUND:

Alger American MidCap Growth Portfolio
Accumulation unit value at beginning of period .................................................$9.97
Accumulation unit value at end of period ......................................................$11.29
No. of accumulation units outstanding at end of period ........................................18,304

Alger American Income & Growth Portfolio
Accumulation unit value at beginning of period .................................................$9.89
Accumulation unit value at end of period ......................................................$10.77
No. of accumulation units outstanding at end of period .........................................7,336

Alger American Small Capitalization Portfolio
Accumulation unit value at beginning of period .................................................$9.94
Accumulation unit value at end of period ......................................................$11.35
No. of accumulation units outstanding at end of period .........................................6,614

FIRST AMERICAN INSURANCE PORTFOLIOS, INC. (Class IB Shares):

First American International Portfolio
Accumulation unit value at beginning of period .................................................$9.98
Accumulation unit value at end of period ......................................................$10.20
No. of accumulation units outstanding at end of period ...........................................649

First American Small Cap Growth Portfolio
Accumulation unit value at beginning of period .................................................$9.90
Accumulation unit value at end of period ......................................................$11.50
No. of accumulation units outstanding at end of period ...........................................644

First American Technology Portfolio
Accumulation unit value at beginning of period ................................................$10.09
Accumulation unit value at end of period ......................................................$13.10
No. of accumulation units outstanding at end of period ...........................................154

INVESCO VARIABLE INVESTMENT FUNDS, INC.:

INVESCO VIF - Growth Fund
Accumulation unit value at beginning of period ................................................$10.03
Accumulation unit value at end of period ......................................................$12.17
No. of accumulation units outstanding at end of period .........................................2,466

INVESCO VIF - Financial Services Fund
Accumulation unit value at beginning of period .................................................$9.77
Accumulation unit value at end of period ......................................................$10.72
No. of accumulation units outstanding at end of period ............................................66

INVESCO VIF - Health Sciences Fund
Accumulation unit value at beginning of period .................................................$9.92
Accumulation unit value at end of period ......................................................$10.37
No. of accumulation units outstanding at end of period ...........................................110

INVESCO VIF - Technology Fund
Accumulation unit value at beginning of period ................................................$10.17
Accumulation unit value at end of period ......................................................$12.50
No. of accumulation units outstanding at end of period ...........................................159

MFS(R)VARIABLE INSURANCE TRUST:

MFS Investors Trust Series
Accumulation unit value at beginning of period .................................................$9.93
Accumulation unit value at end of period ......................................................$10.46
No. of accumulation units outstanding at end of period ............................................15

MFS High Income Series
Accumulation unit value at beginning of period ................................................$10.02
Accumulation unit value at end of period ......................................................$10.51
No. of accumulation units outstanding at end of period .........................................1,512

MFS Research Series
Accumulation unit value at beginning of period .................................................$9.95
Accumulation unit value at end of period ......................................................$10.82
No. of accumulation units outstanding at end of period .........................................2,268

MFS Total Return Series
Accumulation unit value at beginning of period .................................................$9.96
Accumulation unit value at end of period ......................................................$10.37
No. of accumulation units outstanding at end of period ...........................................286

MFS Capital Opportunities
Accumulation unit value at beginning of period .................................................$9.91
Accumulation unit value at end of period ......................................................$11.24
No. of accumulation units outstanding at end of period ...........................................181

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:

Global Value Equity Portfolio
Accumulation unit value at beginning of period .................................................$9.97
Accumulation unit value at end of period ......................................................$10.41
No. of accumulation units outstanding at end of period ........................................18,497

Mid Cap Value Portfolio
Accumulation unit value at beginning of period .................................................$9.93
Accumulation unit value at end of period ......................................................$11.56
No. of accumulation units outstanding at end of period .........................................7,911

Value Portfolio
Accumulation unit value at beginning of period .................................................$9.92
Accumulation unit value at end of period ......................................................$10.79
No. of accumulation units outstanding at end of period .........................................1,554

OPPENHEIMER VARIABLE ACCOUNT FUNDS:

Oppenheimer Bond Fund/VA
Accumulation unit value at beginning of period ................................................$10.00
Accumulation unit value at end of period .......................................................$9.72
No. of accumulation units outstanding at end of period ........................................19,742

Oppenheimer Capital Appreciation Fund/VA
Accumulation unit value at beginning of period .................................................$9.93
Accumulation unit value at end of period ......................................................$11.06
No. of accumulation units outstanding at end of period ...........................................965

Oppenheimer Main Street Small Cap Fund/VA
Accumulation unit value at beginning of period .................................................$9.96
Accumulation unit value at end of period ......................................................$11.45
No. of accumulation units outstanding at end of period .........................................2,426

SAGE LIFE INVESTMENT TRUST:

S&P 500(R) Equity Index Fund
Accumulation unit value at beginning of period .................................................$9.92
Accumulation unit value at end of period ......................................................$10.59
No. of accumulation units outstanding at end of period ........................................91,261

Money Market Fund
Accumulation unit value at beginning of period ................................................$10.00
Accumulation unit value at end of period ......................................................$10.00
No. of accumulation units outstanding at end of period .......................................165,367

Nasdaq - 100 Index(R)Fund*
Accumulation unit value at beginning of period ................................................$10.06
Accumulation unit value at end of period ......................................................$12.35
No. of accumulation units outstanding at end of period ........................................35,115

All-Cap Growth Fund*
Accumulation unit value at beginning of period .................................................$9.91
Accumulation unit value at end of period ......................................................$11.50
No. of accumulation units outstanding at end of period .........................................1,162

VAN KAMPEN LIFE INVESTMENT TRUST (Class II Shares)

LIT Growth and Income Portfolio
Accumulation unit value at beginning of period .................................................$9.90
Accumulation unit value at end of period ......................................................$10.63
No. of accumulation units outstanding at end of period ...........................................191

LIT Emerging Growth Portfolio
Accumulation unit value at beginning of period .................................................$9.95
Accumulation unit value at end of period ......................................................$10.65
No. of accumulation units outstanding at end of period ...........................................506



To obtain a Statement of Additional Information for this Prospectus, please complete the form below and mail to:

Sage Life Assurance of America, Inc.
Customer Service Center
300 Atlantic Street, 3rd Floor
Stamford, CT 06901

Please send a Statement of Additional Information to me at the following address:


--------------------------------------------------------
Name


--------------------------------------------------------
Address

--------------------------------------------------------
City/State........                  Zip Code